UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐   Definitive Proxy Statement
☐   Definitive Additional Materials
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Consolidated Communications Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
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☒   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION
Consolidated Communications Holdings, Inc.
2116 South 17th Street
Mattoon, Illinois 61938-5973
[        ], 202[ ]
To our Stockholders:
You are cordially invited to attend a special meeting of stockholders of Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), in a virtual meeting format on [           ], 2024 at [      ] central time (the “special meeting”) (unless the special meeting is adjourned or postponed). The Company’s stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/CNSL2024SM. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the special meeting.
On October 15, 2023, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) with Condor Holdings LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by Searchlight Capital Partners, L.P. (“Searchlight”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight (the “surviving corporation”).
Subject to the terms and conditions set forth in the merger agreement, at the effective time of the merger, each share of common stock, par value $0.01 per share, of the Company (the “Company common stock”) issued and outstanding immediately prior to the effective time of the merger (other than shares of Company common stock (i) held by Parent, Merger Sub or any subsidiary of the Company or Parent, (ii) held by the Company as treasury shares or (iii) held by any person who properly exercises appraisal rights under Delaware law) will be converted into the right to receive an amount in cash equal to $4.70 per share, without interest (the “merger consideration”), subject to any withholding of taxes required by applicable law. If the merger is consummated, you will be entitled to receive $4.70 in cash, without interest and subject to any withholding of taxes required by applicable law, in exchange for each share of Company common stock you own at the effective time of the merger (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”)).
The board of directors of the Company (the “Board”) duly formed a special committee of independent and disinterested members of the Board (the “Special Committee”) to analyze, evaluate and negotiate the merger agreement and the transactions contemplated thereby, including the merger, and any other strategic alternatives available to the Company, including (i) a possible sale or other business combination transaction or series of transactions involving all, or substantially all, of the Company’s equity or assets on a consolidated basis through any form of transaction, including, without limitation, merger, stock purchase, asset purchase, recapitalization, reorganization, consolidation, amalgamation or other transaction or (ii) the Company continuing to operate as an independent company, and to provide its recommendations to the Board for its approval.
The Special Committee, as more fully described in the accompanying proxy statement, evaluated the merger agreement and the transactions contemplated thereby, including the merger, in consultation with its own independent legal and financial advisors, and considered various factors. After careful consideration, the Special Committee unanimously determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders (as defined in the proxy statement accompanying this letter) for the Company to enter into the merger agreement and unanimously recommended that the Board: (i) approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, (ii) approve the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) direct that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iv) recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
The Board, acting upon the recommendation of the Special Committee, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors (as defined in the proxy statement accompanying this letter), who recused themselves), determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (i) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iii) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
At the special meeting, you will be asked to consider and vote on (i) a proposal to adopt the merger agreement (the “merger agreement proposal”), (ii) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the merger (the “advisory compensation proposal”) and (iii) a proposal to approve any adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the merger agreement proposal at the time of the special meeting (the “adjournment proposal”). The Board recommends you vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto, as they contain important information about, among other things, the merger and how it affects you.
Your vote is important, regardless of the number of shares you own. We cannot complete the merger unless the merger agreement proposal is approved by the affirmative vote (in person or by proxy) of the holders of (a) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and (b) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders. Whether or not you plan to attend the special meeting, we want to make sure your shares are represented at the meeting. Please follow the voting instructions provided on the enclosed proxy card to submit your vote.
After reading the accompanying proxy statement, please authorize a proxy to vote your shares of common stock by completing, dating, signing and returning your proxy card or vote your shares by attending and voting at the special meeting. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting — Voting Procedures.” If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your Company common stock. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:

Morrow Sodali LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: (800) 662-5200 or +1 (203) 658-9400 (international)
Banks and brokers may call: (800) 662-5200 or +1 (203) 658-9400 (international)
Email: CNSL@info.morrowsodali.com
Thank you in advance for your cooperation and continued support.
Sincerely,
Robert J. Currey
Chairman of the Special Committee
[          ], 202[ ]
The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [         ], 202[ ] and, together with the enclosed form of proxy card, is first being mailed to the Company’s stockholders on or about [           ], 202[ ].

PRELIMINARY PROXY SUBJECT TO COMPLETION
Consolidated Communications Holdings, Inc.
2116 South 17th Street
Mattoon, Illinois 61938-5973
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [      ], 2024
NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), will be held in a virtual meeting format on [      ], 2024 at [      ] central time (the “special meeting”) (unless the special meeting is adjourned or postponed). The Company’s stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/CNSL2024SM. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the special meeting. The special meeting is being held for the purpose of acting on the following matters:
Items of Business:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “merger agreement”) with Condor Holdings LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by Searchlight Capital Partners, L.P. (“Searchlight”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight (the “surviving corporation”). We refer to this proposal as the “merger agreement proposal.”

2.
To consider and vote on a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, which proposal we refer to as the “advisory compensation proposal.”

3.
To consider and vote on a proposal to approve any adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the merger agreement proposal at the time of the special meeting, which proposal we refer to as the “adjournment proposal.”

Record Date:	Only the Company’s stockholders of record at the close of business on [ ], 202[ ] — the “record date” for the special meeting — will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof.
General:	The merger agreement proposal must be approved by the affirmative vote (in person or by proxy) of the holders of (a) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the Delaware General Corporation Law (the “DGCL”) and (b) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders (as defined in the proxy statement accompanying this letter). If you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, fail to instruct your bank, broker or other nominee on how to vote, or abstain from the merger agreement proposal, it will have the same effect as a vote against the merger agreement proposal. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to attend the special meeting, we request that you vote your shares of Company common stock. If you attend the special meeting and you are a Company stockholder of record at the close of business on the record date, you may continue to have your shares of Company common stock voted as instructed in your proxy, or you may withdraw your proxy and vote your shares of Company common stock at the special meeting.
If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.
The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting.
If a quorum is not present or represented at the special meeting of the Company stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the special meeting.
For Company stockholders of record, any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting a written revocation of your proxy to our Secretary, or by voting at the special meeting. For Company stockholders that hold their shares in “street name,” any proxy may be revoked through such stockholder’s broker, bank or other nominee and in accordance with its procedures or by voting at the special meeting. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.
The board of directors of the Company (the “Board”) duly formed a special committee of independent and disinterested members of the Board (the “Special Committee”) to analyze, evaluate and negotiate the merger agreement and the transactions contemplated thereby, including the merger, and any other strategic alternatives available to the Company, including (i) a possible sale or other business combination transaction or series of transactions involving all or substantially all of the Company’s equity or assets on a consolidated basis through any form of transaction, including, without limitation, merger, stock purchase, asset purchase, recapitalization, reorganization, consolidation, amalgamation or other transaction or (ii) the Company continuing to operate as an independent company, and to provide its recommendations to the Board for its approval.
The Board, acting upon the recommendation of the Special Committee, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors (as defined in the proxy statement accompanying this notice), who recused themselves), determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (i) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iii) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.
Whether or not you plan to attend the special meeting, we want to make sure your shares are represented at the meeting. You may cast your vote by authorizing your proxy in advance of the special meeting by mail, on the internet or by telephone. Please sign, date and return, as promptly as possible, the enclosed proxy card in the reply envelope provided, or submit your proxy over the internet or by telephone by following the instructions set forth on the enclosed proxy card. If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
By Order of the Board of Directors
Sincerely,
J. Garrett Van Osdell
Chief Legal Officer & Secretary
Dated: [      ], 202[ ]

i

Page
How Proxies Are Voted	123
Revocation of Proxies	123
Solicitation of Proxies	124
Adjournments	124
Voting by Company Directors, Executive Officers and Principal Securityholders	124
Appraisal Rights	124
Householding	125
Other Matters	126
Assistance	126
PROPOSAL 1: MERGER AGREEMENT PROPOSAL	127
PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL	129
PROPOSAL 3: ADJOURNMENT PROPOSAL	130
OTHER IMPORTANT INFORMATION REGARDING THE COMPANY	131
DELISTING AND DEREGISTRATION OF COMMON STOCK	142
STOCKHOLDER PROPOSALS	143
WHERE YOU CAN FIND ADDITIONAL INFORMATION	144
Annex A Agreement and Plan of Merger, dated as of October 15, 2023, by and among Consolidated Communications Holdings, Inc., Condor Holdings LLC and Condor Merger Sub Inc.	A-1
Annex B Voting Agreement, dated as of October 15, 2023, by and between Consolidated Communications Holdings, Inc. and Searchlight III CVL, L.P.	B-1
Annex C Opinion of Rothschild & Co US Inc., dated as of October 15, 2023	C-1
Annex D Section 262 of the Delaware General Corporation Law	D-1

DEFINITIONS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meaning set forth below:
“BCI Persons” means (in each case other than Parent or Merger Sub) (a) British Columbia Investment Management Corporation (“BCI”), (b) each of BCI’s affiliates from time to time, (c) each of BCI’s clients for whom BCI acts as agent for investment, (d) any affiliate of such BCI client which is, directly or indirectly, controlled, managed or advised by BCI or one of its affiliates and (e) any portfolio company, fund or other vehicle invested in by the persons described in clauses (a), (b), (c) and (d).
“Company” means Consolidated Communications Holdings, Inc., a Delaware corporation.
“Guarantors” means Searchlight Capital III, L.P., a Cayman Islands limited partnership, Searchlight Capital III PV, L.P., a Cayman Islands limited partnership, and British Columbia Investment Management Corporation, in respect of a pooled investment portfolio formed under the Pooled Investment Portfolios Regulation (British Columbia) and known as the “2020 Private Equity Fund.”
“Merger Sub” means Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (as defined below).
“Nasdaq” means the Nasdaq Global Select Market.
“Parent” means Condor Holdings LLC, a Delaware limited liability company.
“Searchlight Entities” means Parent, Merger Sub, SL Investor and Searchlight III CVL GP, LLC.
“SCP Persons” means (in each case other than Parent or Merger Sub) (a) Searchlight Capital Partners, L.P. (“Searchlight”), (b) each of Searchlight’s affiliates from time to time, (c) each investment fund which is, directly or indirectly, controlled, managed or advised by Searchlight or one of its affiliates, (d) any portfolio company, fund or other vehicle invested in by the persons described in clauses (a), (b) and (c) and (e) any direct or indirect equity holder, partner, member or manager of any of the foregoing.
“SL Investor” means Searchlight III CVL, L.P., a Delaware limited partnership.
“Special Committee” means the special committee of independent and disinterested members of the Board formed to analyze, evaluate and negotiate the merger agreement (as defined below) and the transactions contemplated thereby.
“Unaffiliated Stockholder” means any person who holds shares of Company common stock, directly or indirectly, other than SL Investor, Searchlight, Parent, Merger Sub, the SCP Persons that are investment fund affiliates of Searchlight, the BCI Persons that are investment fund affiliates of BCI, any officers or directors of the Company, any other person that agrees with the Guarantors or their affiliates to co-invest in the merger and the other transactions contemplated by the merger agreement through the acquisition of any equity interest in, or of any right to acquire any equity interest in, Merger Sub or any person of which Merger Sub is a direct or indirect subsidiary.

SUMMARY TERM SHEET
This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the merger or the other transactions contemplated by the merger agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting, including, without limitation, the merger agreement attached as Annex A to this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 144.
Introduction
On October 15, 2023, the Company (“we”, “us” or “our”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Parent and Merger Sub, pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight (the “surviving corporation”). If the merger is consummated, (i) Company stockholders will be entitled to receive $4.70 in cash, without interest and subject to any withholding of taxes required by applicable law, in exchange for each share of Company common stock (other than shares of Company common stock (a) held by Parent, Merger Sub or any subsidiary of the Company or Parent, (b) held by the Company as treasury shares or (c) held by any person who properly exercises appraisal rights under Delaware law) such Company stockholder owns at the effective time of the merger and (ii) the Company will become a privately held company. The Company is asking the Company stockholders to consider and vote on the adoption of the merger agreement.
The board of directors of the Company (the “Board”) duly formed the Special Committee to analyze, evaluate and negotiate the merger agreement and the transactions contemplated thereby, including the merger, and any other strategic alternatives available to the Company. As more fully described below, the Special Committee evaluated the merger agreement and the transactions contemplated thereby, including the merger, in consultation with its own independent legal and financial advisors, and considered various factors. After careful consideration, the Special Committee unanimously determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and unanimously recommended that the Board: (i) approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, (ii) approve the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) direct that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iv) recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock. The Board, acting upon the recommendation of the Special Committee, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors (as defined in the section of this proxy statement entitled “Special Factors — Background of the Merger” beginning on page 25), who recused themselves), determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (i) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iii) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
Because the transactions contemplated by the merger agreement constitute a “going private” transaction under the rules of the U.S. Securities and Exchange Commission (the “SEC”), the Company and the Searchlight Entities have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to such transactions. You may obtain additional information about the Schedule 13E-3 under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 144.
Special Factors
Background of the Merger
(page 25)
A description of the process we undertook that led to the proposed merger, including our discussions with the representatives of Searchlight and BCI, is included in this proxy statement under the section entitled “Special Factors — Background of the Merger” beginning on page 25.
Recommendation of the Special Committee
(page 41)
At the special meeting of the Special Committee on October 14, 2023, the Special Committee unanimously determined that the merger agreement is fair to and in the best interests of the Company and the Unaffiliated Stockholders and declared advisable the merger agreement and the transactions contemplated by the merger agreement and recommended to the Board that the Board (i) approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement; (ii) approve the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement; (iii) direct that the merger agreement be submitted to the holders of Shares entitled to vote thereon for its adoption; and (iv) recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Shares. For a discussion of the factors that the Special Committee considered in reaching such unanimous determination, please see the section of this proxy statement entitled “ Special Factors — Reasons for the Merger” beginning on page 42.
Recommendation of the Board
(page 42)
The Board, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors, who recused themselves), determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (i) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iii) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “Special Factors — Purpose and Reasons of the Company for the Merger” beginning on page 72.
Reasons for the Merger
(page 42)
Prior to and in reaching the unanimous determination described in the section of this proxy statement entitled “Special Factors — Recommendation of the Special Committee” beginning on page 41, the Special Committee consulted with and received the advice of its independent legal and financial advisors, discussed certain issues with the Company’s management and considered a variety of factors as discussed in the section of this proxy statement entitled “Special Factors — Reasons for the Merger” beginning on page 42.
Opinion of Rothschild & Co US Inc.
(page 55)
The Special Committee engaged Rothschild & Co US Inc. (“Rothschild & Co”) to provide financial advice in connection with the proposed merger based on Rothschild & Co’s qualifications, expertise and familiarity with the Company’s business and industry. At a meeting of the Special Committee on October 14, 2023, Rothschild & Co delivered to the Special Committee its oral opinion, which was subsequently confirmed in writing, to the effect that, as of October 15, 2023 and based upon and subject to the various qualifications, limitations and assumptions set forth therein, the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares (as defined in the section of this proxy statement entitled “The Merger Agreement — Excluded Shares” on page 95) in the merger pursuant to the merger agreement, was fair, from a financial point of view, to the Unaffiliated Stockholders.
The full text of the written opinion of Rothschild & Co, dated as of October 15, 2023, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Rothschild & Co in rendering its opinion. You should read the opinion carefully in its entirety.
Rothschild & Co’s opinion was provided to, and for the benefit of, the Special Committee and addressed only, as of the date of the opinion, the fairness, from a financial point of view, to the Unaffiliated Stockholders of the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares) in the merger pursuant to the terms of the merger agreement. It does not address any other aspect of the merger. It does not constitute a recommendation as to whether or not any holder of shares of Company common stock should vote or otherwise act with respect to the merger or any other matter and does not in any manner address the price at which the shares of Company common stock will trade at any future time.
Purpose and Reasons of the Company for the Merger; Position of the Company as to the Fairness of the Merger
(page 72 and page 73)
For a description of the Company’s purpose and reasons for the merger, and the position of the Company as to the fairness of the merger, see the sections of this proxy statement entitled “Special Factor — Purpose and Reasons of the Company for the Merger” and “Special Factors — Position of the Company as to the Fairness of the Merger” beginning on pages 72 and 73.
Purpose and Reasons of the Searchlight Entities for the Merger; Position of the Searchlight Entities as to the Fairness of the Merger
(page 73 and page 74)
Under the SEC rules, each of the Searchlight Entities is an affiliate of the Company and engaged in the going-private transaction and, therefore, required to express their reasons for the merger to the Company’s Unaffiliated Stockholders. For a description of the Searchlight Entities’ purpose and reasons for the merger, and their beliefs as to the fairness of the merger to the Company stockholders, see the sections of this proxy statement entitled “Special Factors — Purpose and Reasons of the Searchlight Entities for the Merger” and “Special Factors — Position of Searchlight Entities as to the Fairness of the Merger” beginning on pages 73 and 74.

Certain Effects of the Merger
(page 75)
At the effective time of the merger (the “effective time”), each share of Company common stock that is issued and outstanding as of immediately prior to the effective time (other than shares of Company common stock (i) held by Parent, Merger Sub, any other direct or indirect wholly owned subsidiary of Parent or any direct or indirect wholly owned subsidiary of the Company, (ii) held by the Company as treasury stock or (iii) held by any person who properly exercises appraisal rights under Delaware law) will be converted automatically into the right to receive an amount in cash equal to $4.70 per share, without interest and subject to any applicable withholding taxes required by law. Company stockholders who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company common stock as determined pursuant to an appraisal proceeding, as contemplated by Section 262 (“Section 262”) of the General Corporation Law of the State of Delaware (the “DGCL”)). For further information about the effects of the merger, see the section of this proxy statement entitled “Special Factors — Certain Effects of the Merger” beginning on page 75.
Effects on the Company if the Merger Is Not Consummated
(page 76)
In the event that the Requisite Company Stockholder Approval is not obtained or if the merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq, the Company common stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will continue to file periodic reports with the SEC and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.
Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Parent a $15.9 million termination fee. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees” beginning on page 113.
Financing of the Merger
The consummation of the merger is not conditioned on Parent’s receipt of any financing.
Equity Financing
(page 77)
Parent plans to fund the merger consideration (as defined below) with committed equity financing, as described below.
The Guarantors have committed to contribute, or cause to be contributed, to Parent an aggregate amount in cash up to $370 million, severally and not jointly (the “equity commitment”), subject to the terms and conditions set forth in the equity commitment letters provided by such entities to Parent, dated as of October 15, 2023 (the “equity commitment letters”), which will be used to fund the transactions contemplated by the merger agreement. For further information about the financing of the merger, see the section of this proxy statement entitled “Special Factors — Financing of the Merger” beginning on page 77.
Limited Guarantees
(see page 78)
Subject to the terms and conditions set forth in the limited guarantees, dated as of October 15, 2023 (the “limited guarantees”), provided by the Guarantors, the Guarantors have guaranteed certain payment obligations of Parent under the merger agreement, subject to a maximum cap of $13,925,158 for Searchlight Capital III, L.P., a maximum cap of $10,468,960 for Searchlight Capital III PV, L.P. and a maximum cap of $7,505,882 for British Columbia Investment Management Corporation, in respect of a pooled investment portfolio formed under the Pooled Investment Portfolios Regulation (British Columbia) and known as the “2020 Private Equity Fund,” for payment of any amount for which Parent or Merger Sub is determined by a court of competent jurisdiction to be liable pursuant to any final, binding and non-appealable judgment thereof in respect of any claim for monetary damages made by the Company in accordance with, and on the terms and subject to the conditions set forth in, the merger agreement and the applicable limited guarantee (any such amounts, the “guaranteed obligations”). For a further description of the limited guarantees, see “Special Factors — Limited Guarantees” beginning on page 78.
Appraisal Rights
(page 79)
If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (the “Delaware Court”), together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Persons who exercise appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective time, (ii) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with all other procedures for exercising appraisal rights under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “Special Factors — Appraisal Rights”), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.

A copy of Section 262 is included as Annex D to this proxy statement and is incorporated by reference in its entirety. The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262 attached as Annex D and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. If you hold your shares of Company common stock through a broker, bank or other nominee, and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement entitled “Special Factors — Appraisal Rights,” beginning on page 79 and Annex D to this proxy statement.
Interests of the Company’s Directors and Executive Officers in the Merger
(page 83)
The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. The Board was aware of and considered these interests in reaching the determination to approve the execution, delivery and performance by the Company of the merger agreement and to recommend that Company stockholders approve the merger agreement proposal. These interests may include the following:
•
certain directors and executive officers hold outstanding Company common stock, Company RSAs or Company PSAs (each, as defined below) that will be converted into the right to receive the merger consideration or contingent cash awards (as described below), subject to applicable tax withholding;

•
pursuant to our Company LTIP (as defined below), these contingent cash awards will vest in full in the event of certain qualifying terminations of employment in connection with the merger (with performance goals deemed satisfied at the greater of target levels and actual achievement through the termination date);

•
our executive officers are parties to arrangements with the Company or its affiliates that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the merger;

•
in recognition of the time and effort required as a result of the merger, members of the Special Committee may receive cash and equity retainers from the Company for his or her additional services in connection with the merger not to exceed an aggregate of $100,000 in combined cash and grant date value of equity awards per member; and

•
continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries has entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83 of this proxy statement.
Treatment of Company Equity Awards
(page 83)
Each Company equity award outstanding as immediately prior to the effective time will be treated as follows:
•
each award of restricted shares of Company common stock subject to time-based vesting conditions that is held by a non-employee director, SL Investor or Searchlight (each, a “director Company RSA”) will vest and be converted into the right to receive a cash payment equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such director Company RSA;

•
each other award of restricted shares of Company common stock that remains subject solely to service-based vesting conditions (each, a “Company RSA”) will be converted into an award representing the right to receive an amount in cash (without interest) (a “contingent cash award”) with a value equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such Company RSA; and

•
each performance-based award of restricted shares of Company common stock (each, a “Company PSA”) will be converted into a contingent cash award with a value equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such Company PSA.

The number of shares of Company common stock subject to a Company PSA will be determined based on the number of shares of Company common stock that would have been earned under such Company PSA based on the actual level of achievement of the performance goals (other than the total shareholder return modifier, which will be deemed to be achieved at the target level (i.e., 100%)) through the end of the performance period (as determined by the board of directors of the surviving corporation (or the appropriate committee thereof) in reasonable good faith).
Each contingent cash award will be subject to the same terms and conditions, including vesting conditions (other than the total shareholder return modifier), applicable to the underlying Company RSA or Company PSA from which it was converted (including any accelerated vesting terms and conditions). With respect to the awards described above, the payments described above will be made, subject to any applicable withholding taxes, no later than twenty (20) days after the applicable vesting date.
For information about the Company equity awards, see the section of this proxy statement entitled “Special Factors — Treatment of Company Equity Awards” beginning on page 83.
Material U.S. Federal Income Tax Consequences of the Merger
(page 88)
The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a holder of common stock who is a U.S. holder (as defined below in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in your shares of common stock converted into cash in the merger. If you are a holder of common stock who is a non-U.S. holder (as defined below in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”), the merger will generally not be taxable to you under U.S. federal income tax laws unless you have certain connections to the United States or the Company stock constitutes a USRPI (as defined below in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) and certain other conditions are met.
You should read the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 for a more detailed description of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.
Regulatory Approvals in Connection with the Merger
(page 90)
Each of the parties to the merger agreement intends to, and has obligations to, use reasonable best efforts to obtain any consent, authorization, approval, order, waiting period expiration or termination from, or exemption by, any governmental entity necessary to be obtained prior to the effective time and the Company and Parent intend to make all required filings as promptly as practicable, in each case, as described in the section of this proxy statement entitled “The Merger Agreement — Reasonable Best Efforts.” The

Company and Parent currently believe that the necessary regulatory approvals will be obtained by the first quarter of 2025; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.
Consummation of the merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules promulgated by the Federal Trade Commission (the “FTC”), which prevent transactions such as the merger from being consummated until (i) Notification and Report Forms are filed with the Department of Justice (the “DOJ”) and FTC and (ii) the applicable waiting period is terminated early or expires. Consummation of the merger is also subject to receipt of approval from the Committee on Foreign Investment in the United States (“CFIUS”), which, pursuant to Section 721 of title VII of the Defense Production Act of 1950, as amended (the “DPA”), provides for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person acquires control of a U.S. business.
In addition, consummation of the merger is conditioned upon the receipt of approvals from (i) the Federal Communications Commission (“FCC”) (including any applicable clearance by the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector), (ii) public utility commissions in the states of California, Colorado, Georgia, Illinois, Kansas, Maine, Minnesota, New Hampshire, New York, Pennsylvania, Texas and Vermont and (iii) certain approvals required by any franchise granted by a governmental entity authorizing the construction, upgrade, maintenance or operation of any part of the cable systems of the Company and its subsidiaries.
Delisting and Deregistration of Company Common Stock
(page 92)
If the merger is consummated, there will be no further market for the shares of Company common stock, and the surviving corporation will cause the shares of Company common stock to be de-listed from Nasdaq and de-registered under the Exchange Act, as promptly as practicable following the effective time, and, accordingly, the Company common stock will no longer be publicly traded.
Litigation Relating to the Merger and the Transactions Contemplated Thereby
(page 92)
Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger or the transactions contemplated by the merger agreement, which could prevent or delay consummation of the merger and result in substantial costs to the Company, including any costs associated with indemnification obligations of the Company. As of the date of the preliminary version of this proxy statement, no such lawsuits have been filed. For a further description of litigation relating to the merger, see the section of this proxy statement entitled “Special Factors — Litigation Relating to the Merger and the Transactions Contemplated Thereby” beginning on page 92.
Merger Agreement
On October 15, 2023, the Company entered into the merger agreement pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “merger”), with the Company continuing as the surviving corporation. A summary of the material provisions of the merger agreement, which is attached as Annex A to this proxy statement, and which is incorporated by reference in this proxy statement in its entirety, is included in the section of this proxy statement entitled “The Merger Agreement” beginning on page 93.
Closing and Effective Time of the Merger
(page 94)
Unless Parent and the Company mutually agree in writing otherwise, the closing of the merger will take place at 8 a.m., Eastern time, on the twelfth business day following the satisfaction or waiver (to the extent permitted by applicable law) of the applicable conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions at the closing). On the date on which the closing of the merger occurs (the “closing date”), Merger Sub and the Company will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings required under the DGCL. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the certificate of merger.
Consideration To Be Received in the Merger
Subject to the terms and conditions set forth in the merger agreement, at the effective time of the merger (the “effective time”), each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares of Company common stock (i) held by Parent, Merger Sub, any other direct or indirect wholly owned subsidiary of Parent or any direct or indirect wholly owned subsidiary of the Company, (ii) held by the Company as treasury stock or (iii) held by any person who properly exercises appraisal rights under Delaware law) will be converted into the right to receive an amount in cash equal to $4.70 per share, without interest (the “merger consideration”), subject to any withholding of taxes required by applicable law. If the merger is consummated, you will be entitled to receive $4.70 in cash, without interest, subject to any applicable withholding of taxes required by law, in exchange for each share of Company common stock you own at the effective time (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262.
No Solicitation
(page 103)
The merger agreement generally restricts the Company’s ability to directly or indirectly solicit initiate, propose or knowingly induce the making of an Acquisition Proposal (as defined below under the section entitled “Merger Agreement — No Solicitation; Change in Board Recommendation”), including by furnishing non-public information, to participate or engage in discussions, communications or negotiations with any third party with respect to an Acquisition Proposal, to adopt, approve or recommend any proposals that constitutes or would reasonably be expected to lead to an Acquisition Proposal or to enter into agreements relating to an Acquisition Proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in discussions and negotiations with, and provide information to, third parties that have delivered an Acquisition Proposal that does not result from a breach of the non-solicitation restrictions under the merger agreement upon the good faith determination of the Board (upon the recommendation of the Special Committee) or the Special Committee, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal (as defined below under the section entitled “Merger Agreement — No Solicitation; Change in Board Recommendation”) or would reasonably be expected to result in a Superior Proposal and the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
Conditions of the Merger
(page 111)
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law), at or prior to the effective time, of the following conditions:
•
the receipt of the Requisite Company Stockholder Approval;

•
no judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of any governmental entity of competent jurisdiction will be outstanding, and no law enacted, promulgated, issued, entered, amended or enforced by any governmental entity will be in effect, that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger; and

•
the expiration or termination of the waiting period (and any extension thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act and obtaining approval from the FCC and clearance from CFIUS, in each case, in connection with the transactions contemplated by the merger agreement.

The obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction (or waiver by Parent and Merger Sub), at or prior to the effective time, of certain additional conditions, including:
•
the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject to certain materiality and other qualifications;

•
the Company having performed in all material respects the covenants and agreements required to be performed by it under the merger agreement at or prior to consummation of the merger;

•
there not having occurred a Company Material Adverse Effect since October 15, 2023; and

•
receipt of certain state public utility commission approvals and approvals required by local franchises (as defined below under the section entitled “The Merger Agreement — Reasonable Best Efforts”) in connection with the transactions contemplated by the merger agreement.

The obligation of the Company to effect the merger is subject to the satisfaction (or waiver by the Company), at or prior to the effective time, of certain additional conditions, including:
•
the truthfulness and correctness of representations and warranties of Parent and Merger Sub to the extent specified in the merger agreement, subject to certain materiality qualifications; and

•
Parent and Merger Sub having performed in all material respects the covenants and agreements required to be performed by it under the merger agreement at or prior to consummation of the merger.

The consummation of the merger and the transactions is not conditioned upon Parent’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
Termination of the Merger Agreement
(page 112)
The merger agreement may be terminated and the transactions abandoned at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval, by the mutual written consent of the Company and Parent.
Termination by Either the Company or Parent
In addition, the Company (upon approval by the Special Committee), on the one hand, or Parent (on behalf of itself and Merger Sub), on the other hand, may terminate the merger agreement and abandon the transactions at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval, if:
•
the transactions contemplated by the merger agreement have not been consummated on or before January 15, 2025 (as may be extended, the “Outside Date”) so long as breach of the merger agreement by the terminating party (and, in case of Parent, Merger Sub) was not the principal cause of the failure to close prior to the Outside Date; provided that if, as of January 15, 2025, any of the conditions described in the second bullet of the first paragraph (to the extent due to a restraint relating to the HSR Act, approval from the FCC, clearance from CFIUS or receipt of applicable state public utility commission approvals and local franchise approvals), the third bullet of the first paragraph or the fourth bullet of the second paragraph of the section entitled “The Merger Agreement — Conditions of the Merger” shall not have been satisfied but all of the other conditions to consummation of the merger have been satisfied or waived (or in the case of conditions that by their nature are to be satisfied at the consummation of the merger, shall be capable of being satisfied on such date), the Outside Date will automatically be extended to July 15, 2025;

•
any final, non-appealable restraint permanently having the effect described in the second bullet of the first paragraph of the section entitled “The Merger Agreement — Conditions of the Merger” is in effect, so long as breach of the merger agreement by the terminating party (and, in case of Parent, Merger Sub) was not the principal cause of the entry of such restraint; or

•
the special meeting of Company stockholders (including any adjournments or postponements thereof) has concluded and the Requisite Company Stockholder Approval is not obtained, so long as breach of the merger agreement by the terminating party (and, in case of Parent, Merger Sub) was not the principal cause of the failure to obtain the Requisite Company Stockholder Approval.

Termination by Parent
Parent may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval (except as otherwise noted), if:
•
the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform would render any of the conditions described under the first or second paragraph of the section entitled “The Merger Agreement — Conditions of the Merger” incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) business days after Parent provided written notice of such breach to the Company and (ii) the third business day prior to the Outside Date; provided, however, that Parent may not terminate the merger agreement in this way if the Company is then entitled to terminate the merger agreement as described in the first bullet of the section below entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company”; or

•
the Company or any of its subsidiaries shall have entered into any Company Acquisition Agreement or, prior to the time at which the Requisite Company Stockholder Approval has been obtained, if the Board or the Special Committee shall have effected a Board Recommendation Change.

Termination by the Company
The Company (upon approval of the Special Committee) may also terminate the merger agreement and abandon the transactions by written notice to Parent at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval (except as otherwise noted), if:
•
either of Parent or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform would render any of the conditions described under the first or second paragraph of the section above entitled “— Conditions of the Merger” incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) business days after Parent provided written notice of such breach to the Company and (ii) the third business day prior to the Outside Date; provided, however, that Parent may not terminate the merger agreement in this way if the Company is then entitled to terminate the merger agreement as described in the first bullet of the section above entitled “— Termination of the Merger Agreement — Termination by Parent”; or

•
prior to receipt of the Requisite Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement in accordance with the applicable terms of the merger agreement; provided that substantially concurrently with such termination the Company pays or causes to be paid the termination fee.

Termination Fees
(page 113)
Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Parent a $15.9 million termination fee. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees” beginning on page 113.

Parties to the Merger
(page 119)
Consolidated Communications Holdings, Inc.
The Company is a Delaware corporation with operating subsidiaries that provide a wide range of communication solutions to consumer, commercial and carrier channels across a service area in over 20 states. The Company offers broadband and business communications services by leveraging its advanced fiber network, spanning approximately 60,000 fiber route miles across many rural areas and metro communities. The Company offers residential high-speed Internet, video, phone and home security services as well as multi-service residential and small business bundles. The Company’s business product lines include a suite of cloud services, data and internet solutions, managed and IT services, voice, data center services and security services. The Company also provides wholesale solutions to wireless and wireline carriers and other service providers including data, voice, network connections and custom fiber builds and last mile connections. The Company generates the majority of its consolidated operating revenues primarily from monthly subscriptions to its broadband, data and transport services (collectively “broadband services”) marketed to residential and business customers.
The Company was incorporated under the laws of Delaware in 2002. The Company’s principal executive offices are located at 2116 South 17th Street, Mattoon, Illinois 61938, and its telephone number is (217) 235-3311. Shares of Company common stock are listed on Nasdaq under the trading symbol “CNSL.”
Condor Holdings LLC
Parent is a Delaware limited liability company and a wholly owned subsidiary of Searchlight III CVL L.P. that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with its formation and the transactions and related agreements. Upon the consummation of the transactions contemplated by the merger agreement and related agreements, the Company will be a wholly owned subsidiary of Parent.
The principal executive offices of Parent are c/o Searchlight Capital Partners, L.P., 745 Fifth Avenue, 27th Floor, New York, New York 10151 with a telephone number of (212) 293-3730.
Condor Merger Sub Inc.
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with its formation and the transactions contemplated by the merger agreement and related agreements. Upon the consummation of the transactions contemplated by the merger agreement and related agreements, Merger Sub will cease to exist.
The principal executive offices of Merger Sub are c/o Searchlight Capital Partners, L.P., 745 Fifth Avenue, 27th Floor, New York, New York 10151 with a telephone number of (212) 293-3730.
The Special Meeting
(page 120)
Date, Time and Place
The special meeting of Company stockholders will be held in a virtual meeting format on [                  ], 2024 at [            ], central time (unless the special meeting is adjourned or postponed). To access the special meeting, you should visit www.virtualshareholdermeeting.com/CNSL2024SM. You will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the special meeting and vote your shares of Company common stock if you are a Company stockholder as of the record date. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.
Record Date and Stockholders Entitled to Vote; Vote Required
(page 121)
Only the Company stockholders of record at the close of business on [               ], 202[  ], the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [      ] shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.
The approval of the proposal to adopt the merger agreement (the “merger agreement proposal”) requires the affirmative vote (in person or by proxy) of the holders of (a) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and (b) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders (the approval described in clause (b), the “Company Unaffiliated Stockholder Approval,” and the approval described in clauses (a) and (b) collectively, the “Requisite Company Stockholder Approval”). The approval of the proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger (the “advisory compensation proposal”) requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting. The approval of the proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement (the “adjournment proposal”) requires the affirmative vote of at least a majority of the voting power of the capital stock represented and entitled to vote the special meeting (whether or not a quorum is present). Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa.
Voting by Company Directors, Executive Officers and Principal Securityholders
(page 124)
As of [  ], the directors and executive officers of the Company beneficially owned in the aggregate [      ] shares of Company common stock, or approximately [  ]% of the outstanding shares of Company common stock as of [  ]. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.
Voting Agreement
Concurrently with the execution and delivery of the merger agreement on October 15, 2023, SL Investor entered into a voting agreement with the Company, pursuant to which it agreed to, upon the terms and subject to the conditions therein, vote, or cause to be voted, at the special meeting (and at every adjournment or postponement thereof) all of the shares of Company common stock held by SL Investor or by Searchlight at that time (i) in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and (ii) in favor of the approval of any proposal to adjourn the special meeting to a later date, if there is not a quorum or sufficient affirmative votes (in person or by proxy) to obtain the Requisite Company Stockholder Approval on the date on which such meeting is held. For more information, please see the section of this proxy statement entitled “The Voting Agreement.”

Additional Information
(page 144)
You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, the merger and the merger agreement. These questions and answers may not address all questions that may be important to you. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
Why am I receiving this proxy statement?

A:
On October 15, 2023, the Company entered into the merger agreement with Parent and Merger Sub. Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the special meeting described below under “— What proposals will be considered at the special meeting?”
Q:
As a holder of Company common stock, what will I receive in the merger?

A:
If the merger is consummated, you will be entitled to receive $4.70 in cash, without interest and subject to any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time.

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 for a more detailed description of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.
Q:
When and where is the special meeting of our stockholders?

A:
The special meeting of Company stockholders will be held in a virtual meeting format on [      ], 2024 at [      ], central time. Company stockholders may only attend the special meeting virtually. To access the special meeting, you should visit www.virtualshareholdermeeting.com/CNSL2024SM. You will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the special meeting and vote your shares of common stock if you are a Company stockholder as of the record date. We encourage you to access the special meeting before the start time of [      ], central time. Please allow ample time to log into the audio webcast and test your computer systems.

Q:
Who is entitled to attend and vote at the special meeting?

A:
Only Company stockholders of record at the close of business on [      ], 202[ ], the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [      ] shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

If on [      ], 202[ ], you were a “record” holder of Company common stock (that is, if you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you are entitled to attend and vote at the special meeting or by proxy. Whether or not you intend to attend the special meeting, we encourage you to authorize a proxy to vote now, online, by phone or by proxy card to ensure that your vote is counted.

If on [      ], 202[ ], you were the beneficial owner of Company common stock held in “street name” (in other words, your Company common stock is held in the name of your bank, broker or other nominee), then these materials are being forwarded to you by that organization. You may direct your bank, broker or other nominee how to vote your Company common stock by following the voting instructions on the form provided by your bank, broker or other nominee. If you hold any Company common stock through your bank, broker or other nominee and wish to attend the special meeting, you may attend the special meeting but may not be able to vote unless you first obtain a legal proxy issued in your name from such broker, bank or other nominee. You should allow yourself enough time prior to the special meeting to obtain this proxy from the holder of record. Once you have received a legal proxy issued in your name from your bank, broker or other nominee, please email a scan or image of it to [      ] at [      ] with “[      ]” noted in the subject line. Upon receipt of your legal proxy, [      ] will provide you with a control number by email. The cut-off time for requesting a control number is [      ], 2024, [      ] business days prior to the date of the special meeting, at [      ].
For additional information on how to vote at the special meeting, please see the section entitled “The Special Meeting — Voting Procedures.”
A complete list of the Company stockholders entitled to vote at the special meeting will be available for examination by any Company stockholder, for any purpose germane to the special meeting, at our corporate headquarters, 2116 South 17th Street, Mattoon, Illinois 61938, during ordinary business hours for a period of ten (10) days before the special meeting and at the special meeting.
Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, Company stockholders will be asked to consider and vote on the following proposals:

•
the merger agreement proposal;

•
the advisory compensation proposal; and

•
the adjournment proposal.

Q:
What constitutes a quorum for purposes of the special meeting?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the combined voting power of the shares of capital stock issued and outstanding on the record date and entitled to vote at the special meeting will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Proxies received but marked as withheld, abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the special meeting for purposes of establishing a quorum. If a quorum is not present or represented at the special meeting of the Company stockholders, the Company stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the special meeting, without notice other than announcement at the special meeting, until a quorum is present or represented. If the adjournment is for more than thirty (30) days (which shall require Parent’s consent (not to be unreasonably withheld, conditioned or delayed)), or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.

Q:
What vote of our stockholders is required to approve each of the proposals?

A:
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of (a) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and (b) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders (the approval described in clause (b), the “Company Unaffiliated Stockholder Approval,” and the approval described in clauses (a) and (b) collectively, the “Requisite Company Stockholder Approval”). Under the merger agreement, the receipt of the Requisite Company Stockholder Approval is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa. Abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.
The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting. An abstention will have the same effect as a vote “AGAINST” the advisory compensation proposal.
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting. An abstention will have the same effect as a vote “AGAINST” the adjournment proposal.
A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the special meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. A broker has discretionary authority to vote street name on a routine matter, even if the broker does not receive voting instructions from the beneficial owners. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide banks, brokers and other nominees with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the special meeting is considered “non-routine.” As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions.
Q:
What did the Special Committee determine and recommend to the Board?

A:
The Special Committee unanimously determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement, and declared that the merger agreement and the transactions contemplated by the merger agreement were advisable.

The Special Committee also unanimously recommended to the Board that the Board (i) approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, (ii) approve the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) direct that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iv) recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
Q:
How do the Company’s directors and executive officers intend to vote?

A:
As of [ ], 202[ ], the directors and executive officers of the Company beneficially owned in the aggregate [ ] shares of Company common stock, or approximately [ ]% of the outstanding shares of Company common stock as of [ ], 202[ ]. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.

Q:
How will Searchlight vote the shares of Company common stock it holds?

A:
On October 15, 2023, concurrently with the execution of the merger agreement, SL Investor, which is affiliated with Searchlight and which, as of [ ], 202[ ], beneficially owned approximately [  ]% of the outstanding shares of Company common stock, entered into a letter agreement with the Company, attached as Annex B to this proxy statement (the “voting agreement”). Pursuant to the voting agreement and subject to the terms and conditions set forth therein, SL Investor agreed to vote, or cause to be voted, at the special meeting all of the shares of Company common stock held by SL Investor or Searchlight Capital Partners, L.P. at that time in favor of the merger agreement proposal and in favor of the adjournment proposal.
For more information, please see the section of this proxy statement entitled “The Voting Agreement” beginning at page 117.
Q:
How does the Board recommend that I vote?

A:
Based in part on the unanimous recommendation of the Special Committee, the Board, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors, who recused themselves), recommends that you vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “Special Factors — Reasons for the Merger” beginning on page 42.
In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. Please see the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83.
Q:
Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a Company stockholder?

A:
In considering the proposals to be voted on at the special meeting of Company stockholders, you should be aware that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:

•
certain directors and executive officers hold outstanding Company common stock, Company RSAs or Company PSAs that will be cancelled and converted into the right to receive the merger consideration or contingent cash awards (subject to applicable tax withholding);

•
in addition, pursuant to our Company LTIP (as defined below) these contingent cash awards will vest in full in the event of certain qualifying terminations of employment in connection with the merger (with performance goals deemed satisfied at the greater of target levels and actual achievement through the termination date);

•
our executive officers are parties to arrangements with the Company or its affiliates that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the merger;

•
in recognition of the time and effort required as a result of the merger, members of the Special Committee may receive cash and equity retainers from the Company for his or her additional services in connection with the merger not to exceed an aggregate of $100,000 in combined cash and grant date value of equity awards per member; and

•
continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries has entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83.
Q:
What will happen to outstanding Company equity awards in the merger?

A:
Each equity award outstanding as of immediately prior to the effective time shall be treated as follows:

•
each director Company RSA will vest and be converted into the right to receive a cash payment equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such director Company RSA;

•
each other Company RSA will be converted into a contingent cash award with a value equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such Company RSA; and

•
each Company PSA will be converted into a contingent cash award with a value equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such Company PSA.

The number of shares of Company common stock subject to a Company PSA will be determined based on the number of shares of Company common stock that would have been earned under such Company PSA based on the actual level of achievement of the performance goals (other than the total shareholder return modifier, which will be deemed to be achieved at the target level (i.e., 100%)) through the end of the performance period (as determined by the board of directors of the surviving corporation (or the appropriate committee thereof) in reasonable good faith).
Each contingent cash award will be subject to the same terms and conditions (other than the total shareholder return modifier), including vesting conditions, applicable to the underlying Company RSA or Company PSA from which it was converted (including any accelerated vesting terms and conditions). With respect to the awards described above, the payments described above will be made, subject to any applicable withholding taxes, no later than twenty (20) days after the applicable vesting date. See “Special Factors — Treatment of Company Equity Awards” beginning on page 83.
Q:
What will happen to the Company’s 2005 Long-Term Incentive Plan, as amended and restated (the “Company LTIP”)?

A:
As of the effective time, the Company LTIP will terminate immediately and no further Company RSAs or Company PSAs or other awards or rights with respect to shares of Company common stock will be granted thereunder.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. [ ] and [ ], each with full power of substitution and re-substitution, have been designated as proxy holders for the special meeting by the Board.

Q:
What happens if I transfer my Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares before the record date, you will not be entitled to vote at the special meeting. If you own Company common stock on the record date and transfer your shares after the record date but prior to the special meeting, you will, unless special arrangements are made, retain your right to vote such shares of Company common stock at the special meeting. The right to receive the merger consideration, however, will pass to the person to whom you transferred your shares of Company common stock. Unless special arrangements are made, the person to whom you transfer your shares of Company common stock after the record date will not have a right to vote those shares at the special meeting. For more information, see “The Special Meeting” beginning on page 120.
Q:
How do I vote if I am a Company stockholder of record or hold my shares in “street name”?

A:
If you are a Company stockholder of record as of the record date, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•
by attending the special meeting virtually and casting your vote electronically;

•
by proxy (Company stockholders may vote in advance by authorizing a proxy for the special meeting by completing, signing, dating and mailing the enclosed proxy card in the envelope provided);

•
on the internet, by following the internet proxy instructions printed on the enclosed proxy card;

•
by telephone, using the telephone number printed on the enclosed proxy card; or

•
by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If your shares of Company common stock are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the Company stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares via the internet or by phone if the bank, broker or other nominee offers these options to you or by completing, dating, signing and returning a voting instruction form. Your bank, broker or other nominee will send you instructions on how to submit your voting instructions for your shares of Company common stock. To vote at the special meeting, which will have the same effect as revoking any previously submitted voting instructions, you will need to register in advance. Please see “The Special Meeting — Registering for the Special Meeting” beginning on page 120 for information on how to register in advance.
For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 122.
Whether or not you plan to attend the special meeting, we urge you to vote now to ensure your vote is counted. You may still attend the special meeting and vote during the live webcast if you have already voted by proxy.
Q:
What will happen if I abstain from voting or fail to vote on any of the proposals?

A:
The approval of the merger agreement proposal requires the Requisite Company Stockholder Approval. If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal and the adjournment proposal.
Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•
you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting Procedures”;

•
you may submit a written notice of revocation to the Company’s Secretary at 2116 South 17th Street, Mattoon, Illinois 61938; or

•
you may attend the special meeting and vote during the live webcast. Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares in “street name,” you will need to revoke or resubmit your proxy through your broker, bank or other nominee and in accordance with its procedures. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). In order to attend the special meeting and vote during the webcast, which will have the same effect as revoking any previously submitted voting instructions, you will need to obtain a legal proxy issued in your name from your broker, bank or other nominee, who is the Company stockholder of record. To vote at the special meeting, which will have the same effect as revoking any previously submitted voting instructions, you will need to register in advance. Please see “The Special Meeting — Registering for the Special Meeting” beginning on page 120 for information on how to register in advance.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if, as of the record date, you hold your Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company common stock are voted.

Q:
If I hold my Company common stock in certificated form, should I send in my stock certificates now?

A:
No. If you hold stock certificates representing shares of Company common stock, you should not send in such certificates at this time. If and when the merger is consummated, each holder of Company common stock, who holds share certificates or book-entry shares not held through the Depository Trust Corporation (“DTC”) entitled to the merger consideration will receive a letter of transmittal and instructions advising such Company stockholder how to surrender its Company common stock in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Payment for Securities; Surrender of Certificates.”

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my Company common stock?

A:
Yes. Holders of Company common stock are entitled to appraisal rights under Section 262 so long as they take certain actions and meet certain conditions, including that they do not vote (through virtual presence or by proxy) in favor of the merger agreement proposal. For more information regarding appraisal rights, please see the section of this proxy statement entitled “Special Factors — Appraisal Rights” beginning on page 79. Failure to strictly comply with Section 262 may result in your waiver of, or inability to exercise, appraisal rights.

Q:
When is the merger expected to be consummated?

A:
We currently expect to consummate the merger by the first quarter of 2025, subject to receipt of the Requisite Company Stockholder Approval and the required regulatory approvals and the satisfaction or waiver of the other conditions to the merger set forth in the merger agreement.

Q:
What effect will the merger have on the Company?

A:
If the merger is consummated, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. If the merger is consummated, there will be no further market for the shares of Company common stock, and the surviving corporation will cause the shares of Company common stock to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the effective time, and, accordingly, the Company common stock will no longer be publicly traded.

Q:
Is the closing of the merger subject to any conditions?

A:
Yes. The obligations of each party to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law), at or prior to the effective time, of certain conditions, including each of the following:

•
the receipt of the Requisite Company Stockholder Approval;

•
the expiration or termination of the waiting period (and any extension thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act and obtaining approval from the FCC and clearance from CFIUS, in each case, in connection with the transactions contemplated by the merger agreement; and

•
no judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of any governmental entity of competent jurisdiction will be outstanding, and no law enacted, promulgated, issued, entered, amended or enforced by any governmental entity will be in effect, that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger.

Each party’s obligation to effect the merger is also subject to, among other things, the truthfulness and correctness of certain representations and warranties of the other party, subject to certain materiality and other qualifications, and the compliance or performance by such other party in all material respects with its covenants and agreements required to be complied with or performed at or prior to the effective time.
In addition, Parent’s and Merger Sub’s obligations to effect the merger are also subject to there not having occurred a Company Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties” beginning on page 97) since October 15, 2023 and receipt of certain state public utility commission approvals and local franchise approvals in connection with the transactions contemplated by the merger agreement.
For more information, please see the section of this proxy statement entitled “The Merger Agreement —  Conditions of the Merger” beginning on page 111.
Q:
What happens if the merger is not consummated?

A:
In the event that the Requisite Company Stockholder Approval is not obtained or if the merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq, the Company common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the SEC and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Parent a $15.9 million termination fee. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees” beginning on page 113.

Q:
What is householding and how does it affect me?

A:
The SEC adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more of the Company stockholders sharing the same address by delivering a single proxy statement addressed to those Company stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for Company stockholders and cost savings for companies.

A number of banks, brokers or other nominees with account holders who are Company stockholders may be “householding” proxy materials. A single copy of the proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your bank, broker or other nominee that they will be “householding” communications to your address, such “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement, please notify your bank, broker or other nominee and write or call us at the following address or phone number: Consolidated Communications Holdings, Inc., Attention: Investor Relations, Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938, (844) 909-2675. Company stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their banks, brokers or other nominees. We will promptly deliver an additional copy of the proxy statement to any stockholder who so requests.
Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the merger affects you. For more information, see “Where You Can Find Additional Information” beginning on page 144 of this proxy statement.

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting of the Company stockholders.
If you are a stockholder of record, please submit your proxy for your shares:
•
on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

•
by telephone, using the telephone number printed on the enclosed proxy card; or

•
by mail, by marking the enclosed proxy card, dating and signing it and returning it in the accompanying prepaid reply envelope.

If you decide to attend the special meeting and vote electronically, your vote at the special meeting will revoke any proxy previously submitted.
If, as of the record date, you are the beneficial owner of shares held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your shares voted.
For more information, see “The Special Meeting” and “Where You Can Find Additional Information” beginning on pages 120 and 144, respectively.

Q:
Who can help answer my questions?

A:
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitation agent:

Morrow Sodali LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: (800) 662-5200 or +1 (203) 658-9400 (international)
Banks and brokers may call: (800) 662-5200 or +1 (203) 658-9400 (international)
Email: CNSL@info.morrowsodali.com

SPECIAL FACTORS
Overview
The Company is seeking the adoption by the holders of Company common stock of the merger agreement that the Company entered into on October 15, 2023 with Parent and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight. The Board, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors, who recused themselves), has approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommends that Company stockholders vote to adopt the merger agreement.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Board, the Special Committee, the representatives of the Company or the Special Committee, or other parties, including the Searchlight Entities.
The Board, together with the Company’s management and with the assistance of the Company’s advisors, has periodically reviewed and assessed the Company’s operations, financial performance, competitive position and growth opportunities in the context of the Company’s long-term strategic goals and plans. The Board, together with the Company’s management and the Company’s legal and financial advisors, regularly reviews potential opportunities to enhance stockholder value and considers various strategic alternatives.
In late 2018, the Board undertook an extensive strategic and operational review of the Company’s business in light of evolving industry changes, including the increasing focus from customers on high-speed broadband offerings above copper-based digital subscriber line (“DSL”) speeds and the corresponding reduction in legacy voice services as well as declines in traditional subsidy revenues. After discussions between the Board and representatives of Company management, and following consultation with the Company’s financial advisors, the Board made the decision to embark on a multi-year capital investment strategy to allow the Company to remain competitive in its markets by meaningfully upgrading the Company’s predominantly copper-based infrastructure to a fiber-to-the-premise network. This strategy would require a significant capital investment over an extended time period, and as such, the Board decided to eliminate the Company’s quarterly dividend, as announced on April 25, 2019, in order to reinvest that capital into the business.
In early 2019, the Board reevaluated the Company’s strategic and operating position, the status of the “fiber first” strategy and the Company’s access to liquidity and capital needed to continue the business transformation. Given the Company’s leverage level and cash flow characteristics, it was determined that the Company would potentially be unable to refinance its debt maturities beginning in October 2021 based on the then-expected future performance of the business. At the same time, other companies pursing a similar copper-to-fiber transformation strategy had been generating significant interest from financial investors focused on digital infrastructure. After robust discussion between the Board and representatives of Company management, and following consultation with the Company’s financial advisors, the Board launched a strategic alternatives process in the first half of 2020. The Board engaged with a number of potentially-interested parties about both a “take-private” and a structured investment into the business. A material consideration for the Board was the timeline to closing a transaction, as the Board believed that an extended delay in closing due to regulatory approvals (and thus an extended delay in access to additional growth capital) was unattractive. During the course of that process, Searchlight presented a unique structured investment that would allow for a prompt infusion of $350 million in capital with the balance of $75 million to be made upon the receipt of certain regulatory approvals. Based on the need for near-term investment capital and the attractiveness of the Searchlight proposal relative to other options, the Board unanimously decided to enter into an agreement with Searchlight.

On September 13, 2020, the Company entered into an investment agreement (the “Investment Agreement”) with SL Investor, an affiliate of Searchlight. Pursuant to the Investment Agreement, SL Investor agreed to purchase from the Company, for aggregate consideration of $425 million, (i) a certain number of shares of Company common stock as described below, (ii) a subordinated note convertible in certain circumstances into shares of a new series of preferred stock, par value $0.01 of the Company, to be designated as Series A Perpetual Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), and (iii) a contingent payment right that would be automatically converted into a certain number of shares of Company common stock subject to the terms and conditions of a contingent payment right agreement (collectively, the “2020 Investment”). In connection with the 2020 Investment, the Company and SL Investor entered into a governance agreement (the “Governance Agreement”) pursuant to which SL Investor would, among other things, receive certain governance rights, including the right to designate up to two directors to the Board (each, a “Searchlight Director”) and approval rights with respect to actions taken by the Company, including (x) the incurrence of debt in excess of a specified level, (y) the issuance of equity securities of the Company or any of its subsidiaries (or any securities convertible into or exchangeable for such equity securities), which would, individually or in the aggregate, exceed 10% of the outstanding Company common stock and (z) acquisitions for an amount in excess of $75 million. In connection with its entry into the Investment Agreement, SL Investor entered into arrangements with certain co-investors (including BCI) who would provide equity financing in connection with the transactions contemplated by the Investment Agreement in exchange for equity interests in a co-invest vehicle managed by an affiliate of SL Investor, which provided such co-investors with a passive, proportionate indirect interest in the Company equity interests held by SL Investor.
Pursuant to the Investment Agreement and the Governance Agreement, (i) on October 2, 2020, SL Investor received 6,352,842 shares of Company common stock at the initial closing of the 2020 Investment, the Board increased its size from eight to nine members and David Fuller, a designee of SL Investor, was appointed as a member of the Board, and Andrew Frey, a designee of SL Investor, was appointed as a non-voting observer, (ii) on July 16, 2021, following the receipt of the final required state public utility commission regulatory approval, SL Investor received an additional 17,870,012 shares of Company common stock and (iii) on December 7, 2021, following the receipt of FCC and certain other regulatory approvals and the satisfaction of certain other customary closing conditions, SL Investor invested an additional $75 million into the Company and received an additional 15,115,899 shares of Company common stock, the outstanding subordinated note was converted into 434,266 shares of Series A Preferred Stock, the Board increased its size from six to seven members (after departures had reduced the size of the Board to six members) and Andrew Frey, a designee of SL Investor, was appointed as a member of the Board, and Steve Weed, a designee of SL Investor, was appointed as the non-voting observer.
On October 2, 2020, in connection with the 2020 Investment, the Company and certain of its wholly-owned subsidiaries completed a global refinancing in which it raised $2.25 billion in new secured debt (including a new revolving credit facility) and retired all of its outstanding debt. This extension eliminated any near-term risk to the Company related to its balance sheet and the favorable refinancing terms were only possible because of the significant equity infusion from Searchlight in connection with the 2020 Investment.
On March 7, 2022, Searchlight filed an amendment to its Schedule 13D with respect to the Company (such amendment, the “2022 Schedule 13D Filing”) stating that it intended to (x) consider making open-market purchases of shares of Company common stock to the extent permitted by the Governance Agreement and (y) evaluate the possibility of a further investment in or full acquisition of the Company, and have discussions with the Company, and sources of co-investment and debt financing, concerning the foregoing, and intended to seek an amendment to existing confidentiality arrangements with the Company to facilitate the foregoing.
On March 14, 2022, a representative of Searchlight provided the Company with a draft waiver of the confidentiality provisions of the Governance Agreement in order to allow the use of confidential information regarding the Company with potential co-investors and other representatives in connection with a potential transaction with the Company (the “March 2022 Waiver Request”).
On March 28, 2022, in anticipation of the potential formation of the 2022 Special Committee (as defined below) to consider, evaluate and negotiate a potential transaction involving the Company or one or more of its business units and Searchlight or its affiliates, the Company and SL Investor executed a waiver pursuant to which SL Investor agreed to waive its rights under the Governance Agreement to appoint a director designee to serve as a member of the 2022 Special Committee in connection with the formation thereof.
On April 1, 2022, the Board met, together with certain representatives of Company management, to discuss the 2022 Schedule 13D Filing and to approve the formation of a special committee of independent and disinterested directors (the “2022 Special Committee”), comprised of Mr. Currey, Mr. Gerke, Mr. Moore, Ms. Rahe and Ms. Solis, in connection with the Board’s consideration, evaluation and negotiation of a potential transaction involving the Company or one or more of its business units and Searchlight or its affiliates should Searchlight or its affiliates make a proposal for such a transaction or, for so long as the Company and Searchlight or its affiliates remain in dialogue regarding such a transaction, any other alternative transaction involving the Company. The 2022 Special Committee engaged Cravath, Swaine & Moore LLP (“Cravath”) as its independent legal advisor after confirming that such engagement did not raise any conflicts in connection with the 2022 Schedule 13D Filing.
During April 2022, members of the 2022 Special Committee discussed with representatives of Cravath various process-related matters in connection with a potential bid by Searchlight.
The Company ultimately informed Searchlight that it would not agree to the March 2022 Waiver Request prior to delivery of a proposal by Searchlight for a definitive transaction. Searchlight concluded it would be difficult to submit a bona fide proposal prior to discussion of confidential information regarding the Company with potential co-investors and other representatives. On May 10, 2022, a representative of Searchlight informed a member of the 2022 Special Committee that Searchlight did not, at such time, intend to deliver a proposal for a potential transaction involving the Company or one or more of its business units and Searchlight or its affiliates. The 2022 Special Committee was then subsequently disbanded on July 1, 2022.
In September 2022, the Company completed the sale of five wireless limited partnership interests for $490 million. The wireless limited partnership interests were held in an unrestricted subsidiary at the time of such sale. In connection with the Third Amendment (as defined in the section of this proxy statement entitled “Other Important Information Regarding the Company — Past Contacts, Transactions, Negotiations and Agreements” beginning on page 135), the remaining funds were transferred back into the restricted group. The Company used these proceeds to continue to fund its fiber build plans.
On November 22, 2022, in connection with and in order to facilitate an amendment to extend the maturity date of the Company’s existing revolving credit facility, SL Investor delivered a waiver to the Company waiving, until October 2, 2027, the restriction under the Certificate of Designations for the Series A Preferred Stock (the “Series A Certificate of Designations”) precluding the Company from electing not to declare and pay any cash dividends with respect to the Series A Preferred Stock after October 2, 2025, provided that any dividend not declared and fully paid in cash, whether during the period of such waiver or otherwise, would accrue as set forth in the Series A Certificate of Designations.
Between December 2022 and April 2023, the Company continued to execute on its capital investment plan with the support of the Board, including the Searchlight Directors. There were no further discussions between Searchlight and the Company regarding Searchlight’s intentions with respect to its investment in the Company during this time.
On February 28, 2023, the Company announced its results for the fiscal year ended December 31, 2022 and provided its 2023 outlook, including a range of $310 million to $330 million for 2023 adjusted EBITDA that reflected a decline in forward-looking adjusted EBITDA as compared to adjusted EBITDA of $413.6 million for the fiscal year ending December 31, 2022, reflecting a reduction of approximately $50 million as a result of asset sales in the preceding year, the impact of approximately $50 million resulting from 2022 asset sales, an expected $20 million reduction in contribution from legacy voice, approximately $10 million reduction resulting from decreases in fiber-to-the-tower contract pricing for fiber-to-the-tower contract pricing step downs in the carrier business, as well as increased marketing and sales expenses. The closing trading price per share of Company common stock fell from $3.97 on February 27, 2023 to $3.03 on February 28, 2023.

On the evening of April 12, 2023, the Board received an unsolicited letter from Searchlight and BCI, which included a non-binding preliminary proposal (the “April 12 Proposal”) to acquire all of the outstanding shares of Company common stock not already owned by SL Investor (the “Potential Transaction”) for cash consideration of $4.00 per share of Company common stock. Searchlight and BCI conditioned the April 12 Proposal upon (i) a special committee of independent and disinterested directors appointed by the Board and advised by independent legal and financial advisors considering the April 12 Proposal and recommending that the Board approve the transaction and (ii) approval by holders of at least a majority of the voting power of the capital stock that is not owned by SL Investor. The April 12 Proposal also stated that Searchlight had no interest in a sale of its holdings in the Company or in participating in an alternative change of control transaction involving the Company, and that Searchlight would not vote in favor of any alternative sale, merger or similar transaction involving the Company. The closing trading price per share of Company common stock on April 12, 2023, before the letter was received, was $2.76.
On April 13, 2023, Searchlight filed an amendment to its Schedule 13D with respect to the Company to disclose the April 12 Proposal.
On April 18, 2023, certain independent directors of the Board unaffiliated with Searchlight or BCI, constituting the entire anticipated membership of the Special Committee, met, together with representatives of Cravath, to discuss the April 12 Proposal and potential next steps, including the formation of such a special committee and the engagement of an independent financial advisor.
On April 20, 2023, representatives of Wildcat Capital Management (“Wildcat”) contacted Company management to request a meeting with the Special Committee.
On April 26, 2023, the Company and SL Investor executed a waiver pursuant to which SL Investor agreed to waive its rights under the Governance Agreement to appoint a director designee to serve as a member of the Special Committee in connection with the formation thereof.
On April 27, 2023, certain independent directors of the Board unaffiliated with Searchlight or BCI, constituting the entire anticipated membership of the Special Committee, met, together with representatives of Cravath, in New York at the offices of Cravath, to review legal and procedural matters relating to the April 12 Proposal. At the meeting, representatives of Cravath reviewed with the directors present the terms of the April 12 Proposal and their fiduciary duties and other legal matters in the context of a review of a potential sale transaction.
On April 29, 2023, the Board resolved by unanimous written consent to establish the Special Committee, comprised of Mr. Currey, Mr. Gerke, Mr. Moore and Ms. Rahe and constituting a majority of the directors who are not employees of the Company, to analyze, evaluate and negotiate the Potential Transaction, as well as, unless and until the proposal for the Potential Transaction may be withdrawn, any other strategic alternative to the Potential Transaction, including, without limitation, (i) a possible sale or other business combination transaction or series of transactions involving all or substantially all of the Company’s equity or assets on a consolidated basis through any form of transaction, including, without limitation, merger, stock purchase, asset purchase, recapitalization, reorganization, consolidation, amalgamation or other transaction or (ii) the Company continuing to operate as an independent company (each of the Potential Transaction and any other such strategic alternative, a “Strategic Alternative”). The Board further resolved, among other things, to (i) determine that each member of the Special Committee is not affiliated with Searchlight or BCI, does not have a material interest in the Potential Transaction (other than an interest by virtue of their ownership of capital stock of the Company) and is disinterested with respect to the Potential Transaction; (ii) delegate to the Special Committee the authority to (a) explore and consider any Strategic Alternative to determine whether such Strategic Alternative is in the best interests of the Company’s stockholders and, if applicable, to determine whether such Strategic Alternative is fair (as used in Item 1014(a) of Regulation M-A) to and in the best interests of the “unaffiliated security holders” of the Company, as defined in Rule 13e-3(a) under the Exchange Act; (b) consult with Company management, the Company’s financial and legal advisors, the Special Committee’s professional advisors and, in the Special Committee’s sole discretion, such other persons in connection with such analysis, evaluation and negotiation of any Strategic Alternative; (c) enter into discussions and negotiations with respect to the terms and conditions of any Strategic Alternative, including the negotiation on behalf of the Company of any agreements or arrangements deemed necessary, appropriate or advisable with respect thereto; (d) determine whether to recommend to the full Board the approval of any such Strategic Alternative or any agreements or arrangements proposed to be entered into by the Company or any of its affiliates directly or indirectly in connection with any such Strategic Alternative; and (e) determine not to enter into any such Strategic Alternative; (iii) not enter into, and not approve, the Potential Transaction unless the Special Committee shall have determined that the Potential Transaction is fair to and in the best interests of the holders of a majority of the shares of Company common stock that are not owned by Searchlight or BCI, and recommended to the full Board the approval of the Potential Transaction and such recommendation shall not have been revoked or withdrawn; and (iv) not consummate the Potential Transaction unless the Potential Transaction has been approved by a vote of the holders of at least a majority of the voting power of the capital stock that is not owned by Searchlight or BCI. In connection with the formation of the Special Committee, the Special Committee re-confirmed the engagement of Cravath as independent legal counsel to the Special Committee.
Between April 27, 2023 and May 12, 2023, the Special Committee considered and met with several potential independent financial advisors to the Special Committee, including Rothschild & Co. In the course of such meetings, at the request of the Special Committee, representatives of Rothschild & Co provided customary relationship disclosure to the Special Committee, which was later confirmed in writing on June 5, 2023 and included disclosure of certain relationships between Rothschild & Co, on the one hand, and Searchlight, BCI and their respective affiliates and portfolio companies, on the other hand. On July 20, 2023, Rothschild & Co delivered updated written relationship disclosure to the Special Committee. A summary of such relationships is set forth in the section of this proxy statement entitled “Special Factors — Opinion of Rothschild & Co US Inc.”
On May 12, 2023, the Special Committee approved the engagement of Rothschild & Co as its independent financial advisor and authorized Mr. Currey to negotiate the form, terms and conditions of the engagement agreement with Rothschild & Co. The Special Committee selected Rothschild & Co based on its qualifications, expertise and familiarity with the Company’s business and industry.
On May 15, 2023, representatives of Company management provided the Special Committee with initial drafts of two long-term business plans that had been prepared by the Company’s management: (1) a plan consisting of nonpublic, unaudited prospective financial information for fiscal years 2023 through 2031 for the Company’s internal use (the “May Standalone Plan”) and (2) an “Illustrative Buyer Plan (Including Pre-Closing Capital).”
The May Standalone Plan was prepared by Company management and reflected the long-term business plan of the Company, assuming its continued operation as a standalone company, based on Company management’s then-current assessment of various factors impacting the Company’s ability to achieve its existing long-term business plan, including increasing challenges relating to trends in the Company’s operating and financial performance, changes in the interest rate environment and increasing capital expenditure requirements due to supply chain issues and rising costs, all of which were operating to further impair the Company’s near-term liquidity position and to constrain planned investment, including because the Company’s weakened performance and record of making unbudgeted expenditures would limit access to borrowings under the Company’s existing revolving credit facility as a result of the Company’s forecasted inability to comply with the maximum consolidated first lien leverage ratio thereunder.
The Illustrative Buyer Plan (Including Pre-Closing Capital) was prepared in connection with evaluation and negotiation of the Potential Transaction to assist the Special Committee in assessing the potential increase in the value of the Company from the perspective of a potential acquiror as a result of additional access to capital following entry into definitive agreements for the proposed merger as compared to the value of the Company if continuing to operate as a standalone company. The Illustrative Buyer Plan (Including Pre-Closing Capital) was prepared on the same basis as, and to be consistent with, the May Standalone Plan, subject to adjustments to reflect an increase in the amount of capital invested in the Company following execution of the merger agreement through 2031. In light of the additional capital required by the illustrative buyer plans, the Special Committee did not believe that either of the illustrative buyer plans was achievable by the Company in the absence of the Potential Transaction.
From May 15, 2023 through June 8, 2023, the Special Committee met on numerous occasions with representatives of each of Company management, Rothschild & Co and Cravath, and representatives of

Rothschild & Co met with representatives of Company management, to discuss and review the May Standalone Plan and the Illustrative Buyer Plan (Including Pre-Closing Capital) based on the continued review and input of the Special Committee.
On May 16, 2023, the Special Committee, the Company and Rothschild & Co executed an engagement letter with respect to Rothschild & Co’s engagement as independent financial advisor to the Special Committee in connection with its evaluation of the Potential Transaction and any other Strategic Alternatives.
Also on May 16, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the April 12 Proposal, the regulatory process and timeline in connection with the Potential Transaction or any Strategic Alternative and Rothschild & Co’s process and information requirements for conducting financial analyses to inform the Special Committee’s assessment of the Potential Transaction and any other Strategic Alternatives. The Special Committee determined that it was advisable for and directed representatives of Rothschild & Co to contact representatives of Searchlight to discuss the terms and conditions of the April 12 Proposal.
On May 18, 2023, representatives of Rothschild & Co met with representatives of Searchlight and J.P. Morgan Securities LLC (“JPM”), financial advisor to the SL Investor, to discuss the April 12 Proposal, including the diligence processes required by Searchlight and BCI in connection with the April 12 Proposal. During such meeting, representatives of Searchlight confirmed that BCI was a co-investor in the Searchlight vehicle that indirectly owned equity interests of the Company, but that BCI’s interest in the fund was passive and BCI did not beneficially own any equity interests of the Company, and that BCI would acquire a minority of the equity interests of the Company proposed to be acquired by Searchlight and BCI in the Potential Transaction.
On May 24, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the May 18, 2023 meeting among representatives of each of Rothschild & Co, Searchlight and JPM, and the Company’s potential liquidity requirements during the pendency of a Potential Transaction. The Special Committee observed that no incremental capital was required for the Company’s execution of the May Standalone Plan, and any additional capital raised by the Company would only benefit Searchlight and BCI in the event that the parties entered into and consummated the Potential Transaction. In addition, the Special Committee directed representatives of Rothschild & Co to contact Searchlight and BCI to seek further information in connection with the April 12 Proposal.
On May 30, 2023, representatives of Rothschild & Co met with representatives of Searchlight to further discuss the April 12 Proposal, during which meeting representatives of Searchlight indicated that the April 12 Proposal was not conditioned on the participation of BCI and that Searchlight would commit to provide the full amount of equity financing required for a Potential Transaction in the event that BCI determined not to participate in the Potential Transaction. Also on May 30, 2023, representatives of Rothschild & Co met with representatives of BCI and Searchlight to discuss the April 12 Proposal, including the diligence process and timing for approval of a Potential Transaction by BCI and Searchlight.
On May 31, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the meetings held by representatives of Rothschild & Co on May 30, 2023 with representatives of each of Company management, Searchlight and BCI and recent inbound communications from Company stockholders expressing an interest in sharing their views with the Special Committee regarding the April 12 Proposal.
On June 6, 2023, representatives of Wachtell, Lipton, Rosen and Katz (“Wachtell”), counsel to Searchlight, shared a draft confidentiality letter (the “Confidentiality Letter”) with Cravath pursuant to which Searchlight would be permitted to disclose confidential information regarding the Company to its affiliates and its and their respective representatives and potential co-investors, in each case, subject to confidentiality obligations substantially the same as those that Searchlight was bound by pursuant to the Governance Agreement and the other terms and conditions of the Confidentiality Letter.
On June 7, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the financial analyses being undertaken by Rothschild & Co to assist in the Special Committee’s evaluation of the Potential Transaction and Strategic Alternatives. As part of this discussion, the Special Committee requested that Rothschild & Co consider sensitivities relating to the key assumptions included in the May Standalone Plan. During this meeting, the Special Committee also directed representatives of Rothschild & Co to convene meetings with certain stockholders of the Company who had expressed an interest in meeting with the Special Committee and/or its advisors to share their perspective regarding the April 12 Proposal. The Special Committee also discussed with the representatives of Rothschild & Co and Cravath potential financing transactions that the Company could pursue as an alternative to the Potential Transaction, including the potential availability, cost and feasibility of effecting such a financing transaction to inject additional capital into the Company. As part of this discussion, the Special Committee considered the Company’s existing leverage profile and restrictions under its existing debt documents, the current interest rate environment and difficulty of obtaining financing on commercially acceptable terms, SL Investor’s consent rights pursuant to the Governance Agreement with respect to certain debt incurrence and equity issuances and the potential dilutive impact of certain potential financing transactions.
On June 12, 2023, following review, comment and negotiation of the terms thereof, the Company and Searchlight executed the Confidentiality Letter.
Also on June 12, 2023, the Special Committee met to discuss, among other items, its ongoing review of the long-term business plans prepared by the Company’s management in connection with the Special Committee’s assessment of the Potential Transaction. The Special Committee determined that it would be advisable to direct Company management to prepare a third long-term business plan for purposes of comparison, which plan would (1) be consistent with the May Standalone Plan through 2024 and (2) reflect an increase in capital expenditures beginning in 2025, to be referred to as the “Illustrative Buyer Plan (No Pre-Closing Capital),” which would further assist the Special Committee in assessing the potential increase in the value of the Company from the perspective of a potential acquiror as a result of additional access to capital following consummation of the proposed merger as compared to the value of the Company if continuing to operate as a standalone company. During this meeting, the Special Committee also discussed engaging with Company stockholders who had expressed an interest in meeting with the Special Committee and/or its advisors to share their perspectives regarding the Potential Transaction, including upcoming meetings that representatives of Rothschild & Co had, at the direction of the Special Committee, scheduled with certain of these stockholders.
On June 13, 2023, Company management shared with the Special Committee a draft of the Illustrative Buyer Plan (No Pre-Closing Capital), which was prepared on the same basis as, and to be consistent with, the May Standalone Plan, subject to adjustments to reflect an increase in the amount of capital invested in the Company from 2025 through 2031.
On June 14, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other matters, the Illustrative Buyer Plan (No Pre-Closing Capital). After the representatives of Rothschild & Co left the meeting, the Special Committee unanimously approved Rothschild & Co’s use of the May Standalone Plan for purposes of Rothschild & Co’s opinion and financial analyses. The Special Committee also unanimously approved the use of certain key assumptions and sensitivities for purposes of Rothschild & Co’s financial analyses.
On June 19, 2023, following meetings between representatives of Rothschild & Co and Company management on June 15, 2023 and June 19, 2023, Company management shared updated versions of the May Standalone Plan (the “June Standalone Plan”), the Illustrative Buyer Plan (Including Pre-Closing Capital) and the Illustrative Buyer Plan (No Pre-Closing Capital) with the Special Committee, which made certain technical corrections to the May Standalone Plan approved by the Special Committee on June 14, 2023, the Illustrative Buyer Plan (Including Pre-Closing Capital) and the Illustrative Buyer Plan (No Pre-Closing Capital), and, as a result of such technical corrections, made certain additional adjustments to, among other things, (1) reduce the projected fiber build rate pace in the near term to maintain an appropriate minimum liquidity level and (2) increase the projected fiber build rate pace in later years when the Company’s liquidity position was projected to strengthen.
Between June 14, 2023 and June 21, 2023, representatives of Rothschild & Co, at the direction of the Special Committee, and on one occasion, a member of the Special Committee, met separately with three stockholders of the Company (including Wildcat), at such stockholders’ request, to allow representatives of such stockholders to share their perspectives on the April 12 Proposal and the Company’s valuation.

On June 21, 2023, representatives of Searchlight met with representatives of each of Company management and Rothschild & Co to conduct diligence on the Company’s 2023 results to date.
On June 21, 2023, the Special Committee and representatives of each of Cravath and Rothschild & Co met with representatives of Company management, who presented the June Standalone Plan and the updated Illustrative Buyer Plan (Including Pre-Closing Capital) and Illustrative Buyer Plan (No Pre-Closing Capital) to the Special Committee. After the representatives of Company management left the meeting, the Special Committee unanimously approved the June Standalone Plan and Rothschild & Co’s use of such plan for purposes of its opinion and financial analyses. The Special Committee and representatives of each of Rothschild & Co and Cravath discussed the meetings that had taken place with Company stockholders over the prior week and considered the perspectives that such stockholders had shared, and the fact that the Special Committee’s view of the Company’s near-term liquidity based on the June Standalone Plan and the Company’s recent operating performance reflected a greater degree of concern compared to such stockholders’ views.
On June 22, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, and representatives of Rothschild & Co reviewed Rothschild & Co’s preliminary financial analyses with the Special Committee. The Special Committee discussed sensitivities relating to key assumptions relevant to the Company’s valuation. Representatives of Rothschild & Co and Cravath also discussed with the Special Committee various Strategic Alternatives for the Special Committee to consider in lieu of the Potential Transaction, including (1) alternative transactions that would allow the Company to continue as a standalone company, (2) alternative transactions with Searchlight and/or BCI and (3) alternative transactions with third parties other than Searchlight or BCI, and discussed the potential benefits and risks associated with each such potential Strategic Alternative. Representatives of Rothschild & Co reviewed a list of potential other counterparties to a transaction involving the Company, including both strategic and financial buyers, and a discussion ensued regarding Rothschild & Co’s assessment of the likelihood of each such potential counterparty pursuing a strategic transaction with the Company at such time. Representatives of Rothschild & Co also noted that no inbound inquiries or proposals had been received by the Company since the public announcement of the April 12 Proposal. As part of this discussion, the Special Committee and the representatives of each of Cravath and Rothschild & Co discussed the challenges of pursuing such alternative transactions in light of the size of Searchlight’s common and preferred equity stakes in the Company, the existing governance rights held by Searchlight, including its preferred equity position and consent rights over certain debt incurrence and equity issuances, and the fact that, upon a change of control, the Company’s debt structure would remain outstanding only for a transaction involving Searchlight and any other counterparty would need to refinance such debt or incur potentially significant fees to obtain a waiver from the holders of such debt, which was trading at a large discount to par. Following the review and discussion, the Special Committee directed representatives of Rothschild & Co to communicate to Searchlight that the Special Committee was willing to engage in discussions with Searchlight regarding the Potential Transaction, but was not willing to proceed with the Potential Transaction at the $4.00/share price included in the April 12 Proposal. The Special Committee further directed Rothschild & Co to work with Company management to put the June Standalone Plan in a format to be shared with Searchlight in conjunction with delivering its view on Searchlight’s proposal prior to any such follow-up with Searchlight. Based on such discussion and considering all such factors, the Special Committee concluded that it was not in the best interests of the Unaffiliated Stockholders to pursue any other Strategic Alternatives at this time.
On June 28, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the Company’s potential sale of its non-strategic assets in the State of Washington (the “Washington Sale”), including the impact of such a sale on the June Standalone Plan. The Special Committee also directed representatives of Rothschild & Co to share the June Standalone Plan with Searchlight. Following this meeting, on June 29, 2023, Rothschild & Co shared a summary of the June Standalone Plan with Searchlight.
On June 30, 2023, at the direction of the Special Committee, representatives of Rothschild & Co held a call with representatives of Searchlight to discuss the June Standalone Plan as well as the Special Committee’s view that the $4.00/share offer price did not reflect the upside value available to Searchlight and BCI in the Potential Transaction. After such discussion, the representatives of Rothschild & Co, at the prior direction of the Special Committee, requested that Searchlight and BCI submit a new proposal. The representatives of Searchlight indicated that Searchlight and BCI would consider revising their proposal, but would need to review the June Standalone Plan and conduct diligence in order to support any increased valuation.
On July 1, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, and discussed the June 30, 2023 call among representatives of Rothschild & Co and Searchlight. The Special Committee directed representatives of Rothschild & Co to convene a meeting among representatives of each of Company management, Rothschild & Co and Searchlight to allow Searchlight to conduct diligence on the June Standalone Plan. Following the July 1, 2023 meeting, representatives of Rothschild & Co contacted representatives of Searchlight and scheduled a meeting for July 6, 2023 to allow Searchlight to diligence the June Standalone Plan.
On July 4, 2023, representatives of Searchlight submitted to representatives of Rothschild & Co a list of questions and discussion topics for the scheduled July 6, 2023 meeting. On July 5, 2023, the Special Committee met with representatives of each of Cravath, Rothschild & Co and Company management to discuss responses to such list of questions and discussion topics.
On July 6, 2023, a meeting was held among representatives of each of Company management, Searchlight and Rothschild & Co to allow Searchlight to conduct diligence on the June Standalone Plan.
On July 11, 2023, at the direction of the Special Committee, representatives of Rothschild & Co met with representatives of JPM and Goldman Sachs & Co. LLC (“Goldman Sachs”), financial advisor to SL Investor, who indicated verbally that Searchlight and BCI would be prepared to pursue the Potential Transaction at a range of up to $4.20/share.
On July 12, 2023, Wildcat, which beneficially owned approximately 2.6% of the outstanding shares of Company common stock as of such date, publicly released a letter to the Board expressing their view that the $4.00/share included in the April 12 Proposal was insufficient and recommended that any offer should be no lower than $14.00/share.
On July 12, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the status of negotiations with Searchlight, including the verbal indication of $4.20/share conveyed by representatives of JPM and Goldman Sachs. Following discussion, the Special Committee directed representatives of Rothschild & Co to inform representatives of JPM and Goldman Sachs that the Special Committee did not consider the verbal indication of $4.20/share to be a meaningful price increase and to request that Searchlight and BCI provide another, higher offer. The Special Committee and representatives of Rothschild & Co and Cravath also discussed the letter issued by Wildcat on July 12, 2023. A discussion ensued regarding the most recent public information available to Company stockholders as compared to the June Standalone Plan and the potential impact of such information on Company stockholders’ assessment of the April 12 Proposal, including certain stockholders’ more aggressive views with respect to the value of the Company than that reflected in the current trading price of the Company common stock or the April 12 Proposal. The Special Committee and representatives of Rothschild & Co and Cravath further discussed that Company stockholders’ views likely assumed the Company would not face near-term liquidity challenges. In addition, the Special Committee and representatives of Rothschild & Co and Cravath discussed the impact of the Washington Sale on the Company’s liquidity position. As part of this discussion, the Special Committee discussed the need to request that Company management update the June Standalone Plan to reflect, among other updates, the additional liquidity that would be provided to the Company upon closing of the Washington Sale. After the meeting, representatives of Rothschild & Co called representatives of JPM and Goldman Sachs to convey the Special Committee’s position with respect to the verbal indication of $4.20/share. Representatives of JPM and Goldman Sachs communicated that Searchlight and BCI would not provide an additional bid until the Special Committee provided an indication of their perspective on value.
On July 13, 2023, the Special Committee met with representatives of Company management, together with representatives of each of Cravath and Rothschild & Co, to discuss the Company’s recent operating performance, the Washington Sale and an upcoming cost-cutting initiative, as well as the impact of these items on the June Standalone Plan. In addition, after the representatives of Company management left the meeting, the Special Committee considered next steps in negotiations with Searchlight, taking into consideration the June Standalone Plan, as well as upside and downside risks associated with such plan.

On July 14, 2023, Mr. Frey, in his capacity as a representative of Searchlight, called a representative of Rothschild & Co and Mr. Currey to communicate his view that $4.20/share reflected a significant premium over the unaffected trading price of the shares of Company common stock and, separately, Searchlight sent a due diligence request to Company management for financial information regarding the potential Washington Sale.
On July 14, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the July 14, 2023 call among Mr. Frey, a representative of Rothschild & Co and Mr. Currey as well as the status of negotiations with Searchlight and considered again other Strategic Alternatives, including the difficulty of pursuing such alternatives due to the Company’s existing capital structure and Searchlight’s significant common equity position and governance rights, the Company’s projected liquidity constraints, particularly in light of significant unbudgeted capital expenditures to date in fiscal year 2023, and the perceived lack of interest from other potential counterparties (including the absence of inquiries from any third parties since the public announcement of the April 12 Proposal). Following the discussion, the Special Committee determined that it needed to provide an indication of value to Searchlight to induce Searchlight to provide a higher bid. The Special Committee directed representatives of Rothschild & Co to convene a meeting with representatives of JPM to communicate the Special Committee’s view that, based on analysis and other factors, the Special Committee believed $6.00/share reflected the Company’s value, and to further indicate that despite this view, the Special Committee believed it was in the best interests of shareholders to consider a transaction below $6.00/share, but well above $5.00/share, and that, in any event, the Special Committee would not enter into a deal at the current verbal indication of $4.20/share. In addition, based on such discussion and considering all such factors, the Special Committee continued to believe that it was not in the best interests of the Unaffiliated Stockholders to pursue any other Strategic Alternative.
On July 16, 2023, representatives of Rothschild & Co called representatives of JPM to communicate the Special Committee’s position determined at the July 14, 2023 meeting of the Special Committee.
On July 16, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the status of negotiations with Searchlight, including the July 16 call that representatives of Rothschild & Co held with representatives of JPM. Representatives of Rothschild & Co explained that JPM had requested another call to discuss in detail the June Standalone Plan and the value Searchlight and BCI would realize in a transaction at an offer price per share higher than Searchlight’s latest verbal indication of $4.20/share. The Special Committee and representatives of Rothschild & Co and Cravath discussed the advantages and disadvantages of representatives of Rothschild & Co engaging in this discussion with JPM. The Special Committee also discussed the lack of interest expressed by any third party in rendering a competing proposal to acquire the Company since the April 12 Proposal and the potential level of interest and challenges to other third party acquirors in pursuing a transaction involving the Company, including any such potential third party acquiror’s need to conduct due diligence, refinance the Company’s existing debt structure and contribute significant additional equity relative to Searchlight and BCI in order to purchase Searchlight’s common and preferred equity interests. After discussion, the Special Committee directed representatives of Rothschild & Co to convene a meeting with representatives of JPM to further discuss the June Standalone Plan and the potential value that Searchlight and BCI would realize in a transaction at an offer price per share higher than Searchlight’s verbal indication of $4.20/share.
On July 17, 2023, representatives of Rothschild & Co called representatives of JPM and Goldman Sachs, to discuss the June Standalone Plan and the potential value that Searchlight and BCI would realize in a transaction at an offer price per share higher than Searchlight’s verbal indication of $4.20/share. Representatives of JPM and Goldman Sachs indicated to representatives of Rothschild & Co that Searchlight’s own projections for the Company differed in key respects from the June Standalone Plan and, in particular, that Searchlight projects 2028 EBITDA to be approximately $120M lower than that reflected in the June Standalone Plan. However, representatives of JPM and Goldman Sachs indicated that Searchlight and BCI might be willing to increase their indication of value after substantially completing their due diligence processes.
Later on July 17, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the status of negotiations with Searchlight in light of the July 17, 2023 call among representatives of each of JPM, Goldman Sachs and Rothschild & Co.

On July 19, 2023, Mr. Frey called a representative of Rothschild & Co to discuss Searchlight and BCI’s remaining due diligence requirements in connection with, and in advance of entering into, a Potential Transaction. Among other matters it subsequently reviewed, following news reports regarding lead-related issues faced by several U.S. telecommunications companies (which did not mention the Company), diligence was subsequently conducted regarding the potential presence of lead in cables owned by the Company.
On July 19, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the status of Searchlight and BCI’s ongoing due diligence processes and, from July 19, 2023 until entry into the merger agreement, Searchlight and BCI continued conducting their due diligence processes, including through diligence calls and in-person diligence sessions, the provision of materials via a virtual data room and discussions among their respective advisors.
On July 26, 2023, the Special Committee met, together with representatives of each of Rothschild & Co and Cravath, to discuss, among other items, the status of Searchlight’s and BCI’s ongoing due diligence. The Special Committee also considered the advantages and disadvantages of soliciting other potential bidders, including reviewing a list of possible strategic and financial third-party acquirors, and observed the lack of any likely interested counterparties for the reasons previously discussed, including at the July 16, 2023 meeting of the Special Committee. The Special Committee further noted the absence of any inbound interest from third parties following the public announcement of the April 12 Proposal. The Special Committee and its advisors discussed the potential reasons for the lack of such interest, including Searchlight’s significant common equity position, governance rights and existing ownership of preferred equity as well as the difficulties associated with having to refinance the Company’s existing debt for a potential third-party acquiror and, following the discussion, the Special Committee determined that it was inadvisable to solicit other bidders at this time based on the factors considered.
On August 2, 2023, the Special Committee met, together with representatives of each of Rothschild & Co and Cravath, to discuss the status of Searchlight and BCI’s ongoing due diligence. The Special Committee also determined that it would be appropriate to convene a meeting with representatives of Company management for an update on the recent operational performance of the Company and the latest status of the Company’s fiber build plans in advance of any further negotiations with Searchlight.
On August 3, 2023, the Special Committee met with a representative of Company management to discuss the Company’s recent operational performance and the latest status of the Company’s fiber build plans.
On August 5, 2023 and August 6, 2023, the Company provided Searchlight and BCI, respectively, with access to a virtual data room to review additional non-public due diligence information.
On August 9, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the status of Searchlight and BCI’s ongoing due diligence. The Special Committee also directed representatives of Rothschild & Co to request that Company management update the June Standalone Plan to reflect the impact of the Washington Sale.
On August 16, 2023 and August 23, 2023 the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the status of Searchlight and BCI’s ongoing due diligence processes and whether Searchlight and BCI would request that the Company obtain interim funding to maintain current fiber build rates during the period between the signing of a definitive agreement in respect of a Potential Transaction and the closing of such transaction. The Special Committee observed that such funding was not required for the Company’s execution of the June Standalone Plan and would only benefit Searchlight and BCI in the event that the parties enter into and consummate the Potential Transaction. As a result, the Special Committee determined that any such financing would only be acceptable on terms that (1) would not expose the Company to significant increased interest expense and (2) would not provide any incremental equity ownership to Searchlight, and that any discussions with Searchlight and BCI regarding interim funding should occur, if at all, only after the parties have an agreed price for a Potential Transaction.
On August 25, 2023, a representative of Searchlight contacted a representative of Rothschild & Co to indicate Searchlight’s interest in further advancing price negotiations with the Special Committee and that Searchlight was prepared to share an initial draft merger agreement for the Potential Transaction.

On August 30, 2023, representatives of Company management shared a revised June Standalone Plan (the “August Standalone Plan”) with the Special Committee, which plan reflected the impact of the Washington Sale and the Company’s ongoing cost-cutting initiatives.
Later on August 30, 2023, the Special Committee met, together with representatives of each of Rothschild & Co and Cravath, to discuss, among other items, the August Standalone Plan, Searchlight’s and BCI’s ongoing due diligence processes and the timing of when Searchlight and BCI would reengage in price negotiations. The Special Committee directed representatives of Rothschild & Co to request that Searchlight and BCI submit a revised indication of value and deliver a draft merger agreement.
On August 31, 2023, representatives of Rothschild & Co called representatives of Searchlight to convey the Special Committee’s desire to recommence negotiations and request that Searchlight and BCI submit an increased indication of value. Representatives of Searchlight indicated that Searchlight and BCI would be prepared to submit a revised indication of value in the near term.
On September 5, 2023, representatives of Searchlight called representatives of Rothschild & Co to confirm that Searchlight and BCI were continuing to prepare a revised offer and would be submitting such revised indication of value in the near term.
On September 6, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the August Standalone Plan. Following such discussion, the Special Committee unanimously approved the August Standalone Plan for Rothschild & Co’s use for purposes of its opinion and financial analyses and directed representatives of Rothschild & Co to share the August Standalone Plan with Searchlight. Representatives of Rothschild & Co then reviewed with the Special Committee updated preliminary financial analyses, consistent with their prior review with the Special Committee but reflecting the August Standalone Plan and then-current market conditions. The Special Committee discussed sensitivities relating to key assumptions relevant to the Company’s valuation. Representatives of Rothschild & Co also updated the Special Committee on an unsolicited communication received by representatives of Rothschild & Co from Party A regarding a potential $200 million subordinated debt or preferred equity investment, and confirming that Party A intended to submit a written proposal regarding the key proposed terms.
On September 7, 2023, at the direction of the Special Committee, representatives of Rothschild & Co shared the August Standalone Plan with representatives of Searchlight.
On September 11, 2023, representatives of Searchlight called a member of the Special Committee and representatives of Rothschild & Co and indicated that Searchlight and BCI would be prepared to agree to a Potential Transaction at a range of up to $4.35/share. Representatives of Searchlight indicated any willingness of Searchlight and BCI to submit a higher indication of value to the Special Committee would be dependent upon the Special Committee first providing a revised indication of value to Searchlight and BCI.
On September 12, 2023, representatives of Wachtell shared an initial draft merger agreement, which reflected feedback from representatives of Weil, Gotshal & Manges LLP (“Weil”), counsel to BCI, with representatives of Cravath, which draft provided for, among other things, a “no-shop” provision applying as of the date of execution; the ability of the Company to change its recommendation to Company stockholders with respect to approval of the merger agreement in the event of a conflict with its fiduciary duties upon the occurrence of a material event or development that was not known to, or reasonably foreseeable by, the Board prior to the date of the merger agreement, and which is not related to an alternative acquisition proposal; a 15-month outside date with a 6-month extension in the acquiror’s sole discretion if certain regulatory approvals remain outstanding; a termination fee payable by the Company of 3.0% of the Company’s equity value in the event the merger agreement was terminated for the Company to enter into an agreement providing for a superior proposal; an obligation for the Company to pay an amount equal to 1.0% of the Company’s equity value in the event that the merger agreement is terminated by either party following failure to receive the requisite approval from the Company’s stockholders; an obligation for the Company to reimburse the acquiror at signing for their pre-signing fees and expenses in connection with the Potential Transaction up to an unspecified amount; the conversion of all outstanding equity awards into cash-based awards subject to the same terms, conditions and performance goals (if applicable); and a limitation on the liability of the acquiror and certain of its related parties in connection with the merger agreement and related transaction documents of 5.0% of the Company’s equity value.
On September 13, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the most recent verbal indication of $4.35/share, Rothschild & Co’s updated preliminary financial analyses that had been reviewed with the Special Committee on September 6, 2023, the Company’s recent operating performance, the Company’s capital requirements and near-term liquidity position, the opportunities and risks associated with other Strategic Alternatives, including continuing to operate as a standalone company, and the key terms and conditions reflected in the draft merger agreement received on September 12, 2023. The Special Committee discussed sensitivities relating to key assumptions relevant to the Company’s valuation. The Special Committee considered a range of responses to the most recent verbal indication, taking into account the Special Committee’s discussions regarding valuation that took place on July 14, 2023, and determined in their best judgment that continuing negotiations with an indication of value from the Special Committee that would induce Searchlight and BCI to offer a higher indication of value was in the best interests of the Unaffiliated Stockholders, and that providing a counterproposal to Searchlight and BCI was the best course of action given the lack of other attractive Strategic Alternatives and the risks that the Company would face if it continued to operate on a standalone public company basis. Following the discussion, the Special Committee directed representatives of Rothschild & Co to make a counterproposal to Searchlight of $5.25/share.
On September 14, 2023, a representative of Rothschild & Co called a representative of Searchlight to convey the Special Committee’s counterproposal of $5.25/share.
Later on September 14, 2023, a representative of Searchlight called a representative of Rothschild & Co to indicate that Searchlight and BCI would be prepared to agree to a Potential Transaction at a range of up to $4.50/share.
On September 15, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss Searchlight and BCI’s revised verbal indication of $4.50/share. The Special Committee considered a range of responses to the most recent verbal indication and determined in their best judgment that continuing price negotiations with a revised indication of value from the Special Committee was in the best interests of the Unaffiliated Stockholders in light of the factors previously considered. After discussion, including with representatives of Rothschild & Co, the Special Committee directed the representatives of Rothschild & Co to make a counterproposal to Searchlight of $5.05/share.
The Special Committee also further discussed with representatives of each of Cravath and Rothschild & Co key terms and conditions reflected in the draft merger agreement received on September 12, 2023, including a discussion of the merits of proposing a “go-shop” provision. The Special Committee determined not to prioritize proposing a “go-shop” provision, given, among other reasons, the length of time during which Searchlight and BCI’s offer had been publicly known, the lack of interest expressed from any other potential third party acquirors during such period, advice from representatives of Rothschild & Co as to the likely lack of interest among any other potential third party acquirors, the fact that the draft merger agreement provided the Special Committee the ability to, under certain circumstances, consider alternative transaction proposals and enter into an alternative transaction in the event of a superior proposal and that the anticipated termination fee under the merger agreement would not be likely to deter an interested third party acquiror from seeking to acquire the Company.
On September 16, 2023, representatives of Cravath held a call with representatives of Wachtell to discuss key potential issues in connection with the draft merger agreement received from Wachtell on September 12, 2023, including, among others, whether extension of the outside date if certain regulatory approvals remain outstanding occurs automatically or in the sole discretion of the acquiror; the size of the termination fee payable by the Company in the event the merger agreement was terminated for the Company to enter into an agreement providing for a superior proposal; whether any fee is payable by the Company in the event that the merger agreement is terminated by either party following failure to receive the requisite approval from the Company’s stockholders; whether the Company would have any obligation to reimburse the acquiror for their pre-signing fees and expenses in connection with the Potential Transaction; the scope of actions required to be taken by the acquiror in connection with its use of reasonable best efforts to obtain required regulatory approvals; and the scope of applicable closing conditions.

On September 18, 2023, a representative of Rothschild & Co called a representative of Searchlight to convey the Special Committee’s counterproposal of $5.05/share.
On September 19, 2023, a representative of Searchlight called a representative of Rothschild & Co and a member of the Special Committee to convey that Searchlight and BCI would be prepared to agree to a Potential Transaction at a range of up to of $4.55/share.
On September 20, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other matters, Searchlight and BCI’s recent increase of their verbal indication to $4.55/share. The Special Committee discussed the fact that the size of the latest increase in the indications of value from Searchlight and BCI had dramatically decreased and considered the most effective strategy to produce a larger increase in value from Searchlight and BCI. The Special Committee also discussed the lack of other attractive Strategic Alternatives and the risks that the Company would face if it continued to operate on a standalone public company basis. After discussion among the Special Committee and representatives of each of Cravath and Rothschild & Co, the Special Committee directed representatives of Rothschild & Co to communicate to Searchlight the Special Committee’s dissatisfaction with Searchlight’s latest increase in offer price and indicate to Searchlight that the Special Committee may be responsive if Searchlight proposed a consideration amount of $4.80/share that “split the difference” between Searchlight’s and the Special Committee’s respective most recent proposals.
On September 21, 2023, representatives of Rothschild & Co called representatives of Searchlight to suggest “meeting in the middle” at an offer price of $4.80/share. The representatives of Searchlight indicated that Searchlight and BCI would not be able to offer $4.80/share.
On September 22, 2023, a representative of Searchlight called a member of the Special Committee and representatives of Rothschild & Co to communicate that Searchlight and BCI would be prepared to agree to a Potential Transaction at a range of up to $4.65/share. The representative of Searchlight indicated that $4.65/share represented Searchlight’s final offer.
On September 23, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss Searchlight’s recent increase of its verbal indication to $4.65/share and the representative of Searchlight’s indication that this was Searchlight’s final offer. The Special Committee assessed the risks that the Company would face if it continued to operate on a standalone public company basis, compared to the risks of Searchlight and BCI terminating negotiations as a result of various potential responses to the $4.65/share indication of value, and determined in their best judgment that submitting an additional counterproposal to determine whether the $4.65/share indication of value was Searchlight’s final offer was the best course of action. As part of this discussion, the Special Committee discussed and considered Rothschild & Co’s updated preliminary financial analyses that had been reviewed with the Special Committee on September 6, 2023. The Special Committee discussed sensitivities relating to key assumptions relevant to the Company’s valuation. The Special Committee directed representatives of Rothschild & Co to communicate a counterproposal to Searchlight of $4.70/share. The Special Committee also further discussed with representatives of each of Cravath and Rothschild & Co key terms and conditions to be reflected in the revised draft of the merger agreement and the Special Committee directed representatives of Cravath to share such revised draft with Wachtell.
On September 23, 2023, representatives of Rothschild & Co called representatives of Searchlight to convey a counterproposal of $4.70/share.
On September 23, 2023, representatives of Cravath shared a revised draft of the merger agreement with Wachtell, which draft reflected, among other things, a 15-month outside date with an automatic 6-month extension if certain regulatory approvals remain outstanding rather than an extension in the sole discretion of the acquiror; a termination fee payable by the Company of 2.0% of the Company’s equity value rather than 3.0% in the event the merger agreement was terminated for the Company to enter into an agreement providing for a superior proposal; no obligation for the Company to pay a fee to the acquiror in the event that the merger agreement is terminated by either party following failure to receive the requisite approval from the Company’s stockholders; no obligation for the Company to reimburse the acquiror at signing for their pre-signing fees and expenses in connection with the Potential Transaction; an increased regulatory commitment threshold and added obligations for the acquiror to take certain specified actions in connection with its use of reasonable best efforts to obtain required regulatory approvals; the acceleration and cash-out of all outstanding equity awards at closing of the transaction; removal of certain closing conditions; and a limitation on the liability of the acquiror and certain of its related parties in connection with the merger agreement and related transaction documents of 10.0% of the Company’s equity value rather than 5.0%. From that time until the signing of the merger agreement, the parties’ respective legal advisors negotiated the terms of the merger agreement and held a number of discussions relating thereto.
On September 26, 2023, representatives of Party A delivered to representatives of Rothschild & Co a written proposal regarding the key proposed terms of a financing proposal for the Company. Also on September 26, 2023, representatives of Wildcat contacted representatives of Rothschild & Co to request a meeting to discuss further their perspective on the Potential Transaction. On October 1, 2023, after consultation with representatives of Cravath, and at the direction of the Special Committee, representatives of Rothschild & Co declined the request, indicating that the Company was in a quiet period in connection with its upcoming quarterly earnings announcement.
On September 27, 2023, representatives of Searchlight called representatives of Rothschild & Co to convey their and BCI’s willingness to move forward with the Potential Transaction at $4.70/share, subject to finalizing to each party’s satisfaction the definitive agreements with respect to the Potential Transaction. Representatives of Searchlight also communicated to representatives of Rothschild & Co that Searchlight’s position remained that outstanding equity awards would generally need to convert into restricted cash awards at closing. Representatives of Searchlight further indicated that prior to entering into a merger agreement for the Potential Transaction, Searchlight would require that the Company obtain an amendment to its revolving credit facility to provide the Company with increased flexibility under certain financial covenants to provide sufficient liquidity to operate following signing and prior to closing of the Potential Transaction. Representatives of Searchlight offered to work with the Company to facilitate such amendment.
On September 27, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss Searchlight’s recent indication of its willingness to negotiate a deal at $4.70/share. After discussion and deliberation by the Special Committee, including as to the matters described in the section of this proxy statement entitled “Special Factors — Reasons for the Merger; Recommendation of the Board; Position of the Company as to the Fairness of the Merger,” the Special Committee determined to continue to seek to negotiate mutually acceptable definitive agreements to effect the Potential Transaction at a price of $4.70 per share, subject to further review and final approval or disapproval by the Special Committee and the Board. The Special Committee also discussed the Company’s plans for a potential amendment to its revolving credit facility in connection with the potential signing of agreements with respect to the Potential Transaction. Representatives of Rothschild & Co then provided the Special Committee with an update and overview of a written proposal from Party A regarding the key proposed terms of a financing proposal. The Special Committee determined that the financing proposal was not in the best interests of the Company’s stockholders in light of the terms proposed and the risks associated with continuing to operate as a standalone company. Following discussion of such proposed financing, including with representatives of Rothschild & Co, the Special Committee determined not to engage with Party A at such time on the basis of the proposed terms and directed representatives of Rothschild & Co to provide further analysis of the financing proposal.
From September 30, 2023 until the signing of the amendment to the Company’s revolving credit facility on October 15, 2023, the parties’ respective legal advisors and representatives of certain lenders under the Company’s revolving credit facility negotiated the terms of the potential amendment to the Company’s revolving credit facility and held a number of discussions relating thereto.
On October 4, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the status of, among other items, negotiations with Searchlight, including regarding the merger agreement and certain key terms and conditions therein, and the potential amendment to the Company’s revolving credit facility. Representatives of Rothschild & Co then reviewed with the Special Committee an analysis of the financing proposal received from Party A. The Special Committee confirmed its determination that the financing proposal was not in the best interests of the Company’s stockholders in light of the terms proposed and the risks associated with continuing to operate as a standalone company. Following discussion of such financing proposal, including with representatives of Rothschild & Co, the Special Committee reaffirmed its determination not to engage further with Party A at such time with respect to such proposal.
On October 5, 2023, at the direction of the Special Committee, representatives of Rothschild & Co called representatives of Searchlight to discuss the process and timing for entering into the Potential Transaction, subject to finalizing definitive agreements with respect thereto, and the proposed amendment to the Company’s revolving credit facility.
On October 6, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss, among other items, the status of negotiations, including the treatment of outstanding equity awards and various other compensation-related items in connection with the Potential Transaction, including, among other items, the Company’s ability to increase compensation and grant equity or other long-term incentive awards during the period between the signing of a definitive agreement in respect of a Potential Transaction and the closing of such transaction.
On October 8, 2023, the Special Committee met to further discuss the status of key open items in the negotiation of the Potential Transaction, including the treatment of outstanding equity awards in connection with the potential transaction.
From October 9, 2023 through October 15, 2023, representatives of Cravath and Wachtell (with feedback from representatives of Weil) exchanged drafts of certain transaction documents, including the merger agreement, the voting agreement and the equity commitment letters and limited guaranties.
On October 11, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss the status of negotiation of the Potential Transaction. The Special Committee directed representatives of Cravath to agree to Searchlight and BCI’s proposed treatment of the outstanding equity awards in connection with, and subject to, Searchlight and BCI’s acceptance of the Special Committee’s proposal on certain other compensation and benefit-related items.
On October 14, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss and deliberate on the Potential Transaction. Representatives of Cravath then delivered a legal presentation regarding the directors’ fiduciary duties and other relevant legal considerations for a Delaware corporation in the context of a review of a potential sale transaction and outlining the terms of the draft of the merger agreement and related transaction agreements. Representatives of Rothschild & Co then presented their financial analyses of the proposed merger consideration to the Special Committee and rendered to the Special Committee Rothschild & Co’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 15, 2023, and that is attached to this proxy statement as Annex C, that, as of such date, subject to the qualifications, limitations and assumptions set forth therein, the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares) is fair, from a financial point of view, to the Unaffiliated Stockholders. Representatives of Cravath then discussed the draft resolutions under consideration by the Special Committee. After discussion and deliberation by the Special Committee, including as to the matters described in the section of this proxy statement entitled “Special Factors — Reasons for the merger; Recommendation of the Board; Position of the Company as to the Fairness of the Merger,” the Special Committee determined unanimously that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement, and declared that the merger agreement and the transactions contemplated by the merger agreement were advisable. Furthermore, the Special Committee recommended that the Board (i) approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, (ii) approve the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) direct that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iv) recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
Later on October 14, 2023, the Board met, together with representatives of each of Cravath, Latham & Watkins LLP (“Latham”), engaged as the Company’s legal advisor, and Rothschild & Co, to discuss and deliberate on the Potential Transaction. The Searchlight Directors recused themselves from the Board meeting. Mr. Currey informed the Board of the Special Committee’s unanimous favorable recommendation of the Potential Transaction. Representatives of each of Cravath and Latham then delivered a legal presentation regarding the directors’ fiduciary duties and other relevant legal considerations for a Delaware corporation in the context of a review of a potential sale transaction and outlining the terms of the draft of the merger agreement and related transaction agreements. Representatives of Rothschild & Co then presented their financial analyses of the proposed merger consideration, which was prepared by Rothschild & Co in its capacity as independent financial advisor to the Special Committee and presented solely on a non-reliance basis, to the Board. Representatives of Latham then discussed the draft resolutions under consideration by the Board. Thereafter, acting upon the recommendation of the Special Committee, the Board determined, by unanimous vote of the directors present (including a majority of the directors who are not employees of the Company), that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board furthermore (i) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iii) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
Over the course of the next day, the parties and their respective financial and legal advisors finalized the merger agreement and related transaction agreements in preparation for their execution and on October 15, 2023, the Company, Parent and Merger Sub executed the merger agreement and the Company and affiliates of Searchlight and BCI, as applicable, executed certain other ancillary documentation related to the merger. Also on October 15, 2023, the Company entered into an amendment to its revolving credit facility with the lenders party thereto.
On October 16, 2023, the Company filed with the SEC a copy of the merger agreement, the amendment to the revolving credit facility and the press release announcing the merger as exhibits to a Current Report on Form 8-K.
On October 17, 2023, Searchlight filed an amendment to its Schedule 13D with respect to the Company to disclose Searchlight’s entry into the merger agreement with the Company.
Recommendation of the Special Committee
At the special meeting of the Special Committee on October 14, 2023, after due consideration, including consideration of the material factors described in the section below entitled “— Reasons for the Merger,” and in consultation with its own independent legal and financial advisors, the Special Committee unanimously determined that the merger agreement was fair to and in the best interests of the Company and the Unaffiliated Stockholders and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Special Committee also unanimously recommended to the Board that the Board:
•
approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement;

•
approve the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement;

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direct that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption; and

•
recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of shares of Company common stock.

Recommendation of the Board
At the special meeting of the Board held on October 14, 2023, after consideration of the unanimous recommendation and analysis of the Special Committee, including of the material factors described in the section below entitled “— Reasons for the Merger,” and detailed discussions with its outside legal counsel and financial advisor, at such meeting and prior meetings of the Board, the Board, by unanimous vote of those directors present at such special meeting of the Board (excluding the Searchlight Directors, who recused themselves), determined that it was fair to and in the best interests of the Company, the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and:
•
approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement;

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directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption; and

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recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.

Reasons for the Merger
As described above in the section entitled “— Background of the Merger,” prior to and in reaching the unanimous determination set forth above, the Special Committee consulted with and received the advice of its independent legal and financial advisors, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the merger, the merger agreement and the transactions contemplated thereby, including the following material factors, which are not intended to be an exhaustive list of all factors considered by the Special Committee and are not presented in any relative order of importance:
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the Company’s industry, business, operations, financial condition, earnings, strategy and prospects, as well as the Company’s historical and projected financial performance;

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the current and historical prices of the Company common stock, including the fact that the $4.70 per share price of Company common stock to be paid in cash represented a premium of approximately:

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70% over the unaffected closing stock price on April 12, 2023, the last full trading day prior to the submission of Searchlight and BCI’s initial non-binding proposal to the Board;

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89% over the unaffected 1-month volume-weighted average trading price per share as of April 12, 2023, the last full trading day prior to the submission of Searchlight and BCI’s initial non-binding proposal to the Board; and

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33% over the closing stock price on October 13, 2023, the last full trading day prior to announcement of entry into the merger agreement;

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that the Special Committee was able to negotiate an increase from the proposed consideration of $4.00 per share offered in the April 12 Proposal to the merger consideration of $4.70 per share, representing an increase of approximately 17.5%;

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the Special Committee’s belief that the merger consideration was the highest price that could reasonably be obtained from Parent, that the terms set forth in the merger agreement were the most favorable terms to which Parent would be willing to agree and that further negotiations would create a risk of causing Parent to abandon the transaction altogether or materially delay entry into the merger agreement;

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the fact that no inbound interest regarding a potential acquisition of the Company was received from other third parties following the public announcement of the April 12 Proposal;

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the Special Committee’s understanding of the risks and uncertainties in the industry in which the Company competes, including:

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risks relating to the operation of the Company, including, but not limited to, the substantial capital expenditures required for the Company’s operations, including the Company’s fiber network expansion plan, the ability to obtain and maintain necessary rights-of-way, dependence on third-party vendors for hardware, software and operational support necessary in connection with certain services and the Company’s network, uncertain availability of future support from various funds established under federal and state laws and potential disruptions in the Company’s networks and infrastructure due to, among other things, physical damage to lines, security breaches, capacity limitations, power surges or outages, software defects and disruptions beyond its control, such as natural disasters and acts of terrorism;
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risks relating to operational and financial trends, including greater than anticipated declines in revenue from voice services, access lines and related network access revenue, the ongoing challenges in generating consistent growth from the enterprise business segment, competitive pressures on pricing and the expected impact on average revenue per user and increases in the cost of goods sold;

•
risks relating to execution of the Company’s fiber overbuild strategy, including the impact of slower historical increases in market penetration than previously projected, increasing costs to build fiber to the premise and increasing installation costs, and achieving the Company’s prospective forecasts, as set forth below under the section entitled “— Certain Financial Forecasts,” including future penetration and revenue targets reflected in such forecasts, particularly in light of the Company’s meaningfully slower near-term build rates and the resulting risk of, and impact on, the Company’s competitive position in the likely event of competitors building fiber in certain regions before the Company; and

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other risks and uncertainties, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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the Special Committee’s understanding of the risks that the Company would face if it continued to operate on a stand-alone public company basis, including:

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risks relating to the Company’s near term liquidity, including limited access to borrowings under the Company’s existing revolving credit agreement in the event that the Company exceeds the maximum consolidated first lien leverage ratio thereunder, limited ability to incur additional debt or raise capital, including the limitations imposed by SL Investor’s consent rights with respect to debt incurrence and equity issuances, increased interest expense in connection with increased rates and limited ability to access sources of capital on commercial terms sufficient to fund necessary capital investments essential to keep the Company competitive, including execution of its fiber expansion strategy, and access to federal and state government funding programs, including the Broadband Equity, Access, and Deployment Program, considering, among other factors, that, as of September 29, 2023, the Company’s debt has been yielding approximately 12% (approximately 5% higher than its contracted rate) and the fact that, since 2021, the Company has made annual capital expenditures exceeding the midpoint of the guidance it issued at the beginning of each respective year by more than 20%, adding to the Company’s liquidity constraints;

•
risks relating to the possibility that the Company may face even greater liquidity issues in the near-term due to the limited liquidity anticipated under the Company’s prospective forecasts, as set forth below under the section entitled “— Certain Financial Forecasts,” and the fact that, given the Company’s capital expenditures are generally contracted and committed in advance, the Company may not be able to timely adjust expenditures in response to negative deviations in EBITDA as compared to current projections; and

•
risks relating to the Company’s substantial amount of debt outstanding, including covenants under the Company’s existing credit agreement and indentures governing its outstanding senior notes that restrict the Company’s discretion in operating its business and increased debt carrying costs in connection with increasing interest rates;

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the Special Committee’s assessment of potential risks, rewards and uncertainties associated with remaining an independent public company as a possible Strategic Alternative to the sale of the Company (including the potential value to Company stockholders based on the Company’s strategic plan that could be expected to be generated from remaining an independent public company), and the Special Committee’s ultimate determination that such alternative did not represent a more attractive alternative to the merger;
•
the Special Committee’s consideration of the current state of the economy, debt financing markets and uncertainty surrounding forecasted economic conditions in the near-term and the long-term, which could negatively affect the Company’s financial performance;

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the fact that the merger consideration is all cash, which provides certain value and, upon consummation of the merger, liquidity to the Unaffiliated Stockholders, especially when viewed against any internal or external risks and uncertainties associated with the Company’s stand-alone strategy, immediately upon the closing of the merger;

•
the financial analysis and opinion, dated October 15, 2023, of Rothschild & Co provided to the Special Committee as to the fairness, from a financial point of view and as of such date, to the Unaffiliated Stockholders of the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares) in the merger pursuant to the merger agreement, which opinion was on the basis of and subject to the qualifications, limitations and assumptions set forth therein as further described below in the section entitled “— Opinion of Rothschild & Co US Inc.” beginning on page 55;

•
the Special Committee’s assessment, taking into account the other factors described herein, of the Company’s value on a stand-alone basis relative to the $4.70 per share of Company common stock to be paid in cash in connection with the merger, and the possibility that the trading price of shares of Company common stock would not reach and sustain such price, or that doing so could take a considerable period of time;

•
the Company’s operating and financial performance and its prospects, including certain prospective forecasts for the Company prepared by the Company’s senior management, which reflect an application of various assumptions of senior management, and the inherent uncertainty of achieving the Company’s prospective forecasts, as set forth below under the section below entitled “— Certain Financial Forecasts,” and the fact that the Company had previously failed to meet certain prior forecasts, and that, as a result, the Company’s actual financial results in future periods could differ materially from senior management’s forecasts;

•
the fact that the Company faces substantial upcoming debt maturities in 2027 and 2028 and such debt was trading at a large discount to par;

•
the fact that, due to the highly leveraged position in which the Company operates, the implied equity value of the Company may materially decrease in the event of modest deviations in future business performance relative to the Company’s prospective forecasts, as set forth below under the section entitled “— Certain Financial Forecasts,” and taking into account in connection thereto the fact that the Company had previously failed to meet certain prior forecasts;

•
the fact that the merger is not subject to a financing condition or dependent on debt financing and that the Guarantors have committed to make available and provide to Parent, pursuant to the equity commitment letters, an aggregate amount equal to up to $370 million to fund the transactions contemplated by the merger agreement, as further described in the section below entitled “— Financing of the Merger”;

•
the fact that the merger would be subject to receipt of the Requisite Company Stockholder Approval, including the Company Unaffiliated Stockholder Approval;

•
the fact that Searchlight stated in the April 12 Proposal that (i) it was only interested in acquiring shares of Company common stock that it did not currently own, (ii) it was not interested in selling the shares of Company common stock that it did own or in participating in an alternative change of control transaction involving the Company and (iii) in its capacity as a Company stockholder, it would not vote in favor of any alternative sale, merger or similar transaction involving the Company;

•
the provisions of the merger agreement that, subject to the conditions therein, permit the Company (i) to seek specific performance of Parent’s and Merger Sub’s obligation to consummate the merger pursuant to the terms of the merger agreement and the equity financing pursuant to the terms of the equity commitment letters and (ii) to enforce the Guarantors’ obligations to provide the equity financing under the equity commitment letters;
•
the provisions of the merger agreement that permit the Company, in response to certain unsolicited takeover proposals, to furnish information to and conduct discussions and negotiations with third parties prior to receipt of the Requisite Company Stockholder Approval under certain circumstances and, under certain conditions, to accept a superior proposal, and the Company’s corresponding right to terminate the merger agreement (subject to the payment to Parent of a termination fee of $15.9 million and certain rights of Parent to match the superior proposal) in order to enter into a definitive agreement providing for the consummation of such superior proposal;

•
the provisions of the merger agreement that permit the Board (upon the recommendation of the Special Committee) or the Special Committee, prior to obtaining the Requisite Company Stockholder Approval, to withhold, withdraw, amend, qualify or modify its recommendation to approve the merger under certain circumstances relating to a superior proposal or intervening event, subject to payment to Parent of the Company termination fee of $15.9 million if Parent elects to terminate the merger agreement in such circumstances, and that the amount of the Company termination fee is comparable to termination fees in transactions of a similar size, is reasonable, and would not likely deter competing bids;

•
the fact that the Guarantors have provided certain limited guaranties, which support Parent’s and Merger Sub’s obligations with respect to certain payment obligations that may be owed to the Company under the merger agreement;

•
the other terms and conditions of the merger agreement, the equity commitment letters, the limited guaranties and the voting agreement, which were reviewed by the Special Committee with its independent legal and financial advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties; and

•
the availability of appraisal rights under the DGCL to Company stockholders who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the merger, including the fact that such stockholders will have the right to demand appraisal and payment of the fair value of their shares as determined by the Delaware Court, as further described in the section below entitled “— Appraisal Rights.”

The Special Committee also considered the factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger agreement, the merger and the other transactions contemplated thereby to the Unaffiliated Stockholders. The Special Committee believes such factors support its determinations and recommendations and provide assurance of the procedural fairness of the merger:
•
that, as authorized and directed by the Board, the Special Committee retained and received the advice of (i) Rothschild & Co as its own independent financial advisor and (ii) Cravath as its own independent legal advisor;

•
the authority granted to the Special Committee by the Board to, among other things, (i) explore and consider any Strategic Alternative to determine whether such Strategic Alternative is in the best interests of the Company’s stockholders and, if applicable, to determine whether such Strategic Alternative is fair (as used in Item 1014(a) of Regulation M-A) to and in the best interests of the “unaffiliated security holders” of the Company, as defined in Rule 13e-3(a) under the Exchange Act, (ii) enter into discussions and negotiations with respect to the terms and conditions of any Strategic Alternative, including the negotiation on behalf of the Company of any agreements or arrangements deemed necessary, appropriate or advisable with respect thereto; and (iii) determine not to enter into any such Strategic Alternative, including the proposed merger;

•
that the Special Committee consists solely of independent and disinterested directors constituting a majority of the directors who are not employees of the Company who are able to evaluate and negotiate the proposed merger on behalf of the Unaffiliated Stockholders;

•
that the Special Committee held more than three dozen formal meetings to discuss and evaluate the proposed merger and each member of the Special Committee was actively engaged in the process;

•
that the financial and other terms and conditions of the proposed transaction were the product of extensive negotiations that took place over the course of several months between the Special Committee, with the assistance of its independent legal and financial advisors, on the one hand, and Parent and its representatives, on the other hand; and

•
that, pursuant to the April 12 Proposal, Searchlight and BCI conditioned their entry into the proposed transaction on approval by holders of a majority of the shares of Company common stock that are not owned by Searchlight or BCI and, consistent therewith, the terms and conditions of the proposed transaction subject the merger to receipt of the Requisite Company Stockholder Approval, including the Company Unaffiliated Stockholder Approval.

In the course of its deliberations and in reaching the determination described above, the Special Committee also considered, in consultation with its own independent legal and financial advisors, a variety of risks and other countervailing factors related to the merger agreement and the merger, including the following material factors:
•
the potential upside in the Company’s stand-alone strategic plan;

•
the possibility that the merger might not be completed on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by the necessary regulatory authorities;

•
the limitations on Parent’s commitments under the merger agreement to take certain actions necessary to obtain the required governmental consents or approvals if such remedy actions would, individually or in the aggregate, reasonably be expected to materially diminish the value (commercial or otherwise) of the Company and its subsidiaries, taken as a whole, or result in an impact that is materially adverse to, or cost that is material to, the business, results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, in each case following the effective time;

•
the risks and costs to the Company if the merger does not close in a timely manner or at all, including:

•
the Company may have difficulty achieving its stand-alone strategic plan in light of its liquidity constraints and the restrictions on the Company under its existing credit facility;

•
the trading price of Company common stock may decline (relative to the one-month weighted average unaffected stock price of $[ ]) to the extent that the market price of the Company common stock currently reflects positive market assumptions that the merger will be consummated;

•
the potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company if the merger is not consummated;

•
the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the merger completed and the potential adverse effects on the financial and other results of the Company as a result of such disruption;

•
reputational harm to the Company’s relationships with investors, customers, suppliers, business partners and other third parties due to the adverse perception of any failure to successfully complete the merger and the potential for the Company to face even greater liquidity issues due to the limited liquidity anticipated under the Company’s prospective forecasts, as set forth under the section entitled “— Certain Financial Forecasts,” and the fact that the Company may be unable to access capital that is sufficient to meet its cash needs and sustain and optimize the operation of its business.

•
the fact that the Unaffiliated Stockholders will have no ongoing equity interest in the surviving corporation following the merger, meaning that the Unaffiliated Stockholders will not (by virtue of their holding Company common stock) participate in the Company’s potential future earnings or growth;

•
the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking certain significant financing transactions and business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions would prove beneficial to the Company;

•
the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the merger;

•
the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative takeover proposals with third parties, subject to specified exceptions, and that require the Company to negotiate with Parent (if Parent desires to negotiate) prior to the Company being able to terminate the merger agreement to accept a superior proposal;

•
the possibility that the Company’s obligation to pay a termination fee of $15.9 million to Parent upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company;

•
the significant costs involved in connection with negotiating the merger agreement and consummating the merger, such as legal, accounting, financial advisory and integration costs, and the fact that if the merger is not consummated, the Company may be required to bear such costs;

•
the possibility that, although the merger provides the Company stockholders the opportunity to realize a premium to the price at which Company common stock traded prior to the public announcement of the merger, the price of Company common stock might have increased in the future to a price greater than the merger consideration;

•
the possibility that the merger, if approved by Company stockholders, will not be consummated until 2025 due to delays in receiving required regulatory approvals, and, pursuant to the terms of the merger agreement, may be consummated as late as July 15, 2025, and Company stockholders will not receive the merger consideration until the merger is consummated;

•
the risk of litigation in connection with the execution of the merger agreement and the consummation of the merger and the other transactions contemplated therein;

•
the fact that an all-cash transaction would be taxable to the holders of Company common stock; and

•
various other risks associated with the merger and the business of the Company, as more fully described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

In addition, the Special Committee was aware of and considered the fact that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company stockholders generally, as described more fully below in the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger.”
The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive, but rather includes the material factors considered by the Special Committee. In reaching its determination and recommendation, and in view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the merger and the complexity of these matters, the Special Committee did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Special Committee. Rather, the Special Committee made its recommendation based on the totality of the information available to the Special Committee, including discussions with, and questioning of, the Company’s management and the Special Committee’s independent legal and financial advisors. In considering the factors discussed above, individual members of the Special Committee may have given different weights to different factors.
This explanation of the Special Committee’s reasons for its recommendations and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 118.
Certain Financial Forecasts
Other than annual guidance — including the guidance for fiscal year 2023 included in the Company’s press release dated February 28, 2023 and the updates of such guidance in the Company’s press releases dated May 2, 2023 and August 8, 2023 (the “2023 earnings guidance”), with respect to adjusted EBITDA, capital expenditures, cash interest expense and cash income taxes, some of which guidance the Company presents as a range — the Company does not, as a matter of course, publicly disclose forecasts as to future performance, revenues, earnings or other results due to, among other things, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Company is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. The Company has, however, included in this proxy statement certain financial forecasts of the Company that, to the extent described herein, were furnished to the Special Committee, the Special Committee’s financial advisor, the Board, Searchlight and BCI in connection with the evaluation of, and discussions concerning, the proposed merger.
These Financial Forecasts (as defined below) were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States (“GAAP”). A summary of this information is presented below.
No assurances can be made regarding future events and the estimates and assumptions underlying these financial forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, and the risk and uncertainties described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 118, all of which are difficult to predict and many of which are outside the control of the Company and, upon consummation of the merger, will be beyond the control of Searchlight, BCI and the Surviving Corporation, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, including with respect to future business initiatives and changes to the Company’s business model for which the Company has no historical data, which assumptions may not prove to have been, or may no longer be, accurate. Company stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized. Actual results likely will differ, and may differ materially, from those reflected in the Financial Forecasts, whether or not the merger is consummated. The inclusion in this proxy statement of the Financial Forecasts below should not be regarded as an indication that the Special Committee, the Board, the Company, Parent, Merger Sub, Searchlight, BCI, their respective boards of directors (or equivalent governing bodies) or their respective financial advisors considered, or now consider, these forecasts to be a reliable predictor of future results. The Financial Forecasts are not fact, and neither they nor any underlying assumptions should be relied upon as being indicative of future results. Therefore, readers of this proxy statement are cautioned not to place undue reliance on this information.

The Financial Forecasts include certain non-GAAP financial measures, including Adjusted EBITDA, Levered Free Cash Flow and Liquidity (each as defined below). Investors should note that these non-GAAP financial measures presented in this proxy statement are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures presented in this proxy statement have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, the non-GAAP financial measures in this proxy statement and the accompanying footnotes may be calculated differently from, and may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies, or any similarly titled measures used by Searchlight, BCI or any of their respective affiliates.
Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures.
The Financial Forecasts included in this section were prepared by, and are the responsibility of, the Company’s management. Ernst & Young LLP, the independent auditor has not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the accompanying Financial Forecasts and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP report incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the Financial Forecasts and should not be read to do so.
The non-GAAP financial measures included in the August Standalone Plan (as defined below) that was approved by the Special Committee for use by Rothschild & Co were used by Rothschild & Co for its financial analysis in connection with the preparation of its opinion and by the Special Committee for its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures. In addition, reconciliations of non-GAAP financial measures were not relied upon by the Special Committee, the Board or Rothschild & Co in connection with their respective evaluations of the merger and neither Searchlight nor BCI was provided with any such reconciliation. Accordingly, the Company has not provided a reconciliation of the non-GAAP financial measures included in the Financial Forecasts to the relevant GAAP financial measures in this proxy statement.
By including in this proxy statement the Financial Forecasts below, none of the Company, Searchlight or BCI or any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Financial Forecasts. Accordingly, the Financial Forecasts should not be construed as financial guidance, nor relied upon as such, and the Financial Forecasts may differ in important respects from the 2023 earnings guidance, some of which guidance is presented as a range, and which the Company’s management prepared based on a different set of assumptions. The inclusion of the Financial Forecasts in this proxy statement does not constitute an admission or representation by the Company that the information contained therein is material. The Financial Forecasts summarized in this section reflected the opinions, estimates and judgments of the Company’s management at the time they were prepared and have not been updated to reflect any changes since such Financial Forecasts were prepared. NONE OF THE COMPANY, SEARCHLIGHT, BCI OR, AFTER CONSUMMATION OF THE MERGER, THE SURVIVING CORPORATION, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. IN LIGHT OF THE FOREGOING FACTORS AND UNCERTAINTIES INHERENT IN THE FINANCIAL FORECASTS, READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE RELIANCE ON THIS INFORMATION.

To reflect a variety of changed circumstances affecting the Company, its business and its operational and financial performance, the Company’s management prepared, discussed with the Special Committee and Rothschild & Co and revised various iterations of a revised nonpublic standalone business plan. These iterations culminated in the nonpublic, unaudited prospective financial information for fiscal years 2023 through 2031 prepared by the Company’s management for the Company’s internal use (the “June Standalone Plan”) that was reviewed by the Special Committee. On June 21, 2023, the June Standalone Plan was adopted and approved by the Special Committee for use by Rothschild & Co for purposes of performing its financial analysis in connection with the proposed merger. In addition, in connection with the continuing assessment of the proposed merger and at the direction of the Special Committee, the Company’s management updated the June Standalone Plan to reflect the impact of the subsequently announced Washington Sale, the Company’s ongoing cost-cutting initiatives and current market interest rate forecasts, which updated financial information (the “August Standalone Plan”) was reviewed by the Special Committee and, on September 6, 2023, was adopted and approved by the Special Committee for use by Rothschild & Co for purposes of performing its financial analysis in connection with the proposed merger. The August Standalone Plan was relied upon by the Special Committee on October 14, 2023 in reaching the unanimous determination of the Special Committee described above in the section entitled “— Recommendation of the Special Committee,” and was the final forecast prepared by management that was approved by the Special Committee for use by Rothschild & Co in connection with rendering its oral opinion delivered to the Special Committee, which was subsequently confirmed by delivery of a written opinion dated as of October 15, 2023, and performing its financial analysis in connection therewith, as summarized in the section of this proxy statement entitled “— Opinion of Rothschild & Co US Inc.” beginning on page 55. The June Standalone Plan and the August Standalone Plan each assumes that the Company would continue to operate as a standalone company and does not reflect any impact of the proposed merger, including any impact of the negotiation or execution of the proposed merger, the expenses that may be incurred in connection with the proposed merger or the consummation thereof or the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or in anticipation of the proposed merger. The June Standalone Plan and the August Standalone Plan were made available to members of the Board, Searchlight and BCI in connection with their review of a potential transaction with the Company.
The following tables set forth a summary of the June Standalone Plan and the August Standalone Plan. This summary information is not included in this proxy statement to influence or induce any Company stockholder to vote in favor of approving the merger agreement proposal or approving any other proposals to be voted on at the special meeting.
June Standalone Plan and August Standalone Plan
June Standalone Plan
($ millions)	‘23E	‘24E	‘25E	‘26E	‘27E	‘28E	‘29E	‘30E	‘31E
Revenue	1,119	1,145	1,209	1,284	1,333	1,396	1,456	1,517	1,557
Gross Profit	881	926	996	1,074	1,133	1,190	1,242	1,296	1,331
Adjusted EBITDA(1)	321	362	434	527	599	652	694	746	772
Capital Expenditures	(460)	(356)	(284)	(274)	(319)	(318)	(336)	(231)	(221)
Unlevered Free Cash Flow(2)	n/a	(25)	97	124	150	214	221	363	399
Federal NOLs utilized(3)	—	17	114	160	175	—(4)	—	—	—
Levered Free Cash Flow(5)	(370)	(201)	(48)	11	52	—	24	174	218
Liquidity(6)	261	60	12	24	76	77	101	275	493
Key Operating Metrics (thousands, except as noted)
Fiber Gig+ Capable Passings Built(7)	215	75	45	60	125	173	206	—	—
Total Fiber Gig+ Capable Passings(8)	1,223	1,299	1,343	1,403	1,528	1,702	1,908	1,908	1,908

June Standalone Plan
($ millions)	‘23E	‘24E	‘25E	‘26E	‘27E	‘28E	‘29E	‘30E	‘31E
Total Consumer Fiber Gig+ Capable Broadband Connections(9)	191	281	373	435	477	532	599	650	679
Consumer Fiber Penetration Rate(10)	16%	22%	28%	31%	31%	31%	31%	34%	36%
August Standalone Plan
($ millions)	‘23E	‘24E	‘25E	‘26E	‘27E	‘28E	‘29E	‘30E	‘31E
Revenue	1,115	1,128	1,185	1,264	1,316	1,382	1,443	1,505	1,547
Gross Profit	880	904	978	1,059	1,121	1,179	1,234	1,288	1,325
Adjusted EBITDA(1)	327	360	436	526	601	657	699	751	781
Capital Expenditures	(495)	(359)	(285)	(274)	(319)	(318)	(334)	(231)	(220)
Unlevered Free Cash Flow(2)	n/a	28	79	142	157	217	227	361	405
Federal NOLs utilized(3)	—	52	109	157	171	—(4)	—	—	—
Levered Free Cash Flow(5)	(403)	(143)	(78)	15	46	(9)	15	157	213
Liquidity(6)	231	89	11	26	72	62	78	234	447
Key Operating Metrics (thousands, except as noted)
Fiber Gig+ Capable Passings Built(7)	222	75	45	60	125	173	200	—	—
Total Fiber Gig+ Capable Passings(8)	1,230	1,306	1,350	1,410	1,535	1,709	1,909	1,909	1,909
Total Consumer Fiber Gig+ Capable Broadband Connections(9)	192	283	375	438	480	535	602	652	680
Consumer Fiber Penetration Rate(10)	16%	22%	28%	31%	31%	31%	32%	34%	36%

(1)
“Adjusted EBITDA” is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization (“EBITDA”), as adjusted for certain items as permitted or required by the lenders under the Company’s credit agreement, including dividend income, income attributable to noncontrolling interests in subsidiaries, acquisition and transaction related costs including integration and severance, non-cash pension and post-retirement benefits and certain other miscellaneous items, losses on disposal of assets, losses on extinguishment of debt, losses on impairment and non-cash stock-based compensation.

(2)
“Unlevered Free Cash Flow” is defined as NOPAT plus tax depreciation, minus capital expenditures, plus net untaxed proceeds from asset divestitures, less stock-based compensation, less increases (or plus decreases) in net working capital. “NOPAT” is defined as Adjusted EBITDA minus certain one-time items, minus tax depreciation, plus taxable gains from asset divestitures, minus taxes. Unlevered free cash flow does not adjust for the impact of net operating losses (“NOLs”) generated or utilized. Unlevered Free Cash Flow was not computed for the full-year period of 2023E. In the case of the June Standalone Plan, projected Unlevered Free Cash Flow for the 9-month period of Q2 – Q4 2023E was ($146). In the case of the August Standalone Plan, projected Unlevered Free Cash Flow for the 6-month period of Q3 – Q4 2023E was ($101).

(3)
Represents the gross amount of federal taxable income offset by applying the Company’s NOL carryforwards against Company management’s estimates of federal taxable income for fiscal years 2023 through 2031. The cash benefit of the NOL utilization is derived assuming a 21% federal tax rate.

(4)
NOLs projected to be exhausted by this period.

(5)
“Levered Free Cash Flow” is defined as Adjusted EBITDA, minus net cash taxes (including the impact of NOLs), minus capital expenditures, plus/minus changes in net working capital, plus net proceeds from asset divestitures, minus cash interest (including cash preferred dividends), minus mandatory amortization of debt principal, minus finance lease payments, minus pension and other post-employment benefits contributions, minus certain one-time items. All figures presented on a comparable basis to the August Standalone Plan, including with respect to the treatment of net proceeds from asset divestitures, where applicable, and mandatory amortization of debt principal, in each case, in accordance with the foregoing definition.

(6)
“Liquidity” is defined as cash on hand plus availability under the Company’s revolving credit facility.

(7)
“Fiber Gig+ Capable Passings Built” is defined as the number of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise that are newly passed by fiber during the applicable period as an extension of, or upgrade to, fiber optic cable transmission lines during the applicable period. When a passing is both fiber and DSL/Copper capable it is counted as a fiber passing.

(8)
“Total Fiber Gig+ Capable Passings” is defined as the aggregate number of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise that are passed by fiber optic cable transmission lines in areas serviceable without further extending transmission lines at the end of a given period.

(9)
“Total Consumer Fiber Gig+ Capable Broadband Connections” is defined as the aggregate number of single family units, multi-dwelling units, and multi-tenant units within consumer that subscribe to fiber-based broadband services.

(10)
“Consumer Fiber Penetration Rate” represents Total Consumer Fiber Gig+ Capable Broadband Connections as a percentage of Total Fiber Gig+ Capable Passings.

Other Illustrative Business Plan Cases
At the direction of the Special Committee, the Company’s management also prepared a set of illustrative buyer plans, which reflected an ability to accelerate the fiber build rates, and therefore the future growth and profitability of the Company, unconstrained by the Company’s existing capital structure and liquidity. Two versions of these plans were prepared, one in which an acquiror could inject additional equity capital between an illustrative signing and closing of a transaction, the “Illustrative Buyer Plan (Including Pre-Closing Capital),” and another, in which an acquiror could only inject additional equity capital after a transaction had closed, the “Illustrative Buyer Plan (No Pre-Closing Capital),” each of which was provided to the Special Committee in connection with the June Standalone Plan. For both Illustrative Buyer Plans, an illustrative closing date of December 31, 2024 was assumed. Such forecasts were prepared to assist the Special Committee’s assessment of an acquiror’s potential returns and, therefore, their ability to pay, following entry into definitive agreements for, or consummation of, the proposed merger as compared to the value of the Company if continuing to operate as a standalone company. In addition, in connection with the continuing assessment of the proposed merger and at the direction of the Special Committee, the Company’s management updated the Illustrative Buyer Plan (No Pre-Closing Capital) to reflect the impact of the subsequently announced Washington Sale, the Company’s ongoing cost-cutting initiatives and current market interest rate forecasts (the “Illustrative Buyer Plan (No Pre-Closing Capital) (August Update)”). Information from the illustrative buyer plans was used by the Special Committee and its representatives in connection with negotiations with Searchlight and BCI, including in seeking an increased valuation from Searchlight and BCI based in part on assertions regarding their ability to pay. In light of the additional capital required by the illustrative buyer plans, the Special Committee did not believe that either of the illustrative buyer plans was achievable by the Company in the absence of the Potential Transaction. The illustrative buyer plans were not used for any standalone valuation analysis, and were not relied upon by Rothschild & Co for the purpose of performing any of the financial analyses in connection with the proposed merger as summarized in the section of this proxy statement entitled “— Opinion of Rothschild & Co US Inc.” beginning on page 55.
The June Standalone Plan, the August Standalone Plan, the Illustrative Buyer Plan (Including Pre-Closing Capital), the Illustrative Buyer Plan (No Pre-Closing Capital) and the Illustrative Buyer Plan (No Pre-Closing Capital) (August Update) are collectively referred to as the “Financial Forecasts.”

The following tables set forth a summary of the Illustrative Buyer Plan (Including Pre-Closing Capital), the Illustrative Buyer Plan (No Pre-Closing Capital) and the Illustrative Buyer Plan (No Pre-Closing Capital) (August Update). This summary is not included in this proxy statement to influence or induce any Company stockholder to vote in favor of approving the merger agreement proposal or approving any other proposals to be voted on at the special meeting:
Illustrative Buyer Plan (Including Pre-Closing Capital)
($ millions)	‘23E	‘24E	‘25E	‘26E	‘27E	‘28E	‘29E	‘30E	‘31E
Revenue	1,119	1,156	1,247	1,362	1,449	1,521	1,557	1,580	1,595
Gross Profit	881	936	1,028	1,142	1,235	1,299	1,331	1,351	1,365
Adjusted EBITDA(1)	321	356	440	559	669	740	759	768	774
Capital Expenditures	(479)	(474)	(428)	(401)	(224)	(243)	(217)	(211)	(203)
Unlevered Free Cash Flow(2)	n/a	(134)	(40)	47	293	356	385	400	413
Federal NOLs utilized(3)	—	—	64	153	230	75	—(4)	—	—
Levered Free Cash Flow(5)	(385)	(317)	(196)	(62)	218	170	202	221	235
Key Operating Metrics (thousands, except as noted)
Fiber Gig+ Capable Passings Built(6)	249	225	225	201	—	—	—	—	—
Total Fiber Gig+ Capable Passings(7)	1,258	1,483	1,708	1,908	1,908	1,908	1,908	1,908	1,908
Total Consumer Fiber Gig+ Capable Broadband Connections(8)	196	308	438	548	608	653	683	704	711
Consumer Fiber Penetration Rate(9)	16%	21%	26%	29%	32%	34%	36%	37%	37%
Illustrative Buyer Plan (No Pre-Closing Capital)
($ millions)	‘23E	‘24E	‘25E	‘26E	‘27E	‘28E	‘29E	‘30E	‘31E
Revenue	1,119	1,141	1,216	1,319	1,404	1,491	1,537	1,569	1,589
Gross Profit	881	923	1,001	1,104	1,195	1,273	1,313	1,342	1,359
Adjusted EBITDA(1)	321	362	425	534	634	716	744	763	773
Capital Expenditures	(460)	(352)	(409)	(393)	(340)	(230)	(221)	(214)	(205)
Unlevered Free Cash Flow(2)	n/a	(19)	(34)	39	156	347	373	395	411
Federal NOLs utilized(3)	—	18	76	143	210	20	—(4)	—	—
Levered Free Cash Flow(5)	(370)	(194)	(195)	(83)	62	137	180	212	232
Key Operating Metrics (thousands, except as noted)
Fiber Gig+ Capable Passings Built(6)	215	75	225	225	160	—	—	—	—
Total Fiber Gig+ Capable Passings(7)	1,223	1,299	1,523	1,748	1,908	1,908	1,908	1,908	1,908
Total Consumer Fiber Gig+ Capable Broadband Connections(8)	191	278	396	496	571	629	669	696	708
Consumer Fiber Penetration Rate(9)	16%	21%	26%	28%	30%	33%	35%	36%	37%

Illustrative Buyer Plan (No Pre-Closing Capital) (August Update)
($ millions)	‘23E	‘24E	‘25E	‘26E	‘27E	‘28E	‘29E	‘30E	‘31E
Revenue	1,115	1,128	1,193	1,300	1,388	1,476	1,524	1,558	1,580
Gross Profit	880	904	984	1,090	1,184	1,263	1,305	1,334	1,354
Adjusted EBITDA(1)	327	360	423	534	635	719	750	772	783
Capital Expenditures	(495)	(370)	(409)	(394)	(340)	(230)	(221)	(214)	(205)
Unlevered Free Cash Flow(2)	n/a	23	(35)	40	160	342	378	402	419
Federal NOLs utilized(3)	—	48	72	135	209	24	—(4)	—	—
Levered Free Cash Flow(5)	(403)	(147)	(203)	(89)	61	128	179	214	236
Key Operating Metrics (thousands, except as noted)
Fiber Gig+ Capable Passings Built(6)	222	75	225	225	153	—	—	—	—
Total Fiber Gig+ Capable Passings(7)	1,230	1,306	1,530	1,755	1,908	1,908	1,908	1,908	1,908
Total Consumer Fiber Gig+ Capable Broadband Connections(8)	192	283	398	499	573	631	670	697	709
Consumer Fiber Penetration Rate(9)	16%	22%	26%	28%	30%	33%	35%	37%	37%

(1)
“Adjusted EBITDA” is defined as EBITDA, as adjusted for certain items as permitted or required by the lenders under the Company’s credit agreement, including dividend income, income attributable to noncontrolling interests in subsidiaries, acquisition and transaction related costs including integration and severance, non-cash pension and post-retirement benefits and certain other miscellaneous items, losses on disposal of assets, losses on extinguishment of debt, losses on impairment and non-cash stock-based compensation.

(2)
“Unlevered Free Cash Flow” is defined as NOPAT plus tax depreciation, minus capital expenditures, plus net untaxed proceeds from asset divestitures, less stock-based compensation, less increases (or plus decreases) in net working capital. “NOPAT” is defined as Adjusted EBITDA minus certain one-time items, minus tax depreciation, plus taxable gains from asset divestitures, minus taxes. Unlevered free cash flow does not adjust for the impact of NOLs generated or utilized.

(3)
Represents the gross amount of federal taxable income offset by applying the Company’s NOL carryforwards against Company management’s estimates of federal taxable income for fiscal years 2023 through 2031. The cash benefit of the NOL utilization is derived assuming a 21% federal tax rate.

(4)
NOLs projected to be exhausted by this period.

(5)
“Levered Free Cash Flow” is defined as Adjusted EBITDA, minus net cash taxes (including the impact of NOLs), minus capital expenditures, plus/minus changes in net working capital, plus net proceeds from asset divestitures, minus cash interest (including cash preferred dividends), minus mandatory amortization of debt principal, minus finance lease payments, minus pension and other post-employment benefits contributions, minus certain one-time items. All figures presented on a comparable basis to the August Standalone Plan, including with respect to the treatment of net proceeds from asset divestitures, where applicable, and mandatory amortization of debt principal, in each case, in accordance with the foregoing definition.

(6)
“Fiber Gig+ Capable Passings Built” is defined as the number of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise that are newly passed by fiber during the applicable period as an extension of, or upgrade to, fiber optic cable transmission lines during the applicable period. When a passing is both fiber and DSL/Copper capable it is counted as a fiber passing.

(7)
“Total Fiber Gig+ Capable Passings” is defined as the aggregate number of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise that are passed by fiber optic cable transmission lines in areas serviceable without further extending transmission lines at the end of a given period.

(8)
“Total Consumer Fiber Gig+ Capable Broadband Connections” is defined as the aggregate number of single family units, multi-dwelling units, and multi-tenant units within consumer that subscribe to fiber-based broadband services.

(9)
“Consumer Fiber Penetration Rate” represents Total Consumer Fiber Gig+ Capable Broadband Connections as a percentage of Total Fiber Gig+ Capable Passings.

Opinion of Rothschild & Co US Inc.
The Special Committee retained Rothschild & Co as its financial advisor in connection with advising the Special Committee with respect to the potential sale, merger or other business/strategic combination involving the Company including, without limitation, the transactions contemplated by the merger agreement. The Special Committee selected Rothschild & Co based on its qualifications, expertise and familiarity with the Company’s business and industry. As part of its investment banking business, Rothschild & Co regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings and other transactions.
On October 14, 2023 at a meeting of the Special Committee held to evaluate the proposed merger and other transactions contemplated by the merger agreement, Rothschild & Co delivered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 15, 2023, to the effect that, as of such date and on the basis of and subject to the qualifications, limitations and assumptions set forth in the written opinion, the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to the Unaffiliated Stockholders.
The full text of Rothschild & Co’s written opinion, dated October 15, 2023, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of Rothschild & Co’s opinion contained herein is qualified in its entirety by reference to the full text of such opinion.
Rothschild & Co’s opinion was provided for the benefit of the Special Committee in connection with and for the purpose of its evaluation of the merger. Rothschild & Co’s opinion should not be construed as creating any fiduciary duty on Rothschild & Co’s part to any party. Rothschild & Co’s opinion was limited to the fairness, from a financial point of view, to the Unaffiliated Stockholders of the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares) in the merger pursuant to the merger agreement, and Rothschild & Co was not asked to, nor did it, offer any opinion as to the terms, other than the merger consideration to the extent expressly set forth in its opinion, of the merger, the merger agreement or any other agreement entered into in connection with the merger. Rothschild & Co expressed no opinion as to the price at which the shares of Company common stock would trade at any future time. In addition, Rothschild & Co did not express any opinion as to the Company’s, the Board’s or the Special Committee’s underlying business decisions to engage in the merger or the relative merits of the merger as compared to any alternative transaction. Rothschild & Co was not requested to solicit, and did not solicit, interest from other parties with respect to the merger. Rothschild & Co’s opinion did not constitute a recommendation to the Special Committee as to whether to approve the merger or a recommendation as to whether or not any holder of shares of Company common stock should vote or otherwise act with respect to the merger or any other matter. In addition, Rothschild & Co was not asked by the Special Committee to address, nor did Rothschild & Co’s opinion address, (i) the fairness to, or any other consideration of, the holders of any class of securities (other than the Unaffiliated Stockholders and then only to the extent expressly set forth in Rothschild & Co’s opinion) or creditors or other constituencies of the Company, (ii) the fairness to, or any other consideration of, (x) the holders of Series A Perpetual Preferred Stock, par value $0.01 per share, of the Company or (y) the holders of the Rollover Shares or (iii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Parent, the Company, or any class of such persons, whether relative to the merger consideration pursuant to the merger agreement or otherwise. As used herein, “Rollover Shares” means shares held directly by Parent, which shares will be automatically converted into validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the surviving corporation.
In connection with its opinion, Rothschild & Co, among other things:
•
reviewed a draft of the merger agreement, dated October 15, 2023;

•
reviewed certain publicly available business and financial information that Rothschild & Co deemed to be generally relevant concerning the Company and the industry in which it operates, including certain publicly available research analyst reports and the reported price and historical trading activity for the Company common stock;

•
compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies Rothschild & Co deemed generally relevant and the consideration received in such transactions;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other public companies Rothschild & Co deemed generally relevant, including data relating to public market trading levels and implied trading multiples;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company and approved for Rothschild & Co’s use by the Special Committee that is referred to in this proxy statement as the August Standalone Plan; and

•
performed such other financial studies and analyses and considered such other information as Rothschild & Co deemed appropriate for the purposes of its opinion.

In addition, Rothschild & Co held discussions with certain members of the management of the Company regarding the merger, the past and current business operations and financial condition and prospects of the Company, the August Standalone Plan and certain other matters Rothschild & Co believed necessary or appropriate to its inquiry.
In arriving at its opinion, with the Special Committee’s consent, Rothschild & Co relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to Rothschild & Co by the Company and its associates, affiliates and advisors, or otherwise reviewed by or for it, and Rothschild & Co did not assume any responsibility or liability therefor. Rothschild & Co did not conduct any valuation or appraisal of any assets or liabilities of the Company (including, without limitation, real property owned by the Company or to which the Company holds a leasehold interest), nor were any such valuations or appraisals provided to Rothschild & Co, and Rothschild & Co did not express any opinion as to the value of such assets or liabilities. Rothschild & Co did not evaluate the solvency or fair value of the Company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, Rothschild & Co did not assume any obligation to conduct any physical inspection of the properties or the facilities of the Company or Parent. At the direction of the Special Committee, Rothschild & Co used and relied upon the August Standalone Plan for purposes of its opinion. In relying on the August Standalone Plan, Rothschild & Co assumed, at the direction of the Special Committee and at the direction of the Company, that they were reasonably prepared by the management of the Company based on assumptions reflecting the best currently available estimates and judgments by the Company’s management and by the Special Committee as to the expected future results of operations and financial condition of the Company. Rothschild & Co did not express any view as to the reasonableness of the August Standalone Plan and the assumptions on which they are based.
For purposes of rendering its opinion, Rothschild & Co assumed that the transactions contemplated by the merger agreement would be consummated as contemplated in the merger agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties would comply with all material terms of the merger agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the merger, no material delays, limitations, conditions or restrictions would be imposed. For purposes of rendering its opinion,

Rothschild & Co assumed that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company made available to Rothschild & Co, and that there was no information or any facts that would make any of the information reviewed by Rothschild & Co incomplete or misleading. Rothschild & Co did not express any opinion as to any tax or other consequences that may result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters. Rothschild & Co relied as to all legal, tax and regulatory matters relevant to rendering its opinion upon the assessments made by the Company and its other advisors with respect to such issues. In arriving at its opinion, Rothschild & Co did not take into account any litigation, regulatory or other proceeding that was pending or may be brought against the Company or any of its affiliates. In addition, Rothschild & Co relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any material respect from the draft of the merger agreement reviewed by it. Rothschild & Co’s opinion was necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they existed and could be evaluated on, and the information made available to Rothschild & Co as of, the date of the opinion and the conditions and prospects, financial and otherwise, of the Company as they were reflected in the information provided to Rothschild & Co and as they were represented to Rothschild & Co in discussions with the management of the Company. Although subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, Rothschild & Co does not have any obligation to update, revise or reaffirm its opinion.
Summary of Rothschild & Co’s Financial Analyses
The following represents a summary of the material financial analyses performed by Rothschild & Co, each of which is a standard valuation methodology customarily undertaken in transactions of this type, in connection with providing its opinion, dated October 15, 2023, to the Special Committee. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild & Co. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. No one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild & Co. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild & Co was based on all analyses and factors taken as a whole and also on application of Rothschild & Co’s experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Some of the summaries of financial analyses performed by Rothschild & Co include information presented in tabular format. In order to fully understand the financial analyses performed by Rothschild & Co, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Rothschild & Co. The order of analyses described below does not represent the relative importance or weight given to the analysis by Rothschild & Co.
As used in this section, (a) all references to “fully diluted” shares and phrases of similar import, when used in relation to the Company, mean the number of fully diluted outstanding shares of Company common stock (including all shares subject to outstanding Company RSAs, shares subject to outstanding Company PSAs (assuming for this purpose that all applicable performance goals are achieved at the target level) but excluding additional shares issuable pursuant to outstanding Company PSAs if all applicable performance goals are achieved at the maximum level) based on the most recently available information as of October 11, 2023, as provided by the management of the Company to Rothschild & Co; (b) the “EV” of a company as of any given time refers to the enterprise value of such company (calculated as further discussed below) at such time and (c) the “Adjusted EBITDA” or “Adj. EBITDA” of a company for any given period means the earnings before interest, taxes, depreciation and amortization of such company during such period and excludes the expense of stock-based compensation, non-cash, non-operating pension and post-retirement benefits as well as other adjustments needed for comparability of the Company’s and other companies’ EBITDA.

On July 10, 2023, the Company entered into a definitive agreement to divest its Washington operations and subsequently publicly announced that such transaction is expected to close in the second half of 2024. Such transaction is expected to close in the first quarter of 2024. The August Standalone Plan, as prepared by the Company’s management and approved by the Special Committee, incorporates the financial results of the Washington operations through an estimated transaction close date of July 1, 2024, at which point the August Standalone Plan reflects the receipt of the associated sale proceeds. Based on its professional judgment and experience, Rothschild & Co determined that the multiples-based valuation analyses (i.e., selected public company analysis and selected precedent transactions analysis) involving historical financial results or results from the August Standalone Plan through 2024 should be adjusted to reflect the impact of the Washington operations asset divestiture, as further discussed below. For such analyses, the Company’s revenue, Adj. EBITDA and equity value were adjusted to reflect the pro forma impact of the Washington operations’ asset divestiture. Revenue and Adj. EBITDA for relevant periods were adjusted to exclude the financial results of the Washington operations’ assets in the corresponding period, which results were provided by the Company’s management. The equity value of the Company was adjusted to reflect the net present value of the interim cash flows attributable to the Washington operations’ assets and the net sale proceeds. Rothschild & Co calculated the net present value of the cash flows from the Washington operations’ assets by discounting the sum of the estimated unlevered, after-tax free cash flows for the Washington operations’ from June 30, 2023 to June 30, 2024 plus the estimated net sale proceeds of the Washington operations, the amounts of which were provided by the Company’s management, utilizing an estimated weighted average cost of capital (“WACC”), which Rothschild & Co calculated using the traditional capital asset pricing model. For the discounted cash flow analysis (as further described below), no adjustments were necessary, as the August Standalone Plan directly incorporate the cash flows of the Washington operations and net sale proceeds through the Washington operations’ estimated transaction close date.
Selected Public Company Analysis
Rothschild & Co performed a selected public companies analysis in order to derive an implied per share equity value reference range for the Company from the market value and trading multiples of other publicly traded companies and then compared this implied per share equity value reference range with the merger consideration provided for in the merger agreement. Rothschild & Co selected the publicly traded companies that Rothschild & Co deemed most relevant to consider in relation to the Company, based on its professional judgment and experience, because they are publicly traded companies in the U.S. broadband sector including incumbent local exchange carriers (“ILECs”), rural cable companies, cable companies and broadband companies that for purposes of this analysis Rothschild & Co considered similar to the operations of one or more of the business lines of the Company. However, because of inherent differences in businesses, operations and prospects, none of the publicly traded companies listed below are directly comparable to the Company. The publicly traded companies selected by Rothschild & Co for purposes of this analysis included the following companies, which Rothschild & Co refers to, collectively, as the “selected public companies”:
ILECs:
•
Lumen Technologies, Inc.

•
Frontier Communications Parent, Inc.

Rural Cable:
•
Cable One, Inc.

•
Shenandoah Telecommunications Company

Cable:
•
Charter Communications, Inc.

•
Altice USA, Inc.

•
WideOpenWest, Inc.

Broadband:
•
ATN International, Inc.

For purposes of its analysis of the selected public companies, Rothschild & Co (i) reviewed, among other things, for each of the selected public companies, the per share stock price of such selected public companies as of October 13, 2023, public filings made by such selected public companies for certain historical financial information and data for such selected public companies that Rothschild & Co obtained from broker research and, where applicable, adjusted to account for certain events such as acquisitions and divestitures and (ii) calculated the EV of each of the selected public companies as a multiple of the estimated revenue for calendarized fiscal years ending December 31, 2024 and December 31, 2025, which multiple Rothschild & Co refers to as “EV/Revenue” and (iii) calculated the EV of each of the selected public companies as a multiple of the estimated Adj. EBITDA for calendarized fiscal years ending December 31, 2024 and December 31, 2025, which multiple Rothschild & Co refers to as “EV/Adj. EBITDA.”
EV was calculated as fully diluted equity market value based on per share stock prices, (a) with respect to each of the selected public companies, plus such company’s most recently disclosed net debt and other adjustments or (b) with respect to the Company, plus the Company’s debt, plus the Company’s net, tax-effected projected benefit obligation (“PBO”) and other post-employment benefits (“OPEB”), less the Company’s cash and cash equivalents, less the net present value of the Washington assets (as described above), plus preferred stock (at liquidation preference), plus noncontrolling interests, less investments, each as of June 30, 2023 (other than PBO and OPEB, each of which is an annual balance as of December 31, 2022), and as provided and approved for Rothschild & Co’s use by the management of the Company.
The results of Rothschild & Co’s review of the EV/Revenue and EV/Adj. EBITDA multiples are summarized in the charts below:
EV/Revenue Multiples
	2024E	2025E
ILECs
• Lumen Technologies, Inc.	1.62x	1.63x
• Frontier Communications Parent, Inc.	2.35x	2.27x
Mean / Median	1.98x	1.95x
Rural Cable
• Cable One, Inc.	3.65x	3.59x
• Shenandoah Telecommunications Company	3.76x	3.39x
Mean / Median	3.71x	3.49x
Cable Companies
• Charter Communications, Inc.	3.08x	3.03x
• Altice USA, Inc.	2.93x	2.99x
• WideOpenWest, Inc.	2.08x	2.07x
Mean	2.70x	2.69x
Median	2.93x	2.99x
Broadband
ATN International	1.36x	1.30x
Overall Mean	2.60x	2.53x
Overall Median	2.64x	2.63x

EV/Adj. EBITDA Multiples
	2024E	2025E
ILECs
• Lumen Technologies, Inc.	5.0x	5.0x
• Frontier Communications Parent, Inc.	6.3x	5.8x
Mean / Median	5.7x	5.4x
Rural Cable
• Cable One, Inc.	6.5x	6.4x
• Shenandoah Telecommunications Company	12.7x	8.6x
Mean / Median	9.6x	7.5x
Cable Companies
• Charter Communications, Inc.	7.5x	7.3x
• Altice USA, Inc.	7.4x	7.4x
• WideOpenWest, Inc.	4.8x	4.4x
Mean	6.6x	6.3x
Median	7.4x	7.3x
Broadband
ATN International	5.3x	4.9x
Overall Mean	7.0x	6.2x
Overall Median	6.4x	6.1x
Based on the 2024E EV/Revenue multiples calculated above and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/Revenue of 2.25x to 2.75x to the estimated consolidated revenue of the Company for its fiscal year 2024, as provided in the August Standalone Plan and adjusted to exclude the impact of the Washington operations assets (as described above), to reach a range of implied EVs for the Company for fiscal year 2024. Based on the 2024E EV/Adj. EBITDA and 2025E EV/Adj. EBITDA multiples calculated above and on Rothschild & Co’s professional judgement, Rothschild & Co applied an illustrative range of EV/Adj. EBITDA of 5.5x to 7.0x and 5.5x to 7.0x to the estimated Adj. EBITDA of the Company for fiscal years 2024 and 2025, respectively, each as provided in the August Standalone Plan and in the case of 2024, adjusted to exclude the impact of the Washington assets (as described above), to reach a range of implied EVs for the Company for fiscal years 2024 and 2025. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (i) the amount of the Company’s debt, (ii) the Company’s net, tax-effected PBO and OPEB, (iii) preferred stock (at liquidation preference), (iv) noncontrolling interest and investments and added the Company’s (v) cash and cash equivalents, each as provided and approved for Rothschild & Co’s use by the management of the Company and added (vi) the net present value of the Washington assets (as described above), each of the foregoing (i)  – (vi) as of June 30, 2023 (other than (ii) PBO and OPEB, each of which is an annual balance as of December 31, 2022). Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company common stock, as provided by the management of the Company and approved for Rothschild & Co’s use, to reach the following implied per share equity value reference ranges for the Company, rounded to the nearest $0.25, as compared to the merger consideration:
Implied Value Reference Range Per Share of Company Common Stock					Merger Consideration
2024E EV/Revenue		$0.00		$4.75
2024E EV/Adj. EBITDA	$	n.m1	$	n.m.1	$4.70
2025E EV/Adj. EBITDA	$	n.m1		$4.50

(1)
“n.m.” denotes implied per-share price of less than $0.00

Rothschild & Co also noted, for information purposes only, that a 2024E EV/Adj. EBITDA multiple of approximately 7.1x implied a per share price of $0.00 and that the Company’s closing share price of $3.53 on October 13, 2023, the last trading day prior to the rendering of Rothschild & Co’s verbal opinion, implied a 2024E EV/Adj. EBITDA multiple of approximately 8.3x, in both instances falling outside of the corresponding illustrative range.
Selected Precedent Transactions Analysis
Rothschild & Co performed a selected precedent transactions analysis in order to derive an implied per share equity value reference range for the Company from implied transaction enterprise value multiples in merger or acquisition transactions involving other companies that occurred since 2013 and then compared this implied per share equity value reference range with the merger consideration provided for in the merger agreement. Using publicly available information, Rothschild & Co analyzed the enterprise value multiples in the eleven (11) selected transactions listed in the tables below involving target companies in the U.S. broadband sector that in Rothschild & Co’s view, based on its professional judgment and experience, generally reflected similar characteristics to the Company’s business operations. Seven of such transactions were full company acquisitions and four of such transactions were corporate carve-outs, as noted below. In the tables and descriptions below, Rothschild & Co refers to “last twelve months” as “LTM.”
Full Company Acquisitions
Date Announced	Target	Acquirer	EV/ LTM Adj. EBITDA
June 2014	Enventis Telecom, Inc.	Consolidated Communications Holdings, Inc.	7.3x
December 2016	Fair Point Communications, Inc.	Consolidated Communications Holdings, Inc.	6.0x
February 2017	Lumos Networks Corp.	EQT Infrastructure	9.4x
July 2017	Hawaiian Telecom, Inc.	Cincinnati Bell Inc.	6.1x
December 2019	North State Telecommunications, LLC	Lumos Networks Corp.	6.4x
March 2020	Cincinnati Bell Inc.	Macquarie	7.6x
January 2021	Alaska Communications Systems Group, Inc.	ATN International, Inc.	5.0x
Median			6.4x
Mean			6.8x
Corporate Carve-Outs
Date Announced	Target	Acquirer	EV/ LTM Adj. EBITDA
December 2013	AT&T Inc. (CT assets)	Frontier Communications Parent, Inc.	4.8x
January 2014	Verizon Communications Inc. (CA, TX, FL assets)	Frontier Communications Parent, Inc.	6.7x
May 2019	Frontier Communications Parent, Inc. (WA, OR, ID, MT assets)	Searchlight Capital Partners	5.0x
August 2021	Lumen Technologies, Inc. (ILEC assets)	Apollo	5.5x
Median			5.2x
Mean			5.5x
Based on its professional judgment and experience, Rothschild & Co deemed these transactions relevant to consider in relation to the Company and the merger. No company, business or transaction used in this analysis is identical or directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company or the merger was compared.
For purposes of this analysis, Rothschild & Co calculated the EV of each of the target companies in the selected precedent transactions based on the market and financial data of the target companies as well as the implied EV of the target company of the selected transaction as a multiple of (i) the LTM Adj. EBITDA of the target company that was publicly disclosed at the time each such selected transaction was announced, (ii) where available, the LTM Adj. EBITDA of the target company during the 12-month period ending closest to the date of announcement of the merger or acquisition for which such information was publicly available or (iii) for companies for which LTM Financial information was not available, the annual Adj. EBITDA of the target company for the period closest to the date of announcement of the merger or acquisition for which such information was publicly available, which multiples Rothschild & Co refers to as “EV/LTM Adj. EBITDA.”
Based on the EV/LTM Adj. EBITDA multiples calculated for the selected transactions and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of 6.0x to 9.4x to the estimated LTM Adj. EBITDA of the Company of $319 million for the period ended June 30, 2023 on a pro forma basis to exclude certain of the Company’s previous divestitures for consistency with the August Standalone Plan, as provided by the management of the Company and approved for Rothschild & Co’s use by the Special Committee, and further adjusted to exclude the impact of the Washington operations’ assets (as described above), to reach a range of implied EVs for the Company. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (i) the amount of the Company’s debt, (ii) the Company’s net, tax-effected PBO and OPEB, (iii) preferred stock (at liquidation preference), (iv) noncontrolling interest and investments and added the Company’s (v) cash and cash equivalents, each as provided and approved for Rothschild & Co’s use by the management of the Company, and added (vi) the net present value of the Washington assets (as described above), each of the foregoing (i)  – (vi) as of June 30, 2023 (other than (ii) PBO and OPEB, each of which is an annual balance as of December 31, 2022). Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company common stock, as provided by the management of the Company and approved for Rothschild & Co’s use, to reach the following implied per share equity value reference ranges for the Company, rounded to the nearest $0.25, as compared to the merger consideration:
Implied Value Reference Range Per Share of Company Common Stock			Merger Consideration
EV / LTM Q2’23 Adj. EBITDA	n.m.1	$4.00	$4.70

(1)
“n.m.” denotes implied per-share price of less than $0.00

Discounted Cash Flow Analysis
Rothschild & Co performed a discounted cash flow (“DCF”) analysis for the Company in order to derive an implied per share equity value reference range for the Company if it were to remain an independent public company, and then compared this implied per share equity value reference range with the merger consideration provided for in the merger agreement. In this analysis, Rothschild & Co calculated a range of implied EVs by adding (i) the estimated unlevered, after-tax free cash flows that the Company was forecasted to generate from the six months ended June 30, 2023 through the end of fiscal year 2031 based on the August Standalone Plan provided by the management of the Company, discounted to present value, as of June 30, 2023, after the application of a range of illustrative discount rates, which were based on the WACC for the Company to (ii) the present value, as of June 30, 2023, of the implied terminal value of the Company, after the application of a range of illustrative discount rates, based on the estimated WACC for the Company and (iii) the estimated federal net operating losses the Company was forecasted to generate and utilize from the six months ended June 30, 2023 through the end of fiscal year 2031 based on the August Standalone Plan provided by the management of the Company, discounted to present value, as of June 30, 2023, after the application of a range of illustrative discount rates, which were based on the estimated WACC for the Company. Rothschild & Co estimated the terminal value of the Company by applying an illustrative range of growth rates in perpetuity of 1.5% to 2.5%, which Rothschild & Co selected using its experience and professional judgment, to the estimated unlevered after-tax free cash flows included in the August Standalone Plan for the terminal period.
Unlevered, after-tax free cash flows for the terminal period were calculated as net operating profit after taxes after application of the illustrative range of growth rates described above, plus depreciation and amortization, less capital expenditures, less stock-based compensation, less increases (or plus decreases) in net working capital. Rothschild & Co used the mid-year discounting convention and applied a range of illustrative discount rates of 9.5% to 10.5%, based on an estimated WACC, which Rothschild & Co calculated using the traditional capital asset pricing model.
To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs the amount of the Company’s debt, the Company’s net, tax-effected PBO and OPEB, preferred stock (at liquidation preference), noncontrolling interest and investments and added the Company’s cash and cash equivalents, each as of June 30, 2023 (other than PBO and OPEB, each of which is an annual balance as of December 31, 2022) and as provided and approved for Rothschild & Co’s use by the management of the Company. Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company common stock, as provided by the management of the Company and approved for Rothschild & Co’s use, to reach the following implied per share equity value reference ranges for the Company, rounded to the nearest $0.25, as compared to the merger consideration:
Implied Value Reference Range Per Share of Company Common Stock			Merger Consideration
DCF Analysis (Excluding NOL value)	$2.50	$9.75
DCF Analysis (Including NOL value)	$3.25	$10.50	$4.70
Other Factors
In rendering its opinion, for illustrative purposes only and not relied upon in reaching its conclusion, Rothschild & Co also reviewed and considered other factors, including:
•
the premiums paid in selected precedent going private cash consideration transactions, involving U.S. listed targets announced since 2013 with implied enterprise values greater than $250 million, led by shareholders with ownership between 15% and 50%, noting that the first (1st) and third (3rd) quartile of premiums paid in these selected transactions relative to the target company’s (i) unaffected closing price per share of common stock ranged from 34% to 80% and when applied to the closing price of $2.76 per share of Company common stock on April 12, 2023, the resulting range of implied prices was $3.75 to $5.00 per share of Company common stock and (ii) closing stock price one day prior to announcement of the transaction ranged from 5% to 32% and when applied to the closing price of $3.53 per share of Company common stock on October 13, 2023, the resulting range of implied prices was $3.75 to $4.75 per share of Company common stock.

•
the premiums paid in selected public acquisition cash consideration transactions, involving U.S. listed targets announced since 2013 with implied enterprise values between $1 billion and $5 billion, noting that the first (1st) and third (3rd) quartile of premiums paid in these selected transactions relative to the target company’s closing price one day prior to announcement or, in instances where a transaction was publicly rumored, the closing price prior to the date of first rumor, ranged from 21% to 53% which, when applied to (i) the closing price of $2.76 per share of Company common stock on April 12, 2023, resulted in a range of implied prices $3.25 to $4.25 per share of Company common stock and, when applied to (ii) the closing price of $3.53 per share of Company common stock on October 13, 2023, resulted in a range of implied prices of $4.25 to $5.50 per share of Company common stock;

•
historical closing prices of Company common stock, noting, as a reference point, that the closing price of shares ranged from $2.15 to $5.35 in the fifty-two-(52)-week period preceding October 13, 2023, the last trading day prior to public announcement of the transaction;

•
based on information Rothschild & Co obtained from FactSet and Bloomberg, selected equity analyst per share target prices for shares of Company common stock as of April 12, 2023, noting that the range of these target prices was $2.50 to $4.50;

•
based on information Rothschild & Co obtained from FactSet and Bloomberg, selected equity analyst per share target prices for shares of Company common stock as of October 13, 2023, noting that the range of these target prices was $3.75 to $4.00; and

•
based on information Rothschild & Co obtained from Wall Street equity research reports, selected equity analyst per share target prices based on DCF-based valuations for shares of Company common stock as of October 13, 2023, noting that the range of these target prices was $3.94 to $4.72.

•
The valuation and financial analyses set out above are not a comprehensive description of all analyses and examinations actually conducted by Rothschild & Co in connection with its opinion and are qualified in their entirety by reference to the full text of the written opinion of Rothschild & Co attached herein as Annex C to this proxy statement.

Preliminary Presentations
In addition to the presentation made to the Special Committee on October 14, 2023, the date on which Rothschild & Co delivered its oral opinion, as described above, Rothschild & Co made other presentations to the Special Committee on May 16, 2023, June 6, 2023, June 22, 2023, September 6, 2023, September 13, 2023 and September 23, 2023, which are referred to as the “preliminary Rothschild & Co presentations.” Copies of the preliminary Rothschild & Co presentations provided to the Special Committee by Rothschild & Co have been attached as exhibits to the Schedule 13E-3. These written presentations and the written opinion will be available for any interested holder of shares of Company common stock to inspect and copy at the Company’s executive offices during regular business hours. None of the various preliminary Rothschild & Co presentations, alone or together, constitutes, or forms the basis of, an opinion of Rothschild & Co with respect to the merger consideration. Information contained in the various preliminary Rothschild & Co presentations is substantially similar to the information provided in Rothschild & Co’s presentation to the Special Committee on October 14, 2023, as described above. A summary of the preliminary Rothschild & Co presentations is provided below. The following summary, however, does not purport to be a complete description of the written preliminary Rothschild & Co presentations or of the preliminary financial analyses performed by Rothschild & Co.
The May 16, 2023 materials included (a) a preliminary review of potential alternatives the Special Committee could consider and (b) an illustrative analysis at various prices and implied multiples to provide the Special Committee context for the initial offer from Searchlight and BCI.
The June 6, 2023 materials included (a) materials to assist the Special Committee determine the appropriate inputs related to the business plan upon which Rothschild & Co would perform its analysis, (b) materials to help the Special Committee understand the Company’s ability to raise additional capital and (c) an overview of potential business plan drivers the Special Committee could consider and instruct Rothschild & Co to sensitize in conjunction with its analyses.
The June 22, 2023 materials included:
(a)   a situation overview;
(b)   key terms of Searchlight and BCI’s proposal and associated implied premia and valuation multiples;
(c)   shareholder feedback to such proposal;
(d)   the Company’s historical trading performance;
(e)   an overview of an early version of the business plan prepared by the Company’s management and approved by the Special Committee for Rothschild & Co’s use in its analyses;
(f)(i)   a preliminary selected public company analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Summary of Rothschild & Co’s Financial Analyses — Selected Public Company Analysis”;
(f)(ii)   a preliminary selected precedent transactions analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Summary of Rothschild & Co’s Financial Analyses — Selected Precedent Transactions Analysis”;

(f)(iii)   a preliminary discounted cash flow analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Summary of Rothschild & Co’s Financial Analyses — Discounted Cash Flow Analysis”;
(f)(iv)   preliminary premiums paid analyses similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Other Factors”;
(f)(v)   a preliminary historical stock trading analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Other Factors”;
(f)(vi)   a preliminary analysis of selected equity analyst per share price targets similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Other Factors”;
(g)   an analysis, prepared upon the instruction of the Special Committee, which reflected the preliminary DCF’s sensitivity to various inputs to the financial projections comprising the Company’s management’s business plan;
(h)   other non-core analyses prepared for the Special Committee’s reference only, at the direction of the Special Committee, including an illustrative present value of future share price analysis and ability to pay analyses under different acquirer scenarios;
(i)   an illustrative analysis at various prices and implied multiples;
(j)   an overview of various considerations regarding strategic alternatives;
(k)   a valuation analysis of net operating losses of the Company;
(l)   detail on the Company’s WACC;
(m)   a summary of certain publicly available research analyst reports for the Company;
(n)   an overview of certain illustrative business plan cases prepared by the Company’s management and which the Special Committee directed Rothschild & Co to use only for certain of the non-core analyses described in the foregoing clause (h) and in connection with certain strategic alternatives described in the foregoing clause (j); and
(o)   an overview of the shareholder base of the Company.
The September 6, 2023 materials included:
(a)   a situation update;
(b)   an overview of the updated business plan reflecting, among other developments, the sale of the Washington operations, prepared by the Company’s management and approved by the Special Committee for Rothschild & Co’s use in its analyses, with a description of the Company’s management’s changes thereto;
(c)(i)   a preliminary selected public company analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Summary of Rothschild & Co’s Financial Analyses — Selected Public Company Analysis”;
(c)(ii)   a summary of a preliminary selected precedent transactions analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Summary of Rothschild & Co’s Financial Analyses — Selected Precedent Transactions Analysis”;
(c)(iii)   a preliminary discounted cash flow analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Summary of Rothschild & Co’s Financial Analyses — Discounted Cash Flow Analysis”;
(c)(iv)   a summary of a preliminary premiums paid analyses similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Other Factors”;

(c)(v)   a preliminary historical stock trading analysis similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Other Factors”;
(c)(vi)   a preliminary analysis of selected equity analyst per share price targets similar to that described above in the section entitled “Opinion of Rothschild & Co US Inc. — Other Factors”;
(d)   an analysis, prepared upon the instruction of the Special Committee, which reflected the preliminary DCF’s sensitivity to various inputs to the financial projections comprising the Company’s management’s business plan;
(e)   other non-core analyses prepared for the Special Committee’s reference only, at the direction of the Special Committee, including an illustrative present value of future share price analysis and ability to pay analyses under different acquirer scenarios;
(f)   an illustrative analysis at various prices and implied multiples;
(g)   a net present value analysis of the Washington assets;
(h)   a valuation analysis of net operating losses of the Company;
(i)   detail on the Company’s WACC;
(j)   a summary of certain publicly available research analyst reports for the Company; and
(k)   an overview of an updated version of an illustrative business plan case prepared by the Company’s management and which the Special Committee directed Rothschild & Co to use only for certain of the non-core analyses described in the foregoing clause (e).
The September 13, 2023 and September 23, 2023 materials included: (a) a summary of the preliminary analyses that was included in the September 6, 2023 materials, (b) the preliminary DCF’s sensitivity that was included in the September 6, 2023 materials and (c) an illustrative analysis at various prices and implied multiples to provide the Special Committee context for the revised Parent offers.
Each of the analyses performed and included in these preliminary Rothschild & Co presentations was subject to further updating and subject to the final analyses presented to the Special Committee on October 14, 2023 by Rothschild & Co. These analyses were completed based on financial information provided by the Company’s management as well as financial projections prepared by the Company’s management and approved for use at the time by the Special Committee that were current as of the dates on which Rothschild & Co performed such analyses. Such information and projections were subject to change and were subsequently refined from meeting to meeting. Additionally, each of these analyses was necessarily based on financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated by Rothschild & Co as of the dates on which Rothschild & Co performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information, and not all of the written and oral presentations contained all of the financial analyses included in the October 14, 2023 presentation.
Miscellaneous
The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant valuation and financial analyses and the application of those methods to the particular circumstances involved, and therefore a fairness opinion necessarily is not susceptible to partial analysis or summary description. Rothschild & Co believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all of the described analyses and factors, would create an incomplete view of the process underlying Rothschild & Co’s analyses and opinion. In arriving at its fairness determination, Rothschild & Co considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Rothschild & Co made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described above as a comparison is directly comparable to the Company or the merger.

In performing its analyses, Rothschild & Co made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Rothschild & Co’s analyses were based in part on the August Standalone Plan and other third party research analyst estimates, which are not necessarily indicative of actual values or actual future results and which may be significantly more or less favorable than those suggested by Rothschild & Co’s analyses. These analyses were prepared solely as part of the analysis performed by Rothschild & Co with respect to the fairness, from a financial point of view, to the Unaffiliated Stockholders of the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares) in the merger pursuant to the merger agreement, and were provided to the Special Committee in connection with the delivery of Rothschild & Co’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.
As described above, Rothschild & Co’s opinion, together with the financial analyses performed by Rothschild & Co in connection with its opinion and reviewed by the Special Committee, were among the many factors that the Special Committee took into consideration in making the recommendation of the Special Committee described in the section entitled “— Reasons for the Merger” beginning on page 42. Rothschild & Co was not requested to, and did not, recommend any specific amount of consideration to the Special Committee or that any specific amount of consideration constituted the only appropriate consideration in the merger. The amount and type of consideration payable in the merger was determined through arm’s-length negotiations between the Special Committee, on the one hand, and Searchlight and BCI, on the other hand. Consequently, Rothschild & Co’s opinion should not be viewed as determinative of the views of the Special Committee, the Board or the management of the Company with respect to the merger consideration or the merger, including whether the Special Committee would have been willing to determine that a different merger consideration was fair.
Rothschild & Co is acting as financial advisor to the Special Committee with respect to the merger and will receive an aggregate fee, calculated based on information available as of November 9, 2023, of approximately $14.3 million from the Company for its services, $2.5 million of which became payable upon delivery of Rothschild & Co’s opinion and $11.8 million of which is contingent upon the consummation of the merger. The Company has also agreed to reimburse Rothschild & Co for certain expenses and to indemnify Rothschild & Co against certain liabilities arising out of its engagement.
During the two-year period ending on October 15, 2023, Rothschild & Co did not provide financial advisory services to the Company, Parent, Searchlight, BCI or any of their respective affiliates other than, (a) in the case of the Company, Rothschild & Co’s financial advisory services to the Special Committee in connection with the evaluation of the potential sale, merger or other business/strategic combination involving the Company, including, without limitation, with respect to the merger contemplated by the merger agreement and (b) in the case of certain affiliates and/or portfolio companies of Searchlight, with respect to Rothschild & Co’s and/or its affiliates’ financial advisory services, in connection with matters unrelated to the merger, including representing an affiliate of Searchlight in connection with an acquisition of Gresham House plc, for which Rothschild & Co and its affiliates did not, but may, receive fees for its services. Rothschild & Co and its affiliates are engaged in a wide range of financial advisory and investment banking activities. In addition, in the ordinary course of their asset management, merchant banking and other business activities, Rothschild & Co’s affiliates may trade in the securities of the Company, Parent, Searchlight, BCI or any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and may at any time hold a long or short position in such securities. Rothschild & Co or its affiliates may in the future provide financial services to the Company, Parent, Searchlight, BCI and/or their respective affiliates in the ordinary course of their businesses from time to time and may receive fees for the rendering of such services.
Rothschild & Co’s opinion was given and speaks only as of its date. Subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, and Rothschild & Co does not have any obligation to update, revise, or reaffirm its opinion. Rothschild & Co’s opinion was approved by the Global Advisory Commitment Committee of Rothschild & Co.

Materials Provided to the Searchlight Entities by Goldman Sachs and JPM
SL Investor retained Goldman Sachs and JPM to provide limited financial advisory services in connection with the Potential Transaction. In connection with the engagement, representatives of each of Goldman Sachs and JPM provided to representatives of the Searchlight Entities, for informational purposes only, discussion materials dated March 15, 2023 (the “GS and JPM Discussion Materials”), prior to the delivery by Searchlight to the Company of its initial proposal for the Potential Transaction. The full text of the GS and JPM Discussion Materials, which sets forth assumptions made in connection with the analyses included therein, has been filed as an exhibit to the Schedule 13E-3 of which this proxy statement forms a part filed with the SEC in connection with the transactions contemplated by the merger agreement and is incorporated herein by reference. The Schedule 13E-3, including the GS and JPM Discussion Materials, may be examined at, and copies may be obtained from, the SEC in the manner described under the section of this proxy statement entitled “Where You Can Find Additional Information.”. The description of the GS and JPM Discussion Materials set forth below is qualified in its entirety by reference to the full text of such GS and JPM Discussion Materials.
The GS and JPM Discussion Materials were provided solely for the benefit of the Searchlight Entities for their information and assistance in connection with their consideration of the Potential Transaction and were not provided to the Company, the Special Committee or the Board prior to the execution of the merger agreement. The GS and JPM Discussion Materials do not convey rights or remedies upon the holders of any class of securities, creditors or other constituencies of the Company, Parent, Searchlight, BCI or any other person and should not be relied on as the basis for any other purpose or any investment decision. Although Goldman Sachs and JPM provided limited financial advisory services to SL Investor in connection with the Potential Transaction, neither Goldman Sachs nor JPM was requested to provide, and neither did provide, to the Company, Parent, Searchlight, BCI, the holders of any class of securities, creditors or other constituencies of the Company, Parent, Searchlight, BCI, or any other person (i) any opinion as to the fairness, from a financial point of view or otherwise, of the transactions contemplated by the merger agreement or the merger consideration to the Company, Parent, Searchlight, BCI, any holder of Company common stock, or the holders of any other class of securities, creditors or other constituencies of the Company, Parent, Searchlight or BCI, (ii) any other valuation of the Company, Parent, Searchlight or BCI for the purpose of assessing the fairness of the merger consideration to any such person or (iii) any advice as to the underlying decision by the Searchlight Entities to engage in the transactions contemplated by the merger agreement. Additionally, neither Goldman Sachs nor JPM was asked to, and each of them did not, among other things, provide any recommendation as to how to vote or act on any matters relating to the Potential Transaction or otherwise. In addition, the financial analyses and observations reflected in the GS and JPM Discussion Materials should not be viewed as a factor considered by the Searchlight Entities, the Board, the Special Committee, the Company’s management or otherwise with respect to the fairness of any consideration (including, without limitation, the merger consideration), the Potential Transaction or otherwise. Further, the GS and JPM Discussion Materials do not constitute a recommendation to the Searchlight Entities, the Board, the Special Committee, the Company’s management or otherwise with respect to the fairness of any consideration (including, without limitation, the merger consideration), the Potential Transaction or otherwise. Goldman Sachs and JPM did not address the underlying business decision of any party to the Potential Transaction to effect or enter into the Potential Transaction, the relative merits of the Potential Transaction as compared to any alternative business strategies that might exist for any such party or the effect of any other transaction which any such party might engage in or consider. Because neither Goldman Sachs nor JPM was requested to, and neither did, deliver a fairness opinion in connection with the transactions contemplated by the merger agreement, neither performed financial analyses with a view towards those analyses supporting a fairness opinion. The GS and JPM Discussion Materials were preliminary and informational and are not reflective of certain procedures typically applicable to materials or presentations in connection with delivering an opinion.
While the GS and JPM Discussion Materials include various analyses and observations (as described below), the Searchlight Entities believe that those analyses and observations were preliminary only and did not take into account all relevant factors; therefore, the Searchlight Entities did not consider such materials in determining an appropriate price for the Company, either in connection with the Potential Transaction or in future possible transactions. The Searchlight Entities did not rely on the GS and JPM Discussion Materials in negotiating the consideration payable in the Potential Transaction or any other terms of the Potential Transaction or in deciding whether to enter into the merger agreement or any of the transactions contemplated thereby. This section and the GS and JPM Discussion Materials have nevertheless been provided in response to certain regulations governing Rule 13e-3 transactions. Goldman Sachs and JPM have consented to the inclusion of the GS and JPM Discussion Materials in their entirety as an exhibit to the Schedule 13E-3.
The GS and JPM Discussion Materials did not in any manner address the value of the Company common stock or the Company taken as a whole or the prices at which Company common stock or other securities would trade following the announcement or consummation of the Potential Transaction or any other transaction. Neither Goldman Sachs nor JPM expressed any view with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to accounting, tax or other consequences resulting from the transactions contemplated by the merger agreement or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company, its business divisions or any other entity or business or the Potential Transaction.
In connection with their engagement, Goldman Sachs and JPM reviewed, among other things, certain publicly available business and financial information concerning the Company. The GS and JPM Discussion Materials were based on then-publicly available business and financial information about the Company. Goldman Sachs and JPM assumed and relied, without independent verification, upon the accuracy and completeness of all such information. With respect to any financial forecasts, projections, other estimates and other forward-looking information provided to or otherwise obtained by Goldman Sachs and JPM from public sources, data suppliers and other third parties, Goldman Sachs and JPM assumed that such forecasts, projections, other estimates and information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the preparer as to, and were a reasonable and reliable basis upon which to evaluate, the matters covered thereby. Goldman Sachs and JPM expressed no view as to any of the foregoing financial forecasts, projections, other estimates and other forward-looking information or the assumptions on which they were based. No representation or warranty, express or implied, was made by Goldman Sachs or JPM in relation to the accuracy or completeness of the information presented in the GS and JPM Discussion Materials or their suitability for any particular purpose. Goldman Sachs and JPM also considered such other factors as Goldman Sachs and JPM deemed appropriate. Goldman Sachs and JPM expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of any financial forecasts, projections, other estimates or other forward-looking information provided to, obtained or otherwise reviewed by, or discussed with, Goldman Sachs or JPM, or the assumptions upon which they are based. Neither Goldman Sachs nor JPM conducted, or were provided with, any independent valuation or appraisal of any assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or Parent or any other company or business, nor did Goldman Sachs or JPM make any physical inspection of the properties or assets of the Company or Parent or any other company or business, nor did Goldman Sachs or JPM evaluate the solvency of the Company or Parent or any other company or business under any state or federal laws relating to bankruptcy, insolvency or similar matters or the ability of the Company or Parent to pay their respective obligations when they come due. The information in the GS and JPM Discussion Materials is subject to the assumptions, limitations, qualifications and other conditions contained therein and is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs and JPM as of, the date of such presentation. The matters considered by Goldman Sachs and JPM in their financial analyses and reflected in the GS and JPM Discussion Materials were necessarily based on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors as in effect on, and information made available to Goldman Sachs and JPM as of the date of such GS and JPM Discussion Materials. Many such conditions are beyond the control of the Company, Parent, Goldman Sachs and JPM. The Searchlight Entities did not give any specific instructions nor impose any limitations on Goldman Sachs and JPM with respect to the preparation of the GS and JPM Discussion Materials.
The analyses included in the GS and JPM Discussion Materials are inherently subject to uncertainty, and neither of Goldman Sachs or JPM nor any other person assumes responsibility if future results are different from those forecasted. Furthermore, it should be understood that subsequent developments may affect the views expressed in the GS and JPM Discussion Materials and that neither Goldman Sachs nor JPM has any obligation to update, revise or reaffirm its financial analyses or the GS and JPM Discussion Materials based on circumstances, developments or events occurring after the date of such GS and JPM Discussion Materials. With respect to the financial analyses performed by Goldman Sachs and JPM in the

GS and JPM Discussion Materials: (a) such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses; (b) while none of the companies reviewed by Goldman Sachs and JPM for purposes of their analyses are directly comparable to the Company, the companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company based on Goldman Sachs’ and JPM’s familiarity with the consumer broadband provider industry and their professional judgment and experience; (c) while none of the selected transactions reviewed by Goldman Sachs and JPM for purposes of their analyses are identical to the Potential Transaction and while none of the companies involved in such transactions is identical or directly comparable to the Company, the transactions were selected because they involved publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company based on Goldman Sachs’ and JPM’s familiarity with the consumer broadband provider industry and their professional judgment and experience or were transactions that for purposes of analysis may be considered similar to the Potential Transaction based on Goldman Sachs’ and JPM’s professional judgment and experience; (d) in any event, Goldman Sachs’ and JPM’s analyses are not mathematical, rather, such analyses involve complex considerations and judgments concerning the differences in business, operating, financial and capital markets-related characteristics and other factors; and (e) such financial analyses do not purport to be appraisals or to reflect the prices at which shares or other securities or financial instruments of or relating to shares of the Company common stock may trade or otherwise be transferable at any time.
Neither Goldman Sachs nor JPM was requested to, and neither did, recommend or determine the consideration payable in the Potential Transaction. The type and amount of consideration payable in the Transactions were determined through negotiations among the Searchlight Entities, on the one hand, and the Company, the Special Committee and the Board (other than the Searchlight Directors), on the other hand, and the decision to enter into the merger agreement was that of the parties to the merger agreement. The GS and JPM Discussion Materials were viewed by the Searchlight Entities as having limited relevance and were not relied on by the Searchlight Entities in arriving at the decision to enter into the merger agreement or the transactions contemplated thereby, and the GS and JPM Discussion Materials had no influence on the Searchlight Entities’ analysis or negotiation of the consideration payable in connection with the merger agreement or the transactions contemplated thereby or otherwise.
The summary set forth below does not purport to be a complete description of the financial analyses and observations performed by Goldman Sachs and JPM or the underlying assumptions made, procedures followed, matters considered, and limitations, qualifications and other conditions contained therein, nor does the order of the financial analyses or observations described represent the relative importance or weight given to those financial analyses or observations by Goldman Sachs and JPM. In general, the preparation of financial analyses, information and data is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, financial analyses and information are not readily susceptible to summary description. Future results may be different from those described and such differences may be material.
Summary of the GS and JPM Discussion Materials
The preliminary, illustrative materials that representatives of each of Goldman Sachs and JPM shared with the Searchlight Entities on March 15, 2023 contained, among other things, the following:
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a review of trading and price performance of the shares of Company common stock, including for the time period from December 2021 to March 2023;

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a review of (1) broadband provider footprints and fiber target passings of consumer broadband providers and (2) certain financial performance measures of such consumer broadband providers, in each case, as compared to the Company and as of March 10, 2023;

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a discussion of industry trends with respect to consumer broadband providers and build targets for 2022 and 2023, including summary information with respect to the stock performance of such providers as of March 10, 2023 and for the prior three year preceding period;

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an illustrative analysis of the market trading multiples of consumer broadband providers as of February 21, 2020, September 22, 2021 and March 10, 2023 and the stock performance of such providers during that time period;

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an illustrative analysis comparing the transaction multiples and yields of consumer broadband providers in prior consumer broadband transactions;

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a summary of certain selected financial projections of the Company for 2023, 2024 and 2025, based on broker reports and other public information available as of March 10, 2023;

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a review of perspectives and recommendations of certain industry research analysts that provide coverage and information of the Company for the time period from March 2021 to March 2023;

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an illustrative analysis comparing the market trading multiples and operating metrics of consumer broadband providers, as of March 10, 2023, relative to those multiples and metrics implied by the Company’s financial performance; and

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a summary of the Company’s capitalization as of December 31, 2022 and trading levels for the time period from January 1, 2022 to March 10, 2023.

Miscellaneous
SL Investor selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement, dated October 13, 2023, SL Investor engaged Goldman Sachs to act as its financial advisor in connection with its consideration of the Potential Transaction. As a part of its investment banking business, JPM and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. JPM was selected to advise SL Investor with respect to the Potential Transaction on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates. Pursuant to a letter agreement, dated October 15, 2023, SL Investor engaged JPM to act as its financial advisor in connection with its consideration of the Potential Transaction. In connection with their engagement as financial advisors to SL Investor with respect to the Potential Transaction, SL Investor has agreed to pay JPM a fee of approximately $4 million and has agreed to pay Goldman Sachs a fee to be determined prior to the consummation of the Potential Transaction in SL Investor’s sole discretion, in each case, at the consummation of the Potential Transaction. SL Investor has also agreed to reimburse each of Goldman Sachs and JPM for certain expenses and to indemnify Goldman Sachs and JPM against certain liabilities arising out of their respective engagements. Neither Goldman Sachs nor JPM was engaged as financial advisor to BCI with respect to the Potential Transaction or the merger, and accordingly will not receive a fee for financial advisory services from BCI.
Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests, or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Searchlight, BCI and any of their respective affiliates and third parties, including affiliates of the holders of shares of Company common stock, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and to its affiliates from time to time, including having acted as financial advisor to the Company in connection with its sale of wireless investments in September 2022. During the two-year period ended October 15, 2023, Goldman Sachs has not recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to the Company and/or its affiliates (other than Searchlight). Goldman Sachs has provided certain financial advisory and/or underwriting services to Searchlight and to its affiliates and/or portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Searchlight in connection with a private placement in November 2021; as financial advisor to Univision Communications Inc., a portfolio company of Searchlight (“Univision”), in connection with the acquisition of Grupo Televisa’s content and media assets in January 2022; as lead arranger in connection with a bank loan to Univision in June 2022; as bookrunner in connection with a high yield offering for Searchlight in August 2022; as bookrunner in connection with a bank loan to Windstream Holdings, Inc., a portfolio company of Searchlight, in November 2022; as bookrunner in connection with a convertibles offering for Uniti Group Inc., a portfolio company of Searchlight, in December 2022; and as bookrunner in connection with a high yield offering for Univision in July 2023. During the two-year period ended October 15, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Searchlight and/or its affiliates and/or portfolio companies (other than the Company) of approximately $15 million. Goldman Sachs may also in the future provide financial advisor and/or underwriting services to the Company, Searchlight and any of their respective affiliates and, as applicable, portfolio companies, and third parties, including affiliates of the holders of shares of Company common stock, for which the Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Searchlight and its affiliates from time to time and may have invested in limited partnership units of affiliates of Searchlight from time to time and may do so in the future.
During the two-year period ending on October 15, 2023, JPM and its affiliates have had and continue to have commercial or investment banking relationships with Searchlight for which JPM and such affiliates have received or will receive customary compensation. Such services during such period have included providing syndicated lending and financial advisory services to Searchlight portfolio companies. During the two year period ending on October 15, 2023, the aggregate fees recognized by JPM from the Company were approximately $0 and from Searchlight were approximately $13 million. In addition, JPM and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of their businesses, JPM and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and of Searchlight and its portfolio companies for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Purpose and Reasons of the Company for the Merger
On April 29, 2023, the Board established the Special Committee, comprised of Mr. Currey, Mr. Gerke, Mr. Moore and Ms. Rahe, to analyze, evaluate and negotiate the proposed merger, as well as, unless and until the proposal for the proposed merger may be withdrawn, any other strategic alternative to the proposed merger. The Board further resolved, among other things, to not enter into, and not approve, the proposed merger unless the Special Committee shall have determined that the proposed merger is fair to and in the best interests of the holders of a majority of the shares of Company common stock that are not owned by Searchlight or BCI, and recommended to the full Board the approval of the proposed merger and such recommendation shall not have been revoked or withdrawn.
On October 14, 2023, the Special Committee met, together with representatives of each of Cravath and Rothschild & Co, to discuss and deliberate on the proposed merger. The Special Committee determined unanimously that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement, and declared that the merger agreement and the transactions contemplated by the merger agreement were advisable. Furthermore, the Special Committee recommended that the Board (i) approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, (ii) approve the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) direct that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iv) recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
Later on October 14, 2023, the Board met, together with representatives of each of Cravath, Latham and Rothschild & Co, to discuss and deliberate on the proposed merger. The Searchlight Directors recused themselves from the Board meeting. Thereafter, acting upon the recommendation of the Special Committee, the Board determined, by unanimous vote of the directors present, that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board furthermore (i) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iii) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock.
The Special Committee and the Board determined to undertake the merger at this time in response to the April 12 Proposal and the $4.70 per share price of Company common stock that resulted from subsequent negotiations with Searchlight and BCI, among other factors set forth in the sections of this proxy statement entitled “— Recommendation of the Special Committee”, “— Reasons for the Merger” and “— Recommendation of the Board” beginning on page 41.
For more information, see the sections of this proxy statement entitled “— Recommendation of the Special Committee”, “— Reasons for the Merger” and “— Recommendation of the Board” beginning on page 41.
Position of the Company as to the Fairness of the Merger
On October 14, 2023, the Board, by unanimous vote of the directors present (excluding the Searchlight Directors, who recused themselves) and acting, at least in part, based upon the unanimous recommendation of the Special Committee, (i) determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, (ii) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iv) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock. Mr. Frey and Mr. Fuller, the Searchlight Directors, recused themselves from the meeting. In making the determination described above, the Board has expressly adopted the analysis of the Special Committee, which adopted as its own the opinion and financial analyses of Rothschild & Co, among other factors considered in the course of making its recommendation that the Board approve, adopt and declare advisable the merger agreement and the merger and other transactions contemplated thereby. The Company did not receive any firm offers relating to a potential transaction other than the proposed merger.
Purpose and Reasons of the Searchlight Entities for the Merger
Under the SEC rules governing “going private” transactions, each of the Searchlight Entities is an affiliate of the Company and engaged in the going-private transaction and, therefore, required to express their reasons for the merger to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act (hereinafter referred to as the “unaffiliated security holders”). The Searchlight Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
For the Searchlight Entities, the primary purpose of the merger is to allow SL Investor to own all of the equity interests in the Company and to bear the rewards and risks of such ownership without the Company common stock being publicly traded or the Company being subject to public company reporting obligations. The Searchlight Entities believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the shares of Company common stock at the same time, (ii) will allow the Company to cease to be a publicly registered and reporting company, and (iii) represents an opportunity for the Unaffiliated Stockholders to receive the merger consideration of $4.70 per share of Company common stock (other than the Excluded Shares) in cash, without interest and subject to any withholding of taxes required by applicable law, in accordance with the terms and conditions of the merger agreement.
Position of the Searchlight Entities as to the Fairness of the Merger
Under the SEC rules governing “going-private” transactions, each of the Searchlight Entities is an affiliate of the Company and engaged in the going-private transaction and, therefore, required to express their beliefs as to the fairness of the merger to the unaffiliated security holders . The Searchlight Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. The view of the Searchlight Entities as to the fairness of the merger, however, should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the merger agreement proposal. The Searchlight Entities have interests in the merger that are different from, and in addition to, those of the other stockholders of the Company.
The Searchlight Entities believe that the interests of the unaffiliated security holders were properly represented by the Special Committee, which negotiated the terms and conditions of the merger agreement, with the assistance of the Special Committee’s independent legal and financial advisors. The Searchlight Entities did not participate in the deliberations of the Special Committee or the Board regarding, nor did they receive advice from the respective legal or financial advisors to the Special Committee or the Board as to, the fairness of the merger. The Searchlight Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to the Company’s unaffiliated security holders. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee discussed in “— Purpose and Reasons of the Company for the Merger;”“— Recommendation of the Special Committee;” “— Reasons for the Merger;” “— Recommendation of the Board;” and “— Position of the Company as to the Fairness of the Merger” (which analysis and resulting conclusions the Searchlight Entities adopt), the Searchlight Entities believe that the merger is fair to the Company’s unaffiliated security holders.
The Searchlight Entities believe that these factors provide a reasonable basis for their belief that the merger is fair to the unaffiliated security holders. This belief should not, however, be construed as a recommendation to any of the Company stockholders to approve the merger agreement. The Searchlight Entities do not make any recommendation as to how Company stockholders should vote their shares of Company common stock relating to the merger. The Searchlight Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the other stockholders of the Company, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders.
The Searchlight Entities were not aware of any firm offer for a merger, sale of all or a substantial part of the Company’s assets, or a purchase of a controlling amount of the Company’s securities having been received by the Company from anyone other than a filing person in the two (2) years preceding the signing of the merger agreement.
Plans for the Company After the Merger
Following consummation of the merger, Merger Sub will have been merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of an affiliate of the Searchlight Entities. The shares of Company common stock are currently listed on Nasdaq and registered under the Exchange Act.
Following consummation of the merger, there will be no further market for the shares of Company common stock and, as promptly as practicable following the effective time and in compliance with applicable law, the Company’s securities will be delisted from Nasdaq and deregistered under the Exchange Act and will cease to be publicly traded.
The Searchlight Entities currently anticipate that the Company’s operations following consummation of the merger will initially be conducted substantially as they are currently being conducted, except that the Company will cease to be a public company and will instead be a wholly owned subsidiary of an affiliate of the Searchlight Entities and the Searchlight Entities intend, together with certain third-party investors, to invest incremental capital in the Company and/or its affiliates following the consummation of the merger to facilitate the completion of the Company’s strategic fiber build-out plan and transformation into a leading fiber-first provider.
From and after the effective time, the officers of the Company immediately prior to the effective time will be the officers of the surviving corporation and, the directors of Merger Sub immediately prior to the effective time will be the directors of the surviving corporation, in each case to hold office, from and after the effective time, in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the DGCL or the certificate of incorporation and bylaws of the surviving corporation, as the case may be.
Certain Effects of the Merger
If the Requisite Company Stockholder Approval is obtained, the other conditions to the closing of the merger are either satisfied or waived (to the extent permitted by applicable law) and the merger is consummated, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL, the separate corporate existence of Merger Sub will thereupon cease and the Company will be the surviving corporation in the merger. As the surviving corporation, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.
Immediately prior to the effective time, Parent will assign to the Company all of the issued and outstanding equity interests of Merger Sub and Parent will cause SL Investor to contribute each share of Company common stock held directly by SL Investor to Parent.
At the effective time, each share of Company common stock that is issued and outstanding as of immediately prior to the effective time (other than the Excluded Shares) will be converted automatically into the right to receive an amount in cash equal to $4.70 per share, without interest and subject to any applicable withholding taxes required by law. Company stockholders who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company common stock as determined pursuant to an appraisal proceeding, as contemplated by Section 262 of the DGCL. For more information, please see the section below entitled “— Appraisal Rights.”
At the effective time, each share of Series A Preferred Stock will remain outstanding in accordance with the terms of the Certificate of Designations for the Series A Preferred Stock, and will represent shares of Series A Preferred Stock of the surviving corporation on such terms. Each share of Company common stock held by the Company as treasury stock or held by Merger Sub, in each case, immediately prior to the effective time, shall automatically be cancelled and shall cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof. All shares of Company common stock issued and outstanding immediately prior to the effective time that are held by any direct or indirect wholly owned subsidiary of the Company or by any direct or indirect wholly owned subsidiary of the Parent (other than Merger Sub) will automatically be converted into such number of validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the surviving corporation, or fraction thereof, such that the ownership percentage of any such subsidiary in the surviving corporation immediately following the effective time shall equal the ownership percentage of such subsidiary in the Company immediately prior to the effective time.
Following the merger, all Company common stock will be beneficially owned by Parent, and none of the current holders of Company common stock will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent. As a result, the current holders of Company common stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company following the merger. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Please see the section of this proxy statement entitled “The Merger Agreement — Consideration To Be Received in the Merger” beginning on page 94.
For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the section below entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83 and the section of this proxy statement entitled “The Merger Agreement —Treatment of Company Equity Awards” beginning on page 95.
Shares of Company common stock are currently registered under the Exchange Act and listed on Nasdaq under the trading symbol “CNSL.” Following the consummation of the merger, shares of Company common stock are expected to be delisted and will no longer be traded on Nasdaq or any other public market. In addition, the registration of Company common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock.
Effects on the Company if the Merger Is Not Consummated
In the event that the Requisite Company Stockholder Approval is not obtained or if the merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq, the Company common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the SEC and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.
If the merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be consummated. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112.
Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Parent a $15.9 million termination fee. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees” beginning on page 113.
Alternatives to the Merger
In response to the proposed offer from Searchlight and BCI, the Special Committee considered, with the assistance of Rothschild & Co, whether to conduct a market check to solicit other potential bidders, including reviewing a list of possible strategic and financial third-party acquirors and the likelihood of whether a strategic buyer or financial third-party acquiror might be interested in exploring an acquisition of the Company. In this regard, the Special Committee took into account the absence of any inbound interest for an acquisition of the Company from third parties following the public announcement of the April 12 Proposal; the fact that, upon a change of control, the Company’s debt structure would remain outstanding only for a transaction involving Searchlight and any other counterparty would need to refinance such debt or incur potentially significant fees to obtain a waiver from the holders of such debt; and the fact that alternative transactions may not be viable given Searchlight’s existing governance rights and voting interests in the Company and that Searchlight stated in the April 12 Proposal that, in its capacity as a Company stockholder, it would not vote in favor of any alternative sale, merger or similar transaction involving the Company nor would it be interested in selling the shares of Company common stock that it did own or in participating in an alternative change of control transaction involving the Company. The Special Committee also considered, with the assistance of Rothschild & Co, the viability of obtaining additional capital through alternative financing transactions, including the potential availability, cost and feasibility of effecting such a financing transaction to inject additional capital into the Company. In this regard, the Special Committee took into account the Company’s existing capital structure, including its leverage profile and restrictions under its existing credit facility; the difficulty of obtaining financing on commercially acceptable terms due to, among other factors, the current interest rate environment; the potential dilutive impact to Company stockholders of certain potential financing transactions (including the risk of such a transaction resulting in third party control without receipt of a control premium); the lack of certainty, immediate value or liquidity provided to Unaffiliated Stockholders as a result of any such transaction; and SL Investor’s consent rights with respect to debt incurrence and equity issuances. For more information on the alternatives to the Merger, see the sections above entitled “— Background of the Merger” beginning on page 25, “— Recommendation of the Special Committee” beginning on page 41, “— Reasons for the Merger” beginning on page 42 and “— Position of the Company on the Fairness of the Merger” beginning on page 73.
Financing of the Merger
We anticipate that the total funds available to the Guarantors to consummate the merger (which includes the funds that will be used to pay the aggregate merger consideration and pay all fees, costs and expenses required to be paid by Parent or Merger Sub at or prior to the closing of the merger in connection with the transactions) will be approximately $370 million in the aggregate of equity financing pursuant to the equity commitment letters provided by each of the Guarantors plus cash available on the Company’s balance sheet. The Guarantors do not require additional sources of funding in order to consummate the merger. Parent has received a portion of the aggregate equity commitment for the equity financing from each of the Guarantors as described below in the section entitled “— Equity Financing.”
The consummation of the merger is not conditioned on Parent’s receipt of any financing.
Equity Financing
Pursuant to the equity commitment letters, the Guarantors have committed to contribute or cause to be contributed to Parent an aggregate amount in cash up to $370 million, severally and not jointly, solely to fund the obligations thereunder.
Funding of the equity commitment by each Guarantor is subject to the terms of the applicable equity commitment letter, including, in each case, the requirements that the following occur: (a) the satisfaction or waiver of all the conditions precedent to the obligations of Parent and Merger Sub and the mutual obligations of the parties to the merger agreement (other than those conditions that by their nature are to be satisfied at closing, but subject to the substantially concurrent satisfaction of such conditions) and (b) the substantially concurrent occurrence of (i) the closing of the merger and (ii) the funding of the Aggregate Commitment (as defined in, and pursuant to, the equity commitment letter to which such Guarantor is not a party).
The obligation of each Guarantor to fund all or any portion of the equity financing will terminate automatically and immediately and cease to be of any further force or effect without the need for any further action of any person upon the earliest to occur of (i) the consummation of the closing of the merger (including the payment of the merger consideration); (ii) the valid termination of the merger agreement or the other equity commitment letter (subject to certain exceptions), in each case, in accordance with its terms; (iii) the payment by a Guarantor of any amount in respect of its guaranteed obligation pursuant to its respective limited guarantee on the terms and subject to the conditions thereof; (iv) the award of any monetary damages to the Company or certain related parties in accordance with the merger agreement or (v) the assertion, directly or indirectly, by the Company, any of its subsidiaries or any of their respective officers, directors, affiliates or other representatives of any claim against any Guarantor, Parent, Merger Sub or certain related parties of the foregoing or certain related parties of any such related party in connection with the merger agreement, the limited guarantees, the equity commitment letters and any other document, certificate or instrument delivered in connection therewith or any of the transactions contemplated thereby, except, in the case of clause (v), (x) claims by the Company (A) pursuant to the applicable equity commitment letter solely against such Guarantor as a third party beneficiary of such equity commitment letter agreement and solely as and to the extent specified in, and on the terms and subject to the conditions of, such equity commitment letter seeking (1) to enjoin the assignment or amendment or waiver of such equity commitment letter agreement without the consent of the Company to the extent such consent is expressly required under such equity commitment letter or (2) specific performance of the Guarantor’s obligation to cause the aggregate commitment thereunder to be funded at the closing of the merger, (B) against such Guarantor in respect of the guaranteed obligation in its limited guarantee solely as and to the extent specified in, and on the terms and subject to the conditions of, such limited guarantee, (C) against another Guarantor pursuant to another equity commitment letter or pursuant to such other Guarantor’s limited guarantee in respect of its guaranteed obligation in such limited guarantee, solely as and to the extent specified in, and on the terms and subject to the conditions of such equity commitment letter or limited guarantee or (D) against Parent or Merger Sub solely to the extent expressly provided under the merger agreement, and solely pursuant to the terms and conditions thereof, (y) claims by the Company pursuant to the Governance Agreement solely against SL Investor to enforce the Governance Agreement, including the confidentiality provisions thereof, and solely to the extent expressly provided thereunder, and solely pursuant to the terms and subject to the conditions thereof or (z) claims by the Company pursuant to that certain letter agreement, dated June 13, 2023, by and between the Company and SL Investor solely against SL Investor, solely to the extent expressly provided thereunder, and solely pursuant to the terms and subject to the conditions thereof.
The merger agreement does not include any financing-related closing condition.
The Company is an express third party beneficiary of the right granted to Parent to specific performance under the equity commitment letters and is entitled (a) to seek to enjoin the assignment or amendment or waiver of either of the equity commitment letters without the consent of the Company to the extent such consent is expressly required under the applicable equity commitment letter and (b) to enforce Parent’s rights to specific performance of the Guarantors to fund their respective equity financing obligations under the equity commitment letters, subject to the terms thereof, if the Company is entitled to specific performance of Parent’s obligation to cause the equity commitment to be funded pursuant to the merger agreement.
Limited Guarantees
Subject to the terms and conditions set forth in the limited guarantees provided by certain of the Guarantors, the Guarantors have guaranteed certain payment obligations of Parent under the merger agreement, subject to a maximum cap of $13,925,158 for Searchlight Capital III, L.P., a maximum cap of $10,468,960 for Searchlight Capital III PV, L.P. and a maximum cap of $7,505,882 for British Columbia Investment Management Corporation, in respect of a pooled investment portfolio formed under the Pooled Investment Portfolios Regulation (British Columbia) and known as the “2020 Private Equity Fund,” for payment of any amount for which Parent or Merger Sub is determined by a court of competent jurisdiction to be liable pursuant to any final, binding and non-appealable judgment thereof in respect of any claim for monetary damages made by the Company in accordance with, and on the terms and subject to the conditions set forth in, the merger agreement and the applicable limited guarantee.
Each limited guarantee will terminate as of the earliest to occur of (i) the consummation of the merger and the closing of the merger in accordance with the terms of the merger agreement (including the payment of the merger consideration); (ii) the grant of specific performance or any other equitable remedy in respect of the merger or the equity commitment letters that specifically enforces (a) Parent’s and Merger Sub’s obligation to consummate the merger or (b) the payment of any amount by the Guarantor under the applicable equity commitment letter; (iii) the payment of the guaranteed obligation in full; (iv) ninety (90) days following the termination of the merger agreement in accordance with its terms unless prior to such date the Company has commenced a proceeding against a Guarantor, and Parent or Merger Sub, alleging that the guaranteed obligations are due and owing, in which case the guarantee shall survive solely with respect to such obligations and shall terminate upon the final, non-appealable resolution of all such proceedings by a court of competent jurisdiction and the satisfaction by the Guarantors of any obligations finally determined or agreed to be owed by the Guarantors consistent with the terms of the limited guarantee; (v) the termination of the other limited guarantee (other than as a result of the amounts due under such guarantee being paid in full); and (vi) the termination of the limited guarantee by mutual written agreement of the Guarantors and the Company.
The Company’s recourse under the limited guarantees is the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Guarantors and certain related persons of the Guarantors in respect of any breaches, losses or damages arising under, or in connection with, the merger agreement or the transactions contemplated thereby, including in respect of any written or oral representations made or alleged to be made in connection therewith, other than with respect to certain excluded claims as identified in the limited guarantees.
Fees and Expenses
The estimated fees and expenses incurred by the Company in connection with the merger are as follows:
Description	Amount
Financial advisory fees and expenses	$	[ ]
Legal, accounting and other professional fees and expenses	$	[ ]
SEC filing fees	$	[ ]
Printing and mailing costs	$	[ ]
Miscellaneous	$	[ ]
Total	$	[ ]
It is also expected that Parent and/or Merger Sub will incur approximately $35 million of financial, legal and other advisory fees in connection with the merger.
The estimate for legal fees set forth in this proxy statement does not include any amounts attributable to any existing or future litigation challenging the merger. Whether or not the transactions contemplated by the merger agreement are consummated, all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated therein will be paid by the party incurring or required to incur such fees, costs or expenses, except as otherwise expressly set forth in the merger agreement; provided that Parent will pay for and be responsible for any and all filing fees incurred by the parties to the merger agreement and payable to any governmental entity in connection with any antitrust filing, approval from the FCC, clearance from CFIUS and any applicable state public utility commission approvals or approvals required by any local franchise.
Appraisal Rights
If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Persons who exercise appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective time, (ii) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with all other procedures for exercising appraisal rights under Section 262,

(iv) does not thereafter withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List, will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.
If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the taking of the vote on the merger, which demand must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List; you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement; you must hold your shares of Company common stock continuously through the effective time; and you must comply with the other applicable requirements of Section 262.
A Company stockholder who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:
Consolidated Communications Holdings, Inc.
2116 South 17th Street
Mattoon, Illinois 61938
Attention:
Garrett Van Osdell
Chief Legal Officer & Secretary

A record holder who holds shares of Company common stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the demand must set forth the number of shares of Company common stock covered by such demand. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares of Company common stock outstanding in the name of such record owner.
Within ten (10) days after the effective time, the surviving corporation must give written notice that the merger has become effective to (i) each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement and (ii) any beneficial owner who has demanded appraisal under Section 262. At any time within sixty (60) days after the effective time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration specified by the merger agreement for that person’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal.
Within one hundred twenty (120) days after the effective time, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of Company common stock held by all persons that have demanded appraisal. There is no present intent on the part of the Company or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that the Company and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, persons who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty (120) days after the effective time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.
In addition, within one hundred twenty (120) days after the effective time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger agreement proposal and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such shares. Such statement must be given within ten (10) days after the written request therefor has been received by the surviving corporation or within ten (10) days after the expiration of the period for the delivery of demands as described above, whichever is later.
Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Company common stock and with whom the surviving corporation has not reached agreements as to the value of such shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.
If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court may require the persons who have demanded an appraisal of their shares of Company common stock and who hold shares represented by certificates to submit their certificates of shares of Company common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the effective time, the shares of the class or series of stock of the corporation as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds one percent (1%) of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.
Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court shall determine the fair value of shares of Company common stock held by the persons who have properly demanded their appraisal rights, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (ii) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the person.
When the fair value of the shares of Company common stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same. The surviving corporation is under no obligation to make a voluntary cash payment to each eligible person prior to such entry of judgement.
Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, the surviving corporation does not anticipate offering more than the merger consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of Company common stock is less than the merger consideration.
In determining “fair value,” the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.
The cost of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company holders of record at a date prior to the effective time.
No appraisal proceeding in the Delaware Court shall be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court made under Section 262(j) of the DGCL; provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within sixty (60) days after the effective time. If no petition for appraisal is filed with the Delaware Court within one hundred twenty (120) days after the effective time, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
A copy of Section 262 is included as Annex D to this proxy statement and is incorporated by reference in its entirety. The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262 attached as Annex D and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. If you hold your shares of Company common stock through a broker, bank or other nominee, and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.
Interests of the Company’s Directors and Executive Officers in the Merger
The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and to recommend that Company stockholders approve the merger agreement proposal.
The Company’s executive officers for purposes of the discussion below are C. Robert Udell, Jr. (President and Chief Executive Officer) and Fred A. Graffam III (Executive Vice President, Chief Financial Officer and Treasurer).
In accordance with SEC rules, this discussion is required to cover former executive officers of the Company who served as executive officers at any time since January 1, 2022, which includes Steven L. Childers (former Chief Financial Officer and Treasurer). Mr. Childers ceased to be an employee as of December 1, 2022 and he is not entitled to any compensatory payments in connection with the merger.
Treatment of Company Equity Awards
Each Company RSA held by a non-employee director that is outstanding immediately prior to the effective time will vest and be converted into the right to receive a cash payment equal to (i) the merger consideration multiplied by (ii) the number shares of Company common stock subject to such Company equity award. Each other Company RSA, including those held by executive officers, and each Company PSA will be converted into a contingent cash award with a value equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to the award. The number of shares of Company common stock subject to a Company PSA will be determined based on the number of shares of Company common stock that would have been earned under such Company PSA based on the actual level of achievement of the performance goals (other than the total shareholder return modifier, which will be deemed to be achieved at the target level (i.e., 100%)) through the end of the performance period (as determined by the board of directors of the surviving corporation (or the appropriate committee thereof) in good faith).

Each contingent cash award will be subject to the same terms and conditions (other than the total shareholder return modifier), including vesting conditions, applicable to the underlying Company RSA or Company PSA from which it was converted (including any accelerated vesting terms and conditions). With respect to the award described above, the payments described above will be made, subject to any applicable withholding taxes, no later than twenty (20) days after the applicable vesting date.
In addition, the Company LTIP provides that if equity awards are assumed or converted by a successor entity in connection with a change in control, and within twenty-four (24) months following the effective date of the change in control the participant’s employment is terminated without “cause” or the participant terminates employment for “good reason,” all restrictions on all such awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal).
The following table sets forth, for our current and former executive officers and non-employee directors, the aggregate number and value of shares of Company common stock subject to outstanding (i) PSA awards (assuming achievement of performance goals at target levels) and (ii) Company RSA awards, in each case as of November 1, 2023.
Name	Performance Shares (#)	Value of Performance Shares ($)(1)	Restricted Shares (#)	Value of Restricted Shares ($)(1)
Current or Former Non-Employee Directors
Robert J. Currey	—	—	34,976	164,387
Thomas A. Gerke	—	—	34,976	164,387
Roger H. Moore	—	—	34,976	164,387
Maribeth S. Rahe	—	—	34,976	164,387
Andrew S. Frey(2)	—	—	—	—
David G. Fuller	—	—	34,976	164,387
Marissa M. Solis	—	—	34,976	164,387
Current or Former Executive Officers
C. Robert Udell, Jr.	855,214	4,019,506	661,157	3,107,438
Fred A. Graffam III	113,636	534,089	77,479	364,151

(1)
Dollar values are calculated based on the merger consideration of $4.70 per share.

(2)
Mr. Frey is a director designated by SL Investor and is entitled pursuant to the governance agreement with SL Investor to receive similar compensation from the Company for his service on the Board as the other outside directors of the Company receive in connection with such service. Restricted stock awards granted in respect of Mr. Frey’s service in 2022 and 2023 were granted directly to Searchlight rather than to Mr. Frey. As of November 1, 2023, Searchlight held 34,976 restricted shares granted by the Company in respect of Mr. Frey’s service on the Board with a value as of such date of $164,387.

Employment Security Agreements
Messrs. Udell and Graffam are each party to an Employment Security Agreement (“ESA”) with the Company. The ESAs provide that on a termination by the Company without “cause” or a resignation by the executive for “good reason” (each, as defined in the ESAs) (a “qualifying termination”) that occurs within two (2) years following a change in control (the “CIC protection period”), the executives would be provided with the following benefits:
•
A lump sum cash payment, payable within thirty (30) days of the termination of employment, equal to (i) three (3) times for Mr. Udell and (ii) two (2) times for Mr. Graffam the sum of (A) the executive’s annual base salary rate, determined as of the date of the change in control or, if higher, the date of employment termination and (B) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the change in control occurs, or if higher, the year in which the employment termination occurs.
•
A pro rata portion of the bonus amount under the Company’s cash-based incentive plans for the year in which the change in control occurs, or if higher, for the year in which the employment termination occurs (in each case determined at the target levels).

•
Continuation of coverage under all welfare plans of the Company until the three (3)-year (two (2)-year, for Mr. Graffam) anniversary of termination, or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the change in control, or any time after, if more favorable to the executive. If such coverage is not available under the plan, the Company must provide substantially similar benefits.

Amounts payable under the ESAs will be reduced to the extent necessary to avoid the imposition of any excise tax pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), if such reduction would result in a higher net after-tax payment to the executive (the “280G best-net cutback”).
The ESAs also contain restrictive covenants that prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided substantial services, in any geographic area in which such line of business was active at the time of the executive’s termination, without the Company’s consent and (ii) soliciting the Company’s customers, agents or employees. These restrictive covenants remain in effect during the twelve (12)-month period following termination of employment.
Director Compensation
The Company may pay to any non-employee director any unpaid cash retainer for the calendar quarter in which the effective date occurs in the ordinary course of business consistent with past practice, without proration.
In recognition of the time and effort required as a result of the merger, members of the Special Committee may receive cash and equity retainers from the Company for his or her additional services in connection with the merger consistent with market practice and not to exceed an aggregate of $100,000 in combined cash and grant date value of equity awards per member.
Arrangements with Parent
Prior to the effective time, the Company’s directors or executive officers may enter into discussions with Parent or its affiliates regarding future compensation arrangements. As of the date of this proxy statement, none of the Company’s directors or executive officers has entered into any such agreement, arrangement or understanding with Parent or any of its affiliates regarding employment, or providing for any compensation or benefits, following the effective time, and the merger is not conditioned upon any such agreement, arrangement or understanding being entered into.
Continuing Employee Benefits
The merger agreement provides that during the period beginning on the closing date and ending on the first anniversary of the closing date, Parent will cause to be provided to each employee of the Company and its subsidiaries as of immediately prior to the effective time (each, a “continuing employee”) for so long as such continuing employee remains employed by Parent or its subsidiaries (including the surviving corporation) during this period, (i) an annual base salary or wage rate and a target short-term incentive compensation opportunity, that are no less than, in each case, the base salary or wage rate or target short-term incentive compensation opportunity provided to such continuing employee immediately prior to the effective time, (ii) employee benefits (excluding any equity-based, long-term incentive, retention, nonqualified deferred compensation, change in control or similar one-time or special benefits or arrangements and severance, postretirement health and welfare benefits and defined benefit pension benefits) that are substantially comparable in the aggregate to those provided to such continuing employee immediately prior to the effective time and (iii) severance payments and benefits that are no less than those provided to such continuing employee immediately prior to the effective time.
Section 280G Mitigation Actions
As described above, all executive officers are subject to a 280G best-net cutback. The Company is permitted to take certain actions before the effective time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each, as defined in Section 280G of the Code), including accelerating the vesting or payment into 2023 (or 2024, if the closing of the merger is reasonably likely to occur in 2025) of a portion of each executive officer’s compensation that is scheduled to vest or be paid within three months following the end such calendar year. As of the date of this proxy statement, the Company has not yet approved any specific actions to mitigate the expected impact of Section 280G of the Code on the Company and any disqualified individuals. No tax or other gross-ups have been or will be provided to any named executive officer, whether related to Section 280G of the Code or otherwise.
Quantification of Payments and Benefits
In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive officers estimates of the amounts of compensation that are payable in connection with or otherwise relate to the merger. In accordance with SEC rules, Item 402(t) disclosure is required for those named executive officers who were included in the most recently filed Summary Compensation Table of the Company, which includes Mr. Childers. Mr. Childers ceased to be an employee as of December 1, 2022 and therefore, he is not entitled to any compensatory payments in connection with the merger.
The Company stockholders are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on either the Company, the Board, Parent or the surviving corporation. Accordingly, if the merger agreement proposal is approved by the Company stockholders and the merger is consummated, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in this proxy statement.
Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:
•
a closing date of the merger on November 1, 2023 (which is the latest practicable date prior to the filing of this proxy statement);

•
the employment of each named executive officer is terminated by the Company or one of its subsidiaries without “cause” or by the named executive officer for “good reason” (each such term as defined in the applicable ESA), in either case, immediately following the consummation of the merger; and

•
the value of the accelerated vesting of any equity award is calculated based on a price per share of Company common stock equal to the merger consideration of $4.70; and

•
no additional grants or forfeitures of Company RSAs or Company PSAs will be made prior to the effective time.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
C. Robert Udell, Jr.	4,883,760	7,126,944	48,924	12,059,628
Fred A. Graffam III	2,416,667	898,240	48,718	3,363,625

(1)
The amounts shown in this column represent the estimated value of the cash severance each executive is eligible to receive upon a qualifying termination within the CIC protection period pursuant to his ESA, and consists of three (3) times base salary and target bonus for Mr. Udell and two (2) times base salary and target bonus for Mr. Graffam, and a pro rata annual target bonus for the year of termination assuming closing on November 1, 2023, as described more fully in the section entitled “— Employment Security Agreements.” Each named executive officer’s cash severance payments are “double-trigger,” as such payments will not be payable solely as a result of the occurrence of the effective time, but would also require a qualifying termination.
The following table quantifies each separate form of compensation included in the aggregate total reported in this column. The amounts shown are estimated based on each executive officer’s 2023 base salary and annual target bonus opportunity; however, the actual payments would be based on higher of (i) the base salary and target bonus, as applicable, for the year in which the merger occurs and (ii) the base salary and target bonus, as applicable, for the year in which the termination of employment occurs.
Name	Base Salary Severance ($)	Bonus Severance ($)	Pro-Rata Bonus ($)
C. Robert Udell, Jr.	1,927,800	2,313,360	642,600
Fred A. Graffam III	1,000,000	1,000,000	416,667

(2)
The amounts shown in this column represent the estimated aggregate value of the executive’s unvested Company RSAs and Company PSAs that would accelerate in connection with a qualifying termination of employment. As described in the section entitled “— Treatment of Company Equity Awards” at the effective time, each Company RSA and Company PSA will be cancelled in exchange for a contingent cash award equal to the merger consideration multiplied by the number of shares subject to such Company RSA or Company PSA.

The following table quantifies the number of shares of Company common stock subject to unvested Company RSAs and/or Company PSAs held by the named executive officers and quantifies the value of such awards based on a price per share of Company common stock equal to the merger consideration (and, for Company PSAs, assuming achievement of “target” performance goals). Depending on when the effective time occurs, certain equity awards shown in the table may vest in accordance with their terms prior to the effective time. In particular, 235,090 of the restricted shares currently held by Mr. Udell and 25,827 of the restricted shares held by Mr. Graffam are expected to vest on December 5, 2023. In addition, 223,960 of the performance share awards currently held by Mr. Udell are expected to vest on December 31, 2023. After taking into account these vesting events (and assuming no additional grants of Company RSAs or Company PSAs are made), immediately following December 31, 2023 the estimated values shown in this column for the remaining outstanding equity awards held by Messrs. Udell and Graffam will be $4,969,409 and $776,853, respectively. All amounts listed in the below table are considered to be payable pursuant to “double-trigger” arrangements.
Name	Accelerated Company RSAs (#)	Value of Accelerated Company RSAs ($)	Accelerated Company PSAs (#)	Value of Accelerated Company PSAs ($)
C. Robert Udell, Jr.	661,157	3,107,438	855,214	4,019,506
Fred A. Graffam III	77,479	364,151	113,636	534,089

(3)
The amounts shown in this column represent an estimate of the value of continued health benefits that would be provided to a named executive officer following a qualifying termination, as described more fully in the section entitled “— Employment Security Agreements.” As described under “— Employment Security Agreements,” each executive officer is entitled to receive continued health benefits until the three-year (two-year for Mr. Graffam) anniversary of termination. Each named executive officer’s continued health benefits are “double-trigger,” as such payments will not be payable solely as a result of the occurrence of the effective time, but would also require a qualifying termination.

(4)
As described under “— Employment Security Agreements,” the payments to each executive officer are subject to a 280G best-net cutback. The amounts included in this table do not reflect the application of any reduction that may apply pursuant to the 280G best-net cutback. As described above in the section entitled “— Section 280G Mitigation Actions,” no tax or other gross-ups have been or will be provided to any named executive officer, whether related to Section 280G of the Code or otherwise.

Director and Officer Indemnification
Pursuant to the terms of the merger agreement, present and former members of the Board and officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 109.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion summarizes the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) with respect to the disposition of Company common stock pursuant to the merger. This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger and does not address consequences to holders of Company equity awards. This discussion is based upon the provisions of the Code, the U.S. Treasury regulations issued under the Code (the “Treasury Regulations”), and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is not binding on the Internal Revenue Service or a court and there can be no assurance that the tax consequences described in this discussion will not be challenged by the Internal Revenue Service or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the Internal Revenue Service, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.
This discussion is limited to holders of Company common stock who hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss any special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships, S corporations or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or non-U.S. currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of Company common stock as a result of the exercise of options, vesting of units or otherwise as compensation, holders subject to any alternative minimum tax, holders who hold their shares of Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders of any class of stock other than Company common stock, holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code) and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company common stock (by vote or value) at any time. In addition, this discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal non-income tax consequences (e.g., the federal estate or gift tax or the application of the Medicare tax on net investment income under Section 1411 of the Code) or any treaty. This discussion does not address the impact of Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”). This discussion does not address the tax consequences of any transaction other than the merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership for U.S. federal income tax purposes holding common stock, you should consult your own tax advisor.
All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws or any tax treaty, or any changes in such laws or treaties) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock, that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

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a corporation (including any entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or an entity or arrangement classified as a partnership) of Company common stock that is not a U.S. holder.
U.S. Holders
The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares of Company common stock converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of common stock.
A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.
Non-U.S. Holders
Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S.

holder is a non-U.S. corporation, such corporation may be subject to branch profits tax at the rate of 30% on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty);
•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a 30% rate (or a lower applicable income tax treaty rate) on any gain derived from the disposition of the Company common stock pursuant to the merger (other than gain effectively connected with a U.S. trade or business), which may be offset by U.S. source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
the Company common stock constitutes a “United States real property interest” (“USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) by reason of its status as a U.S. real property holding corporation (“USRPHC”).

If shares of Company common stock constitute USRPIs under FIRPTA by reason of its status as a USRPHC, the tax consequences to a non-U.S. holder will depend upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. holder. The Company believes that its common stock is regularly traded on an established securities market in the United States within the meaning of FIRPTA and the applicable Treasury Regulations. Therefore, a non-U.S. holder of Company common shares will generally be treated as owning a USRPI within the meaning of FIRPTA only if the non-U.S. holder owned more than 5% of the shares of Company common stock at any time during the shorter of (x) the five year period ending with the effective date of the merger and (y) the non-U.S. holder’s holding period for the shares. Non-U.S. holders should consult their own tax advisors regarding the particular tax consequences of their Company common shares being treated as a USRPI within the meaning of FIRPTA. Because the determination of whether the Company is a USRPHC depends on the fair market value of the Company’s real property interests and other business assets, there can be no assurance that the Company currently is not a USRPHC or has not been a USRPHC in the past or will not become a USRPHC prior to the consummation of the merger.
If a non-U.S. holder’s gain on the receipt of cash in exchange for Company common stock pursuant to the merger were subject to taxation under FIRPTA, such non-U.S. holder would be required to file a U.S. federal income tax return and would generally be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder. In addition, if the receipt of cash in exchange for Company common stock were subject to taxation under FIRPTA, and if shares of Company common stock were not “regularly traded” on an established securities market, the purchaser of such common stock generally would be required to withhold and remit to the Internal Revenue Service 15% of the purchase price.
Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, including the consequences that could result if the Company is or were to become a USRPHC and the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them pursuant to the merger.
A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.
Regulatory Approvals in Connection with the Merger
Each of the parties to the merger agreement intends to, and has obligations to, use reasonable best efforts to obtain any consent, authorization, approval, order, waiting period expiration or termination from, or exemption by, any governmental entity necessary to be obtained prior to the effective time and the Company and Parent intend to make all required filings as promptly as practicable, in each case, as described in the section of this proxy statement entitled “The Merger Agreement — Reasonable Best Efforts.” The Company and Parent currently believe that the necessary regulatory approvals will be obtained by the first quarter of 2025; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.
HSR Act Clearance
Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated by the FTC, which prevent transactions such as the merger from being consummated until (i) Notification and Report Forms are filed with the DOJ and FTC and (ii) the applicable waiting period is terminated early or expires.
At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the DOJ or FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.
CFIUS Clearance
Consummation of the merger is also subject to receipt of approval from the CFIUS, which, pursuant to Section 721 of the DPA, provides for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person acquires control of a U.S. business. Under the terms of the merger agreement, consummation of the merger is subject to the satisfaction or waiver of the condition that one of the following will have occurred prior to the closing of the merger: (i) the parties have received written notice that CFIUS has concluded that the transactions contemplated by the merger agreement are not a “covered transaction” (as such term is defined in CFIUS’ regulations); (ii) the parties have received written notice that all action under the DPA with respect to the merger and the other transactions contemplated by the merger agreement has been concluded and there are no unresolved national security concerns with respect to the merger and the other transactions contemplated by the merger agreement; or (iii) the President of the United States shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the merger and the other transactions contemplated by the merger agreement or the time permitted for such action under the DPA shall have expired without any such action being threatened, announced or taken.
FCC and State Regulatory Approvals
In addition, consummation of the merger is conditioned upon the receipt of approvals from (i) the FCC (including any applicable clearance by the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector), (ii) public utility commissions in the states of California, Colorado, Georgia, Illinois, Kansas, Maine, Minnesota, New Hampshire, New York, Pennsylvania, Texas and Vermont and (iii) certain approvals required by any franchise granted by a governmental entity authorizing the construction, upgrade, maintenance or operation of any part of the cable systems of the Company and its subsidiaries.
Additional Approvals
The Company and Parent intend to make all required filings under the Exchange Act relating to the merger and obtain all other approvals and consents that may be necessary to give effect to the merger.

Delisting and Deregistration of Company Common Stock
If the merger is consummated, there will be no further market for the shares of Company common stock, and the surviving corporation will cause the shares of Company common stock to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the effective time, and, prior to the effective time, the Company will reasonably cooperate with Parent with respect thereto.
Litigation Relating to the Merger and the Transactions Contemplated Thereby
Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger or the transactions contemplated by the merger agreement, which could prevent or delay consummation of the merger and result in substantial costs to the Company, including any costs associated with indemnification obligations of the Company. As of the date of the preliminary version of this proxy statement, no such lawsuits have been filed.
Provisions for Unaffiliated Stockholders
No provision has been made to grant the Unaffiliated Stockholders access to the corporate files of the Company, any other party to the merger agreement or any of their respective affiliates or to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.
Accounting Treatment
It is anticipated that Parent will be considered the acquiror for accounting purposes. The accounting, however, is preliminary and subject to change.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summarizes certain material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is important to you, and is qualified in its entirety by the full merger agreement, as attached to this proxy statement as Annex A. We recommend that you read the merger agreement carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and is not intended to provide you with any factual information regarding the Company, Parent, Merger Sub or their respective subsidiaries, affiliates or businesses or to modify or supplement any factual disclosures about us contained in this proxy statement or in our public reports filed with the SEC. In particular, the merger agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to the Company. The merger agreement contains representations, warranties and covenants by each of the parties to the merger agreement. These representations, warranties and covenants have been made solely for the benefit of the parties to the merger agreement and:
•
have been made only for purposes of the merger agreement;

•
have been qualified by certain documents filed with, or furnished to, the SEC by the Company from and after January 1, 2021 and on or prior to October 12, 2023;

•
have been qualified by confidential disclosures made by the Company and Parent in connection with the merger agreement, which disclosures are not reflected in the merger agreement itself;

•
may be subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors;

•
were made only as of October 15, 2023 or such other date as is specified in the merger agreement; and

•
have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed (and may continue to change) after October 15, 2023, which subsequent developments or new information may or may not be fully reflected in the Company’s public disclosures. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of the Company, Parent or Merger Sub because the parties may take certain actions that are either expressly permitted pursuant to confidential disclosures made by the Company and Parent or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.
Accordingly, the representations, warranties, covenants and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide Company stockholders with a materially complete understanding of the disclosures relating to the merger agreement. See “Where You Can Find Additional Information” beginning on page 144 of this proxy statement.
Effects of the Merger
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Parent.

Closing and Effective Time of the Merger
Unless Parent and the Company mutually agree in writing otherwise, the closing of the merger will take place at 8 a.m., Eastern time, on the twelfth business day following the satisfaction or waiver (to the extent permitted by applicable law) of the applicable conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions at the closing).
On the closing date, Merger Sub and the Company will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings required under the DGCL. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the certificate of merger (such date and time at which the merger becomes effective is referred to as the “effective time”).
As of the effective time, the certificate of incorporation of Merger Sub in effect immediately prior to the effective time will be the form of the certificate of incorporation of the surviving corporation as of the effective time, and the bylaws of Merger Sub in effect immediately prior to the effective time will be the form of the bylaws of the surviving corporation as of the effective time, and each until amended in accordance with applicable law and the merger agreement will constitute the certificate of incorporation and bylaws of the surviving corporation.
The Company and Parent currently expect to consummate the merger by the first quarter of 2025, subject to receipt of the Requisite Company Stockholder Approval and the required regulatory approvals and the satisfaction or waiver (to the extent permitted by applicable law) of the other conditions to the merger described under the section entitled “— Conditions of the Merger” below. For additional information, please see the section of this proxy statement entitled “Special Factors — Regulatory Approvals in Connection with the Merger” beginning on page 90.
Directors and Officers of the Surviving Corporation
The directors of Merger Sub immediately prior to the effective time will be the directors of the surviving corporation immediately following the effective time, until their respective successors are duly elected, designated or qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.
The officers of the Company immediately prior to the effective time will be the officers of the surviving corporation until their respective successors are duly elected, designated or qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.
Consideration To Be Received in the Merger
The merger agreement provides that, at the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time, other than the Excluded Shares, will be converted automatically into the right to receive $4.70 per share (the “merger consideration”), payable to the holder in cash, without interest, subject to any applicable withholding of taxes required by applicable law upon surrender of the shares of Company common stock represented by certificates or book-entry in accordance with the merger agreement. As of the effective time, all such shares of Company common stock will no longer be outstanding and will be automatically cancelled and will cease to exist, and will thereafter represent only the right to receive the merger consideration to be paid in consideration therefor.
If, between October 15, 2023 and the effective time, any change in the outstanding shares of Company common stock occurs as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of equity interests convertible into or exchangeable for shares of Company common stock), recapitalization, reclassification, combination, exchange of shares or other similar event, the merger consideration will be equitably adjusted to reflect such event and provide to holders of Company common stock the same economic effect as contemplated by the merger agreement prior to such event.

Excluded Shares
Immediately prior to the effective time, Parent will assign to the Company all of the issued and outstanding equity interests of Merger Sub and Parent will cause SL Investor to contribute each share of Company common stock held directly by SL Investor to Parent.
All shares of Company common stock held by the Company as treasury stock or held by Merger Sub, in each case, immediately prior to the effective time, will be automatically cancelled and will cease to exist and no consideration or payment will be delivered in exchange therefor or in respect thereof. Each share of Company common stock held directly by Parent immediately prior to the effective time will automatically be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the surviving corporation. All shares of Company common stock issued and outstanding immediately prior to the effective time that are held by any direct or indirect wholly owned subsidiary of the Company or by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) will automatically be converted into such number of validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the surviving corporation, or fraction thereof, such that the ownership percentage of any such subsidiary in the surviving corporation immediately following the effective time will equal the ownership percentage of such subsidiary in the Company immediately prior to the effective time.
Shares of Company common stock subject to Company RSAs or Company PSAs will be treated as described under the section entitled “— Treatment of Company Equity Awards” below and Dissenting Shares (as defined below) will be treated as described under the section entitled “— Appraisal Rights” below.
All such shares of Company common stock described in this section are collectively referred to as the “Excluded Shares.”
Treatment of Series A Preferred Stock
At the effective time, each share of preferred stock, par value $0.01 per share, designated as Series A Perpetual Preferred Stock, will remain outstanding in accordance with the terms of the Certificate of Designations for the Series A Perpetual Preferred Stock, and will represent shares of Series A Perpetual Preferred Stock of the surviving corporation on such terms.
Treatment of Company Equity Awards
Each equity award outstanding as of immediately prior to the effective time will be treated as follows:
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each director Company RSA will vest and be converted into the right to receive a cash payment equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such Company RSA;

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each other Company RSA will be converted into a contingent cash award with a value equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such Company RSA; and

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each Company PSA will be converted into a contingent cash award with a value equal to (i) the merger consideration multiplied by (ii) the number of shares of Company common stock subject to such Company PSA.

The number of shares of Company common stock subject to a Company PSA will be determined based on the number of shares of Company common stock that would have been earned under such Company PSA based on the actual level of achievement of the performance goals (other than the total shareholder return modifier, which will be deemed to be achieved at the target level (i.e., 100%)) through the end of the performance period (as determined by the board of directors of the surviving corporation (or the appropriate committee thereof) in reasonable good faith).
Each contingent cash award will be subject to the same terms and conditions (other than the total shareholder return modifier), including vesting conditions, applicable to the underlying Company RSA or Company PSA from which it was converted (including any accelerated vesting terms and conditions). With respect to the awards described above, the payments described above will be made, subject to any applicable withholding taxes, no later than twenty (20) days after the applicable vesting date.
Payment for Securities; Surrender of Certificates
At or prior to the effective time, Parent will designate a nationally recognized bank or trust company to act as the paying agent for purposes of effecting the payment of the merger consideration in connection with the transactions contemplated by the merger agreement. Subject to the occurrence of the closing, the Company will pay, or cause to be paid, the fees and expenses of the paying agent. At or prior to the effective time, Parent will deposit, or cause to be deposited, with the paying agent the aggregate merger consideration to which holders of shares of Company common stock will be entitled at the effective time. In the event such deposited funds are insufficient to make the payments for the purposes of effecting the payment of the merger consideration, Parent will promptly deposit, or cause to be deposited, with the paying agent such additional funds to ensure that the paying agent has sufficient funds to make such payments.
As soon as practicable after the effective time (and in no event later than the third business day following the effective time), the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the effective time, a holder of record of shares of Company common stock represented by a stock certificate, or a holder of book-entry shares that are not held through DTC, which shares of Company common stock were converted into the right to receive the merger consideration at the effective time, a letter of transmittal, together with instructions for effecting the surrender of the stock certificates (or affidavits of loss in lieu of the certificates) in exchange for payment of the merger consideration. Upon delivery of an executed letter of transmittal and surrender of the applicable stock certificate(s) (or affidavit of loss) to the paying agent (provided that a holder of book-entry shares that are not held through DTC will not be required to deliver a stock certificate), the paying agent will transmit to the holder of such shares of Company common stock the merger consideration for the applicable shares of Company common stock (subject to any applicable tax withholding), and any such stock certificate so surrendered will be cancelled.
Each holder of record of one or more book-entry shares held through DTC whose shares of Company common stock were converted into the right to receive the merger consideration will automatically upon the effective time be entitled to receive, and Parent will cause the paying agent to pay and deliver to DTC or its nominee as promptly as practicable after the effective time, in respect of each such book-entry share, a cash amount in immediately available funds equal to the merger consideration (subject to applicable withholding taxes), and such book-entry shares will be cancelled.
HOLDERS OF STOCK CERTIFICATES SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.
Transfer Books; No Further Ownership Rights
At the effective time, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers of shares of Company common stock on the records of the Company. From and after the effective time, the holders of stock certificates and book-entry shares outstanding immediately prior to the effective time will cease to have any rights with respect to such shares of Company common stock, except as otherwise provided for in the merger agreement or by applicable law. If, after the effective time, stock certificates or book-entry shares are presented to the surviving corporation for any reason, they will be cancelled and exchanged as provided in the merger agreement.
Lost, Stolen or Destroyed Certificates
In the event that any stock certificates shall have been lost, stolen or destroyed, the paying agent will issue in exchange for such lost, stolen or destroyed stock certificates, upon the making of an affidavit of that fact by the person claiming such stock certificate is lost, stolen or destroyed, the merger consideration. Parent may, in its reasonable discretion and as a condition precedent to the payment of such merger consideration, require the owners of such lost, stolen or destroyed stock certificates to deliver a bond in a reasonable sum as Parent may reasonably direct as indemnity against any claim that may be made against

Parent, Merger Sub, the surviving corporation or the paying agent with respect to the stock certificates alleged to have been lost, stolen or destroyed.
Termination of Exchange Fund
If any funds deposited with the paying agent (including any interest received with respect thereto) remain unclaimed by the holders of stock certificates or book-entry shares on the first anniversary of the effective time, such funds will be returned to the surviving corporation or an affiliate thereof designated by the surviving corporation, and any holder of shares of Company common stock who has not tendered its stock certificates or book-entry shares for the merger consideration prior to such time shall thereafter look only to Parent and the surviving corporation (subject to abandoned property, escheat or other similar laws) for delivery of the merger consideration, without interest and subject to any withholding taxes required by applicable law. Any portion of the merger consideration made available to the paying agent to pay for shares of Company common stock for which appraisal rights have been perfected will be returned to the surviving corporation, upon demand.
No Liability
Notwithstanding any provision of the merger agreement to the contrary, none of Parent, Merger Sub, the surviving corporation, the paying agent or their respective affiliates will be liable to any holder of a stock certificate or book-entry shares for merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration remaining unclaimed by the holders of stock certificates or book-entry shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of any claim or interest of any person previously entitled thereto.
Dissenting Shares
Any shares of Company common stock outstanding immediately prior to the effective time and held by Company stockholders who are entitled to and have properly demanded appraisal for such shares of Company common stock in accordance with, and who comply in all respects with, Section 262 (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the merger consideration. At the effective time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses their right to appraisal under Section 262 or other applicable law, then the right of such holder to be paid the fair value of such Dissenting Shares will cease and such Dissenting Shares shall be deemed to have been converted, as of the effective time, into, and shall be exchangeable solely for, the right to receive the merger consideration, without interest and subject to any withholding of taxes required by applicable law.
Representations and Warranties
The merger agreement contains representations and warranties that the Company, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality or Company Material Adverse Effect or Parent Material Adverse Effect standards and, with respect to the disclosures made by the Company or Parent and Merger Sub, by (i) certain exceptions and qualifications set forth in the merger agreement, (ii) confidential disclosures made by the Company to Parent and Merger Sub or by Parent and Merger Sub to the Company and (iii) certain documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2021 and on or prior to October 12, 2023. The representations and warranties in the merger agreement do not survive the closing of the merger.
For purposes of the merger agreement, a “Company Material Adverse Effect” means any change, effect, event, development, circumstance, condition or occurrence that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the merger or the other transactions contemplated by the merger agreement or the compliance by the Company with its obligations under the merger agreement (other than for purposes of the third bullet of the second paragraph in the section entitled “— Conditions of the Merger” below); or (b) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, liabilities, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following, and no change, effect, event, development, circumstance, condition or occurrence to the extent arising out of, or resulting from, the following, will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (i) the execution, announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement (including any action taken (or omitted to be taken) by the Company or its subsidiaries as required by the merger agreement), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty relating to the merger agreement or the transactions contemplated by the merger agreement (provided that this clause (i) does not apply to (x) the Company’s and its subsidiaries’ compliance with the Company’s obligations described in the section entitled “— Covenants Regarding Conduct of Business by the Company Pending the effective time” below, except to the extent that Parent has unreasonably withheld its consent in connection thereto and (y) does not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery, announcement or performance of or compliance with the merger agreement or the pendency or consummation of the merger agreement and the transactions contemplated by the merger agreement or to the first bullet of the second paragraph in the section entitled “— Conditions of the Merger” below as it relates to any such representation or warranty); (ii) changes in conditions generally affecting the industries in which the Company and its subsidiaries participate, the economy as a whole or the credit, financial or capital markets in general or the markets in which the Company and its subsidiaries operate; (iii) any changes or prospective changes after October 15, 2023 in applicable laws or in the binding interpretation or enforcement thereof by governmental entities or in general, legal, regulatory, political or social conditions; (iv) any changes or prospective changes after October 15, 2023 in GAAP or in accounting standards or in the authoritative interpretation thereof; (v) acts of war (whether or not declared), including the commencement or continuation of a war, military activity, material armed hostilities, sabotage, civil disobedience or other material international or national calamity or act of terrorism or any escalation or worsening of any of the foregoing; (vi) volcanoes, tsunamis, epidemics, pandemics or disease outbreaks, earthquakes, hurricanes, tornados, fires, floods or other natural disasters, weather-related events, casualty events, force majeure events or other similar events; (vii) any changes in the market price, or change in trading volume, of the shares of Company common stock (it being understood that the exception described in this clause (vii) will not prevent or otherwise affect a determination that the underlying cause of any such change is, may be, contributed to or may contribute to, a Company Material Adverse Effect); (viii) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exception described in this clause (viii) will not prevent or otherwise affect a determination that the underlying cause of any such failure is, may be, contributed to or may contribute to, a Company Material Adverse Effect); or (ix) certain matters set forth on the confidential disclosure schedules to the merger agreement; provided further, that any change, effect, event, development, circumstance, condition or occurrence referred to in clauses (ii), (iii), (iv), (v) or (vi) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such change, effect, event, development, circumstance, condition or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry or jurisdiction in which the Company and its subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).
A “Parent Material Adverse Effect” means any change, effect, event, development, circumstance, condition or occurrence that would prevent or materially impair or materially delay Parent’s or Merger Sub’s ability to consummate the merger.

The representations and warranties made by the Company relate to, among other topics, the following:
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the organization, valid existence, good standing, authority and qualification to conduct business with respect to the Company and each of its subsidiaries;

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capitalization of the Company;

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authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the by merger agreement, and the binding nature of the merger agreement;

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the absence of any conflict with or violation of the Company’s or its subsidiaries’ organizational documents or applicable laws resulting from execution of the merger agreement and consummation of the merger;

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the absence of required consents or approvals under, or breach, violation, loss of benefit, change of control or default under, the Company’s or its subsidiaries’ contracts or permits resulting from execution of the merger agreement and consummation of the merger;

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receipt of an opinion from the Special Committee’s financial advisor regarding the fairness, from a financial point of view, of the merger consideration payable to holders of shares of Company common stock;

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the Special Committee’s recommendation to the Board with respect to the merger agreement and the merger;

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compliance with SEC filing requirements, including the accuracy of information contained in such documents and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

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no undisclosed liabilities;

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the absence of certain actions or circumstances, and the absence of any Company Material Adverse Effect, since June 30, 2023;

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the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

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the absence of certain legal proceedings;

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compliance with applicable laws, including international trade and anti-corruption matters;

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holding of, and compliance with, required permits;

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certain employee benefit plans matters;

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certain employee and labor matters;

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certain environmental matters;

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matters relating to owned and leased real properties;

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certain tax matters;

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matters with respect to certain material contracts;

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communications regulatory matters;

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insurance coverage;

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intellectual property and privacy matters;

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affiliate transactions;

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brokers and other advisors; and

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the absence of any other representations or warranties.

The representations and warranties made by the Parent and Merger Sub relate to, among other topics, the following:
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the organization, valid existence, good standing, authority and qualification to conduct their respective businesses;

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authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the by merger agreement, and the binding nature of the merger agreement;

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the absence of any conflict with or violation of Parent’s or Merger Sub’s organizational documents or applicable laws resulting from execution of the merger agreement and consummation of the merger;

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the absence of required consents or approvals under, or breach, violation, loss of benefit, change of control or default under, Parent’s or Merger Sub’s contracts or permits resulting from execution of the merger agreement and consummation of the merger;

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the absence of certain legal proceedings;

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the equity commitment letters made available by Parent to the Company and the limited guarantees delivered to the Company (including, in each case, the enforceability thereof);

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the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

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ownership of shares of Company common stock;

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the solvency of the surviving corporation after giving effect to the consummation of the merger;

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ownership and operations of Merger Sub;

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the absence of any arrangements between Parent or Merger Sub, or any of their respective affiliates with any stockholder, director or officer of the Company relating to the merger agreement, the merger or any of the transactions contemplated by the merger agreement, or the surviving corporation or any of its subsidiaries, businesses or operations;

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brokers and other advisors; and

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the absence of any other representations or warranties.

Covenants Regarding Conduct of Business by the Company Pending the Closing
Under the merger agreement, subject to certain exceptions and unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from October 15, 2023 until the earlier of the closing date and the termination of the merger agreement, the Company has agreed to, and to cause its subsidiaries to, use commercially reasonable efforts to (i) conduct its operations in the ordinary course of business consistent with past practice and (ii) preserve the goodwill of the Company and its subsidiaries and keep intact their respective material assets, properties and contracts, keep available the services of its current officers and key employees and preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, governmental entities and other persons with whom the Company or any of its subsidiaries has business relations.
The Company has also agreed under the merger agreement, subject to certain exceptions (including as expressly required by the merger agreement, as required by applicable law and as set forth in the confidential disclosure schedules to the merger agreement) and unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), to certain restrictions on its and its subsidiaries’ activities during the period from October 15, 2023 until the earlier of the closing date and the termination of the merger agreement. These restrictions on the Company’s and its subsidiaries’ activities are summarized below. In general, subject to certain exceptions, the Company will not, and will not permit any of its subsidiaries to, without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed):

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issue, sell, distribute, assign, transfer, grant, pledge, hypothecate, dispose of or otherwise encumber any shares of capital stock of, or other equity interest in, the Company or any of its subsidiaries;

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merge or consolidate the Company or any of its subsidiaries with any other person or entity;

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acquire any material assets or businesses or make any investments in any other business over $25,000,000 individually or $100,000,000 in the aggregate;

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effect any recapitalization, reclassification, in-kind dividend, equity split or similar change in capitalization;

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amend their certificates or articles of incorporation or limited liability company agreements (or equivalent organizational documents);

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make, declare or pay any dividend or other distribution with respect to any equity interests or redeem, purchase or otherwise acquire any equity interests, except (i) among wholly owned subsidiaries of the Company or (ii) in connection with the exercise, vesting or settlement of Company RSAs or Company PSAs;

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make any redemption or purchase of any equity interests of the Company or its subsidiaries (other than any Company RSAs or Company PSAs);

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sell, assign, transfer, convey, lease or otherwise dispose or create any material lien on the Company’s or its subsidiaries’ assets or properties (subject to certain exceptions, including in the ordinary course of business consistent with past practice or sales or dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of its business);

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sell, assign, transfer, abandon or exclusively license any owned intellectual property material to the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice, for the sale of obsolete assets or pursuant to certain contracts existing as of October 15, 2023 and set forth in the confidential disclosure schedules to the merger agreement;

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enter into any contracts with any holder of five percent (5%) or more of the shares of Company common stock or any present or former director, officer or employee or affiliate of the Company or any of its subsidiaries or into any contract with an “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing;

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knowingly disclose any trade secrets or material confidential information of the Company or its subsidiaries to any person, other than in the ordinary course of business consistent with past practice to persons under contractual, legal or ethical obligations to maintain the confidentiality of such information;

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make any capital investment, capital contribution, loan or advance to, or guaranty for the benefit of, any entity that (i) is not a wholly owned subsidiary of the Company (except as required by the organizational documents of the Company’s subsidiaries) or (ii) is a wholly owned subsidiary of the Company (except in the ordinary course of business consistent with past practice);

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make capital expenditures or commitments that are, in the aggregate and on an annualized basis for the preceding twelve months at any time, more than 110% of the capital expenditures budgeted for in the August Standalone Plan approved by the Special Committee on September 6, 2023 set forth in the section of this proxy statement entitled “Special Factors — Certain Financial Forecasts”;

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incur more than $50,000,000 of indebtedness, other than (i) borrowings or credit extensions under the Company’s existing credit facility (including in respect of letters of credit) for working capital and general corporate purposes in an amount not to exceed, in the aggregate, the available borrowing amount under such agreement as in effect on October 15, 2023; (ii) indebtedness between or among the Company and its wholly owned subsidiaries in the ordinary course of business consistent with past practice; (iii) guarantees by the Company or its wholly owned subsidiaries of indebtedness of the Company or its wholly owned subsidiaries; (iv) indebtedness arising solely from a change in GAAP; (v) refinancing indebtedness incurred in connection with the refinancing of any indebtedness or revolving facility or line of credit existing on and as in effect on October 15, 2023 (including under the Company’s existing credit facility); or (vi) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business consistent with past practice;
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amend the terms of the documentation governing any indebtedness existing on October 15, 2023 in a manner that would be adverse to the Company and its subsidiaries, taken as a whole, other than at the request of Parent or Merger Sub;

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except as required by the terms of any existing Company benefit plan or compensation arrangement as in effect on October 15, 2023 or adopted, amended or modified after October 15, 2023, in each case not in violation of the merger agreement or any collective bargaining agreement, (i) increase the compensation or benefits payable or provided to any current or former employee or individual service provider, (ii) accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of any compensation or benefits, (iii) grant any new equity-based or other long-term incentive awards or amend or modify the terms of any outstanding equity-based or other long-term incentive awards or pay any incentive or performance-based compensation or benefits at a level greater than the level earned based on actual performance through the end of the performance period, (iv) pay or agree to pay any current or former employee or individual service provider any severance, retention, change in control compensation, pension, retirement allowance or other benefit not required by the terms of any existing Company benefit plan, (v) establish any Company benefit plan or compensation arrangement that was not in existence prior to October 15, 2023, excluding any independent contractor agreement or employee offer letter that is terminable at any time by the Company without notice (or in the case of independent contractor agreements, terminate with no more than 30 days’ notice) and without further liability and does not provide any change in control or severance or notice payments or benefits, or amend or terminate any Company benefit plan in existence on October 15, 2023 or (vi) hire or promote any employee or terminate the employment of any employee (other than “for cause,” as determined by the Company in good faith and in the ordinary course of business consistent with past practice), other than the hiring, promoting or terminating of any employee with an annual aggregate target cash compensation (consisting of the sum of annual base salary and target annual bonus) less than $425,000 in the ordinary course of business consistent with past practice;

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make, change or revoke any material tax election or adopt or change any annual tax accounting period or any material tax accounting method, amend any material tax return, enter into any closing agreement with a governmental entity with respect to any material taxes, request any ruling from any governmental entity with respect to material taxes, settle any material tax claim, audit or assessment, agree to an extension or waiver of the statute of limitations with respect to any material taxes (except in the ordinary course of business) or surrender any right to claim a refund, offset or other reduction of material taxes;

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settle, release, waive or compromise any claim, or other pending or threatened proceedings by or before a governmental entity if such settlement, release, waiver or compromise (i) with respect to the payment of monetary damages, involves the payment of monetary damages exceeding $1,000,000 individually or $5,000,000 in the aggregate, (ii) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to the Company and its subsidiaries, taken as a whole, (iii) involves the admission of guilt or liability by the Company or any of its subsidiaries or (iv) with respect to certain other specified claims set forth in the confidential disclosure schedules to the merger agreement;

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subject to certain exceptions, enter into certain specified types of material contracts (except, with respect to certain specified types of material contracts, in the ordinary course of business consistent with past practice), waive any material right under or release, settle or compromise any material claim under certain specified types of material contracts or terminate or materially amend certain specified types of material contracts (other than any renewal or expiration in the ordinary course of business in accordance with the terms of such contract and, in the case of renewals, on substantially the same terms);

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participate in or enter into any contracts in respect of any programs sponsored or financed by any governmental entities that obligate the Company to incur annual expenses in excess of $10,000,000 in the aggregate;

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except as required by the terms of any collective bargaining agreement, modify, renew, extend or enter into any collective bargaining agreement or other contract with any labor union, labor organization, works council or other employee representative body or recognize or certify any labor union, labor organization, works council or other employee representative body;

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adopt a plan or agreement of complete or partial liquidation or dissolution of the Company or any of its subsidiaries, except for liquidation or dissolution of any dormant subsidiary;

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enter into any new line of business material to the Company and its subsidiaries, taken as a whole;

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subject to certain exceptions, terminate or permit the lapse of any FCC license, state public utility commission licenses or local franchises (as defined below); or

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agree or make any commitment to take, or adopt any resolutions in support of, any of the foregoing actions.

Nothing contained in the merger agreement is intended to give Parent, directly or indirectly, the right to direct the control or operations of the Company or any of its subsidiaries prior to the closing of the merger. Prior to the closing of the merger, and subject to the foregoing list of prohibited actions, the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over the operations of itself and its subsidiaries.
No Solicitation; Change in Board Recommendation
Except as described below, from October 15, 2023 until the earlier of the closing date or the termination of the merger agreement in accordance with its terms, the Company agreed that it will not, and will cause its representatives not to, directly or indirectly:
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solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below);

•
furnish to any third party any non-public information relating to the Company or its subsidiaries, or afford to any third party access to the properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or

•
participate or engage in discussions, communications or negotiations with any third party with respect to an Acquisition Proposal or inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

In addition, from October 15, 2023 until the earlier of the closing date or the termination of the merger agreement in accordance with its terms, the Company and its subsidiaries are required to enforce, and may not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof) unless the Board or the Special Committee has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
Notwithstanding the foregoing, prior to receipt of the Requisite Company Stockholder Approval, if (i) the Company or any of its representatives receives an Acquisition Proposal that does not result from a breach of the non-solicitation restrictions under the merger agreement and (ii) the Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or would reasonably be expected to result in a Superior Proposal and the failure to take the following actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the Company and its representatives may (x) enter into an acceptable confidentiality agreement (as defined below) with the person or group of persons making such Acquisition

Proposal and (y) pursuant thereto, participate or engage in discussions or negotiations with, furnish non-public information relating to the Company and its subsidiaries, or afford access to non-public information, or to any personnel, of the Company or its subsidiaries to the person or group of persons making such Acquisition Proposal. The Company must provide to Parent and its representatives any non-public information that is provided to any third party or its representatives if such information was not previously made available to Parent prior to or substantially concurrently with, and in any event within twenty-four (24) hours after, the time it is provided to such third party.
The Company must (i) promptly, and in any event within twenty-four (24) hours, notify Parent (x) in the event that the Company or any of its subsidiaries or its or their representatives receive a bona fide written Acquisition Proposal, including copies of any written materials relating thereto provided to the Company or its Representatives or (y) if any inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals are received by the Company or any of its representatives, including the identity of the person or “group” of persons making such inquiries, offers or proposals, copies of any written materials provided to or by the Company or its representatives relating thereto that set forth the material terms and conditions thereof and, to the extent not included in such written materials, a summary of the material terms and conditions thereof, and (ii) keep Parent reasonably informed, on a reasonably prompt basis, of the status of any such inquiries, offers or proposals and the status of any such discussions or negotiations.
Except as described below, at no time after October 15, 2023 may the Board or any committee thereof (including the Special Committee) take the following actions:
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(i) withhold or withdraw, or amend, qualify or modify in any manner adverse to Parent or Merger Sub, its recommendation to approve the merger, (ii) fail to publicly recommend against acceptance by the holders of shares of Company common stock of a tender or exchange offer that constitutes an Acquisition Proposal within ten (10) business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act, or publicly recommend in favor of, publicly state that it takes no position with respect to or that it is unable to take a position with respect to, any such offer, (iii) adopt, approve, endorse, recommend or otherwise declare advisable any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iv) fail to include the Board’s recommendation that the Company stockholders vote in favor of the merger agreement proposal in this proxy statement, (v) within five (5) business days of Parent’s written request, fail to make or reaffirm its recommendation to approve the merger following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to the Company stockholders or (vi) publicly propose or agree to any of the foregoing (any such action, a “Board Recommendation Change”); or

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cause or permit the Company or any of its subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Proposal, other than an acceptable confidentiality agreement (any of the foregoing, a “Company Acquisition Agreement”).

Notwithstanding the foregoing, prior to obtaining the Requisite Company Stockholder Approval, if the Company receives a bona fide Acquisition Proposal, which did not result from a breach of the non-solicitation restrictions under the merger agreement, that the Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Board (upon the recommendation of the Special Committee) or the Special Committee may effect a Board Recommendation Change with respect to such Superior Proposal or authorize and cause the Company to terminate the merger agreement and enter into a Company Acquisition Agreement with respect to such Superior Proposal. However, neither the Board nor any committee thereof (including the Special Committee) will make a Board Recommendation Change in response to, or terminate the merger agreement and enter into a Company Acquisition Agreement with respect to, a Superior Proposal unless (i) the Company has provided to Parent at least five (5) business days’ prior written notice of the Company’s intention to take such action, which notice will specify the identity of the person or group of persons making the applicable Acquisition Proposal and the material terms and conditions thereof and include copies of all relevant documents setting forth the material terms and conditions of such Acquisition Proposal, (ii) during the five (5)-business-day notice period described in the preceding clause (i), if requested by Parent, the Company has engaged in good faith negotiations with Parent and Merger Sub regarding any adjustments to the terms and conditions of the merger agreement or related documentation proposed by Parent and Merger Sub to cause the applicable Acquisition Proposal to no longer constitute a Superior Proposal and (iii) after such notice period, the Board (upon the recommendation of the Special Committee) or the Special Committee, having taken into account any adjustments to the terms and conditions of the merger agreement or related documentation offered in writing by Parent and Merger Sub no later than 11:59 p.m. (Eastern time) on the last day of such five (5)-business-day notice period, has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the Acquisition Proposal continues to constitute a Superior Proposal. In the event of any material modifications to the terms of such Acquisition Proposal (including any change to the financial terms of such proposal), the Company is required to deliver a new written notice to Parent with respect to such Acquisition Proposal and to again comply with the obligations described above for three business days following such new notice.
In addition, prior to obtaining the Requisite Company Stockholder Approval, the Board (upon the recommendation of the Special Committee) or the Special Committee may effect a Board Recommendation Change in response to any material event, fact, circumstance, effect, development or occurrence that was not known to, or reasonably foreseeable by, the Board or the Special Committee as of October 15, 2023 (or, if known, the material consequences of which were not known or reasonably foreseeable as of October 15, 2023) and does not involve or relate to the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) (each such event, an “Intervening Event”). However, neither the Board nor any committee thereof (including the Special Committee) will make a Board Recommendation Change in response to an Intervening Event unless (i) the Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, (ii) the Company provides five (5) business days’ prior written notice to Parent of the intention of the Board (upon the recommendation of the Special Committee) or the Special Committee to effect a Board Recommendation Change, which notice must specify the basis for the Board Recommendation Change, including a description of the Intervening Event in reasonable detail, (iii) during the five (5)-business-day notice period described in the preceding clause (ii), the Company and its representatives negotiate with Parent, Merger Sub and their representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of the merger agreement, the equity commitment letters and/or the limited guarantees so that the failure to make such Board Recommendation Change would no longer reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law and (iv) after such notice period, the Board (upon the recommendation of the Special Committee) or the Special Committee after consultation with its financial advisor and outside legal counsel), having taken into account any adjustments to the terms and conditions of the merger agreement or related documentation offered in writing by Parent and Merger Sub no later than 11:59 p.m. (Eastern time) on the last day of such five (5)-business-day notice period, will have determined that the failure of the Board or the Special Committee to make such Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. In the event of any material modifications to such Intervening Event, the Company is required to deliver a new written notice to Parent describing such modifications and to again comply with the obligations described above for three business days following such new notice.
Nothing in the merger agreement limits the Company’s or its subsidiaries or the Board’s ability to (i) take and disclose to the Company stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Board or the Special Committee to Company stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, (ii) comply with Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (iii) make any disclosure to Company stockholders required by applicable law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Board or Special Committee must comply with the terms and conditions of the merger agreement and not limit or otherwise affect the obligations of the Company, its subsidiaries, the Board or the Special Committee or the rights of Parent under the non-solicitation provisions of the merger agreement, and (2) nothing in the foregoing will be deemed to permit the Company, its subsidiaries, the Board or any committee thereof (including the Special Committee) to effect a Board Recommendation Change other than in accordance with the terms and conditions of the merger agreement.
For purposes of the merger agreement, “acceptable confidentiality agreement” means an agreement with the Company or its subsidiaries that is executed, delivered and effective after October 15, 2023 containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to the Company or its subsidiaries to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, however, that the provisions contained therein are no less favorable, in any material respect, to the Company and its subsidiaries than the terms of the Confidentiality Agreement, dated as of April 29, 2020, by and between the Company and Searchlight (provided that such agreement need not contain any “standstill” provisions prohibiting the making of any Acquisition Proposal); provided, further, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of notice or other provisions of the merger agreement described in this section.
For purposes of the merger agreement, “Acquisition Proposal” means any offer, proposal or indication of interest made by a third party or group of third parties relating to any transaction or series of related transactions involving any direct or indirect (i) acquisition of assets of the Company and its subsidiaries constituting twenty-five percent (25%) or more of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof), or to which twenty-five percent (25%) or more of the consolidated revenues or earnings of the Company and its subsidiaries on a consolidated basis are attributable; or (ii) acquisition of twenty-five percent (25%) or more of the aggregate voting power of the capital stock of the Company (or securities convertible into or exchangeable for such interests), including by purchase, issuance, tender offer, exchange offer, self-tender, merger, amalgamation, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions.
For purposes of the merger agreement, “Superior Proposal” means any bona fide, written Acquisition Proposal made after October 15, 2023 (except that the references in the definition thereof to twenty-five percent (25%) shall be replaced with fifty percent (50%)), and that is on terms that the Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account the timing, conditionality and likelihood of consummating, legal, financial, tax, regulatory and other aspects of such proposal or offer and the person or group of persons making such proposal or offer, including the financing terms thereof and any break-up fees or reimbursement provisions, and such other factors as the Board or Special Committee considers to be appropriate, to be (i) more favorable to the Company or the Company stockholders from a financial point of view than the transactions contemplated by the merger agreement and (ii) reasonably capable of being completed on the terms proposed.
Company Stockholder Meeting; Proxy Statement
The Company will, in accordance with applicable law, the rules of the Nasdaq and the Company’s organizational documents, establish the record date, duly call, give notice of, convene and hold a meeting of Company stockholders as promptly as reasonably practicable after October 15, 2023 for the purpose of voting on the adoption of the merger agreement. Pursuant to the merger agreement, the Company may postpone or adjourn the special meeting (i) to the extent required by law or any court of competent jurisdiction in connection with any proceedings in connection with the merger agreement or the transactions contemplated thereunder, (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company stockholders prior to the special meeting or (iv) to allow reasonable additional time to solicit additional proxies for the purpose of obtaining the Requisite Company Stockholder Approval; provided that the Company will not adjourn or postpone the meeting to a date later than thirty (30) days after the date on which the special meeting is originally scheduled pursuant to the preceding clauses (ii), (iii) and (iv) without Parent’s consent (not to be unreasonably withheld, conditioned or delayed).
The Company has agreed to include in this proxy statement (x) the Board’s recommendation that the Company stockholders vote in favor of the merger agreement proposal and (y) the written opinion of

Rothschild & Co, dated as of October 15, 2023, that, as of such date and, subject to the limitations, qualifications and assumptions set forth therein, the merger consideration payable to the holders of shares of Company common stock (other than the Excluded Shares) is fair, from a financial point of view, to the Unaffiliated Stockholders. The Company has further agreed to use its reasonable best efforts to solicit proxies from the holders of shares of Company common stock to obtain the Requisite Company Stockholder Approval.
Reasonable Best Efforts
Each of the parties to the merger agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to cause the conditions to the merger to be satisfied and to complete the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable. In connection therewith, Parent and, with respect to filings under the HSR Act, the Communications Act of 1934, as amended, and other applicable laws with respect to the provision of telecommunications services and cable services by the Company and its subsidiaries (collectively, “Communications Laws”) and the DPA, the Company have agreed to:
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file a notification and report form under the HSR Act with respect to the transactions contemplated by the merger agreement as soon as reasonably practicable following October 15, 2023, which the parties intend to file in the first half of 2024 to align with applicable regulatory approvals;

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file or cause to be filed appropriate filings or draft filings, notices or applications under any other applicable antitrust laws as soon as reasonably practicable;

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file any notification or application required to obtain the consents, approvals and authorizations from the FCC required in connection with the transactions contemplated by the merger agreement as promptly as practicable but in any event within twenty (20) business days after October 15, 2023, which date has been extended to November 20, 2023;

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file any notification or application required for applicable state public utility commission approvals with respect to the State of California as promptly as practicable but in any event within twenty (20) business days after October 15, 2023, which date has been extended to November 20, 2023, and for all other applicable state public utility commission approvals as promptly as practicable; and

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submit a draft of a joint voluntary notice with respect to the transactions contemplated by the merger agreement to CFIUS in accordance with the requirements of the DPA as promptly as practicable and submit the final notice thereof as promptly as practicable after receiving from CFIUS comments regarding such draft notice or confirmation that CFIUS has no comments or questions with respect to such draft notice, in each case with respect to the merger agreement and the transactions contemplated by the merger agreement.

Each of the parties to the merger agreement has also agreed to use their reasonable best efforts to supply, and cause their respective affiliates to supply, as promptly as reasonably practicable, any additional information and documentary material that may be reasonably requested by the relevant governmental entity with respect to the foregoing filings, notices, applications and notifications following submission thereof.
In furtherance thereof, except as prohibited by applicable law or order, the parties have agreed to use their reasonable best efforts to obtain any consent, authorization, approval, order, waiting period expiration or termination from, or exemption by, any governmental entity necessary to be obtained prior to the closing, and to prevent the entry, enactment or promulgation of any temporary, preliminary or permanent injunction or other order, decree or ruling that would adversely affect the ability of the parties to consummate the transactions contemplated by the merger agreement as promptly as practicable (and in any event prior to the Outside Date (as defined below)) and have agreed not to enter into any transaction that would reasonably be expected to prevent or materially delay any filings, approvals or clearances required under the HSR Act or other antitrust laws or from the FCC, CFIUS or the state public utility commission with respect to the State of California. Additionally, if and to the extent necessary to avoid any impediment under any antitrust law or failure to obtain the foregoing approvals or clearances or other applicable state public utility commission approvals or approvals required by any franchise granted by a governmental entity authorizing the construction, upgrade, maintenance or operation of any part of the cable systems of the

Company and its subsidiaries (each, a “local franchise”) on or before the Outside Date, the parties to the merger agreement have agreed, among other things, to:
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use reasonable best efforts to defend any proceeding instituted or threatened to be instituted by any governmental entity challenging any of the transactions contemplated by the merger agreement as violative of any law;

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use reasonable best efforts to attempt to have repealed, rescinded or made inapplicable any applicable law, and to have vacated, lifted, reversed or overturned any order or temporary, preliminary or permanent injunction or other restraint or prohibition, that is enacted, entered, promulgated or enforced by a governmental entity that would make any of the transactions contemplated by the merger agreement illegal or would otherwise prohibit or materially impair or materially delay the consummation of any of the transactions contemplated by the merger agreement;

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offer, propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any business, product line, or asset of the Company or any of its subsidiaries;

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take or commit to take any action that after the closing date would limit Parent’s or the Company’s freedom of action with respect to, or their respective abilities to operate and/or retain any of, the businesses, product lines or assets of the Company or any of its subsidiaries;

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offer, propose, negotiate, commit to or effect, by agreement or otherwise, to take any other action with respect to any business, product line or asset of the Company or any of its subsidiaries or of Parent that may be required to avoid any impediment to consummation of the merger under any antitrust law, any Communications Laws or the DPA, including entry by the Company into a letter of assurance, national security agreement, voting trust agreement, proxy agreement or other similar arrangement or agreement, or a modification of its existing agreement, with the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector as a condition of obtaining approval from the FCC, or with CFIUS as a condition of obtaining clearance from CFIUS; and

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agree to certain other commercially reasonable restrictions, commitments or actions set forth in the confidential disclosure schedules to the merger agreement to the extent required in connection with obtaining approval from the FCC or obtaining applicable state public utility commission approvals (the actions described in bullets one through six, collectively, “remedy actions”);

provided, however, that Parent, Merger Sub or the Company will not be obligated to take any remedy action that would, individually or in the aggregate, reasonably be expected to (x) materially diminish the value (commercial or otherwise) of the Company and its subsidiaries, taken as a whole, or (y) result in an impact that is materially adverse to, or cost that is material to, the business, results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, in each case following the closing (disregarding for this purpose any action to the extent consistent with Parent’s or its affiliates’ plans for developing the business of the Company and its subsidiaries as of October 15, 2023 or proposed or offered by Parent in its discretion in an initial application for an order approving the transactions contemplated by the merger agreement); provided, further, that, with respect to any remedy action:
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neither the Company nor its subsidiaries will take, agree to take, or consent to the taking of any remedy action of the type described in the third, fourth, fifth or sixth bullets above without the prior written consent of Parent;

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at the request of Parent, the Company will, and will cause its subsidiaries to, enter into one or more agreements prior to the closing with respect to any remedy action of the type described in the third, fourth, fifth or sixth bullets above (provided such agreements are conditioned upon consummation of the merger);

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the Company is not required to take or to cause its affiliates to take any remedy action of the type described in the third, fourth, fifth or sixth bullets above unless the effectiveness of such remedy action is conditioned upon consummation of the merger; and

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none of Parent, Merger Sub or their respective affiliates will take any remedy action of the type described in the third, fourth, fifth or sixth bullets above without the prior written consent of the Company unless the effectiveness of such remedy action is conditioned upon consummation of the merger.

The parties to the merger agreement have also agreed that Parent shall control and lead (with prior notice to and consultation of the Company, and taking the Company’s views into account in good faith) all communications and strategy relating to any process under the HSR Act, any antitrust law and with respect to the approval of the FCC, the clearance from CFIUS and any applicable state public utility commission approvals or approvals required by any local franchise and neither Parent nor the Company shall commit (and shall cause their respective affiliates not to commit) to or agree with any governmental entity to stay, toll or extend any applicable waiting period under the HSR Act or any other antitrust laws or enter into a timing agreement, understanding or commitment with any governmental entity or withdraw the notice to CFIUS, without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).
Indemnification and Insurance
The merger agreement provides that, from and after the effective time, Parent will cause the surviving corporation to (i) indemnify, defend and hold harmless, and advance expenses as incurred by, in each case to the fullest extent permitted under applicable law, each present or former director or officer of the Company or its subsidiaries (including any such persons who serve as a fiduciary of a Company benefit plan) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any actual or alleged proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the effective time, including in connection with the merger agreement or the transactions contemplated by the merger agreement and actions to enforce any indemnification or advancement right of any such indemnitee and (ii) assume all obligations of the Company and such subsidiaries to (x) the foregoing indemnitees pursuant to the organizational documents of the Company or its subsidiaries or any contract of the Company or its subsidiaries providing for indemnification or advancement of expenses between the Company or any of its subsidiaries and such indemnitees, in each case, in effect as of October 15, 2023 and (y) each current or former employee or current or former member of the committees for certain Company benefit plans, in each case, identified on the confidential disclosure schedules to the merger agreement pursuant to certain indemnification contracts or arrangements or committee charters set forth on the confidential disclosure schedules to the merger agreement, in the case of each of clauses (x) and (y), with respect to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time.
Under the merger agreement, Parent has agreed that all rights to exculpation, indemnification and advancement of expenses arising from, relating to or otherwise in respect of acts or omissions occurring prior to the effective time existing as of the effective time in favor of the current or former directors or officers of the Company or any of its subsidiaries (as provided in the Company’s and its subsidiaries’ organizational documents) will survive the merger and will continue in full force and effect in accordance with their terms. For a period of no less than six (6) years from the effective time, Parent will cause the surviving corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions of (i) in the case of present or former director or officer of the Company or its subsidiaries, the applicable organizational documents in effect as of October 15, 2023 and (ii) in the case of the individuals described in clause (ii)(y) of the preceding paragraph, the contracts, arrangements or committee charters described in clause (ii)(y) of the preceding paragraph, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the effective time were current or former directors or officers or employees of the Company or its subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such proceeding.
The merger agreement further provides that, subject to certain limits on the premium to be paid, from and for six (6) years after the effective time, Parent and the surviving corporation will be jointly and severally responsible for maintaining for the benefit of the directors and officers of the Company, as of October 15, 2023 and as of the closing date of the merger, an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time, that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of directors’ and officers’ liability insurance maintained by the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that, prior to the effective time, the Company may, at is sole discretion, obtain prepaid policies (subject to certain limits on the premium to be paid) that provide such directors and officers with such coverage for an aggregate period of six (6) years from and after the effective time with respect to claims arising from facts or events that occurred on or before the effective time, including in respect of the merger agreement or the transactions contemplated by the merger agreement and, in such event, the foregoing obligations of Parent and the surviving corporation will be deemed satisfied. In the event that (i) either Parent or the surviving corporation or any of its successors or assigns (x) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (y) transfers or conveys all or substantially all of its properties and assets to any person or (ii) Parent or any of its successors or assigns dissolves the surviving corporation, then, and in each case, Parent will, and will cause the surviving corporation to, cause proper provision to be made so that the successors or assigns of Parent or the surviving corporation will expressly assume the obligations described above.
Employee Benefits Matters
The merger agreement provides that during the period beginning on the closing date and ending on the first anniversary of the closing date, Parent will cause to be provided to each continuing employee for so long as such continuing employee remains employed by Parent or its subsidiaries (including the surviving corporation) during this period, (i) an annual base salary or wage rate and a target short-term incentive compensation opportunity, that are no less than, in each case, the base salary or wage rate or target short-term incentive compensation opportunity provided to such continuing employee immediately prior to the effective time, (ii) employee benefits (excluding any equity-based, long-term incentive, retention, nonqualified deferred compensation, change in control or similar one-time or special benefits or arrangements and severance, postretirement health and welfare benefits and defined benefit pension benefits) that are substantially comparable in the aggregate to those provided to such continuing employee immediately prior to the effective time and (iii) severance payments and benefits that are no less than those provided to such continuing employee immediately prior to the effective time.
With respect to benefit plans maintained by Parent or any of its subsidiaries, including the surviving corporation (including any vacation, paid time-off and severance plans, but excluding any plan providing for qualified or non-qualified defined benefit pension benefits, nonqualified deferred compensation, equity or equity-based compensation or post-termination or retiree health or welfare benefits), the merger agreement requires that for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each continuing employee’s service with the Company or any of its subsidiaries, as reflected in the Company’s records, must be treated as service with Parent or any of its subsidiaries, including the surviving corporation, except to the extent that such recognition would result in any duplication of benefits.
The merger agreement also provides that Parent will, or will cause Parent’s subsidiaries (including the surviving corporation) to, use reasonable efforts to waive, or cause to be waived, any preexisting condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries in which continuing employees (and their eligible dependents) will be eligible to participate from and after the effective time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable benefit plans maintained by the Company immediately prior to the effective time. Under the merger agreement, Parent will, or will cause its subsidiaries, including the surviving corporation, to use reasonable efforts to, recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the effective time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and his or her dependents) will be eligible to participate from and after the effective time.

The merger agreement also provides that, for each continuing employee who is eligible to receive an annual bonus, in the event that such continuing employee’s employment is terminated without “cause” or for “good reason” following the closing date but prior to the date annual bonuses are paid for the year in which the closing date occurs, then the continuing employee will be paid a bonus for such year, based on actual performance and prorated for the portion of the year of the closing elapsed prior to the employment termination date, except that this provision will not apply to any continuing employee who is eligible for payment of a bonus for such year pursuant to an individual agreement providing for severance benefits. The prorated bonus will be paid no later than March 15th of the year following the year in which the closing date occurs.
Parent Vote
Pursuant to the merger agreement, Parent has agreed to vote or cause to be voted the shares of Company common stock beneficially owned by SL Investor or Searchlight in favor of the adoption of the merger agreement at the special meeting and at all adjournments or postponements thereof.
Merger Sub Shareholder Consent
In accordance with the terms of the merger agreement, immediately following the execution and delivery of the merger agreement, Parent, in its capacity as the sole stockholder of Merger Sub, was required to execute and deliver to Merger Sub and the Company a written consent adopting the merger agreement in accordance with the DGCL. Such written consent was executed and delivered immediately following the execution of the merger agreement.
Certain Additional Covenants and Agreements
The merger agreement also contains additional covenants between the Company, Parent and Merger Sub relating to, among other things, (i) public announcements with respect to the transactions; (ii) access to information and confidentiality; (iii) coordination with respect to litigation relating to the merger; (iv) covenants relating to the de-listing of the shares of Company common stock from Nasdaq and deregistering such Company common stock under the Exchange Act; (v) state takeover laws or state laws that purport to limit or restrict business combinations or the ability to acquire or vote shares of Company common stock; and (vi) customary and commercially reasonable cooperation in connection with financing arrangements.
Conditions of the Merger
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law), at or prior to the effective time, of the following conditions:
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the receipt of the Requisite Company Stockholder Approval;

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the absence of any outstanding judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of any governmental entity of competent jurisdiction, and the absence of any law enacted, promulgated, issued, entered, amended or enforced by any governmental entity that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger (the “restraints”); and

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the expiration or termination of the waiting period (and any extension thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act and the receipt of approval from the FCC and clearance from CFIUS, in each case, in connection with the transactions contemplated by the merger agreement.

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The obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction (or waiver by Parent and Merger Sub), at or prior to the effective time, of the following additional conditions:

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the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject in certain instances to materiality or other qualifications;

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the Company having performed in all material respects the covenants and agreements required to be performed by it under the merger agreement at or prior to consummation of the merger;

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the absence of a Company Material Adverse Effect since October 15, 2023;

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the receipt of certain state public utility commission approvals and local franchise approvals in connection with the transactions contemplated by the merger agreement; and

•
the receipt by Parent of a certificate signed by the chief executive officer or the chief financial officer of the Company certifying that the closing conditions described in the first, second and third bullets of this paragraph have been satisfied.

The consummation of the merger is not conditioned upon Parent’s receipt of financing. The obligation of the Company to effect the merger is subject to the satisfaction (or waiver by the Company), at or prior to the effective time, of the following additional conditions:
•
the truthfulness and correctness of representations and warranties of Parent and Merger Sub to the extent specified in the merger agreement, subject to certain materiality qualifications;

•
Parent and Merger Sub having performed in all material respects the covenants and agreements required to be performed by it under the merger agreement at or prior to consummation of the merger; and

•
the receipt by the Company of a certificate signed by the chief executive officer or the chief financial officer of Parent certifying that the above-listed closing conditions have been satisfied.

Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
Termination of the Merger Agreement
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval, by the mutual written consent of the Company (upon approval by the Special Committee) and Parent.
Termination by Either the Company or Parent
In addition, the Company (upon approval by the Special Committee), on the one hand, or Parent (on behalf of itself and Merger Sub), on the other hand, may terminate the merger agreement and abandon the transactions at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval, if:
•
the transactions contemplated by the merger agreement have not been consummated on or before January 15, 2025 (as may be extended, the “Outside Date”) so long as breach of the merger agreement by the terminating party (and, in the case of Parent, Merger Sub) was not the principal cause of the failure to close prior to the Outside Date; provided that if, as of January 15, 2025, any of the conditions described under the second bullet of the first paragraph (to the extent due to a restraint relating to the HSR Act, approval from the FCC, clearance from CFIUS or receipt of applicable state public utility commission approvals and local franchise approvals), the third bullet of the first paragraph or the fourth bullet of the second paragraph of the section above entitled “— Conditions of the Merger” shall not have been satisfied but all of the other conditions to consummation of the merger have been satisfied or waived (or in the case of conditions that by their nature are to be satisfied at the consummation of the merger, shall be capable of being satisfied on such date), the Outside Date will automatically be extended to July 15, 2025;

•
any final, non-appealable restraint permanently having the effect described in the second bullet of the first paragraph of the section above entitled “— Conditions of the Merger” is in effect, so long as breach of the merger agreement by the terminating party (and, in the case of Parent, Merger Sub) was not the principal cause of the entry of such restraint; or

•
the special meeting of Company stockholders (including any adjournments or postponements thereof) has concluded and the Requisite Company Stockholder Approval is not obtained, so long as breach of the merger agreement by the terminating party (and, in the case of Parent, Merger Sub) was not the principal cause of the failure to obtain the Requisite Company Stockholder Approval.
Termination by Parent
Parent may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval (except as otherwise noted), if:
•
the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform would render any of the conditions described under the first or second paragraph of the section above entitled “— Conditions of the Merger” incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) business days after Parent provided written notice of such breach to the Company and (ii) the third business day prior to the Outside Date; provided, however, that Parent may not terminate the merger agreement in this way if the Company is then entitled to terminate the merger agreement as described in the first bullet of the section below entitled “— Termination of the Merger Agreement — Termination by the Company”; or

•
the Company or any of its subsidiaries shall have entered into any Company Acquisition Agreement or, prior to the time at which the Requisite Company Stockholder Approval has been obtained, if the Board or the Special Committee shall have effected a Board Recommendation Change.

Termination by the Company
The Company (upon approval of the Special Committee) may also terminate the merger agreement and abandon the transactions by written notice to Parent at any time prior to the effective time, whether before or after receipt of the Requisite Company Stockholder Approval (except as otherwise noted), if:
•
either of Parent or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform would render any of the conditions described under the first or second paragraph of the section above entitled “— Conditions of the Merger” incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) business days after Parent provided written notice of such breach to the Company and (ii) the third business day prior to the Outside Date; provided, however, that Parent may not terminate the merger agreement in this way if the Company is then entitled to terminate the merger agreement as described in the first bullet of the section above entitled “— Termination of the Merger Agreement — Termination by Parent”; or

•
prior to receipt of the Requisite Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement in accordance with the applicable terms of the merger agreement; provided that substantially concurrently with such termination the Company pays or causes to be paid the termination fee.

Termination Fees
The Company will be required to pay to Parent a termination fee of $15.9 million under the following circumstances:
•
the Company terminates the merger agreement pursuant to the provisions described in the second bullet of the section above entitled “— Termination of the Merger Agreement — Termination by the Company”;

•
Parent terminates the merger agreement pursuant to the provisions described in the second bullet of the section above entitled “— Termination of the Merger Agreement — Termination by Parent”; or

•
if (a) the merger agreement is terminated by (i) either Parent or the Company pursuant to the provisions described in the first bullet of the section above entitled “— Termination of the Merger

Agreement — Termination by Either the Company or Parent,” (ii) either Parent or the Company pursuant to the provisions described in the third bullet of the section above entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or (iii) Parent pursuant to the provisions described in the first bullet of the section above entitled “— Termination of the Merger Agreement — Termination by Parent” following a material breach by the Company of its covenants or agreements described in the sections above entitled “— No Solicitation; Change in Board Recommendation,” “— Company Stockholder Meeting; Proxy Statement” or “— Reasonable Best Efforts” (or the merger agreement is terminated pursuant to another provision at a time that it is terminable pursuant to any of the foregoing provisions); (b) a bona fide Acquisition Proposal has been publicly disclosed (or, in the case of clauses (a)(i) or (a)(iii), made known to the Board or Special Committee) after October 15, 2023 and has not been publicly and irrevocably withdrawn at least four (4) business days prior to the Outside Date (in the case of clause (a)(i)), the special meeting (in the case of clause (a)(ii)) or the applicable breach (in the case of clause (a)(iii)); provided that all references to “twenty-five percent (25%)” in the definition of “Acquisition Proposal” will be deemed to be references to “fifty percent (50%)”; and (c) within twelve (12) months after such termination, the Company and/or its subsidiaries enter into an agreement with respect to, or consummate, any Acquisition Proposal.
In the event that the Company fails to promptly pay the termination fee when due and Parent commences a suit in order to obtain such payment and such suit results in a judgment against the Company for payment of the termination fee, the Company will pay to Parent its and its affiliates’ out-of-pocket, documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.
Limitation of Liability
The parties to the merger agreement have agreed that the Company’s right to (i) terminate the merger agreement, (ii) seek a damages award against Parent and Merger Sub solely in accordance with the provisions of, and subject to the limitations in, the merger agreement and the limited guarantees or (iii) seek specific performance of the obligations of Parent and Merger Sub under the merger agreement (and of the Guarantors under their respective equity commitment letters) solely in accordance with, and subject to the limitations in, the merger agreement and the equity commitment letters will constitute the sole and exclusive remedy, whether at law, in equity, in contract, in tort or otherwise, of the Company and certain Company-related parties, and under no circumstances will the collective liability of Parent, Merger Sub and the Guarantors for any breach, loss or damage under the merger agreement or the equity commitment letters or the limited guarantees, or otherwise relating to or arising therefrom or from the termination of the merger agreement, the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure exceed an amount equal to $31.9 million.
Subject to the terms and conditions set forth in the limited guarantees provided by the Guarantors, the Guarantors have each provided a limited guaranty with respect to the payment of their pro rata portion of any amount for which Parent or Merger Sub is determined by a court of competent jurisdiction to be liable pursuant to any final, binding and non-appealable judgment thereof in respect of any claim for monetary damages made by the Company in accordance with, and on the terms and subject to the conditions described in, the merger agreement and the limited guarantees up to a maximum aggregate amount equal to $31.9 million. For a more detailed description of the provisions of the limited guarantees, please see the section of this proxy statement entitled “Special Factors — Limited Guarantees” beginning on page 78.
Fees and Expenses
Whether or not the transactions are consummated, all fees and expenses incurred in connection with the merger agreement and the transactions will be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in the merger agreement; provided that Parent will pay for and be responsible for any and all filing fees incurred by the parties and payable to any governmental entity in connection with any antitrust filing, approval from the FCC, clearance from CFIUS and any applicable state public utility commission approvals or approvals required by any local franchise.

Withholding Taxes
The Company, Parent, Merger Sub, the surviving corporation and the paying agent, as the case may be, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable law. To the extent that amounts are so deducted or withheld and paid to the appropriate governmental entity, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.
Amendment and Waiver
The merger agreement may be amended by the parties at any time, and any provision may be waived, by a written instrument signed by the parties; provided that the requirement that the Requisite Company Stockholder Approval include the Company Unaffiliated Stockholder Approval may not be amended or waived. However, after receipt of the Requisite Company Stockholder Approval, no amendment may be made which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company stockholders without such approval.
At any time prior to the effective time, Parent (on behalf of itself and Merger Sub), on the one hand, and the Company (only if such action has been recommended by the Special Committee), on the other hand, may, by a written instrument signed by the party or parties to be bound thereby, extend the time for the performance of any obligation or other act of any other party to the merger agreement, waive any inaccuracy in the representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement. The failure of any party to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.
Governing Law; Jurisdiction
The merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware applicable to agreements executed and performed entirely within that state, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction), that would cause the application of the laws of any jurisdiction other than the State of Delaware.
Specific Performance
The parties agreed that irreparable damage for which monetary relief (including the termination fee described above in the section entitled “— Termination Fees”), even if available, would not be an adequate remedy, would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached.
Accordingly, subject to certain limitations, the parties acknowledged and agreed that the parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the provisions of the merger agreement and to enforce specifically the merger agreement and the terms and provisions thereof, in addition to any other remedy to which they may be entitled pursuant thereto or at law or equity. Each of the parties further acknowledged and agreed that it will not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law, or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
Notwithstanding anything in the merger agreement to the contrary, if, and only if, (i) all of the conditions described in the first and second paragraphs of the section above entitled “— Conditions of the Merger” have been and continue to be satisfied or waived (other than those that, by their nature, are to be satisfied at the consummation of the merger; provided that those conditions would be satisfied if consummation of the merger were to occur), (ii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions described in the third paragraph of the section above entitled “— Conditions of the Merger” have been satisfied (other than those that, by their nature, are to be satisfied at the consummation of the merger; provided that it would be willing to waive any such conditions if the closing were to occur) and (y) it is ready, willing and able to consummate the merger if the equity financing pursuant to the equity commitment letters were funded, and (iii) the merger has not been consummated within three (3) business days of the occurrence of the foregoing, each of Parent, Merger Sub and the Company expressly acknowledges and agrees that the Company will be entitled to enforce specifically Parent’s and Merger Sub’s obligation to consummate the merger pursuant to the terms of the merger agreement and the equity financing pursuant to the terms of the equity commitment letters.

THE VOTING AGREEMENT
The following summarizes the material provisions of the voting agreement. This summary does not purport to be complete, may not contain all of the information about the voting agreement that is important to you and is qualified in its entirety by the full voting agreement, as attached to this proxy statement as Annex B, which we incorporate by reference into this proxy statement. We recommend that you read the voting agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the voting agreement and not by this summary or any other information contained in this proxy statement.
Concurrently with the execution and delivery of the merger agreement on October 15, 2023, SL Investor entered into a voting agreement with the Company, pursuant to which it agreed to, upon the terms and subject to the conditions therein, vote, or cause to be voted, at the special meeting (and at every adjournment or postponement thereof) all of the shares of Company common stock held by SL Investor or by Searchlight at that time (i) in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and (ii) in favor of the approval of any proposal to adjourn the special meeting to a later date, if there is not a quorum or sufficient affirmative votes (in person or by proxy) to obtain the Requisite Company Stockholder Approval on the date on which such meeting is held. As of the record date, SL Investor and Searchlight held, in the aggregate, shares of Company common stock representing approximately [     ]% of the voting power of the total outstanding shares of Company common stock.
The voting agreement permits SL Investor to transfer any shares of Company common stock held by SL Investor from time to time; provided that, prior to and as a condition to the effectiveness of any such transfer, the transferee executes and delivers to the Company a joinder to the voting agreement in form and substance reasonably acceptable to the Company.
The voting agreement automatically terminates concurrently with the termination of the merger agreement in accordance with its terms.
The voting agreement is governed by the laws of the State of Delaware.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains statements that, in our opinion, may constitute forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations. Forward-looking statements include, without limitation, statements regarding the proposed merger and related matters; the expected timetable for completing the proposed merger; prospective performance and opportunities; general business outlook; filings and approvals relating to the transactions; pending and future regulatory orders; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing.
Such forward-looking statements speak only as of the date as of this proxy statement, and are based on the beliefs and assumptions of the Company’s management based on information currently available to management. Such forward-looking statements are and will be, as the case may be, subject to risks, uncertainties and other important factors that may cause the actual results of the Company or its subsidiaries and the timing of certain events to differ materially from any future results expressed or implied by such forward-looking statements.
Factors that could cause or contribute to such differences include, but are not limited to, the following: (i) the risk that the proposed merger may not be consummated in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed merger by Company stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed merger, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed merger on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed merger; (ix) the risk that the Company’s stock price may decline significantly if the merger is not consummated; (x) the risk of shareholder litigation in connection with the merger, including resulting expense or delay; and (xi) (A) any other risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 (the “Quarterly Reports”) filed by the Company with the SEC, and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Reports and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those anticipated in such forward-looking statements.
The Company assumes no obligation to update such statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, and expressly disclaims any obligation to revise or update publicly any forward-looking statements, except as required by applicable law.
All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

THE PARTIES TO THE MERGER
Consolidated Communications Holdings, Inc.
The Company is a Delaware corporation with operating subsidiaries that provide a wide range of communication solutions to consumer, commercial and carrier channels across a service area in over 20 states. The Company offers broadband and business communications services by leveraging its advanced fiber network, spanning approximately 60,000 fiber route miles across many rural areas and metro communities. The Company offers residential high-speed Internet, video, phone and home security services as well as multi-service residential and small business bundles. The Company’s business product lines include a suite of cloud services, data and internet solutions, managed and IT services, voice, data center services and security services. The Company also provides wholesale solutions to wireless and wireline carriers and other service providers including data, voice, network connections and custom fiber builds and last mile connections. The Company generates the majority of its consolidated operating revenues primarily from monthly subscriptions to its broadband services marketed to residential and business customers.
The Company was incorporated under the laws of Delaware in 2002. The Company’s principal executive offices are located at 2116 South 17th Street, Mattoon, Illinois 61938, and its telephone number is (217) 235-3311. Shares of Company common stock are listed on Nasdaq under the trading symbol “CNSL.”
Condor Holdings LLC
Parent is a Delaware limited liability company and a wholly owned subsidiary of Searchlight III CVL L.P. that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with its formation and the transactions and related agreements. Upon the consummation of the transactions contemplated by the merger agreement and related agreements, the Company will be a wholly owned subsidiary of Parent.
The principal executive offices of Parent are c/o Searchlight Capital Partners, L.P., 745 Fifth Avenue, 27th Floor, New York, New York 10151 with a telephone number of (212) 293-3730.
Condor Merger Sub Inc.
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with its formation and the transactions contemplated by the merger agreement and related agreements. Upon the consummation of the transactions contemplated by the merger agreement and related agreements, Merger Sub will cease to exist.
The principal executive offices of Merger Sub are c/o Searchlight Capital Partners, L.P., 745 Fifth Avenue, 27th Floor, New York, New York 10151 with a telephone number of (212) 293-3730.

THE SPECIAL MEETING
We are furnishing this proxy statement to the holders of Company common stock as part of the solicitation of proxies by the Board for exercise at the special meeting or at any postponements or adjournments thereof.
Date, Time and Place
The special meeting of Company stockholders will be held in a virtual meeting format on [           ], 2024 at [           ], central time (unless the special meeting is adjourned or postponed). To access the special meeting, you should visit www.virtualshareholdermeeting.com/CNSL2024SM. All shareholders are entitled to attend the special meeting; however, you are entitled to participate, meaning you are entitled to vote and submit questions, at the special meeting only if you were a shareholder of record as of the close of business on the record date, or if you were a beneficial owner of Company shares as of the record date and you register in accordance with the instructions below.
Purpose of the Special Meeting
The special meeting is being held for the following purposes:
•
to consider and vote on the merger agreement proposal;

•
to consider and vote on the advisory compensation proposal; and

•
to consider and vote on the adjournment proposal.

A copy of the merger agreement is attached as Annex A to this proxy statement.
Recommendation of the Board
The Board has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions. The Board, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors, who recused themselves), determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (i) approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) directed that the merger agreement be submitted to the holders of Company common stock entitled to vote thereon for its adoption and (iii) recommended the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Company common stock. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “Special Factors — Reasons for the Merger” beginning on page 42.
Registering for the Special Meeting
Stockholders of Record
If you are a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare), then you do not need to register to virtually attend and participate in the special meeting. You may attend and participate by accessing www.virtualshareholdermeeting.com/CNSL2024SM and selecting “I have a Control Number.” Enter the 16-digit control number shown on your proxy card. If you lose your 16-digit control number, you may join the special meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Beneficial (“Street Name”) Stockholders
If you hold your shares in “street name” (in other words, your Company common stock is held in the name of your bank, broker or other nominee), you must register in advance to attend and participate in the special meeting. To register in advance, you must first obtain a legal proxy from your bank, broker or other nominee naming you as the proxy. You should allow yourself enough time prior to the special meeting to obtain this proxy from the holder of record. Once you have received a legal proxy from your bank, broker or other nominee, please email a scan or image of it to our registrar, [           ] at [           ] with “[           ]” noted in the subject line. If you request a legal proxy from your bank, broker or other nominee, you should note that the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker or other nominee to vote on your behalf and, in that case, you would only be able to vote at the special meeting.
Requests for registration must be received by [           ] no later than [           ] on [           ], 2024. Upon receipt of your legal proxy, [           ] will provide you with a control number by email. Once provided, you can attend and participate in the special meeting by accessing [           ] and selecting “I have a Control Number.” Enter the 16-digit control number provided by [           ].
Record Date and Stockholders Entitled to Vote
Each outstanding share of Company common stock entitles its holder to cast one vote on each of the proposals presented in this proxy statement. Only holders of outstanding Company common stock at the close of business on [           ], 202[ ] (the “record date”) are entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof.
A complete list of the Company stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the special meeting, at our corporate headquarters, 2116 South 17th Street, Mattoon, Illinois 61938, during ordinary business hours for a period of ten (10) days before the special meeting and at the special meeting.
Quorum
The presence at the special meeting, in person or by proxy, of the holders of a majority of the combined voting power of the capital stock issued and outstanding on the record date and entitled to vote at the special meeting will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Proxies received but marked as withheld, abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the special meeting for purposes of establishing a quorum.
If a quorum is not present or represented at the special meeting of the Company stockholders, the Company stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the special meeting, without notice other than announcement at the special meeting, until a quorum is present or represented. If the adjournment is for more than thirty (30) days (which shall require Parent’s consent (not to be unreasonably withheld, conditioned or delayed)), or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.
Vote Required
Approval of the Merger Agreement Proposal
The approval of the merger agreement proposal requires the receipt of the Requisite Company Stockholder Approval, the receipt of which is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa.
Abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.

Approval of the Advisory Compensation Proposal
The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting. An abstention will have the same effect as a vote “AGAINST” the advisory compensation proposal.
The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Because the vote on the advisory compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, if the merger is approved by our stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.
Approval of the Adjournment Proposal
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting. An abstention will have the same effect as a vote “AGAINST” the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger.
A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the special meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. A broker has discretionary authority to vote street name on a routine matter, even if the broker does not receive voting instructions from the beneficial owners. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide banks, brokers and other nominees with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the special meeting is considered “non-routine.” As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions.
Voting Procedures
Whether or not you plan to attend the special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.
If you are a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare) and to ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting.
Vote on the Internet.   If you are a record holder of Company common stock, you may submit your proxy via the internet by following the instructions provided set forth on the enclosed proxy card. If, as of the record date, you are the beneficial owner of Company common stock held in “street name” by your broker, bank or other nominee, you will need to go to the website provided on the enclosed voting instruction form. Have your proxy card or voting instruction form in hand when you access the voting website. On the internet voting site, you can confirm that your instructions have been properly recorded.

Vote by Telephone.   If you are a record holder of Company common stock, you can also vote by following the instructions set forth on your enclosed proxy card. If, as of the record date, you are the beneficial owner of Company common stock held in “street name” by your broker, bank or other nominee, you can vote by telephone by dialing the number specified on your enclosed voting instruction form. Voice prompts will allow you to vote your Company common stock and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction form in hand when you call.
Vote by Mail.   If you are a record holder of Company common stock or if, as of the record date, you are the beneficial owner of Company common stock held in “street name” by your broker, bank or other nominee, and you have requested printed proxy materials, you may choose to vote by mail, by marking your enclosed proxy card or voting instruction form, dating and signing it, and returning in the accompanying prepaid reply envelope. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and you are the beneficial owner of Company common stock held in “street name” by your broker, bank or other nominee, please mail your completed voting instruction form to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.
Voting at the Special Meeting.   If you are a record holder of Company common stock, you may vote by attending the Special meeting on-line and casting your vote electronically. The method or timing of your vote by proxy will not limit your right to vote at the special meeting if you attend the special meeting virtually and vote electronically. If you hold your shares in “street name” as of the record date (in other words, your Company common stock is held in the name of your bank, broker or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker. To vote at the special meeting, which will have the same effect as revoking any previously submitted voting instructions, you will need to register in advance. Please see “— Registering for the Special Meeting” above for information on how to register in advance. Without following the voting and/or registration instructions, your common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal and will not have any effect on the advisory compensation proposal and adjournment proposal.
For additional questions about the merger, assistance in submitting proxies or voting or to request additional copies of this proxy statement or the enclosed proxy card, please contact Morrow Sodali LLC, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (800) 662-5200 or +1 (203) 658-9400.
How Proxies Are Voted
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a holder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies therein will vote in favor of the merger agreement proposal, the advisory compensation proposal and the adjournment proposal.
Revocation of Proxies
For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:
•
you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting Procedures”;

•
you may submit a written notice of revocation to the Company’s Secretary at 2116 South 17th Street, Mattoon, Illinois 61938; or

•
you may attend the special meeting and vote during the live webcast. Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares in “street name,” you will need to revoke or resubmit your proxy through your broker, bank or other nominee and in accordance with its procedures. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). In order to attend the special meeting and vote during the webcast, which will have the same effect as revoking any previously submitted voting instructions, you will need to obtain a legal proxy issued in your name from your broker, bank or other nominee, who is the Company stockholder of record. To vote at the special meeting, which will have the same effect as revoking any previously submitted voting instructions, you will need to register in advance. Please see “The Special Meeting — Registering for the Special Meeting” beginning on page 120 for information on how to register in advance.
Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers to solicit their customers and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and Nasdaq regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Morrow Sodali LLC, 430 Park Avenue, 14th Floor, New York, NY 10022, to solicit proxies at a total cost to the Company of approximately $375,000, plus reimbursement of customary out-of-pocket expenses.
Adjournments
Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. If a quorum is not present or represented at the special meeting, the Company stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the special meeting, without notice other than announcement at the special meeting, until a quorum is present or represented. If the adjournment is for more than thirty (30) days (which shall require Parent’s consent (not to be unreasonably withheld, conditioned or delayed)), or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed.
Voting by Company Directors, Executive Officers and Principal Securityholders
As of [           ], 2023, the directors and executive officers of the Company beneficially owned in the aggregate [    ] shares of Company common stock, or approximately [    ]% of the outstanding shares of Company common stock as of [           ], 2023. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.
The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. For more information, please see the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83.
Appraisal Rights
If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Persons who exercise appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective time, (ii) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with all other procedures for exercising appraisal rights under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List, will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
A copy of Section 262 is included as Annex D to this proxy statement and is incorporated by reference in its entirety. The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262 attached as Annex D and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. If you hold your shares of Company common stock through a broker, bank or other nominee, and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement entitled “Special Factors — Appraisal Rights” and Annex D to this proxy statement.
Householding
The SEC adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more of the Company stockholders sharing the same address by delivering a single proxy statement addressed to those Company stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for Company stockholders and cost savings for companies.

A number of banks, brokers or other nominees with account holders who are Company stockholders may be “householding” proxy materials. A single copy of the proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your bank, broker or other nominee that they will be “householding” communications to your address, such “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement, please notify your bank, broker or other nominee and write or call us at the following address or phone number: Consolidated Communications Holdings, Inc., Attention: Investor Relations, Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938, (844) 909-2675. Company stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their banks, brokers or other nominees. We will promptly deliver an additional copy of the proxy statement to any stockholder who so requests. For more information, see “Questions and Answers About the Special Meeting and the Merger” above or “Where You Can Find Additional Information” beginning on page 144.
Other Matters
Pursuant to the DGCL and the Company’s Amended and Restated Bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Assistance
If you have any questions or need assistance in registering, completing your proxy card or have questions regarding the special meeting, please contact Morrow Sodali LLC, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (800) 662-5200 or +1 (203) 658-9400 (international).

PROPOSAL 1: MERGER AGREEMENT PROPOSAL
The Proposal
The Company is asking you to approve the merger agreement proposal. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
General
We are asking our stockholders to consider and vote on the adoption of the merger agreement and the transactions contemplated thereby, including the merger. Pursuant to the merger agreement, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight. If the merger is consummated, holders of Company common stock will be entitled to receive $4.70 in cash, without interest and subject to any withholding of taxes required by applicable law, in exchange for each share of Company common stock (other than the Excluded Shares) such holder owns at the effective time of the merger. For a detailed description of the merger agreement and the transactions contemplated thereby, including the merger, see the section of this proxy statement entitled “The Merger Agreement” beginning on page 93.
As discussed in the sections of this proxy statement entitled “Special Factors — Recommendation of the Special Committee”; “Special Factors — Reasons for the Merger” and “Special Factors — Recommendation of the Board” the Board, acting upon the recommendation of the Special Committee, by unanimous vote of those directors present at a special meeting of the Board held on October 14, 2023 (excluding the Searchlight Directors, who recused themselves), determined that it was fair to and in the best interests of the Company and the Unaffiliated Stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.
Our stockholders must approve the merger agreement proposal in order for the merger to occur. If our stockholders fail to approve the merger agreement proposal, the merger will not occur.
Vote Required
Approval of the merger agreement requires the affirmative vote (in person or by proxy) of the holders of (a) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and (b) a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders.
Each Company stockholder is entitled to one vote per share of Company common stock held by such stockholder on the record date.
Appraisal Rights
If the merger is consummated, stockholders who continuously hold Company common stock through the effective time, who do not vote such Company common stock in favor of the adoption of the merger agreement and who properly demand appraisal of such Company common stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to an appraisal of such Company common stock in connection with the merger under Section 262. This means that Company stockholders who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal and who follow the procedures in the manner prescribed by Section 262 will be entitled to have such Company common stock appraised by the Delaware Court and to receive payment in cash of the “fair value” of such Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court (or in certain circumstances described in further detail in the section of this proxy statement entitled “The Special Meeting — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Company stockholders who wish to seek appraisal of their Company common stock are encouraged to review Section 262 carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Company stockholders considering seeking appraisal should be aware that the fair value of their Company common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their Company common stock. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to the Company before the vote is taken on the adoption of the merger agreement; (ii) not submit a proxy with respect to, or otherwise vote, the Company common stock for which you seek appraisal in favor of the proposal to adopt the merger agreement; (iii) continue to hold such Company common stock of record on and from the date of the making of the demand through the effective time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262. Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. In addition, the Delaware Court will dismiss appraisal proceedings in respect of the merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights, included as Annex D to this proxy statement. If, as of the record date, you are the beneficial owner of Company common stock held in “street name” by your broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.
Vote Recommendation
The Board recommends a vote “FOR” the approval of the merger agreement proposal.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL
The Proposal
The Company is asking you to approve the advisory compensation proposal.
General
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking holders of Company common stock to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger. This proposal is commonly known as a “say on golden parachute” proposal.
The compensation arrangements of our named executive officers that are described in the section entitled “Special Factors — Interests of the Directors and Executive Officers of the Company in the Merger” of this proxy statement are incorporated herein by reference, including the information set forth in the “Golden Parachute Compensation” table, which is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers that is based on or otherwise relates to the merger and assuming the merger is consummated on the latest practicable date prior to the filing of this proxy statement, [      ], 202[   ].
As required by those rules, the Company is asking holders of Company common stock to vote on the approval of the following resolution:
“RESOLVED, that the Company stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”
The vote on this advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve this advisory compensation proposal or vice versa. Because the vote is advisory in nature only, it will not be binding on the Company or the Board; as the Company is contractually obligated to pay such compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.
Vote Required
The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting.
Each Company stockholder is entitled to one vote per share of Company common stock held by such stockholder on the record date.
Vote Recommendation
The Board recommends a vote “FOR” the approval of the advisory compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
The Proposal
The Company is asking you to approve the adjournment proposal.
General
The Company is asking you to approve one or more proposals to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal.
If the Company stockholders approve the adjournment proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Company stockholders that have previously returned properly executed proxies voting against the approval of the merger agreement proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the special meeting). Among other things, approval of the adjournment proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the merger agreement proposal such that the merger agreement proposal would be defeated, the Company could adjourn the special meeting without a vote on the merger agreement proposal and seek to convince the holders of that Company common stock to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the special meeting if a quorum is not present at the special meeting.
Vote Required
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of at least a majority of the voting power of the capital stock represented and entitled to vote at the special meeting.
Each Company stockholder is entitled to one vote per share of Company common stock held by such stockholder on the record date.
Vote Recommendation
The Board recommends a vote “FOR” the approval of the adjournment proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY
Selected Historical Consolidated Financial Data
Set forth below is certain selected historical consolidated financial data relating to the Company. The historical unaudited selected financial data as of and for the three-month periods ended September 30, 2022 and September 30, 2023 and the audited fiscal years ended December 31, 2021 and December 31, 2022 has been derived from the Company’s consolidated financial information and statements.
This information is only a summary. The selected historical consolidated financial data as of December 31, 2022 and 2021 should be read in conjunction with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and the selected historical consolidated financial data as of and for the three months ended September 30, 2023 and 2022 should be read in conjunction with the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 144. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.
Statement of Operations Data and Balance Sheet Data
	Three Months Ended September 30,		Year Ended December 31,
	2023	2022	2022	2021
	(in thousands, except per share information)		(in thousands, except per share information)
Consolidated Statement of Operations Data
Net Revenues	$283,654	$296,619	$1,191,263	$1,282,233
Income (loss) from operations	$(31,878)	$20,852	$(93,162)	$135,178
Loss from continuing operations	$(57,720)	$(7,257)	$(177,704)	$(139,127)
Net income (loss) attributable to common shareholders	$(69,162)	$282,250	$99,981	$(109,762)
Loss per basic and diluted common shares from continuing operations	$(0.61)	$(0.15)	$(1.90)	$(1.63)
Net income (loss) per basic and diluted common shares attributable to common shareholders	$(0.61)	$2.45	$0.87	$(1.26)
	Three Months Ended September 30,		Year Ended December 31,
	2023	2022	2022	2021
	(in thousands)		(in thousands)
Consolidated Balance Sheet Data
Current assets	$322,309	$734,586	$598,144	$427,815
Non-current assets	$3,363,654	$3,234,394	$3,288,950	$3,284,877
Current liabilities	$318,121	$303,528	$266,904	$285,545
Non-current liabilities	$2,522,490	$2,632,671	$2,574,741	$2,590,771
Series A preferred stock	$361,276	$318,328	$328,680	$288,576
Shareholders’ equity	$484,076	$714,453	$716,769	$547,800

Book Value per Share
As of September 30, 2023, the book value per share of Company common stock was $4.16. Book value per share of Company common stock is computed by dividing total equity at September 30, 2023 by the total shares of outstanding Company common stock on that date.
Market Price of Shares and Dividends
Shares of Company common stock are listed on Nasdaq under the trading symbol “CNSL.” The table below provides the high and low intra-day trading prices for shares of common stock, as reported by Nasdaq.
	High		Low
2023
October 1, 2023 through [ ], [ ]	$	[ ]	$	[ ]
Third quarter		$4.30		$2.93
Second quarter		$3.97		$2.44
First quarter		$4.79		$2.10
2022
Fourth quarter		$5.55		$3.50
Third quarter		$7.56		$4.15
Second quarter		$8.49		$5.71
First quarter		$7.98		$4.51
2021
Fourth quarter		$9.70		$7.22
Third quarter		$9.56		$7.49
Second quarter		$9.89		$6.40
First quarter		$7.33		$4.72
2020
Fourth quarter		$6.09		$4.45
Third quarter		$8.81		$5.44
Second quarter		$7.26		$4.13
First quarter		$7.51		$3.47
On April 12, 2023, the last full trading day prior to the non-binding public proposal by Searchlight and BCI to acquire all of the outstanding common stock not already owned by Searchlight or BCI for cash consideration of $4.00 per share, the closing price for shares of common stock was $2.76 per share. The $4.70 per share to be paid for each share of Company common stock pursuant to the merger agreement represents a premium of approximately 70.3% over the closing price on April 12, 2023. On [   ], [   ], the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of common stock on Nasdaq was $[   ]. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your common stock.
As of the close of business on the record date, there were [   ] shares of Company common stock outstanding and entitled to vote, held by [   ] Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.
On April 25, 2019, the Company announced the elimination of the payment of quarterly dividends on Company common stock beginning in the second quarter of 2019. Future dividend payments, if any, are at the discretion of the Board. The Company intends to retain all future earnings, if any, generated by operations to finance the business for the foreseeable future, and under the terms of the merger agreement, subject to limited exceptions, the Company is prohibited from making, declaring or paying any dividend, or any other distribution on, or directly or indirectly redeeming, purchasing or otherwise acquiring, any of its capital stock, or any other securities or obligations (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock.
Beneficial Ownership of Common Stock by Management, Directors and Holders of 5% or More of Common Stock
The following table sets forth certain information that has been provided to the Company with respect to the beneficial ownership of shares of the Company common stock for (i) each stockholder who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our common stock, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers and (iv) all of the Company’s current directors and executive officers as a group.
Beneficial ownership of common stock is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated by footnote, the Company believes that each Company stockholder shown on the table below has sole voting and dispositive power with respect to all shares shown as beneficially owned by that Company stockholder. The applicable percentage of beneficial ownership is based on 116,487,985 shares of Company common stock outstanding on November 14, 2023. Shares of Company common stock subject to Company equity awards currently exercisable or that will be settled or exercisable within sixty (60) days after November 14, 2023 are deemed to be outstanding and beneficially owned by the person holding the Company equity awards for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
Unless otherwise indicated, the address of all individuals listed in the table is as follows: Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938.
Beneficial Ownership of Holders of 5% or More of Common Stock, Directors and Executive Officers:
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock Beneficially Owned
Holders of 5% or more of Common Stock:
Searchlight III CVL, L.P.(a)	39,338,753	33.8%
c/o Searchlight Capital Partners, L.P. 745 Fifth Avenue, 27th Floor New York, NY 10151
BlackRock, Inc.(b)	11,988,927	10.3%
55 East 52nd Street New York, NY 10055
The Vanguard Group(c)	6,023,340	5.2%
100 Vanguard Boulevard Malvern, PA 19355
Directors and Executive Officers:
Robert J. Currey	263,544	*
Thomas A. Gerke	142,052	*
Maribeth S. Rahe	171,692	*
Marissa M. Solis	56,031	*
Roger H. Moore	156,259	*
Andrew Frey(d)	0	*

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock Beneficially Owned
David G. Fuller	78,119
Director and NEO:
C. Robert Udell, Jr.	1,527,321	1.3%
Other NEO:
Fred A. Graffam III	103,306	*
Steven L. Childers(e)	365,119	*
All current executive officers and directors as a group (9 persons)	2,863,443	2.5%

*   Represents less than 1 % of the outstanding shares of Company common stock.
(a)
This information is based on Schedule 13D/A filed with the SEC on October 17, 2023 by SL Investor and Searchlight III CVL GP, LLC, a Delaware limited liability company and the general partner of SL Investor (“Searchlight III CVL GP” and, together with Searchlight III CVL, the “Reporting Persons”). As set forth in this filing, each of the Reporting Persons has sole voting power with respect to 39,338,753 shares and sole dispositive power with respect to 39,338,753 shares. We have not made any independent determination as to the beneficial ownership of this shareholder and are not restricted in any determination we may make by reason of inclusion of such shareholder or their shares in this table.

(b)
This information is based on a Schedule 13G/A filed with the SEC on January 26, 2023. As set forth in this filing, BlackRock, Inc. has sole voting power with respect to 11,845,515 shares and sole dispositive power with respect to 11,988,927 shares. We have not made any independent determination as to the beneficial ownership of this shareholder and are not restricted in any determination we may make by reason of inclusion of such shareholder or their shares in this table.

(c)
This information is based on Schedule 13G/A filed with the SEC on February 9, 2023. As set forth in this filing, The Vanguard Group has sole voting power with respect to zero shares, shared voting power with respect to 57,971 shares, sole dispositive power with respect to 5,901,548 shares, and shared dispositive power with respect to 121,792 shares. We have not made any independent determination as to the beneficial ownership of this shareholder and are not restricted in any determination we may make by reason of inclusion of such shareholder or their shares in this table.

(d)
Mr. Frey is a director designated by SL Investor and is entitled pursuant to the governance agreement with SL Investor to receive similar compensation from the Company for his service on the Board as the other outside directors of the Company receive in connection with such service. An annual restricted stock award with a grant date value of $99,169 in respect of Mr. Frey’s service as a director in 2022 was received directly by Searchlight. An additional 34,976 shares with a grant date value of $105,628 was received by Searchlight on March 2, 2023.

(e)
This information is based on the Annual Report filed with the SEC on March 6, 2023. Mr. Childers ceased to serve as the Company’s Chief Financial Officer and Treasurer effective December 1, 2022. He continued to provide transition services to both the Company’s current Executive Vice President, Chief Financial Officer and Treasurer and the Company as a Senior Advisor of the Company through December 31, 2022. Thus, he remained a named executive officer in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Prior Public Offerings
During the past three (3) years, neither the Company, Parent, Merger Sub nor any of their respective affiliates has made an underwritten public offering of shares of Company common stock for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.
Certain Transactions in the Shares of Company Common Stock
Other than the merger agreement and agreements entered into in connection therewith, including the voting Agreement (as described in the section of this proxy statement entitled “The Voting Agreement”

beginning on page 117), and certain activity related to our equity awards discussed elsewhere in this proxy statement, the Company, Parent, Merger Sub and their respective affiliates have not executed any transactions with respect to the shares of Company common stock during the past sixty (60) days. As discussed below, on December 7, 2021, Searchlight invested $75 million into the Company and received, among other things, an additional 15,115,899 shares of Company common stock. Further, both Mr. Frey and Mr. Fuller, as directors designated by SL investor, are entitled pursuant to the Governance Agreement to receive similar compensation from the Company for their service on the Board as the other outside directors of the Company in connection with such service. An annual cash retainer payment of $80,125 and an annual restricted stock award with a grant date value of $99,169 in respect of Mr. Frey’s service as a director in 2022 was received directly by Searchlight. Mr. Fuller also received an annual restricted stock award with a grant date value of $99,169 in 2022 and an annual cash retainer payment of $84,125. On March 2, 2023, Mr. Fuller and Searchlight, on behalf of Mr. Frey, each received an additional 34,976 shares with a grant date value of $105,628.
Past Contacts, Transactions, Negotiations and Agreements
On September 13, 2020, the Company entered the Investment Agreement. In connection with the Investment Agreement, affiliates of Searchlight have invested an aggregate of $425 million in the Company. The investment commitment was structured in two stages. In the first stage of the transaction, which was completed on October 2, 2020, Searchlight invested $350 million in the Company in exchange for 6,352,842 shares, or approximately 8%, of the Company common stock and a contingent payment right (“CPR”) that was convertible, upon the receipt of certain regulatory and shareholder approvals, into an additional 17,870,012 shares, or 16.9% of the Company common stock. In addition, Searchlight received the right to an unsecured subordinated note with an aggregate principal amount of approximately $395 million (the “Note”), which, at the time of issuance, was convertible in certain circumstances into Series A Preferred Stock.
In connection with the 2020 Investment, the Company and SL Investor entered into the Governance Agreement pursuant to which SL Investor would, among other things, receive certain governance rights, including the right to designate up to two directors and approval rights with respect to actions taken by the Company, including (x) the incurrence of debt in excess of a specified level, (y) the issuance of equity securities of the Company or any of its subsidiaries (or any securities convertible into or exchangeable for such equity securities), which would, individually or in the aggregate, exceed 10% of the outstanding Company common stock and (z) acquisitions for an amount in excess of $75 million.
Also in connection with the 2020 Investment, the Company and SL Investor entered into a registration rights agreement granting SL Investor customary registration rights with respect to the securities purchased from the Company in connection with the 2020 Investment.
The second stage of the 2020 Investment was completed on December 7, 2021, following the receipt of FCC and certain regulatory approvals and the satisfaction of certain other customary closing conditions, following which Searchlight invested an additional $75 million and was issued the Note. The Note bore interest at 9.0% per annum from the date of the closing of the first stage of the transaction and was payable semi-annually in arrears. The Note included a paid-in-kind (“PIK”) option for a five (5)-year period beginning as of October 2, 2020. During the year ended December 31, 2021, the Company elected the PIK option and accrued interest of $38.8 million was added to the principal balance of the Note. On December 7, 2021, Searchlight elected to convert the Note and the Company issued 434,266 shares of Series A Preferred Stock to Searchlight. In addition, on December 7, 2021, the CPR converted into an additional 15,115,899 shares, or an additional 10.1%, of Company common stock.
Dividends on each share of Series A Preferred Stock accrue daily on the liquidation preference at a rate of 9.0% per annum and will be payable semi-annually in arrears on January 1 and July 1 of each year. After giving effect to the waiver described below, dividends are payable until October 2, 2027 at the Company’s election, either in cash or in-kind through an accrual of unpaid dividends, which are automatically added to the liquidation preference; and after October 2, 2027, solely in cash. The liquidation preference at the time of issuance was $1,000 per share, and is increased to include any paid-in-kind dividends. The Company intends to exercise the PIK dividend option on the Series A Preferred Stock through at least 2025.

On November 22, 2022, the Company, entered into Amendment No. 3 to its credit agreement (the “Third Amendment”). In connection and simultaneously with the effectiveness of the Third Amendment, SL Investor delivered a waiver to the Company waiving, until October 2, 2027, the restriction under the Certificate of Designations of Series A Perpetual Preferred Stock (the “Certificate of Designations”), dated December 7, 2021 precluding the Company from electing not to declare and pay any cash dividends with respect to the Series A Preferred Stock after October 2, 2025, provided that any dividend not declared and fully paid in cash, whether during the period of such waiver or otherwise, shall accrue as set forth in the Certificate of Designations.
Directors and Executive Officers of the Company
The Board consists of eight (8) members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement.
The merger agreement provides that the directors of Merger Sub immediately prior to the effective time will be the directors of the surviving corporation immediately following the effective time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation. The officers of the Company immediately prior to the effective time will be the officers of the surviving corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.
Name	Age	Position
Robert. J. Currey	78	Chairman of the Board and Independent Director
Andrew S. Frey	48	Director
David G. Fuller	57	Director
Thomas A. Gerke	67	Director
Roger H. Moore	81	Director
Maribeth S. Rahe	75	Director
Marissa M. Solis	51	Director
C. Robert Udell, Jr.	57	President & Chief Executive Officer and Director
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the Company’s directors and executive officers are set forth below.
Neither the Company, nor any of the Company’s directors or executive officers listed below has, to the knowledge of the Company, been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). In addition, neither the Company, nor any of the Company’s directors or executive officers listed below has, to the knowledge of the Company, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
All directors and executive officers can be reached c/o Consolidated Communications Holdings, Inc., 2116 South 17th Street, Mattoon, Illinois 61938, (844) 909-2675 and each of the directors and executive officers is a citizen of the United States, except for David Fuller, who is a Canadian citizen.
Directors
Robert J. Currey serves as the Company’s Chairman of the Board. Mr. Currey has served as one of the Company’s directors and as a director of our predecessors since 2002 and served as our CEO from 2002 until December 31, 2014. From 2002 to November 2013, he also served as our President. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a competitive telephone company providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and CEO of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired our predecessor in 1997. Mr. Currey joined our predecessor in 1990 and served as President through its acquisition in 1997. Mr. Currey previously served as a director of Cartesian, Inc. Mr. Currey earned a bachelor’s degree from Michigan Technological University and an MBA from Eastern Michigan University.
Andrew S. Frey joined the Board in December 2021 and is a partner at Searchlight. Prior to joining Searchlight in 2011, Mr. Frey was a managing principal at Quadrangle Group where he primarily focused on telecommunications and technology investments. Mr. Frey currently serves on the board of directors of each of Mitel Networks Corporation, Ziply Fiber, LLC and Global Risk Partners Limited. Mr. Frey previously served as a director of Shift4 Payments, Inc., Uniti Group Inc. and Hemisphere Media Group, Inc. Mr. Frey received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania.
David G. Fuller joined the Board in October 2020, and since March 2022 has served as an Operating Partner with Searchlight, where he plays an advisory role to their Technology, Media and Telecom practice. From March 2021 to January 2022, Mr. Fuller served as the President of Rogers Wireless, Canada’s largest mobile operator, a part of Rogers Communications Inc., a Canadian communications and media company. Previous to this, he was a Senior Advisor to the global Technology, Media and Telecom practice of Boston Consulting Group. From 2014 until January 2019, Mr. Fuller was an Executive Vice-President of TELUS Corporation, a Canadian telecommunications company, and President, TELUS Consumer and Small Business Solutions. He previously served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice-President, Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting. Mr. Fuller is a member of the board of directors of Great-West Lifeco, Ziply Fiber and of Mitel Networks. Mr. Fuller previously served as a director of MindBeacon Holdings Inc., Enstream LP and the Ontario Science Centre. Mr. Fuller is a professional engineer and holds a bachelor of applied science in engineering from Queen’s University and an MBA from the Schulich School of Business at York University.
Thomas A. Gerke has served as a director since February 2013. Mr. Gerke served as General Counsel and Chief Administrative Officer of H&R Block, a global consumer tax services provider, from January 2012 to January 2022. At H&R Block, Mr. Gerke had a number of other roles and responsibilities, including leadership of the human resources function and serving as interim Chief Executive Officer. From January 2011 to April 2011, Mr. Gerke served as Executive Vice President, General Counsel and Secretary of YRC Worldwide, then a Fortune 500 transportation service provider. From July 2009 to December 2010, Mr. Gerke served as Executive Vice Chairman of CenturyLink, now Lumen Technologies, a Fortune 500 integrated communications business. From December 2007 to June 2009, he served as President and CEO at Embarq, then a Fortune 500 integrated communications business. He also held the position of Executive Vice President and General Counsel — Law and External Affairs at Embarq from May 2006 to December 2007. From October 1994 through May 2006, Mr. Gerke held a number of executive and legal positions with Sprint, serving as Executive Vice President and General Counsel for over two years. Mr. Gerke is currently a member of the board of directors of MGP Ingredients, Inc. and is a former director of CenturyLink, Embarq, the USTelecom Association and Tallgrass Energy GP, LP, the General Partner of Tallgrass Energy, LP, a provider of natural gas transportation and storage services. In addition, he is a former member of the Rockhurst University board of trustees and The Greater Kansas City Local Investment Commission board of trustees. Mr. Gerke earned a bachelor’s degree in business administration from the University of Missouri-Columbia, an MBA from Rochhurst University, Helzerg School of Management and a juris doctorate from the University of Missouri-Kansas City School of Law.
Roger H. Moore has served as a director since July 2005. Mr. Moore was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from October 1998 to December 2001, a member of its board of directors from July 1998 to December 2001, and its President and CEO from January 1996 to August 1998. In December of 2001, Illuminet was acquired by VeriSign, Inc. and Mr. Moore retired at that time. From September to October 1998, he served as President, CEO and a member of the board of directors of VINA Technologies, Inc., a telecommunications equipment company. From June 2007 to November 2007, Mr. Moore served as interim President and CEO of Arbinet. From December 2007 to May 2009, Mr. Moore served as a consultant to

VeriSign, Inc. Mr. Moore also presently serves as a director of VeriSign, Inc. and was previously a director of Western Digital Corporation. Mr. Moore earned a bachelor’s degree in general science from Virginia Tech.
Maribeth S. Rahe has served as a director since July 2005. Ms. Rahe has served as President and CEO of Fort Washington Investment Advisors, Inc. since November 2003. Ms. Rahe is currently a member of the board of directors of First Financial Bancorp and First Financial Bank. From January 2001 to October 2002, Ms. Rahe was President and a member of the board of directors of U.S. Trust Company of New York, and from June 1997 to January 2001, was its Vice Chair and a member of the board of directors. Ms. Rahe earned a bachelor’s degree from Bowling Green State University and an MBA in international management from Thunderbird School of Global Management. She received an honorary Doctorate of Business Administration from Bowling Green State University and an Honorary Doctorate of Humane Letters from Mount St. Joseph University.
Marissa M. Solis joined the Board in January 2022 and since November 2021 has served as the Senior Vice President of Global Brand and Consumer Marketing at the National Football League. Prior to this, Ms. Solis spent 18 years at Pepsico where she held numerous marketing leadership roles in brand marketing, portfolio marketing, partnerships and omnichannel media. She served as Senior Vice President at Pepsico’s Frito Lay North America Division from October 2019 to November 2021 and prior to that role served as Vice President and General Manager of the Hispanic Business Unit at Pepsico Beverages North America from October 2017 to October 2019. Prior to joining Pepsico, Ms. Solis was a management consultant at Deloitte Consulting from September 2000 to November 2003. She began her career in 1995 as a Brand Manager in Procter & Gamble Latin America. Ms. Solis holds her master’s degree in public administration and public affairs from the University of Texas at Austin and her bachelor’s degree in international economics from Georgetown University.
C. Robert Udell, Jr. serves as our President and CEO and as a director. Mr. Udell served as Chief Operating Officer from May 2011 to December 31, 2014, and as President from November 2013 until December 31, 2014. He became President and CEO on January 1, 2015. He has served as a director since November 2013. From 1999 to 2004, Mr. Udell served in various capacities at the predecessor of our Texas operations, including Executive Vice President and Chief Operating Officer. From 2004 to November 2013, Mr. Udell served as Senior Vice President. Prior to joining the predecessor of our Texas operations in March 1999, Mr. Udell was employed by our predecessor from 1993 to 1999 in a variety of senior roles, including Senior Vice President, Network Operations and Engineering. He serves as the former Vice Chair and Chairman of the board of directors of the USTelecom Association and is on the board of the Greater Conroe Economic Development Council. He is also a former member of the board of trustees for The John Cooper School. Mr. Udell holds a master’s degree in business administration from the Katz Graduate School of Business at the University of Pittsburgh, and a bachelor’s degree in electrical engineering from the University of Pittsburgh. Mr. Udell completed the Advanced Technology Innovations Program at Carnegie Mellon University.
Executive Officers
Name	Age	Position
C. Robert Udell, Jr.	57	President & Chief Executive Officer and Director
Fred A. Graffam III	57	Executive Vice President, Chief Financial Officer and Treasurer
C. Robert Udell, Jr.’s biography is included above under the heading “— Directors.”
Fred A. Graffam III has served as our Executive Vice President, Chief Financial Officer and Treasurer since December 2022. From October 2017 to November 2022, Mr. Graffam was the Executive Vice President and Chief Financial Officer of Monitronics International, d/b/a Brinks Home Security, a leading home security company in North America. Mr. Graffam had served as Senior Vice President of Finance, Investor Relations & Corporate Development of DigitalGlobe, Inc. from April 2015 to October 2017, as its Interim Chief Financial Officer from September 2014 to March 2015 and as Vice President Financial Planning and Analysis from July 2013 to August 2014. From April 2012 to July 2013, Mr. Graffam was Senior Vice President and Chief Financial Officer — North America/APAC Region at Level 3 Communications, Inc. (Level 3). Before joining Level 3, he spent 17 years with Comcast Corporation, serving as Senior Vice President of its Beltway Region from 2008 to 2011 and as Senior Vice President-Finance, West Division from 2002 to 2008. Mr. Graffam is a certified public accountant and holds a bachelor’s degree from the Alfred Lerner College of Business & Economics at the University of Delaware.

IMPORTANT INFORMATION REGARDING THE SEARCHLIGHT ENTITIES
Searchlight Entities
Parent.   Parent was formed on October 12, 2023 as a Delaware limited liability company, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with its formation and the transactions and related agreements. Parent is controlled by Searchlight III CVL L.P., its sole member, and has not engaged in any business except as contemplated by the merger agreement. The principal office address of Parent is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Merger Sub.   Merger Sub was formed on October 12, 2023 as a Delaware corporation, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with its formation and the transactions contemplated by the merger agreement and related agreements. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the merger agreement. The principal office address of Merger Sub is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Searchlight III CVL L.P.   Searchlight III CVL L.P. was formed on September 11, 2020 as a Delaware limited partnership for the purpose of investing in the Company. Searchlight III CVL L.P. is controlled by Searchlight III CVL GP, its general partner. The principal office address of Searchlight III CVL L.P. is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Searchlight III CVL GP.   Searchlight III CVL GP was formed on September 11, 2020 as a Delaware general partnership for the purpose of serving as the general partner of Searchlight III CVL L.P. Searchlight III CVL GP is a portfolio company of Searchlight Capital Partners. The principal office address of Searchlight III CVL GP is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
None of the Searchlight Entities listed above has, to the knowledge of the Searchlight Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Searchlight Entities listed above has, to the knowledge of the Searchlight Entities, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Directors, Executive Officers and Controlling Persons
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the directors, executive officers and controlling persons of the Searchlight Entities are set forth below. All directors, executive officers and controlling persons listed below are citizens of the United States. The business address of Searchlight Capital Partners is 745 Fifth Avenue, 27th Floor, New York, NY 10151.
None of the persons listed below has, to the knowledge of the Searchlight Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of the Searchlight Entities, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Eric Zinterhofer.   Mr. Zinterhofer has served as Vice President of Merger Sub and an officer of Searchlight III CVL GP since their formation, and is currently the sole member of Searchlight III CVL GP. Mr. Zinterhofer co-founded Searchlight Capital Partners in 2010 and has worked at Searchlight Capital Partners since 2010.
Erol Uzumeri.   Mr. Uzumeri has served as Vice President of Merger Sub since its formation. Mr. Uzumeri co-founded Searchlight Capital Partners in 2010 and has worked at Searchlight Capital Partners since 2010.
Timothy Austin.   Mr. Austin has served as Treasurer of Merger Sub, and as a director of Merger Sub, since its formation. Mr. Austin is a Partner at Searchlight Capital Partners and has worked at Searchlight Capital Partners since 2011.
John Yantsulis.   Mr. Yantsulis has served as Vice President of Merger Sub since its formation. Mr. Yantsulis is a Partner and Chief Financial Officer of Searchlight Capital Partners and has worked at Searchlight Capital Partners since 2010.
Nadir Nurmohamed.   Mr. Nurmohamed has served as Vice President of Merger Sub since its formation. Mr. Nurmohamed is General Counsel and Chief Compliance Officer of Searchlight Capital Partners and has worked at Searchlight Capital Partners since 2014.
Andrew Frey.   Mr. Frey has served as President and Secretary of Parent and Merger Sub, as a director of Merger Sub and an officer of Searchlight III CVL GP since their formation. Mr. Frey is a Partner of Searchlight Capital Partners and has worked at Searchlight Capital Partners since 2011.

DELISTING AND DEREGISTRATION OF COMMON STOCK
If the merger is consummated, there will be no further market for the shares of Company common stock and, as promptly as practicable following the effective time and in compliance with applicable law, the shares of Company common stock will be delisted from the Nasdaq, deregistered under the Exchange Act and cease to be publicly traded. As a result, the Company would no longer file periodic reports with the SEC on account of the shares of Company common stock.

STOCKHOLDER PROPOSALS
If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. Until the merger is consummated, you will continue to be entitled to attend and participate in stockholders meetings, including the Company’s annual meetings of Company stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting of Company stockholders will be held.
Company stockholders are entitled to present proposals for action and director nominations at the 2024 annual meeting of Company stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of the Company’s Amended and Restated Bylaws. Under the rules of the SEC, if a shareholder wants us to include a proposal in the proxy statement and form of proxy for presentation at our 2024 annual meeting of Company stockholders, the proposal must be received by our Secretary no later than November 22, 2023, unless we change the date of the 2024 annual meeting of stockholders by more than 30 days from May 1, 2024, the anniversary date of the 2023 annual meeting of stockholders. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement for the 2024 annual meeting of stockholders and proxy in accordance with regulations governing the solicitation of proxies.
Company stockholders who wish to submit a proposal that is not intended to be included in our annual meeting proxy statement but to be presented for consideration at the 2024 annual meeting of stockholders, or who propose to nominate a candidate for election as a director at the 2024 annual meeting of stockholders, are required by the Company’s Amended and Restated Bylaws to provide written notice of such intent to the Secretary of the Company. Such notice must be given no earlier than November 22, 2023 and no later than December 22, 2023, unless we change the date of the 2024 annual meeting by more than 30 days from May 1, 2024, the anniversary date of the 2023 annual meeting of stockholders. If a Company stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements set forth in the Company’s Amended and Restated Bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2024 annual meeting of stockholders.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, Company stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than sixty (60) days before the first anniversary of the date of the 2023 annual meeting of stockholders. If the date of our 2024 annual meeting is changed by more than thirty (30) days from the first anniversary of the date of the 2023 annual meeting of stockholders, then notice must be provided by the later of sixty (60) days prior to the date of the annual meeting or within ten (10) days of the Company’s first public announcement of the date of the 2024 annual meeting. This deadline under Rule 14a-19 does not supersede or replace any of the timing requirements for advance notice under the Company’s Amended and Restated Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the advance notice requirements of the Company’s Amended and Restated Bylaws and does not extend the deadline specified in the Company’s Amended and Restated Bylaws.
All stockholder proposals, notices or nominations must contain the information required by the Company’s Amended and Restated Bylaws and must be made in writing and mailed to our Secretary at the following address:
Consolidated Communications Holdings, Inc.
Attention: Chief Legal Officer and Secretary
2116 South 17th Street
Mattoon, Illinois 61938

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information we file with the SEC into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the following documents filed by us with the SEC under the Exchange Act:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of Company stockholders filed with the SEC on March 21, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•
our Current Reports on Form 8-K filed on April 19, 2023, May 4, 2023 and October 16, 2023.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
You may obtain any of the documents we file, without charge, by requesting them in writing or by telephone from us:
Consolidated Communications Holdings, Inc.
Attention: Investor Relations
2116 South 17th Street
Mattoon, Illinois 61938
Phone: (844) 909-2675
In order for you to receive timely delivery of documents in advance of the special meeting, you must make such request no later than [ ], [ ]. Please note that you will be able to obtain the documents (if and when available) free of charge on the SEC’s website at https://www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public, free of charge, through our investor relations page. Our investor relations website address is http://ir.consolidated.com.
Because the merger is a “going private” transaction, the Company, Parent and Merger Sub have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THIS PROXY STATEMENT IS DATED [         ], 20[  ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
CONDOR HOLDINGS LLC,
CONDOR MERGER SUB INC.
and
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
Dated as of October 15, 2023

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of October 15, 2023 (this “Agreement”), is made by and among Condor Holdings LLC, a Delaware limited liability company (“Parent”), Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.1, and other capitalized terms used in this Agreement are defined in the Sections indicated in Section 8.2.
RECITALS
WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.01 per share, of the Company (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) or Dissenting Shares, shall be converted into the right to receive the Merger Consideration;
WHEREAS, the board of directors of the Company (the “Company Board”) duly established a special committee thereof consisting of only independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interests of the Company and the Unaffiliated Stockholders and (b) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, and submit and, subject to the terms and conditions hereof, recommend this Agreement to the Company’s stockholders for approval and adoption thereby;
WHEREAS, the Company Board (acting upon the recommendation of the Company Special Committee) has unanimously by the directors present (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interests of the Company and the Unaffiliated Stockholders, (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and (c) resolved to submit and, subject to the terms and conditions hereof, recommend this Agreement to the Company’s stockholders for approval and adoption thereby;
WHEREAS, the sole member of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement;
WHEREAS, the board of directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger;
WHEREAS, concurrently with the execution of this Agreement, Parent and Merger Sub have delivered (a) a limited guaranty (each, a “Guaranty”) from each of Searchlight Capital III, L.P., a Cayman Islands limited partnership, Searchlight Capital III PV, L.P., a Cayman Islands limited partnership, and British Columbia Investment Management Corporation, in respect of a pooled investment portfolio formed under the Pooled Investment Portfolios Regulation (British Columbia) and known as the “2020 Private Equity Fund” (the “Guarantors”), pursuant to which, subject to the terms and conditions set forth therein, each of the Guarantors is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement and (b) a commitment letter between Parent and each of the Guarantors, pursuant to which each of the Guarantors has committed, subject to the terms and conditions set forth therein, to invest in Parent, directly or indirectly, the cash amount set forth therein; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:
ARTICLE I
THE MERGER
1.1   The Merger.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.
(b)   The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the form of the certificate of incorporation of the Surviving Corporation as of the Effective Time, and the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the form of the bylaws of the Surviving Corporation as of the Effective Time, each until amended in accordance with applicable Law and consistent with the obligations set forth in Section 5.7.
(c)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
1.2   Closing and Effective Time of the Merger.   The closing of the Merger (the “Closing”) will take place (a) at 8:00 a.m., Eastern time, on the twelfth (12th) Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages unless another time, date or place is agreed to in writing by the parties hereto or (b) at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.” On the Closing Date, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of

State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).
ARTICLE II
CONVERSION OF SECURITIES IN THE MERGER
2.1   Conversion of Securities.   Immediately prior to the Effective Time, (i) Parent shall assign to the Company all of the issued and outstanding Equity Interests of Merger Sub and (ii) Parent shall cause Searchlight III CVL, L.P. to contribute each Share held directly by Searchlight III CVL, L.P. to Parent. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
(a)   Conversion of Shares.   Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b), Shares subject to Company Awards (which shall be treated in accordance with Section 2.4) or Dissenting Shares (collectively, the “Excluded Shares”), shall be converted automatically into the right to receive $4.70 per Share (the “Merger Consideration”), payable to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.
(b)   Cancellation of Treasury Shares; Treatment of Parent-Owned Shares; Conversion of Certain Shares.   Each Share held by the Company as treasury stock or held by Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. Each Share held directly by Parent immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation. All Shares issued and outstanding immediately prior to the Effective Time that are held by any direct or indirect wholly owned Subsidiary of the Company or by any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) will automatically be converted into such number of validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation, or fraction thereof, such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.
(c)   Series A Preferred Stock.   Each share of Series A Preferred Stock shall remain outstanding in accordance with the terms of the Series A Certificate of Designations, and shall represent shares of Series A Preferred Stock of the Surviving Corporation on such terms.
(d)   Merger Sub Equity Interests.   All outstanding shares of capital stock of Merger Sub held immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.
2.2   Payment for Securities; Surrender of Certificates.
(a)   Paying Agent.   At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article II (the “Paying Agent”). Subject to the occurrence of the Closing, the Company shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article II; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.
(b)   Procedures for Surrender.
(i)   Certificates.   As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificate, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificate the Merger Consideration for each Share formerly represented by such Certificate (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of Parent or the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.
(ii)   Book-Entry Shares.   Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds for each such Book-Entry Share equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.
(c)   Transfer Books; No Further Ownership Rights in Shares.   At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)   Termination of Fund; Abandoned Property; No Liability.   Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.
(e)   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.3   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the foregoing.
2.4   Treatment of Restricted Share Awards and Performance Share Awards.
(a)   At the Effective Time, each (i) Company RSA held by a non-employee director, Searchlight III CVL, L.P. or Searchlight (each, a “Director Company RSA”) that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, vest and be converted into the right to receive an aggregate amount of cash equal to the product of (A) the number of Shares subject to such Director Company RSA and (B) the Merger Consideration (each, a “Director Company RSA Cashout Amount”) and (ii) Company RSA that is not a Director Company RSA that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into a time-based restricted cash award representing the right to receive an aggregate amount of cash equal to the product of (A) the number of Shares subject to such Company RSA and (B) the Merger Consideration, with the same terms and conditions, including with respect to vesting (including any accelerated vesting provisions, including under the applicable equity plan, award agreement and/or employment security agreement), as were applicable to the corresponding Company RSA immediately prior to the Closing (each, an “RSA Replacement Award”). Each Director Company RSA and the portion of each RSA Replacement Award that becomes vested will be settled in cash, by the Surviving Corporation or one of its affiliates, without interest and less applicable Tax withholding, no later than 20 days after the applicable vesting date.
(b)   At the Effective Time, each Company PSA that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into a performance-based restricted cash award (each, a “PSA Replacement Award”). Each such PSA Replacement Award shall entitle the holder thereof to receive a cash payment equal to the product of (i) the number of Shares subject to such Company PSA and (ii) the Merger Consideration, subject to the same terms and conditions, including with respect to both the time-based vesting conditions and the performance-based vesting conditions (including any accelerated vesting provisions, including under the applicable equity plan, award agreement and/or employment security agreement), as were applicable to such Company PSA immediately prior to the Closing (except that the relative total shareholder return modifier shall be deemed to be achieved at the target level (i.e., 100%)); provided that, for purposes of clause (i), the number of Shares subject to such Company PSA shall be determined based on the number of Shares that would have been earned under such Company PSA based on the actual level of achievement of the performance goals (other than the total shareholder return modifier, which shall be deemed to be achieved at the target level (i.e., 100%)) through the end of the performance period (as determined by the Board of Directors of the Surviving Corporation (or the appropriate committee thereof) in reasonable good faith). Each portion of each PSA Replacement Award that becomes vested will be settled in cash, by the Surviving Corporation or one of its affiliates, without interest and less applicable Tax withholding, no later than 20 days after applicable vesting date.
(c)   Termination of the Company LTIP.   As of the Effective Time, the Company LTIP shall immediately terminate and no further Company RSAs or Company PSAs (“Company Awards”) or other awards or rights with respect to Shares shall be granted thereunder.
(d)   Board Actions.   Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are reasonably necessary to effect the transactions described in this Section 2.4.

2.5   Withholding Rights.   The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
2.6   Adjustments.   In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1 or is otherwise prohibited or restricted by any other provision of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the correspondingly numbered section or subsection of the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), subject to Section 9.17, or (b) as otherwise disclosed in the Company SEC Documents filed and publicly available at least two (2) Business Days prior to the date hereof, other than any risk factor disclosures (excluding statements of historical fact) in any such Company SEC Document contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Company SEC Document (provided that this clause (b) shall not apply to any of the representations and warranties set forth in Section 3.2(c), Section 3.6(b) or the Company Fundamental Representations), the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date that:
3.1   Corporate Organization.   Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own its properties and conduct its business as presently conducted, except, in the case of the Company’s Subsidiaries, where the failure to be so duly organized or to have such requisite power would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Amended and Restated Certificate of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and such documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws in any material respect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the organizational or governing documents of each of the Company’s Subsidiaries is in full force and effect and (b) none of the Company’s Subsidiaries is in violation of any provision of the foregoing documents.
3.2   Capitalization.
(a)   The authorized capital stock of the Company consists of one hundred fifty million (150,000,000) Shares and ten million (10,000,000) shares of preferred stock, par value $0.01 per share, of which 434,266 shares have been designated Series A Perpetual Preferred Stock (“Series A Preferred Stock”). As of the close of business on October 11, 2023 (the “Capitalization Date”), (i) 118,500,319 Shares (other than treasury shares) were issued and outstanding, including 3,406,499 Shares subject to outstanding Company RSAs and 2,012,334 Shares subject to outstanding Company PSAs (assuming for this purpose that all applicable performance goals are achieved at the target level), all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) up to an additional 1,663,766 Shares were issuable pursuant to outstanding Company PSAs if all applicable performance goals are achieved at the maximum level, (iii) 0 Shares were held in the treasury of the Company or by its Subsidiaries and (iv) 434,266 shares of Series A Preferred Stock were issued and outstanding. As of July 1, 2023, the liquidation preference of the Series A Preferred Stock was $498,581,881. As of the Capitalization Date, there were $12,416,738 in accrued and unpaid dividends on the Series A Preferred Stock. Other than as provided in the Series A Certificate of Designations, the Company RSAs and the Company PSAs referenced in the first sentence of this Section 3.2(a), the Governance Agreement, the Dividend Waiver and the Registration Rights Agreement, as of the Capitalization Date, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including any shareholders agreements, voting trusts, proxies or other similar agreements or any obligations requiring the registration for sale of any shares of capital stock or other voting or equity interests) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for or with a value that is linked to such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since the Capitalization Date and prior to the date of this Agreement, except for the issuance of Shares under the Company Equity Plans in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).
(b)   The Company has previously provided Parent with a true and complete list, as of the date hereof, with respect to each outstanding Company Award, (i) the holder thereof, (ii) the grant date thereof, (iii) the type thereof, (iv) the vesting conditions thereof, (v) the total number of Shares subject thereto (assuming for this purpose that all performance goals applicable to Company PSAs are achieved at the target level) and (vi) with respect to each Company PSA, the maximum number of Shares that may be earned thereunder. All Shares subject to issuance under the Company Equity Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.
(c)   Section 3.2(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of each Subsidiary of the Company, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or its Subsidiaries, in such Subsidiary. The Company and its Subsidiaries own, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Subsidiaries of the Company, free and clear of any Liens (other than Permitted Liens, restrictions under applicable organizational documents and transfer and other restrictions under applicable securities Laws), and all of such outstanding shares of stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary. No Subsidiary of the Company owns any Shares or any capital stock of, or other Equity Interests in, the Company.

(d)   Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, or other securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
3.3   Authority; Execution and Delivery; Enforceability.
(a)   The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Requisite Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).
(b)   The Company Special Committee has (i) received from Rothschild & Co US Inc. (“Rothschild”) its written opinion (or an oral opinion to be confirmed in writing), to the effect that, as of the date of such opinion and, subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration payable to the holders of Shares (other than the Excluded Shares) is fair, from a financial point of view, to the Unaffiliated Stockholders (and as of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect), (ii) determined that it is in the best interests of the Company and the Unaffiliated Stockholders and declared it advisable to enter into this Agreement and (iii) recommended that the Company Board approve and authorize this Agreement and the Merger.
(c)   The Company Board (acting on the unanimous recommendation of the Company Special Committee), at a meeting duly called and held at which all directors of the Company Board were present, duly and unanimously by the directors present adopted resolutions (i) determining that the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of the Company for its adoption at the Company Meeting, and (iv) recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”), which resolutions, except as permitted by Section 5.3, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.
(d)   The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Law are not applicable to this Agreement and the Transactions, including the Merger or the other Transactions. No other takeover, anti-takeover, business combination, “fair price,” control share acquisition or similar Law applies to the Merger or the other Transactions. The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt this Agreement is the Requisite Company Stockholder Approval. No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.
3.4   No Conflicts; Governmental Consents.
(a)   The execution and delivery of this Agreement does not and will not, and the performance of this Agreement by the Company will not, directly or indirectly (with or without notice or lapse of time, or both) (i) assuming the Requisite Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws, (ii) assuming the Requisite Company Stockholder Approval is obtained, conflict with or violate any provision of any organizational documents of any Subsidiary of the Company, (iii) assuming that all consents, approvals, authorizations and Permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party (or by which any of their respective properties or assets are bound), except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Merger and the other Transactions and compliance by the Company with any of the terms or provisions hereof will not (in each case with or without notice or lapse of time, or both), require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) under the Exchange Act, including the filing of the Proxy Statement and the related Rule 13E-3 Transaction Statement on Schedule 13E-3 (including any amendments or supplements thereto, the “Schedule 13E-3”), (ii) under the rules and regulations of the Nasdaq, (iii) any applicable requirements of any Antitrust Laws, (iv) the FCC Approval, (v) the State PUC Approvals, (vi) the filing and recordation of the Certificate of Merger as required by the DGCL and (vii) where failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.5   SEC Documents; Financial Statements; Undisclosed Liabilities.
(a)   The Company has filed or furnished on a timely basis all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2021, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC, as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC.
(b)   As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of the last such filing) each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents. As of the date hereof, there has been no material correspondence between the SEC and the Company since January 1, 2021 that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date hereof.
(c)   The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and (ii) were prepared in accordance with GAAP (as in effect in the United States on the date of such Company SEC Financial Statement) as applied by the Company on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments that are not material in amount or nature and the absence of certain notes.

(d)   The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required and as defined by Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act, which such controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the Company SEC Documents is recorded and made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents.
(e)   The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and its consolidated Subsidiaries. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal control over financial reporting as of and for the year ended December 31, 2022 (nor has any such deficiency or weakness been identified by the Company from January 1, 2023 to the date hereof) or any fraud, whether or not material, related to the Company, its Subsidiaries or their respective businesses or that involves the management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting.
(f)   The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations incurred pursuant to the Transactions, (iv) for liabilities incurred that have been discharged or paid in full prior to the date of this Agreement, and (v) for liabilities and obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.6   Absence of Certain Changes or Events.
(a)   Since June 30, 2023 through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action that would have required Parent’s consent pursuant to Sections 5.1(ii)(a), (b), (c), (f), (g), (h), (n), (o), (q), (t), (u) or (v) had the covenants therein applied since June 30, 2023.
(b)   Since June 30, 2023 through the date of this Agreement, there has not been any change, event, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7   Proxy Statement.   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company with respect to any statements made therein based on information supplied by or on behalf of Parent specifically for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.
3.8   Litigation.
(a)   Except for Proceedings, if resolved adversely to the Company or any of its Subsidiaries, that would not reasonably be expected to have a Company Material Adverse Effect, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Entity, and none of the Company or any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)   There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company at law or in equity, or before or by any Governmental Entity, which would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions. The Company is not subject to any outstanding Order that would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions.
3.9   Compliance with Laws; Anti-Corruption.
(a)   The Company and each of its Subsidiaries is, and since the date that is three (3) years prior to the date hereof have been, in compliance with, and conduct their respective businesses in conformity with, all applicable foreign, federal, state and local Laws (including Communications Laws), except where the failure to so comply or conform has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. During the three (3) years prior to the date hereof, no written Proceedings have been received by, and to the Knowledge of the Company, no Proceedings have been filed against, the Company or any of its Subsidiaries alleging material noncompliance with any Laws, other than, in each case, requests for information or audits in the ordinary course and Proceedings that have been dismissed or finally resolved without any finding of material noncompliance.
(b)   Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any Person acting on behalf of or associated with the Company or any of its Subsidiaries, has at any time (i) made or accepted any unlawful payment or given, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any Government Official or other Person in violation of Anti-Corruption Laws; (ii) used any corporate funds for unlawful political or charitable contributions, gifts, hospitality, travel, entertainment or other unlawful expenses relating to political activity; or (iii) has otherwise been in violation of any Anti-Corruption Laws in any respect.
(c)   Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) received from any Governmental Entity any written notice, inquiry, or internal or external allegation; (ii) to the Knowledge of the Company, been the subject of any investigation by any Governmental Entity; (iii) made any voluntary or involuntary disclosure to a Governmental Entity; or (iv) conducted any internal investigation or audit, in the case of each of clauses (i)-(iv), relating to or arising from any actual or potential violation or wrongdoing related to Anti-Corruption Laws.
(d)   Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, has been (i) a Sanctioned Person; (ii) organized or resident in a Sanctioned Country; (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person, or in any Sanctioned Country, in violation of applicable Sanctions Laws; or (iv) otherwise in violation of applicable Sanctions Laws.
(e)   Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries has received a civil investigative demand, claim notice, preservation letter or any investigative subpoena, notice, target letter, or equivalent from any Governmental Entity relating to any alleged material violations of Antitrust Laws by the Company or any of its Subsidiaries.
3.10   Permits.   The Company and its Subsidiaries have obtained, and are, and during the three (3) years prior to the date hereof have been, in compliance with, all material Permits necessary under applicable Laws to permit the Company and its Subsidiaries to own, operate, use, and maintain their assets in the manner in which they are now operated and maintained, and to conduct their business, taken as a whole, as currently conducted, and such Permits are in full force and effect. As of the date hereof, there are no, and since January 1, 2021, there have been no, pending or, to the Knowledge of the Company, threatened limitations, terminations, expirations or revocations of such Permits, in each case, other than such limitations, terminations, expirations or revocations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no outstanding written notices received by the Company or any of its Subsidiaries alleging the failure to hold any material Permits.

3.11   Employee Benefit Plans.
(a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each Company Benefit Plan, excluding any Company Benefit Plan that is an individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice and without further liability and does not provide any change in control or severance or notice payments or benefits (such a letter or agreement, an “At-Will Independent Contractor Agreement”). For purposes of this Agreement, “Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other equity or equity-based incentive, compensation, severance, employment, consulting, change-in-control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, (a) entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries or (b) for which the Company or any of its Subsidiaries has or could reasonably be expected to have any Liability (contingent or otherwise), other than any “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) and any programs sponsored or maintained by a Governmental Entity. With respect to each material Company Benefit Plan, a copy of each of the following documents, and all amendments and modifications to such documents, has been made available to Parent: (i) the current plan and trust documents and the most recent summary plan description (or, with respect to any such plan that is not in writing, a written description of the material terms thereof), and all amendments, modifications or material supplements to such Company Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the IRS for the last plan year, (iii) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (iv) the most recent actuarial report and/or financial statement, if any, relating to such Company Benefit Plan, and (v) all material correspondence with any Governmental Entity in connection with the administration of such Company Benefit Plan.
(b)   Each Company Benefit Plan has, since the date that is three (3) years prior to the date hereof, been established, maintained, funded, operated, and administered in all material respects in accordance with its terms and the requirements of all Laws applicable thereto, including ERISA and the Code.
(c)   Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the Knowledge of the Company, no fact or event has occurred that could reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit, investigation or other administrative proceeding, to the Knowledge of the Company, threatened.
(e)   All material contributions, reimbursements, premium payments and other payments required to have been made under or with respect to each Company Benefit Plan since January 31, 2021 have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and such Company Benefit Plan’s terms.
(f)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 31, 2021, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) and no breaches of fiduciary duty (as determined under ERISA), in each case with respect to any Company Benefit Plan.
(g)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan, any trustee or fiduciary thereof, or any of the assets of any trust of any of the Company Benefit Plans.
(h)   Each Company Benefit Plan that provides post-termination or retirement health and welfare benefits to any current or former employee of the Company or its Subsidiaries is set forth on Section 3.11(h)

of the Company Disclosure Schedule. Except for such Company Benefit Plans, neither the Company nor any of its Subsidiaries has any Liability for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee.
(i)   Except as set forth on Section 3.11(i) of the Company Disclosure Schedule, no Company Benefit Plan is subject to Title IV of ERISA. With respect to any Company Benefit Plan that is subject to Title IV of ERISA, (i) there does not exist any failure to meet the “minimum funding standard” of Section 412 of the Code or 302 of ERISA (whether or not waived), (ii) such plan is not in “at-risk” status for purposes of Section 430 of the Code, (iii) no “reportable event” within the meaning of Section 4043(c) of ERISA has occurred, (iv) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (v) the PBGC has not instituted, or, to the Knowledge of the Company, threatened to institute, proceedings to terminate any such plan, (vi) the Company has not filed a notice of intent to terminate the plan or adopted any amendment to treat such plan as terminated, (vii) no event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such plan, (viii) the Company is not, and does not expect to be, subject to (A) any requirement to post security pursuant to Section 412(c)(4) of the Code or (B) any lien pursuant to Section 430(k) of the Code, (ix) the Company has not terminated any such plan within the last six years or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and (x) the Company has not engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.
(j)   Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former employee or other service provider to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation or benefits due to any current or former employee or other service provider or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits, (iii) result in any forgiveness of indebtedness of any employee or other service provider, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code), or (v) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, the Surviving Corporation, to merge, amend or terminate any of the material Company Benefit Plans. The Company has no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.
(k)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 31, 2021, neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.
(l)   Each Company Benefit Plan that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. All Company Awards have been administered in a manner that is in compliance with Section 83 of the Code (including with respect to any withholding obligations) in all material respects.
3.12   Employee and Labor Matters.
(a)   As of the date hereof, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, agreement with any works council or similar labor Contract (collectively, “Collective Bargaining Agreements”), other than the agreements set forth on Section 3.12(a) of the Company Disclosure Schedule. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 31, 2021, there has not occurred and, to the Knowledge of the Company, there is not threatened, (i) any strike, slowdown, picketing, labor-related arbitration, grievance, or work stoppage by, or lockout of, or to the Knowledge of the Company, union organizing activities with respect to, any employees of the Company or any of its Subsidiaries, (ii) any Proceeding against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Entity, or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any employees of the Company or any of its Subsidiaries.
(b)   The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, fair employment practices, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, worker classification, withholding of Taxes, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, social welfare obligations and unemployment insurance and related matters.
(c)   To the Knowledge of the Company, since January 31, 2021, no material allegations of sexual harassment or misconduct have been made against any current or former director, officer or other managerial employee holding a position at or above the level of Senior Directors, in each case, of the Company or a Subsidiary thereof. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company is not and, since January 31, 2021, has not been in involved in any Proceedings, or entered into any settlement agreements, related to allegations of sexual harassment or misconduct by any current or former director, officer or other managerial employee holding a position at or above the level of Senior Directors, in each case, of the Company or a Subsidiary thereof.
3.13   Environmental Matters.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws, (ii) the Company and its Subsidiaries have obtained (and are and have been in compliance with) all Permits required under applicable Environmental Laws to permit the Company and its Subsidiaries to operate their assets (including in the manner in which they are now operated and maintained) and to conduct the business of the Company and its Subsidiaries (including as currently conducted), (iii) no written claims or notices have been received by (or are pending with respect to or, to the Knowledge of the Company, are threatened against) the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law, and (iv) there has been no release or disposal of, contamination by, or exposure of any Person to, any Hazardous Substances that would reasonably be expected to result in a Proceeding against, or obligation to conduct any remedial action on the part of, the Company or any of its Subsidiaries under applicable Environmental Laws. As of the date hereof, no material Specified Claim has been initiated or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.
(b)   The Company has made available to Parent true and correct copies of all third-party reports prepared for or on behalf of the Company or any of its Subsidiaries since January 1, 2023 through the date hereof regarding the subject matter set forth on Section 8.1(e) of the Company Disclosure Schedule. The Company is not in possession of information (including any relevant documentation) that (i) is or would reasonably be expected to be inconsistent with the content of such reports or (ii) to the Knowledge of the Company, relates to any matter that would reasonably be expected to lead to, individually or in the aggregate, material Specified Claims, except, in the case of this clause (ii), for information that has been provided to Parent.
3.14   Real Property; Title to Assets.
(a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all material real property owned in fee by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”). The Company or any of its Subsidiaries, as the case may be, holds good and valid fee simple title to the Company Owned Real Property, free and clear of all Liens, except for Permitted Liens.
(b)   Section 3.14(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all material real property leased or subleased by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”). The Company or any of its Subsidiaries, as the case may be, holds a valid leasehold or subleasehold estate, as applicable, in all Company Leased Real Property, and the Company Leased Real Property is not subject to any Liens, other than Permitted Liens. As of the date hereof, the Company has delivered to or made available to Parent a true and complete copy of each lease or sublease pursuant to which the Company or any of its Subsidiaries hold an interest in the Company Leased Real Property (each, a “Leased Real Property Lease”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all of the Leased Real Property Leases are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or its Subsidiaries party thereto, and are enforceable against the Company or its Subsidiaries party thereto in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity) and, to the Knowledge of the Company, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries under any Leased Real Property Lease, and (iii) to the Knowledge of the Company, there is no material breach or threatened material breach by the other parties to any Leased Real Property Lease.
(c)   The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the “Company Real Property.” Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company’s and its Subsidiaries’ use and occupancy of each parcel of Company Real Property is in compliance with all existing Laws applicable to such Company Real Property, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the Company, there are no such Proceedings threatened, affecting any portion of the Company Real Property.
(d)   The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.15   Tax Matters.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   all Tax Returns that are required by applicable Law to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any validly obtained extension of time within which to file), and all such Tax Returns are true, complete and correct;
(ii)   each of the Company and its Subsidiaries has timely paid all Taxes (whether or not shown as due and payable by it on any Tax Return) due and payable by it, other than Taxes for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements;
(iii)   the Company and its Subsidiaries (A) have timely paid, deducted, withheld and collected all amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, independent contractors, customers and other third parties (and have timely paid over any amounts so withheld, deducted or collected to the appropriate

Governmental Entity), and (B) have otherwise complied with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements);
(iv)   no deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries, or fully satisfied by payment;
(v)   there is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending;
(vi)   neither the Company nor any of its Subsidiaries has waived any statute of limitations beyond the date hereof in respect of any Taxes or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course);
(vii)   neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement (each a “Tax Sharing Agreement”) (other than (A) any customary agreements with customers, vendors, lenders, or lessors entered into in the ordinary course of business the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries);
(viii)   there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;
(ix)   neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law) or as a transferee or successor, by contract or otherwise; and
(x)   neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or improper method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous or similar state, local or non-U.S. Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount or deferred revenue received prior to the Closing; or (v) application of Section 965 of the Code;
(b)   neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement or otherwise as part of a plan or series of related transactions with the transactions contemplated by this Agreement;
(c)   no rulings, requests for rulings, closing agreements or other written agreements have been entered into with or issued by, or are pending with, any Governmental Entity with respect to the Company or any of its Subsidiaries;
(d)   Section 3.15(d) of the Company Disclosure Schedule sets forth any material effective Tax exemptions, Tax holidays or Tax incentive arrangements to which the Company or any of its Subsidiary is a party as of the date hereof, and the Company and its Subsidiaries are in compliance, in all material respects, with the requirements of any such Tax exemptions, Tax holidays, or Tax incentive arrangements;
(e)   no jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return of a particular type has made a claim that the Company or any of its Subsidiaries is or may be subject to Tax of such type by, or required to file a Tax Return of such type in, such jurisdiction;

(f)   neither the Company nor any of its Subsidiaries is or has been subject to Tax in any jurisdiction other than its jurisdiction of incorporation by virtue of having a permanent establishment or taxable presence in that jurisdiction; and
(g)   neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
3.16   Material Contracts.
(a)   Except as set forth on Section 3.16(a) of the Company Disclosure Schedule, as of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by any (other than Company Benefit Plans):
(i)   (A) Contract (x) governing indebtedness for borrowed money (other than any customary credit card line (or similar cash management credit line) used in the ordinary course of business) or (y) relating to mortgaging, pledging or otherwise placing a Lien on any material portion of their assets, in each case, in respect of amounts exceeding, in the aggregate $5,000,000, or (B) Contract under which it has advanced or loaned any other Person (other than the Company or any of its Subsidiaries) amounts exceeding, in the aggregate, $5,000,000;
(ii)   guaranty of any financial obligation made on behalf of any Person other than the Company or any of its Subsidiaries or other guaranty in amounts exceeding, in the aggregate, $1,000,000;
(iii)   settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or any of its Subsidiaries will be required, after the date of this Agreement, to satisfy any material monetary or non-monetary obligations;
(iv)   lease or agreement under which the Company or any of its Subsidiaries is lessee or lessor of, or holds or operates any material personal property owned by any other party, or permits any Third Party to hold or operate any material personal property owned or controlled by the Company or any of its Subsidiaries, in each case for which the annual rental exceeds $3,000,000;
(v)   agreement (A) relating to any pending or completed material business merger, acquisition or divestiture by the Company or any of its Subsidiaries (x) within the last three (3) years or (y) pursuant to which any of the Company or any of its Subsidiaries has remaining material obligations or liabilities or (B) giving any person the right to acquire any material Equity Interests, stock, assets or businesses of the Company or any of its Subsidiaries after the date hereof;
(vi)   Contract concerning (A) the formation, creation, operation, management or control of any joint venture, partnership or similar agreement or other similar arrangement with a Third Party or (B) the ownership of any Equity Interest in any entity or business other than the Subsidiaries of the Company, in each case that is material to the business of the Company and its Subsidiaries, taken as a whole;
(vii)   Contract pursuant to which (A) the Company or any of its Subsidiaries are licensed or otherwise permitted by a Third Party to use any Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses of “shrink-wrap,” “click-wrap” and “off-the-shelf” software, and non-exclusive licenses of other software that is generally commercially available) or (B) any Third Party is licensed or otherwise permitted to use any material Company Intellectual Property, in the case of each of clauses (A) and (B), (x) requiring annual aggregate payments in excess of $5,000,000 and (y) excluding Incidental Licenses;
(viii)   Contract that (A) expressly limits or prohibits the Company or any of its Subsidiaries from competing or freely engaging in business anywhere in the world, (B) purports to restrict the ability of Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the Effective Time to compete in any line of business or (C) contains any exclusivity or similar covenants that would restrict future business activity of Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the Effective Time;

(ix)   with respect to Company Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, any (A) Contract granting any exclusive rights to any third party with respect to such Intellectual Property, or (B) Contract providing for the assignment or development of such Intellectual Property to or on behalf of the Company, other than Incidental Licenses;
(x)   Contract with any Governmental Entity where (A) the Governmental Entity is the customer and (B) such Contract involves annual payments in excess of $3,000,000;
(xi)   Contract that is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or its Subsidiaries or any person beneficially owning 5% or more of the outstanding Shares, on the other hand;
(xii)   any other Contract that requires payments to or by the Company or its Subsidiaries in excess of $5,000,000 per year; or
(xiii)   any other Contract to which the Company or any of its Subsidiaries is a party that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act.
(b)   The Company has delivered or made available to Parent true, correct and complete copies of all written Contracts or other agreements that are required to be set forth on Section 3.16(a) of the Company Disclosure Schedule (collectively, the “Company Material Contracts”), together with all material amendments, waivers or other changes thereto.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries have performed in all material respects all material obligations required to be performed by it and is not in material default under, in material breach of, nor in receipt of any written claim of material default or material breach under, any Company Material Contract, (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries under any Company Material Contract and (iii) as of the date hereof, to the Knowledge of the Company, there is no material breach or threatened material breach by the other parties to any Company Material Contract. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except for those that have terminated or expired in accordance with their terms, all of the Company Material Contracts are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or its Subsidiaries party thereto, and are enforceable against the Company or its Subsidiaries party thereto in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), and, to the Knowledge of the Company, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity).
3.17   FCC and State PUC Licenses; Regulatory Matters.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the business of the Company and its Subsidiaries is being conducted in compliance with the Communications Laws, (ii) the Company and each of its Subsidiaries possess all registrations, licenses, authorizations, and certifications issued by the FCC and the State PUCs necessary to conduct their respective businesses as currently conducted, and (iii) Section 3.17(a) of the Company Disclosure Schedule sets forth, as of the date hereof, all of the FCC Licenses and State PUC Licenses held by the Company and each of its Subsidiaries, which are the only FCC Licenses and State PUC Licenses required for the operations of the Company and its Subsidiaries, and all such licenses set forth on Section 3.17(a) of the Company Disclosure Schedule are in full force and effect.
(b)   To the Knowledge of the Company, there is no Proceeding being conducted or threatened by any Governmental Entity, which would reasonably be expected to cause the revocation, termination, suspension, cancellation, or nonrenewal of any of the FCC Licenses or the State PUC Licenses, or the imposition of any penalty or fine by any Governmental Entity with respect to any of the FCC Licenses or the State PUC Licenses, in each case that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   There is no (i) outstanding decree, decision, judgment, or order that has been issued by the FCC or a State PUC against the Company or any of its Subsidiaries, the FCC Licenses or the State PUC Licenses or (ii) notice of violation, order to show cause, complaint, investigation or other administrative or judicial proceeding pending or, to the Knowledge of the Company, threatened by or before the FCC or a State PUC against the Company or any of its Subsidiaries, the FCC Licenses, or the State PUC Licenses that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   The Company and each of its Subsidiaries have filed with the FCC and State PUCs all necessary reports, documents, instruments, information, or applications required to be filed pursuant to the Communications Laws, and have timely paid all fees required to be paid pursuant to the Communications Laws, and all such filings were, when made, true, correct and complete in all material respects, except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no investigation, notice of apparent liability, violation, forfeiture, adverse judgment or other order or complaint issued by or filed with or before the FCC, any State PUC or any other Governmental Entity, with respect to the Company or any of its Subsidiaries or their respective assets or businesses; and (ii) there is no inquiry, claim, action or demand pending or, to the Knowledge of the Company, threatened before any Governmental Entity which questions the amounts paid by the Company or its Subsidiaries pursuant to the Communications Laws.
(f)   The Company and each of its Subsidiaries is qualified under the Communications Laws to hold the FCC Licenses and the State PUC Licenses.
3.18   Insurance.   Section 3.18 of the Company Disclosure Schedule sets forth a correct and complete list of all material Insurance Policies as of the date hereof. The Company has made available to Parent true and correct copies of such Insurance Policies prior to the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all material Insurance Policies maintained by the Company and its Subsidiaries are in full force and effect (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity) and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent or as is required by Law or regulation, and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any material Insurance Policies; and (c) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any material Insurance Policies. There are no material claims under any of the Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).
3.19   Intellectual Property; Privacy.
(a)   Section 3.19(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of all (i) issued patents and pending patent applications, (ii) registered trademarks and pending trademark applications, (iii) registered copyrights, and (iv) registered domain names, in each case that are included in the Company Intellectual Property (collectively, the “Company Registered IP”). Each item of Company Registered IP is subsisting. Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, there are no suits or actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries challenging the validity or enforceability of any issued or registered Company Registered IP.

(b)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are the sole and exclusive owner of each item of material Company Intellectual Property, free and clear of any Liens (other than Permitted Liens) and (ii) the Company and its Subsidiaries own or otherwise have sufficient rights in and to, and immediately after the Closing will continue to own or have sufficient rights in and to, all Intellectual Property that is used in the business of the Company and its Subsidiaries as currently conducted in all material respects.
(c)   There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in the past three years alleging that the Company or any of its Subsidiaries has infringed, misappropriated or violated any Third Party’s Intellectual Property, in each case that would reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole. The operation of the business of the Company and its Subsidiaries as currently conducted and as conducted in the past three years, does not infringe, misappropriate, or violate, and has not infringed, misappropriated or violated, the Intellectual Property of any Third Party, except as has not resulted and would not, individually or in the aggregate, reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no Third Party is currently infringing, misappropriating or violating any Company Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, during the last three years, (i) the Company and its Subsidiaries have taken steps that are commercially reasonable under the circumstances to protect and maintain the secrecy, confidentiality, and value of all material Trade Secrets owned by the Company or any its Subsidiaries and (ii) to the Knowledge of the Company, there have been no material unauthorized uses or disclosures of any such Trade Secrets. To the Knowledge of the Company, no current or former employee, independent contractor or other Person who has been involved in the development or creation of any Intellectual Property material to the Company or any of its Subsidiaries is in material breach of any obligation of confidentiality or assignment of Intellectual Property (including by operation of law) to the Company or any of its Subsidiaries binding on such employee, independent contractor or other Person.
(e)   Except as has not resulted and would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the information technology systems (in each case, including all computer hardware, software, firmware, process automation, industrial control systems and telecommunications systems) owned by the Company and its Subsidiaries (the “Systems”) (i) operate and perform in all material respects as required by the Company and its Subsidiaries, and have not malfunctioned or failed during the last three years (other than temporary problems arising in the ordinary course of business that did not materially disrupt the operations of the Company and its Subsidiaries, taken as a whole, and which have been remedied in all material respects), and (ii) to the Knowledge of the Company, are free from any viruses, worms, Trojan horses, bugs, faults or other errors, spyware and any other disabling or malicious code. The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan.
(f)   Except as has not resulted and would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries (x) are currently in compliance with, and in the last three years have complied with, all Data Security Requirements and (y) have commercially reasonable security measures in place designed to protect any Sensitive Data under their possession or control from any unauthorized access, use or disclosure. In the last three years, neither the Company nor any of its Subsidiaries have, to the Knowledge of the Company, (i) experienced any incident (including any data security breach or unauthorized access or use of any of the Systems) in which Sensitive Data was lost, stolen or improperly accessed, used or disclosed, or (ii) received any written claims, notices or complaints from any Person with respect to the data privacy and data security practices or procedures of, or compliance with the Data Security Requirements by, the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole.

3.20   Affiliate Transactions.   Except for the Governance Agreement, the Dividend Waiver and the Registration Rights Agreement, employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the Shares or any present or former director, officer or employee or affiliate of the Company or any of its Subsidiaries, or any “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the 12 months preceding the date of this Agreement (each, an “Affiliate Contract”).
3.21   Broker’s Fees.   Except for the fees and expenses of Rothschild, neither the Company (including on behalf of the Company Special Committee) nor any of its Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions. The Company has disclosed to Parent on Section 3.21 of the Company Disclosure Schedule the reasonably estimated fees, as of the date hereof, paid or to be paid by the Company in connection with the Company Special Committee’s engagement of Rothschild.
3.22   No Other Representations or Warranties.   The Company acknowledges that neither Parent nor Merger Sub nor any Person on their behalf makes, and the Company has not relied upon, any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the Transactions other than the representations and warranties contained in Article IV or in any certificate provided in connection with this Agreement. The Company acknowledges and agrees that, to the fullest extent permitted by applicable Law, Parent and Merger Sub and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to the Company, its Subsidiaries or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) or statements made (or any omissions therefrom), to the Company, its Subsidiaries or any of their respective affiliates, stockholders, controlling Persons or Representatives, except with respect to the representations and warranties set forth in Article IV or in any certificate provided in connection with this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the correspondingly numbered section or subsection of the disclosure schedule delivered concurrently with the execution of this Agreement by Parent and Merger Sub to the Company (the “Parent Disclosure Schedule,” and together with the Company Disclosure Schedule, the “Disclosure Schedules”), subject to Section 9.17, Parent and Merger Sub hereby represent and warrant to the Company as of the date hereof and as of the Closing Date that:
4.1   Corporate Organization.   Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.2   Authority, Execution and Delivery; Enforceability.   Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations herein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary limited liability company or corporate action on the part of Parent and Merger Sub, and no other limited liability company or corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).
4.3   No Conflicts.
(a)   The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and Permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any Subsidiary of Parent, including, so long as it is a Subsidiary of Parent, Merger Sub (each, a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b)   The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, including the filing of the Proxy Statement and the Schedule 13E-3, (ii) under the rules and regulations of the Nasdaq, (iii) as required or advisable under any applicable Antitrust Laws, (iv) the FCC Approval, (v) the State PUC Approvals, (vi) the filing and recordation of the Certificate of Merger as required by the DGCL and (vii) where failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(c)   The consummation by Parent and Merger Sub of the Transactions will not cause the Company or its Subsidiaries to be disqualified under the Communications Laws to hold the FCC Licenses and the State PUC Licenses, provided that the FCC Approval, the State PUC Approvals and the Local Franchise Authority Approvals have been obtained.
4.4   Legal Proceedings.   As of the date of this Agreement, (a) there is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and (b) neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.
4.5   Financial Capability.
(a)   As of the date of this Agreement, Parent has received an executed equity commitment letter, dated as of the date hereof (each, an “Equity Commitment Letter”), from each of the Guarantors, pursuant to which each such Guarantor has committed to provide equity financing in connection with the Transactions in the amount set forth therein, subject to terms and conditions set forth therein (the “Equity Financing”). A true and complete copy of each Equity Commitment Letter has been provided to the Company. As of the date of this Agreement, each Equity Commitment Letter has not been amended or modified, no such amendment or modification is contemplated, the commitments contained therein have not been withdrawn or rescinded in any respect. As of the date of this Agreement, each Equity Commitment Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent, enforceable in accordance with its terms, and, to the Knowledge of Parent, the other parties thereto, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Equity Commitment Letters or that would, individually or in the aggregate, permit the Guarantors to terminate the Equity Commitment Letters. Except as set forth in each Equity Commitment Letter, there are no (A) conditions precedent to the respective obligations of the applicable Guarantor to fund its portion of the full amount of the Equity Financing at the Closing; or (B) contractual contingencies under any agreements, side letters or arrangements relating to the Equity Financing to which either Parent or any of its affiliates is a party that would permit such Guarantor to reduce its portion of the total amount of the Equity Financing, or that would materially and adversely affect the availability of the Equity Financing.
(b)   Concurrently with the execution of this Agreement, each of the Guarantors has delivered to the Company a duly executed Guaranty. Each Guaranty is in full force and effect, has not been amended or modified, and is a legal, valid, binding and enforceable obligation of the Guarantors. No event has occurred which (with or without notice, lapse of time or both) would constitute a default on the part of a Guarantor under its Guaranty.
4.6   Proxy Statement.   None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to any statements made or incorporated by reference in the Proxy Statement based on information relating to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.
4.7   Ownership of Company Capital Stock.   As of the date hereof, Searchlight III CVL, L.P. and Searchlight hold Shares as set forth on Section 4.7 of the Parent Disclosure Schedule.
4.8   Solvency.   Assuming (a) the accuracy of the representations and warranties set forth in Article III and (b) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement, after giving effect to the consummation of the Merger, the Surviving Corporation will be Solvent. “Solvent” when used with respect to any Person, means that as of any date of determination (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
4.9   Ownership of Merger Sub.   All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are as of the date hereof, and as of immediately prior to the assignment of the Equity Interests thereof pursuant to the first sentence of Section 2.1 will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.
4.10   No Stockholder and Management Arrangements.   As of the date hereof, except for this Agreement, or as expressly authorized by the Company Special Committee, neither Parent nor Merger Sub, nor any of their respective affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangement or other understandings (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any of the other Transactions, or the Surviving Corporation, or any of its Subsidiaries, businesses or operations from and after the Effective Time.
4.11   Brokers.   Except as set forth on Section 4.11 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.
4.12   No Other Representations and Warranties.   Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions other than the representations and warranties contained in Article III or in any certificate provided in connection with this Agreement. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling Persons or Representatives, except with respect to the representations and warranties set forth in Article III or in any certificate provided in connection with this Agreement.
ARTICLE V
COVENANTS
5.1   Conduct of Business by the Company Pending the Closing.   From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with Article VII, except (a) as expressly required hereunder, (b) as required by applicable Law, (c) if Parent shall have expressly consented in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), or (d) as set forth on the correspondingly numbered subsection of Section 5.1 of the Company Disclosure Schedule, (i) the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (x) conduct its operations in the ordinary course of business consistent with past practice and (y) (A) preserve the goodwill of the Company and its Subsidiaries and keep intact their respective material assets, properties and Contracts; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, Governmental Entities and other persons with whom the Company or any of its Subsidiaries has business relations, and (ii) the Company shall not, and shall cause its Subsidiaries not to:
(a)   issue, sell, distribute, assign, transfer, grant, pledge, hypothecate, dispose of or otherwise encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries or any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than (x) incurring Liens required pursuant to and in accordance with the terms of the Company Credit Facility and the Company Notes Indenture or (y) the issuance of Shares upon the settlement of Company Awards outstanding as of the date hereof or in connection with the grant or settlement of Company Awards granted after the date hereof not in violation of this Agreement, in each case, in accordance with their terms;

(b)   merge or consolidate the Company or any of its Subsidiaries with any Person;
(c)   acquire any material assets (other than acquisitions of inventory held for sale or used, in each case in the ordinary course of business) or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, other than (A) an investment in any wholly owned Subsidiary of the Company or (B) acquisitions or investments for consideration not to exceed $25,000,000 individually or $100,000,000 in the aggregate;
(d)   effect any recapitalization, reclassification, in-kind dividend, equity split or similar change in capitalization (except with respect to any wholly owned Subsidiary of the Company that remains wholly owned following such transaction);
(e)   amend their certificates or articles of incorporation or limited liability company agreements (or equivalent organizational documents);
(f)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (A) any dividends or distributions from a wholly owned Subsidiary to another wholly owned Subsidiary or the Company, (B) the acceptance of Shares, or withholding of Shares otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Awards, and (C) the acquisition of Shares in connection with the forfeiture of Company Awards not in violation of this Agreement and in accordance with their terms;
(g)   make any redemption or purchase of any Equity Interests (other than any Company Awards) of the Company or its Subsidiaries;
(h)   sell, assign, transfer, convey, lease or otherwise dispose or create any material Lien on any of the Company’s or its Subsidiaries’ assets or properties, except (A) Permitted Liens, (B) in the ordinary course of business consistent with past practice, (C) sales or dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company and its Subsidiaries, or (D) any such transactions solely by and among the Company and its wholly owned Subsidiaries;
(i)   sell, assign, transfer, abandon or exclusively license any Company Intellectual Property material to the Company and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice, (B) for the sale of obsolete assets or (C) pursuant to Contracts existing as of the date hereof set forth in the Company Disclosure Schedule;
(j)   enter into any Affiliate Contracts;
(k)   knowingly disclose any Trade Secrets or material confidential information of the Company and its Subsidiaries to any Person, other than in the ordinary course of business consistent with past practice, to Persons who are under a contractual, legal, or ethical obligation to maintain the confidentiality of such information;
(l)   make any capital investment in, or any capital contribution or loan or advance to, or guaranty for the benefit of, any Person that (i) is not a wholly owned Subsidiary (except as required by the organizational documents of the Company’s Subsidiaries in effect as of the date hereof) or (ii) is a wholly owned Subsidiary (except in the ordinary course of business consistent with past practice);
(m)   make capital expenditures or commitments that are, in the aggregate and on an annualized basis for the preceding twelve (12) months at any time, more than 110% of the Target Capital Expenditures;
(n)   (i) incur more than $50,000,000 of indebtedness, other than (A) borrowings or credit extensions under the Company Credit Facility (including in respect of letters of credit) for working capital and general corporate purposes in an amount not to exceed, in the aggregate, the available borrowing amount under such existing agreements as in effect on the date hereof, (B) indebtedness between or among the Company and its wholly owned Subsidiaries in the ordinary course of business consistent with past practice,

(C) guarantees by the Company or its wholly owned Subsidiaries of indebtedness of the Company or its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this Section 5.1, (D) indebtedness arising solely from a change in GAAP, (E) refinancing indebtedness incurred in connection with the refinancing of any indebtedness or revolving facility or line of credit existing on and as in effect on the date of this Agreement (including under the Company Credit Facility), (F) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business consistent with past practice, or (ii) amend the terms of the documentation governing any indebtedness existing on the date of this Agreement in a manner that would be adverse to the Company and its Subsidiaries, taken as a whole, other than (A) at the request of Parent or Merger Sub or (B) with respect to any supplement or delivery required under such documentation as in effect on the date hereof; provided that any indebtedness incurred other than pursuant to the foregoing clauses (i)(A) through (i)(F) shall (x) be on current market terms for such type of indebtedness (as determined by the Company in good faith) and (y) not contain any provisions under which the consummation of the Transactions could result in any acceleration, event of default or similar consequence (including as a result of the identity of Parent, Merger Sub, the SCP Persons, the BCI Persons, the Guarantors and their respective affiliates) thereunder; provided, further, that prior to the consummation of any individual transaction resulting in the incurrence by the Company or any of its Subsidiaries of indebtedness in excess of $5,000,000 (other than indebtedness incurred pursuant to the foregoing clauses (i)(A) through (i)(F)), the Company shall provide Parent a reasonable opportunity to review the terms of the definitive documentation of such transaction, and shall consider in good faith any comments of Parent with respect thereto.
(o)   (i) except as required by the terms of any Company Benefit Plan as in effect on the date hereof or as adopted, amended or modified after the date hereof, in each case not in violation of this Agreement or any Collective Bargaining Agreement, (A) increase the compensation or benefits payable or provided (or that may become payable or provided) to any current or former employee or individual service provider of the Company, (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of any compensation or benefits, (C) grant any new equity-based or other long-term incentive awards, amend or modify the terms of any outstanding equity-based or other long-term incentive awards, pay any incentive or performance-based compensation or benefits at a level greater than the level earned based on actual performance through the end of the applicable performance period as determined by the Company in the ordinary course of business consistent with past practice, (D) pay or agree to pay to any current or former employee or individual service provider any severance, retention, change in control compensation, pension, retirement allowance or other benefit not required by the terms of any Company Benefit Plan existing as of the date hereof, (E) establish any Company Benefit Plan that was not in existence prior to the date of this Agreement, excluding any At-Will Independent Contractor Agreement or employee offer letter that is terminable at any time by the Company without notice and without further liability and does not provide any change in control or severance or notice payments or benefits, or amend or terminate any Company Benefit Plan in existence on the date of this Agreement, or (F) hire or promote any employee or terminate the employment of any employee (other than “for cause”, as determined by the Company in good faith and in the ordinary course of business consistent with past practice), other than the hiring, promoting or terminating of any employee with an annual aggregate target cash compensation (consisting of the sum of annual base salary and target annual bonus) less than $425,000 in the ordinary course of business consistent with past practice;
(p)   (i) make, change or revoke any material Tax election or adopt or change any annual Tax accounting period or any material Tax accounting method, (ii) amend any material Tax Return, (iii) enter into any closing agreement with a Governmental Entity with respect to any material Taxes, (iv) request any ruling from any Governmental Entity with respect to material Taxes, (v) settle any material Tax claim, audit or assessment, (vi) agree to an extension or waiver of the statute of limitations with respect to any material Taxes (except in the ordinary course of business) or (vii) surrender any right to claim a refund, offset or other reduction of material Taxes;
(q)   settle, release, waive or compromise any existing or pending or threatened Proceeding if such settlement, release, waiver or compromise (i) with respect to the payment of monetary damages, involves the payment of monetary damages exceeding $1,000,000 individually or $5,000,000 in the aggregate, (ii) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, (iii) involves an admission of guilt or liability by the Company or any of its Subsidiaries, or (iv) with respect to any Proceeding set forth on Section 5.1(q) of the Company Disclosure Schedule;
(r)   (i) terminate or materially amend any Company Material Contract, other than any renewal (including renewals technically effected by re-execution thereof upon expiration) or expiration in the ordinary course of business of such Company Material Contract in accordance with the terms of such Company Material Contract and (in the case of renewals) on substantially the same terms, (ii) enter into any Contract that, if entered into prior to the date of this Agreement, would be a Company Material Contract of the type set forth in clauses (i)(B), (iii), (v), (vi), (viii), (ix), (x) or (xiii) (other than, in the case of clause (xiii), any such Contract governing indebtedness for borrowed money or with an officer of the Company) of Section 3.16(a) (or, except in the ordinary course of business consistent with past practice, of any other type), or take any of the actions set forth in clauses (i) or (iii) hereof with respect to any Contract that, if entered into prior to the date of this Agreement, would be a Company Material Contract, or (iii) waive any material right under or release, settle or compromise any material claim under any Company Material Contract;
(s)   participate in or enter into any Contracts in respect of any programs sponsored or financed by any Governmental Entities that obligate the Company to incur annual expenses in excess of $10 million in the aggregate;
(t)   except as required by the terms of any Collective Bargaining Agreement, (i) modify, renew, extend, or enter into any collective bargaining agreement or other Contract with any labor union, labor organization, works council or other employee representative body or (ii) recognize or certify any labor union, labor organization, works council, or other employee representative body as the bargaining representative for any employees of the Company or its Subsidiaries;
(u)   adopt a plan or agreement of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, except for the liquidation or dissolution of any dormant Subsidiary;
(v)   enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;
(w)   the Company shall not fail to comply with Section 5.1(ii)(w) of the Company Disclosure Schedule; or
(x)   agree to take, make any commitment to take, or adopt any resolutions in support of, any of the actions prohibited by this Section 5.1.
Without limiting the scope of covenants of the Company set forth in this Section 5.1, the parties hereto acknowledge and agree that (A) nothing contained in this Section 5.1 is intended to give Parent, directly or indirectly, the right to direct the control or operations of the Company or any of its Subsidiaries prior to the Closing and (B) prior to the Closing, subject to this Section 5.1, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of itself and its Subsidiaries.
5.2   Access to Information, Employees and Facilities; Confidentiality.
(a)   From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, the Company shall, and shall cause each of its Subsidiaries to, provide Parent and Merger Sub and their respective Representatives with reasonable access during normal business hours and upon reasonable notice to the offices, properties, facilities, books and records (other than any of the foregoing to the extent related to the negotiation of this Agreement, or, except as expressly provided in Section 5.3, to any Acquisition Proposal or any deliberation of the Company Board or Company Special Committee regarding any Acquisition Proposal or Company Board Recommendation Change) and officers, employees and other personnel of the Company and its Subsidiaries and use commercially reasonable efforts to cooperate and promptly provide to Parent any financial, operating and other data and information, in each case, as Parent may reasonably request; provided, (i) such access and disclosure shall not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, (ii) nothing herein shall require the Company or its Subsidiaries to provide access to, or to disclose any information to Parent, Merger Sub or their respective Representatives if such access or disclosure would be reasonably likely to (A) risk the loss of or waive any attorney-client, work-product or legal privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent possible in a manner that does not result in a loss or waiver of attorney-client or other legal privilege), (B) be in violation of applicable Law (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent possible in a manner that does not result in such violation of applicable Law), (C) contravene the provisions of any then-effective Contract to which the Company or any of its Subsidiaries is a party (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent possible in a manner that does not result in such contravention or, to the extent necessary to allow for such access or disclosure, obtain the required consent to provide such access or disclosure, except that the Company shall have no obligation to pay any fee to a third party in order to obtain any such required consent), or (D) involve any environmental or other sampling or testing.
(b)   Each of Parent and the Company agrees and acknowledges that the confidentiality provisions of the Governance Agreement remain in effect and that, notwithstanding anything to the contrary contained in this Agreement, the Governance Agreement shall survive and remain in full force and effect in accordance with its terms.
5.3   No Solicitation.
(a)   No Solicitation.   Except as expressly permitted by Section 5.3(b), from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the consummation of the Closing, the Company will not, and will cause its Representatives not to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Company or its Subsidiaries or afford to any Third Party access to the properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or (iii) participate or engage in discussions, communications or negotiations with any Third Party with respect to an Acquisition Proposal or inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the consummation of the Closing, the Company and its Subsidiaries will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board or the Company Special Committee has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
(b)   Superior Proposals.   Notwithstanding anything to the contrary set forth in this Section 5.3, until the Company’s receipt of the Requisite Company Stockholder Approval, the Company and its Subsidiaries and the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee may, directly or indirectly, through one or more of their Representatives, (i) enter into an Acceptable Confidentiality Agreement with any Person or group of Persons that has made or delivered to the Company an Acquisition Proposal (a copy of which the Company shall provide to Parent promptly (but in no event later than twenty-four (24) hours) after the Company’s receipt of the counterparty’s executed copy thereof) and, pursuant thereto participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries, to such Person or group of Persons or its or their respective Representatives, in each case (x) with respect to an Acquisition Proposal that was not the result of a breach of Section 5.3(a) and (y) only if the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (2) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently with (but in no event later than twenty-four (24) hours after) the time it is provided to such Person.
(c)   No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement.   Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof, including the Company Special Committee):
(i)   (A) withhold or withdraw, or amend, qualify or modify the Company Board Recommendation in a manner adverse to Parent or Merger Sub (or publicly propose to do any of the foregoing); (B) fail to publicly recommend against acceptance by the holders of Shares of a tender or exchange offer that constitutes an Acquisition Proposal within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act, or publicly recommend in favor of, or publicly state that it takes no position with respect to, or that it is unable to take a position with respect to, any such offer; (C) adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (D) fail to include the Company Board Recommendation in the Proxy Statement; (E) within five (5) Business Days of Parent’s written request, fail to make or reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to the stockholders of the Company; provided that Parent may not make any such request on more than one occasion in respect of any Acquisition Proposal or any material modification of an Acquisition Proposal; or (F) publicly propose or agree to any of the foregoing (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided, however, that, neither the delivery by the Company to Parent of any notice contemplated by Section 5.3(d)(i)(1) or Section 5.3(d)(ii)(2) nor any determination by the Company Board or the Company Special Committee contemplated by Section 5.3(d) in connection with such notice will, in and of itself, constitute a Company Board Recommendation Change; or
(ii)   cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(b) (any of the foregoing, an “Alternative Acquisition Agreement”).
(d)   Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Company Stockholder Approval:
(i)   the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, effect, development or occurrence that (A) was not known to, or reasonably foreseeable by, the Company Board (or the Company Special Committee) as of the date hereof or, if known, the material consequences of which were not known or reasonably foreseeable as of the date hereof; and (B) does not involve or relate to the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) (each such event, an “Intervening Event”), if the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:
(1)   the Company has provided prior written notice to Parent at least five (5) Business Days’ (the “Event Notice Period”) in advance to the effect that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee

intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i) which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;
(2)   prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of this Agreement, the Equity Commitment Letters and/or the Guaranties so that the failure to make such a Company Board Recommendation Change in response to such Intervening Event would no longer reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; and (B) taken into account any adjustments to the terms and conditions of this Agreement, the Equity Commitment Letters and/or the Guaranties proposed by Parent and Merger Sub in response to the notice described in clause (1) of this Section 5.3(d)(i), in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (Eastern Time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and comply with the requirements of this Section 5.3(d)(i) and the time period set forth in the preceding clause (1) shall recommence and be extended for three (3) Business Days from the day of such notification; and
(3)   following such Event Notice Period, including any subsequent Event Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(i)(2), the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s and Merger Sub’s proposed revisions to the terms and conditions of this Agreement) shall have determined that the failure of the Company Board or the Company Special Committee to make such a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.
(ii)   if the Company has received a bona fide Acquisition Proposal, which did not result, directly or indirectly, from a breach of this Section 5.3, that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (y) authorize and cause the Company to terminate this Agreement pursuant to Section 7.1(d) and to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that neither the Company Board nor any committee thereof, including the Company Special Committee, shall take any action described in the foregoing clauses (x) or (y) unless:
(1)   the Company, its Subsidiaries and its and their respective Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;
(2)   (i) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee (A) has received a bona fide Acquisition Proposal that has not been withdrawn; (B) has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii), which notice will specify the identity of the Person or “group” of Persons making such Acquisition Proposal and the material terms and conditions thereof and include copies of all relevant documents that set forth the material terms and conditions of such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (x) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger

Sub desire to so negotiate) to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of this Agreement, the Equity Commitment Letters and/or the Guaranties so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (y) taken into account any adjustments to the terms and conditions of this Agreement, the Equity Commitment Letter and/or the Guaranties proposed by Parent and Merger Sub during the Proposal Notice Period, in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (Eastern Time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (which shall be deemed to include any change to the financial terms of such proposal) the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(2) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be three (3) Business Days);
(3)   following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(ii)(2), the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee shall have concluded in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) that such Acquisition Proposal continues to constitute a Superior Proposal; and
(4)   in the event of any termination of this Agreement in order to cause or permit the Company or its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company shall have validly terminated this Agreement in accordance with Section 7.1(d).
(e)   Notice.
(i)   The Company shall, as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours), notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives has received any bona fide written Acquisition Proposals, including copies of any written materials relating thereto provided to the Company or its Representatives.
(ii)   From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the consummation of the Closing, the Company will promptly (and, in any event, within twenty-four (24) hours) notify Parent if any inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 5.3(e)(i), are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such inquiries, offers or proposals, (ii) a summary of the material terms and conditions of such inquiries, offers or proposals to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii), and (iii) copies of any written materials provided to or by the Company or its Representatives relating thereto that set forth the material terms and conditions thereof. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status (and supplementally provide the material terms) of any such inquiries, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided to the Company or its Representatives) and the status of any such discussions or negotiations.
(iii)   The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof that prohibits its compliance with this Section 5.3(e).
(iv)   Notwithstanding any Company Board Recommendation Change, unless this Agreement shall have been terminated in accordance with Article VII, (x) this Agreement shall be submitted to the stockholders of the Company at the Company Meeting for the purpose of obtaining the Requisite

Company Stockholder Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation and (y) neither the Company Board nor any committee thereof shall submit to the stockholders of the Company any Acquisition Proposal, or, except as permitted herein, propose to do so.
(f)   Certain Disclosures.   Nothing in this Agreement will prohibit the Company or its Subsidiaries or the Company Board (or a committee thereof) from (i) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board or the Company Special Committee to the holders of Shares pursuant to Rule 14d-9(f) promulgated under the Exchange Act; (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) making any disclosure to the holders of Shares as required by applicable Law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Company Board or the Company Special Committee pursuant to this Section 5.3(f) must comply with the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or its Subsidiaries or the Company Board or the Company Special Committee and the rights of Parent under this Section 5.3, and (2) nothing in the foregoing will be deemed to permit the Company or its Subsidiaries or the Company Board or any committee thereof (including the Company Special Committee) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d).
(g)   Breach.   It is agreed and understood that any breach of this Section 5.3 by any director, officer or other Representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Agreement by the Company.
5.4   Company Stockholder Meeting; Proxy Statement.
(a)   Unless this Agreement is terminated in accordance with Article VII:
(i)   the Company shall, in accordance with applicable Law, the rules of the Nasdaq and the Company’s organizational documents, establish a record date, duly call, give notice of, convene and hold a meeting of holders of Shares (the “Company Meeting”) as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. In relation to the Company Meeting and the conduct of business thereat, the Company shall comply with its certificate of incorporation and bylaws and applicable Law; and
(ii)   as promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the solicitation of proxies from the holders of Shares for the approval of this Agreement (the “Proxy Statement”) and the Company and Parent shall jointly prepare and file with the SEC the Schedule 13E-3, and the Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and mailed to its stockholders as promptly as reasonably practicable after such clearance; and
(iii)   the Company shall include in the Proxy Statement (and any supplement or amendment thereto) the Company Board Recommendation (subject to Section 5.3(d)) and the written opinion of Rothschild, dated as of the date of this Agreement, that, as of such date and, subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration payable to the holders of Shares (other than the Excluded Shares) is fair, from a financial point of view, to the Unaffiliated Stockholders, and shall use its reasonable best efforts to solicit proxies from the holders of Shares to obtain the Requisite Company Stockholder Approval.
(b)   Parent and Merger Sub shall reasonably cooperate in the preparation of the Schedule 13E-3 and the Proxy Statement and shall promptly provide to the Company all information regarding Parent, Merger Sub or any of their respective affiliates that is reasonably requested by the Company in connection with the preparation and filing of the Schedule 13E-3 and the Proxy Statement and any amendment or supplement thereto and shall otherwise reasonably assist and cooperate with the Company in the preparation and filing of the Proxy Statement and the Schedule 13E-3, any amendment or supplement thereto and the resolution of any comments thereto received from the SEC. The Company shall use its reasonable best efforts to ensure that the Schedule 13E-3 and the Proxy Statement comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law. Each of the Company, Parent and Merger Sub shall correct any information provided by it for use in the Proxy Statement or the Schedule 13E-3 as promptly as reasonably practicable if and to the extent such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Unless a Company Board Recommendation Change has been made in accordance with Section 5.3, the Company shall use its reasonable best efforts to obtain the Requisite Company Stockholder Approval. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article VII, its obligations pursuant to this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by the making of any Company Board Recommendation Change.
(c)   The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Schedule 13E-3 or the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide Parent with copies of all correspondence between the Company and the SEC with respect to the Schedule 13E-3 or the Proxy Statement (including a summary of any oral conversations). The Company, Parent and Merger Sub shall each use their reasonable best efforts to promptly provide responses to the SEC with respect to all comments of the SEC received on the Schedule 13E-3 or the Proxy Statement. Prior to the submission of the Schedule 13E-3 or the Proxy Statement (and any supplement or amendment thereto) and all responses to the SEC, the Company shall reasonably cooperate and provide Parent and its legal counsel with a reasonable opportunity to review and comment on the Schedule 13E-3 and the Proxy Statement and any responses to the SEC and shall take into account any comments reasonably proposed by Parent (it being understood that Parent shall provide any such comments reasonably promptly). The Company shall use its reasonable best efforts to have the comments of the SEC (if any) on the Schedule 13E-3 or the Proxy Statement (and any supplement or amendment thereto) addressed to the satisfaction of the SEC, and the definitive Proxy Statement filed as promptly as reasonably practicable.
(d)   If any event occurs with respect to the Company or its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Schedule 13E-3 or the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Schedule 13E-3 or the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Schedule 13E-3 or the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.
(e)   If any event occurs with respect to Parent or Merger Sub, or any change occurs with respect to other information supplied by Parent or Merger Sub for inclusion in the Schedule 13E-3 or the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Schedule 13E-3 or the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Schedule 13E-3 or the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.
(f)   The Company may postpone or adjourn the Company Meeting (i) to the extent required by Law or any court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, or (iv) to allow reasonable additional time to solicit additional proxies for the purpose of obtaining the Requisite Company Stockholder Approval; provided that, in the case of clauses (ii), (iii) and (iv), without the consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company Meeting (as so postponed or adjourned) shall be held on a date that is no later than thirty (30) days after the date on which the Company Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).
5.5   Regulatory Filings; Consents.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to cause the conditions set forth in Article VI to be satisfied and to consummate and make effective the Merger and the other Transactions as promptly as reasonably practicable. In furtherance and not in limitation of the foregoing, Parent shall (and with respect to the filings under the HSR Act, the Communications Laws and the DPA, (x) the Company shall and (y) if applicable, Parent shall cause its affiliates to) (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable after the date of this Agreement; (ii) file or cause to be filed appropriate filings or draft filings, notices or applications (where required by the relevant Antitrust Laws or where pre-notification or equivalent procedures are mandatory or advisable) under any other applicable Antitrust Laws as soon as reasonably practicable; (iii) file any notification or application required to obtain the FCC Approval as promptly as practicable but in any event within twenty (20) Business Days after the date of this Agreement; (iv) file any notification or application required for the California PUC Approval as promptly as practicable but in any event within twenty (20) Business Days after the date of this Agreement, and for all other State PUC Approvals as promptly as practicable; and (v) submit a draft of the CFIUS Notice as promptly as practicable and submit the final CFIUS Notice as promptly as practicable after receiving from CFIUS comments regarding the draft CFIUS Notice or confirmation that CFIUS has no comments or questions with respect to the draft CFIUS Notice, in each case with respect to this Agreement and the Transactions. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to supply, and to cause their respective affiliates to supply, as promptly as reasonably practicable, any additional information and documentary material that may be reasonably requested by the relevant Governmental Entity with respect to the foregoing filings, notices, applications and notifications following submission thereof (subject, for the avoidance of doubt, to applicable confidentiality obligations). Each of the Company, Parent and Merger Sub shall (i) use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods and obtain all consents in connection with the foregoing as soon as reasonably practicable and (ii) comply with Section 8.1(c) of the Company Disclosure Schedule.
(b)   In furtherance and not in limitation of the foregoing, except as prohibited by applicable Law or Order, the parties shall use reasonable best efforts to obtain any consent, authorization, approval, order, waiting period expiration or termination from, or exemption by, any Governmental Entity necessary to be obtained prior to the Closing, and to prevent the entry, enactment, or promulgation of any temporary, preliminary or permanent injunction or other order, decree, or ruling that would adversely affect the ability of the parties to consummate the Transactions as promptly as practicable (and in any event prior to the Outside Date). During the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Closing Date, neither Parent nor the Company shall enter into any transaction (including any assignment in whole or in part of its rights, interests and obligations pursuant to this Agreement) that would reasonably be expected to prevent or materially delay any filings or approvals required under the HSR Act or other Antitrust Laws, the FCC Approval, the CFIUS Clearance or the California PUC Approval. In furtherance and not in limitation of the foregoing, if and to the extent necessary to avoid any impediment under any Antitrust Law to the Closing or failure to obtain the FCC Approval, the CFIUS Clearance, State PUC Approvals or the Local Franchise Authority Approvals (as applicable) on or before the Outside Date, each of Parent, Merger Sub and the Company shall (u) use reasonable best efforts to defend any Proceeding instituted or threatened to be instituted by any Governmental Entity challenging any of the Transactions as violative of any Law, (v) use reasonable best efforts to attempt to have repealed, rescinded or made inapplicable any applicable Law, and to have vacated, lifted, reversed or overturned any Order or temporary, preliminary or permanent injunction or other restraint or prohibition, that is enacted, entered, promulgated or enforced by a Governmental Entity that would make any of the Transactions illegal or would otherwise prohibit or materially impair or materially delay the consummation of any of the Transactions, (w) offer, propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any business, product line, or asset of the Company or any of its Subsidiaries, (x) take or commit to take any action that after the Closing Date would limit the Parent’s or the Company’s freedom of action with respect to, or their respective abilities to operate and/or retain any of, the businesses, product lines or assets of the Company or any of its Subsidiaries, (y) offer, propose, negotiate, commit to or effect, by agreement, or otherwise, to take any other action with respect to any business, product line, or asset of the Company or any of its Subsidiaries or of Parent that may be required to avoid any impediment to the Closing under any Antitrust Law, the Communications Laws or the DPA, including entry by the Company into a letter of assurance, national security agreement, voting trust agreement, proxy agreement or other similar arrangement or agreement, or a modification of its existing agreement, with the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector as a condition of obtaining the FCC Approval, or with CFIUS as a condition of obtaining the CFIUS Clearance, or (z) take the actions set forth on Section 5.5(b) of the Company Disclosure Schedule, (the actions described in clauses (u), (v), (w), (x), (y) and (z), the “Remedy Actions”); provided, however, that, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require Parent, Merger Sub or the Company to take any Remedy Action that would, individually or in the aggregate, reasonably be expected to (x) materially diminish the value (commercial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (y) result in an impact that is materially adverse to, or cost that is material to, the business, results of operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, in each case following the Closing (disregarding for this purpose any action to the extent consistent with Parent’s or its affiliates’ plans for developing the business of the Company and its Subsidiaries as of the date hereof or proposed or offered by Parent in its discretion in an initial application for an order approving the Transactions); provided, further, that, notwithstanding anything to the contrary in this Agreement, (i) nothing in this Agreement shall permit, or be deemed to permit, the Company or any of its Subsidiaries, without the prior written consent of Parent, to take, agree to take, or consent to the taking of any Remedy Action of the type described in clauses (w) – (z) of the definition thereof, (ii) at the request of Parent, the Company shall, and shall cause its Subsidiaries to, enter into one or more agreements prior to the Closing with respect to any Remedy Action of the type described in clauses (w) – (z) of the definition thereof (provided such agreements are conditioned upon the Closing), (iii) nothing in this Agreement shall require the Company to take or to cause its affiliates to take any Remedy Action of the type described in clauses (w) – (z) of the definition thereof unless the effectiveness of such Remedy Action is conditioned upon the Closing and (iv) none of Parent, Merger Sub or their respective affiliates shall take any Remedy Action of the type described in clauses (w) – (z) of the definition thereof without the prior written consent of the Company unless the effectiveness of such Remedy Action is conditioned upon the Closing.
(c)   Subject to applicable confidentiality restrictions or restrictions required by Law or by any Governmental Entity, Parent, on the one hand, and the Company, on the other, shall each (i) provide to the other copies of all filings and submissions (other than pursuant to the HSR Act) made by such party (and its Representatives) and all correspondence between it (or its Representatives) and any Governmental Entity or Third Party, relating to the Transactions; (ii) permit authorized Representatives of the other to review drafts of any such filings and submissions intended to be made by such party, and consider in good faith any comments made by the other party; (iii) permit authorized Representatives of each party to attend any meeting, communication, or conference, whether in person, by phone or videoconference, with any Governmental Entity related to the Transactions, and to the extent the other party does not attend or participate in a substantive meeting, such other party shall be promptly notified of the substance of such meeting; and (iv) promptly advise each other upon receiving any communication from any Governmental Entity relating to the Transactions, or from any Third Party whose consent is required for consummation of any of the Transactions. Notwithstanding anything in the foregoing to the contrary, (i) the parties may designate any competitively sensitive materials provided to the other under this Section 5.5 as “outside counsel only,” in which case such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials, and (ii) neither Parent nor the Company shall be required to provide to the other any sensitive personally identifying information submitted to any Governmental Entity.
(d)   Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, nothing in this Agreement shall require any of the SCP Persons or the BCI Persons, or require Parent or Merger Sub to cause any of the SCP Persons or the BCI Persons, (i) to take any Remedy Action (or any action with respect to any business, product line or asset other than of the Company and its Subsidiaries) or (ii) to commit to provide prior notice to, or seek prior approval from, any Governmental Entity with respect to any transaction other than the Transactions.
(e)   Notwithstanding the foregoing and anything to the contrary contained in this Agreement, (i) Parent shall control and lead (with prior notice to and consultation of the Company, and taking the Company’s views into account in good faith) all communications and strategy relating to any process under the HSR Act, any Antitrust Law and with respect to the FCC Approval, the CFIUS Clearance and any State PUC Approval or Local Franchise Authority Approval (as applicable) and (ii) neither Parent nor the Company shall commit (and shall cause their respective affiliates not to commit) to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement, understanding or commitment with any Governmental Entity or withdraw the CFIUS Notice, without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).
5.6   Employee Benefit Matters.
(a)   During the period commencing at the Closing Date and ending on the first anniversary of the Closing Date (the “Continuation Period”), Parent shall cause to be provided to each employee of the Company and its Subsidiaries as of immediately prior to the Effective Time (each, a “Continuing Employee”) for so long as such Continuing Employee remains employed by Parent or the Parent Subsidiaries (including the Surviving Corporation) during the Continuation Period, (i) an annual base salary or wage rate and target short-term incentive compensation opportunity, in each case, that is not less than the annual base salary or wage rate or target short-term incentive compensation opportunity provided to such Continuing Employee immediately before the Effective Time, (ii) employee benefits (excluding any equity-based, long-term incentive, retention, nonqualified deferred compensation, change in control or similar one-time or special benefits or arrangements and severance, postretirement health and welfare benefits and defined benefit pension benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately before the Effective Time, and (iii) severance payments and benefits that are no less than those that would have been provided to such Continuing Employee upon a qualifying termination under the applicable Company Benefit Plan in effect immediately before the Effective Time (after giving full effect to any provisions relating to a “change in control,” “change of control” or other term of similar import) as set forth on Section 5.6(a) of the Company Disclosure Schedule.
(b)   With respect to benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation (including any vacation, paid time-off and severance plans, but excluding any plan providing for qualified or non-qualified defined benefit pension benefits, nonqualified deferred compensation, equity or equity-based compensation or post-termination or retiree health or welfare benefits), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with the Company or any of its Subsidiaries, as reflected in the Company’s records, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.
(c)   Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation) to use reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to use reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.
(d)   Without limiting the generality of Section 9.9, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or other current or former employee or other service provider of the Company (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.6 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason;

(ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.
(e)   The Company shall provide to Parent copies of any written, broad-based communications with employees of the Company or its Subsidiaries regarding the impact of the Transactions on such employee’s employment, compensation or benefits for Parent’s review, comment and approval (not to be unreasonably delayed, but in any event no more than three days following Parent’s receipt of such communication); provided, however, that no such prior approval shall be required in the event that Parent has previously approved the information contained in such communication.
(f)   For each Continuing Employee who is eligible to receive an annual bonus, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, treat such Continuing Employee as eligible for a bonus payment for the year in which the Closing Date occurs in accordance with Section 5.6(f) of the Company Disclosure Schedule.
5.7   Indemnification.
(a)   From and after the Effective Time, Parent shall cause the Surviving Corporation to (i) indemnify, defend and hold harmless, and to advance expenses as incurred by, in each case to the fullest extent permitted under applicable Law, each present or former director or officer of the Company or its Subsidiaries (including any such persons who serve as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity)) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any actual or alleged Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with (A) this Agreement or the Transactions and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnitee; provided that any Indemnitee to whom fees and expenses are advanced provides an undertaking to repay such advances if it is ultimately determined under applicable Law that such Indemnitee is not entitled to indemnification and (ii) assume all obligations of the Company and such Subsidiaries to (A) the Indemnitees and (B) each other Person identified on Section 5.7(a) of the Company Disclosure Schedule (the “Other Indemnitees”) indemnified by the Company or by its Subsidiaries pursuant to the Contracts or arrangements set forth on Section 5.7(a) of the Company Disclosure Schedule in effect as of the date of this Agreement (the “Other Indemnification Arrangements”), in each case, in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in (A) in the case of the Indemnitees, the Company Charter, the Company Bylaws and the similar organization documents of such Subsidiaries in effect as of the date of this Agreement or any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and any Indemnitee and (B) in the case of the Other Indemnitees, the Other Indemnification Arrangements.
(b)   Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries (including any who serve as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity)) as provided in the Company Charter, the Company Bylaws or similar organization documents of such Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the exculpation, indemnification and advancement of expenses provisions of (i) in the case of the Indemnitees, the applicable party’s certificate of incorporation and bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with any Indemnitee in effect as of the date of this Agreement and (ii) in the case of the Other Indemnitees, the Other Indemnification Arrangements, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnitees; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.
(c)   For six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally responsible for maintaining for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to, and in any event not less favorable in the aggregate than, the existing policy of directors’ and officers’ liability insurance maintained by the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the current annual premiums paid by the Company for such insurance, it being understood that if the total premiums payable for such insurance coverage exceeds such amount, Parent shall obtain a policy with the greatest coverage available for a cost equal to such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six (6) years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions. The Company shall be permitted, at its sole discretion, to obtain such prepaid policies (subject to the aforementioned premium cap) that provide such coverage prior to the Effective Time.
(d)   In the event that (i) either Parent or the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.7.
(e)   The provisions of this Section 5.7 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee or Other Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter, the Company Bylaws or similar organization documents of the Company’s Subsidiaries in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement. The obligations of Parent and the Surviving Corporation under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee or Other Indemnitee to whom this Section 5.7 applies unless the affected Indemnitee or Other Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees and Other Indemnitees to whom this Section 5.7 applies and each Indemnitee’s and Other Indemnitee’s heirs and representatives shall be third party beneficiaries of this Section 5.7).
(f)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.7 is not prior to or in substitution for any such claims under such policies.
5.8   Parent Agreements Concerning Merger Sub.   During the period from the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VII, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

5.9   Takeover Statutes.   The parties shall take all action necessary so that no state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) is or becomes applicable to restrict or prohibit the Transactions. If any such Law becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other Transaction, then the Company, the Company Board and the Company Special Committee shall take all action necessary to eliminate the effects of such Law so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement.
5.10   Section 16 Matters.   Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.11   Notice of Certain Matters.
(a)   The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors and officers relating to this Agreement or the Transactions, including the Merger. The Company shall promptly notify Parent of any such litigation that is brought or, to the Knowledge of the Company, threatened, and shall keep Parent reasonably and promptly informed on a current basis with respect to the status thereof. Without limiting the generality of the foregoing, the Company shall not settle any such stockholder litigation or related Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
(b)   The Company shall promptly notify Parent of any Specified Claim that is brought or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and shall keep Parent reasonably and promptly informed with respect to the status thereof. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall settle any such Specified Claim without first reasonably consulting with Parent and, if such settlement would be material to the Company or the Surviving Corporation, obtaining Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
5.12   Stock Exchange Delisting.   The Surviving Corporation shall cause the Company’s securities to be de-listed from the Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.
5.13   Publicity.   The initial press release announcing this Agreement, any ancillary agreements and the Transactions shall be in substantially the form mutually agreed upon by Parent and the Company. Except in the case of press releases or public statements with respect to a Company Board Recommendation Change, Parent and the Company shall consult (and, if issuing any press release or otherwise making any public statements with respect to the Transactions, shall cause their respective affiliates to consult) with each other, and give each other a reasonable opportunity to review and comment, before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation unless required by Law or stock exchange rules; provided that (x) the foregoing restrictions shall not apply in respect of information that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto without breach of this Section 5.13, and (y) Parent and its affiliates shall be permitted to make communications to, and provide ordinary course information to any equityholders, existing or prospective general and limited partners, members, managers and investors of Parent or its affiliates, in each case, who are subject to customary confidentiality restrictions. Except in the case of press releases, public statements or public filings with respect to a Company Board Recommendation Change, in the event that any such additional press release, public announcement or public filing is required by or advisable under applicable Law or stock exchange rules, the party obligated to make such press release, public announcement or public filing shall use its reasonable best efforts to provide the other party (and, if such press release, public announcement or public filing names such other party’s affiliates, such affiliates) with reasonable advance notice of such requirement and the content of the proposed press release, announcement or filing and a reasonable opportunity to review and comment on such release, announcement or filing and consider in good faith any comments with respect thereto.
5.14   Cooperation as to Certain Indebtedness.
(a)   The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, provide customary and commercially reasonable cooperation to the extent reasonably requested by Parent in connection with such financing arrangements (including assumptions, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations or prepayments of the Company Debt Agreements) as Parent may reasonably determine necessary or advisable in connection with the consummation of the Merger or the other Transactions; provided that no authorizations, arrangements, assumptions, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations, prepayments or other transactions, filings, recordings, documents or certificates entered into or delivered pursuant to this Section 5.14 shall be effective prior to the Closing, other than any customary notices required to be given in advance of such time in order for any such financing arrangements or documents to be effective at or immediately prior to the Closing, but solely to the extent such notices are expressly conditioned on the occurrence of the Closing and subject to revocation in the event the Closing does not occur as originally contemplated by such notice (to the extent such conditionality or revocability is not prohibited by the terms governing the delivery of such notice, including the documentation governing the Company Debt Agreements). Parent shall promptly, upon request by the Company, and at Parent’s sole cost and expense reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with fulfilling its obligations under this Section 5.14 and indemnify and hold harmless the Company, its Subsidiaries and its or their respective affiliates, and their respective directors, managers, officers, and other Representatives, against any and all liabilities incurred by them in connection with the financing arrangements under this Section 5.14, except to the extent such liabilities have actually and directly arisen from the willful misconduct or gross negligence of the Company or its Subsidiaries as determined in a final, non-appealable judgment of a court of competent jurisdiction.
(b)   Notwithstanding anything to the contrary in this Section 5.14, neither the Company nor any of its Subsidiaries shall be required to (i) agree to pay any commitment or other similar fee, bear any cost or expense, incur any other liability or give any indemnities or guarantees to any third party or otherwise to take any similar action in connection with any financing arrangements under this Section 5.14 prior to the Closing, (ii) take any actions to the extent such actions would, in such party’s reasonable judgment, cause (w) any representation or warranty made by such party hereunder to be inaccurate or breached, (x) the failure of any closing condition set forth in Article VI to be satisfied or any material delay in the satisfaction of any such condition, (y) any unreasonable interference with the businesses of the Company or any of its Subsidiaries or any ongoing operations of the Company or its Subsidiaries, in each case, as applicable, or (z) any other breach of this Agreement, (iii) enter into (or terminate, extend, amend, replace or otherwise modify or alter) any financing arrangement pursuant to this Section 5.14 that is not conditioned upon the consummation of the Merger or that may be effective before Closing, (iv) adopt resolutions or implement other authorizations approving any financing arrangement pursuant to this Section 5.14 or pledge any collateral with respect to such financing arrangement or otherwise encumber its assets prior to Closing, (v) disclose any information pursuant to this Section 5.14 to the extent that such disclosure would be reasonably likely to (A) risk the loss of or waive any attorney-client, work-product or legal privilege (provided that the Company shall use commercially reasonable efforts to allow for such disclosure to the maximum extent possible in a manner that does not result in a loss or waiver of attorney-client or other legal privilege or protection), (B) risk the loss or disclosure of any trade secret, (C) be in violation of applicable Law (provided that the Company shall use commercially reasonable efforts to allow for such disclosure to the maximum extent possible in a manner that does not result in such violation of applicable Law), or (D) contravene the provisions of any then-effective Contract to which the Company or any of its Subsidiaries is a party (provided that the Company shall use commercially reasonable efforts to allow for such disclosure to the maximum extent possible in a manner that does not result in such contravention or, to the extent necessary to allow for such disclosure, obtain the required consent to provide such disclosure, except that the Company shall have no obligation to pay any fee to a third party in order to obtain any such required consent), (vi) result in any officer or director of the Company or its Subsidiaries incurring any personal liability with respect to any financing arrangement under this Section 5.14, or (vii) require the Company or its Subsidiaries or any of their respective

Representatives to prepare or provide (and Parent shall be solely responsible for) pro forma information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be included in any pro forma information in connection with any financing.
(c)   The parties hereto acknowledge and agree that the consummation of any financing arrangements under this Section 5.14 is not a condition to Closing.
5.15   Parent Vote.
(a)   Parent shall vote or cause to be voted the Shares beneficially owned by Searchlight III CVL, L.P. or Searchlight in favor of the adoption of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof.
(b)   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.
5.16   Other Investors.   Prior to the Effective Time, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person (other than the Guarantors or their affiliates) to agree with the Guarantors or their affiliates to co-invest in the Transactions through the acquisition of any equity interests (or of rights to acquire any equity interests) in Parent, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary, except (a) as would not reasonably be expected to have a Parent Material Adverse Effect or (b) as provided on Section 5.16 of the Parent Disclosure Schedule.
ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER
6.1   Conditions to Obligations of Each Party Under This Agreement.   The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:
(a)   Company Stockholder Approval.   The Requisite Company Stockholder Approval shall have been obtained.
(b)   No Restraints.   No outstanding Order or Law enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Transactions shall be in effect (each restraint described by this Section 6.1(b), a “Closing Legal Impediment”).
(c)   Regulatory Approvals.   (i) All waiting periods (and any extensions thereof, including any timing agreements, understandings or commitments with a Governmental Entity) applicable to the Transactions under the HSR Act shall have expired or been terminated; (ii) the FCC Approval shall have been received; and (iii) the CFIUS Clearance shall have been received.
6.2   Conditions to Obligations of the Company Under This Agreement.   The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.
(b)   Parent and Merger Sub shall have performed in all material respects the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.
(c)   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3   Conditions to Obligations of Parent and Merger Sub Under This Agreement.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:
(a)   The representations and warranties (i) set forth in Sections 3.2(a) and 3.3(d) and clause (b) of Section 3.6 shall be true and correct in all respects (except, in the case of Section 3.2(a), for any de minimis inaccuracies), as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in the Company Fundamental Representations (other than the representations and warranties listed in the immediately preceding clause (i)) shall be true and correct in all material respects, as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) set forth in Article III (other than the representations and warranties listed in the immediately preceding clauses (i) and (ii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c)   Since the date hereof, there shall not have been a Company Material Adverse Effect.
(d)   The State PUC Approvals and the Local Franchise Authority Approvals shall have been obtained.
(e)   Parent shall have received a certificate signed on behalf by the chief executive officer or the chief financial officer of the Company stating that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
7.1   Termination.   This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after receipt of the Requisite Company Stockholder Approval, by action taken or authorized by the board of directors or similar governing body of the terminating party or parties:
(a)   By mutual written consent of Parent and the Company (upon approval of the Company Special Committee) at any time prior to the Effective Time;
(b)   By Parent (on behalf of itself and Merger Sub), if the Transactions have not been consummated on or before January 15, 2025 (as may be extended, the “Outside Date”); provided that if, as of January 15, 2025, any of the conditions set forth in Section 6.1(c), Section 6.3(d) or Section 6.1(b) (to the extent due to a Closing Legal Impediment relating to the HSR Act, the FCC Approval, the CFIUS Clearance, the State PUC Approvals or the Local Franchise Authority Approvals) shall not have been satisfied but all of the other conditions set forth in Article VI have been satisfied or waived (or in the case of conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the Outside Date shall automatically be extended to July 15, 2025 which date shall thereafter be deemed to be the Outside Date; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if Parent’s or Merger Sub’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to the Outside Date;
(c)   By the Company (upon approval of the Company Special Committee), if the Transactions have not been consummated on or before the Outside Date, for the avoidance of doubt, as it may be extended pursuant to Section 7.1(b); provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(c) if the Company’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to the Outside Date;

(d)   By the Company (upon approval of the Company Special Committee), prior to the time at which the Requisite Company Stockholder Approval has been obtained, in connection with entering into an Alternative Acquisition Agreement in accordance with Section 5.3(d)(ii) (Superior Proposal); provided, that substantially concurrently with such termination the Company pays or causes to be paid to Parent the Company Termination Fee in accordance with Section 7.2(a)(i) and wire instructions for such payment provided by Parent;
(e)   By Parent, if the Company or any of its Subsidiaries shall have entered into any Alternative Acquisition Agreement or, prior to the time at which the Requisite Company Stockholder Approval has been obtained, if the Company Board or the Company Special Committee shall have effected a Company Board Recommendation Change, whether or not in compliance with Section 5.3;
(f)   By either the Company (upon approval of the Company Special Committee) or Parent (on behalf of itself and Merger Sub), if the Company Meeting (as it may be adjourned or postponed in accordance with this Agreement) shall have concluded and the Requisite Company Stockholder Approval shall not have been obtained at such meeting; provided, the right to terminate this Agreement pursuant to this Section 7.1(f) shall not be available to any party whose breach of this Agreement has been the principal cause of the failure to obtain the Requisite Company Stockholder Approval (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso);
(g)   By either the Company (upon approval of the Company Special Committee) or Parent (on behalf of itself and Merger Sub), if there is in effect any final, non-appealable Closing Legal Impediment that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or the other Transactions; provided the right to terminate this Agreement pursuant to this Section 7.1(g) shall not be available to any party whose breach of this Agreement has been the principal cause of the entry of such Closing Legal Impediment (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso);
(h)   By Parent (on behalf of itself and Merger Sub), if the Company has breached any of its representations or warranties or failed to perform any its covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1 or Section 6.3 incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) Business Days after Parent provided written notice of such breach to the Company and (ii) the third Business Day prior to the Outside Date; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(h) if at the time of such termination the Company would be entitled to terminate this Agreement pursuant to Section 7.1(i); or
(i)   By the Company (upon approval of the Company Special Committee), if Parent or Merger Sub shall have breached any of their representations or warranties or failed to perform any of their covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1 or Section 6.2 incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) Business Days after the Company provided written notice of such breach to Parent and (ii) the third Business Day prior to the Outside Date; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(i) if at the time of such termination Parent would be entitled to terminate this Agreement pursuant to Section 7.1(h).
7.2   Termination Fees and Expenses.
(a)   The Company shall pay or cause to be paid to Parent the Company Termination Fee if any of the following occur:
(i)   this Agreement is terminated by the Company pursuant to Section 7.1(d) (Superior Proposal);
(ii)   this Agreement is terminated by Parent pursuant to Section 7.1(e) (Change in Recommendation; Acquisition Proposal); or
(iii)   (A)(1) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b) (Outside Date) or Section 7.1(c) (Outside Date), respectively, (2) either Parent or the Company terminates this Agreement pursuant to Section 7.1(f) (Requisite Company Stockholder Approval), or (3) Parent terminates this Agreement pursuant to Section 7.1(h) (Company Breach) following a material breach by the Company of Section 5.3, 5.4 or 5.5 (or this Agreement is terminated pursuant to another provision at a time that it is terminable pursuant to any of the foregoing provisions), (B) a bona fide Acquisition Proposal (provided, for purposes of this clause (iii), all references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”) by a Third Party or group of Third Parties has been publicly disclosed (or, in the case of a termination pursuant to clause (A)(1) or (A)(3), made known to the Company Board or the Company Special Committee) after the date of this Agreement and has not been publicly and irrevocably withdrawn at least four Business Days prior to (1) the Outside Date (in the case of clause (A)(1)), (2) the Company Meeting (in the case of clause (A)(2)) or (3) the applicable breach (in the case of clause (A)(3)) and (C) within twelve (12) months after such termination, the Company and/or its Subsidiaries (x) consummate any Acquisition Proposal or (y) enter into an agreement with respect to any Acquisition Proposal.
(b)   Any Company Termination Fee due under this Section 7.2 shall be paid to the appropriate party by wire transfer of same-day funds on the second (2nd) Business Day immediately following the date of termination of this Agreement, except that any Company Termination Fee payable pursuant to Section 7.2(a)(i) shall be paid concurrently with such termination and any Company Termination Fee payable pursuant to Section 7.2(a)(iii) shall be paid concurrently with consummation of or entry into an agreement with respect to the Acquisition Proposal referred to in clause (C) thereof (it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion), in each case, in accordance with wire instructions for such payment provided by Parent.
(c)   The parties hereto acknowledge that (i) the agreements contained in this Section 7.2 are an integral part of the Transactions, and that without these agreements, the parties would not enter into this Agreement, and (ii) the Company Termination Fee, if, as and when required to be paid pursuant to this Section 7.2, shall not constitute a penalty but, subject to Section 7.3, will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company fails to promptly pay the amounts due pursuant to this Section 7.2 and, in order to obtain such payment, Parent commences a suit that results in a judgment against Parent for any amounts due pursuant to this Section 7.2, the Company shall pay to Parent its and its affiliates’ out-of-pocket, documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date (collectively, “Termination Fee Collection Costs”).
(d)   Notwithstanding anything to the contrary in this Agreement, each of the parties hereto expressly acknowledges and agrees that the Company’s right to (i) terminate this Agreement, (ii) seek a damages award against Parent and Merger Sub solely in accordance with the provisions of, and subject to the limitations in, this Agreement (including the Parent Liability Limitation) and the Guaranties, or (iii) seek specific performance of the obligations of Parent and Merger Sub under this Agreement (and of the Guarantors under their respective Equity Commitment Letters) solely in accordance with, and subject to the limitations in, this Agreement (including Section 9.11) and the Equity Commitment Letters shall constitute the sole and exclusive remedy, whether at law, in equity, in contract, in tort or otherwise, of the Company, its affiliates, any of its and its affiliates’ respective direct or indirect current, former or future shareholders, partners, members, officers, directors, managers and employees, and their respective assignees (collectively, the “Company Related Parties”), and under no circumstances will the collective Liability of Parent, Merger Sub and the Guarantors for any breach, loss or damage under this Agreement (including a Willful and Material Breach) or the Equity Commitment Letters or the Guaranties, or otherwise relating to or arising out of this Agreement, the Equity Commitment Letters, the Guaranties or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection therewith), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure (whether in contract or in tort, in Law or in equity or otherwise) exceed an amount equal to $31.9 million (the “Parent Liability Limitation”). In no event will the Company Related Parties be entitled to seek or obtain any monetary remedy of any kind (i) in excess of the Parent Liability Limitation or (ii) against any Guarantor, any affiliate of any Guarantor or of Parent or Merger Sub, any of the respective direct or indirect current, former or future clients, shareholders, equity holders, partners, members, officers, directors, managers and employees of any of the foregoing, and their respective assignees (collectively, the “Parent Related Parties”) for, or with respect to, this Agreement, the Equity Commitment Letters, the Guaranties or the Transactions (including any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure and none of the Company Related Parties shall seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any of the foregoing (including in respect of any written or oral representation made or alleged to be made in connection herewith), other than, in the case of this clause (ii), claims permitted against the Guarantors pursuant the Guaranties or the Equity Commitment Letters as expressly set forth therein. Other than the obligations of the Guarantors expressly set forth in the Guaranties and the Equity Commitment Letters and other than the obligations of Parent and Merger Sub expressly set forth in this Agreement, in no event will Parent, Merger Sub, any Parent Related Party or any other Person other than the Guarantors, Parent and Merger Sub have any liability or obligation to the Company or any other Person relating to or arising out of this Agreement or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith). For the avoidance of doubt, while the Company may plead in the alternative to pursue specific performance of Parent and Merger Sub’s obligation to consummate the Merger solely in accordance with, and subject to the limitations in, this Agreement (including Section 9.11) and the Equity Commitment Letters or a monetary damages award solely in accordance with, and subject to the limitations in, this Agreement (including this Section 7.2(d)) and the Guaranties, in no event will (A) the Company or any Company Related Party be entitled to receive such monetary damages award if the Company or any Company Related Party has received a grant of specific performance or any other equitable remedy pursuant to Section 9.11 that specifically enforces Parent’s and Merger Sub’s obligation to consummate the Merger or any Guarantor to fund any amount under any Equity Commitment Letter or (B) the Company or any Company Related Party be entitled a grant of specific performance or any other equitable remedy, whether pursuant to Section 9.11 or otherwise, following any award of monetary damages in accordance with this Agreement.
(e)   Subject to Section 7.3, in the event the Company Termination Fee is paid to Parent in accordance with Section 7.2(a), then the payment thereof (and any Termination Fee Collection Costs) shall be the sole and exclusive remedy of Parent and the Parent Related Parties, whether at law, in equity, in contract, in tort or otherwise, against any of the Company or the Company Related Parties for any breach, loss or damage under this Agreement, or otherwise relating to or arising out of this Agreement or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) and the Company (or any other Company Related Party) will not have any other liability or obligation to Parent or any other Parent Related Party relating to or arising out of this Agreement or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith). Notwithstanding anything to the contrary herein, (i) this Section 7.2(e) shall not relieve the Company or its affiliates from any liability for any breaches of the Governance Agreement or the Registration Rights Agreement and (ii) it is agreed and understood that, notwithstanding anything herein to the contrary, in addition to any other remedies Parent may have hereunder (including without limitation claims for damages), Parent shall be entitled, under all circumstances, to pursue claims for both specific performance or other injunctive or equitable relief under Section 9.11 (Specific Performance) as well as any Company Termination Fee hereunder.
7.3   Effect of Termination(a).   Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is validly terminated by either Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than Section 5.2(a) (Access to Information, Employees and Facilities; Confidentiality), the last sentence of Section 5.14(a) (Cooperation as to Certain Indebtedness), Section 7.2 (Termination Fees and Expenses), this Section 7.3 (Effect of Termination), Section 8.1 (Certain Definitions), Section 9.1 (Fees and Expenses), Section 9.5 (References), Section 9.6 (Construction), Section 9.9 (Third-Party Beneficiaries), Section 9.10 (Waiver of Trial by Jury), Section 9.13 (Governing Law), Section 9.14 (Consent to Jurisdiction), and Section 9.16 (Non-Recourse), each of which shall survive the termination of this Agreement). Notwithstanding anything to the contrary contained in this Agreement, (a) each of the Governance Agreement, the Registration Rights Agreement and the Guaranties shall survive the termination of this Agreement in accordance with its respective terms and (b) nothing herein shall relieve the Company (and nothing in this Section 7.3 shall relieve Parent or Merger Sub) from Liabilities incurred or suffered as a result of fraud or a Willful and Material Breach of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement prior to termination of this Agreement. Prior to any valid termination of this Agreement, nothing in this Article VII shall be deemed to impair the right of any party hereto to compel specific performance by another party of its obligations under this Agreement in accordance with the terms of this Agreement.
ARTICLE VIII
DEFINITIONS
8.1   Certain Definitions.   For purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means an agreement with the Company or its Subsidiaries that is executed, delivered and effective after the date hereof containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to the Company or its Subsidiaries to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, however, that the provisions contained therein are no less favorable, in any material respect, to the Company and its Subsidiaries than the terms of the Confidentiality Agreement, dated as of April 29, 2020, by and between the Company and Searchlight Capital Partners, L.P. (provided that such agreement need not contain any “standstill” provisions prohibiting the making of any Acquisition Proposal); provided, further, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.3.
“Acquisition Proposal” means any offer, proposal or indication of interest made by a Third Party or group of Third Parties relating to any transaction or series of related transactions involving any direct or indirect (i) acquisition of assets of the Company and its Subsidiaries constituting 25% or more of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof), or to which 25% or more of the consolidated revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable; or (ii) acquisition of 25% or more of the aggregate voting power of the capital stock of the Company (or securities convertible into or exchangeable for such interests), including by purchase, issuance, tender offer, exchange offer, self-tender, merger, amalgamation, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions.
“affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used in this definition, the term “control” (including with correlative meanings, “controlled by” and “under common control with”) when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise; provided, that in no event shall the Company or its Subsidiaries be considered an affiliate of Parent, Merger Sub, any Guarantor or any of their respective affiliates; provided, further, that in no event shall any SCP Person or BCI Person be considered an affiliate of Parent, Merger Sub or any of the Guarantors; provided, further, that the immediately preceding proviso shall not apply to Sections 3.22, 4.12, 5.4(b), 5.5(a), 5.5(b), 5.5(e), 5.6(d), 5.13, 5.16 or 7.2(c), the definitions of “BCI Person,” “Non-Recourse Party,” “Parent Related Parties,” “SCP Persons” and “Unaffiliated Stockholder” and the uses of such defined terms in this Agreement, or to the first proviso to this definition of “affiliate.”
“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any successor statute, rules or regulations thereto.
“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“BCI Persons” means (in each case other than Parent or Merger Sub) (a) British Columbia Investment Management Corporation (“BCI”); (b) each of BCI’s affiliates from time to time; (c) each of BCI’s clients for whom BCI acts as agent for investment; (d) any affiliate of such BCI client which is, directly or indirectly, controlled, managed or advised by BCI or one of its affiliates; and (e) any portfolio company, fund or other vehicle invested in by the Persons described in clauses (a), (b), (c) and (d).
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks in the City of New York or Victoria, British Columbia, Canada are authorized or required by Law to be closed.
“California PUC Approval” means the State PUC Approval applicable with respect to the State of California.
“CFIUS” means the Committee on Foreign Investment in the United States or any Governmental Entity acting in its capacity as a member thereof.
“CFIUS Clearance” means that either (a) the parties have received written notice from CFIUS stating that either (i) the review or investigation of the Transactions under the DPA has been concluded and there are no unresolved national security concerns with respect to the Transactions, or (ii) CFIUS has concluded that the Transactions are not a “covered transaction,” as defined in 31 C.F.R. § 800.213, and are not subject to review under the DPA; or (b) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision with respect to the Transactions and either (i) the period under the DPA during which the President may announce the President’s decision to take action to suspend, prohibit, or place any limitations on the Transactions has expired without any such action being threatened, announced or taken, or (ii) the President has announced a decision not to take any action to suspend, prohibit, or place any limitations on the Transactions.
“CFIUS Notice” means a joint voluntary notice with respect to the Transactions prepared by the parties hereto and submitted to CFIUS in accordance with the requirements of the DPA.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Communications Laws” shall mean any requirement of Law applicable to the Company or any of its Subsidiaries with respect to the provision of telecommunications services and cable services, including the Communications Act of 1934, as amended, and the rules, regulations and written policies promulgated pursuant thereto by the FCC or any State PUC in each state where the Company or any of its Subsidiaries conducts or is authorized to conduct business.
“Company Credit Facility” means that certain Credit Agreement, dated as of October 2, 2020 (as amended by that certain Amendment No. 1, dated as of January 15, 2021, that certain Amendment No. 2, dated as of April 5, 2021, that certain Amendment No. 3, dated as of November 22, 2022, that certain Amendment No. 4, dated as of April 17, 2023 and that certain Amendment No. 5, dated on or about October 15, 2023), by and among the Company, Consolidated Communications, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.
“Company Debt Agreements” means (a) the Company Credit Facility, (b) the Company Notes Indentures and (c) any loan or note secured by a lien or any mortgage of the Company or its Subsidiaries.
“Company Equity Plans” means (a) the Company LTIP, (b) the Restricted Stock Grant Agreement entered into between the Company and Fred A. Graffam III, effective as of December 1, 2022 and the Performance Stock Grant Agreement entered into between the Company and Fred A. Graffam III, effective as of December 1, 2022, and (c) the Restricted Stock Grant Certificate by and between the Company and Searchlight III CVL, L.P., dated March 2, 2023.
“Company Fundamental Representations” means Section 3.1 (Corporate Organization); Section 3.2 (Capitalization) (other than clause (c) thereof, except for the last sentence of clause (c) thereof); Section 3.3 (Authority; Execution and Delivery; Enforceability); and Section 3.21 (Broker’s Fees).

“Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.
“Company LTIP” means the Company’s 2005 Long-Term Incentive Plan (as amended and restated effective February 21, 2021), as amended.
“Company Material Adverse Effect” means any change, effect, event, development, circumstance, condition or occurrence that, individually or in the aggregate, (a) other than for purposes of Section 6.3(c), would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Merger or the Transactions or the compliance by the Company with its obligations under this Agreement or (b) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, liabilities, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no change, effect, event, development, circumstance, condition or occurrence to the extent arising out of, or resulting from, the following, shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (i) the execution, announcement or performance of this Agreement or the consummation of the Transactions (including any action taken (or omitted to be taken) by the Company or its Subsidiaries as required by this Agreement), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty relating to this Agreement or the Transactions (provided that this clause (i) shall not apply to (x) the Company’s and its Subsidiaries’ compliance with Section 5.1, except to the extent that Parent has unreasonably withheld its consent under Section 5.1 and (y) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery, announcement or performance of or compliance with this Agreement or the pendency or consummation of this Agreement and the Transactions or to Section 6.3(a) as it relates to any such representation or warranty); (ii) changes in conditions generally affecting the industries in which the Company and its Subsidiaries participate, the economy as a whole or the credit, financial or capital markets in general or the markets in which the Company and its Subsidiaries operate; (iii) any changes or prospective changes after the date hereof in applicable Laws or in the binding interpretation or enforcement thereof by Governmental Entities or in general, legal, regulatory, political or social conditions; (iv) any changes or prospective changes after the date hereof in GAAP or in accounting standards or in the authoritative interpretation thereof; (v) acts of war (whether or not declared), including the commencement or continuation of a war, military activity, material armed hostilities, sabotage, civil disobedience or other material international or national calamity or act of terrorism, or any escalation or worsening of any of the foregoing; (vi) volcanoes, tsunamis, epidemics, pandemics or disease outbreaks, earthquakes, hurricanes, tornados, fires, floods or other natural disasters, weather-related events, casualty events, force majeure events or other similar events; (vii) any changes in the market price, or change in trading volume, of the Shares (it being understood that the exception in this clause (vii) shall not prevent or otherwise affect a determination that the underlying cause of any such change is, may be, contributed to or may contribute to, a Company Material Adverse Effect); (viii) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exception in this clause (viii) shall not prevent or otherwise affect a determination that the underlying cause of any such failure is, may be, contributed to or may contribute to, a Company Material Adverse Effect); or (ix) matters set forth on Section 8.1(a) of the Company Disclosure Schedule; provided further, that any change, effect, event, development, circumstance, condition or occurrence referred to in clauses (ii), (iii), (iv), (v) or (vi) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such change, effect, event, development, circumstance, condition or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry or jurisdiction in which the Company and its Subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).
“Company Notes Indentures” means (i) that certain Indenture, dated as of October 2, 2020, between Consolidated Communications, Inc. (the “Issuer”), the Company and the other guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee and notes collateral agent, relating to the Issuer’s 6.500% Senior Secured Notes due 2028, as supplemented by that First Supplemental Indenture, dated as of February 1, 2021 and that Second Supplemental Indenture, dated as of April 12, 2021 and (ii) that certain Indenture, dated as of March 18, 2021, between the Issuer, the Company and the other guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee and notes collateral agent, relating to the Issuer’s 5.000% Senior Secured Notes due 2028, as supplemented by that First Supplemental Indenture, dated as of April 12, 2021.
“Company PSA” means each outstanding performance share award issued pursuant to a Company Equity Plan that is subject to forfeiture or repurchase based on specified service and performance-based vesting criteria.
“Company RSA” means each outstanding restricted share award issued pursuant to a Company Equity Plan that is subject to forfeiture or repurchase solely based on specified service-based vesting criteria, including any restricted share award that was previously subject to performance-based vesting criteria and has become subject solely to service-based vesting criteria.
“Company Termination Fee” means an amount equal to $15.9 million.
“Contract” means any written or oral legally binding contract, agreement, subcontract, lease, sublease, note, bond, mortgage, indenture, instrument, license, sublicense, purchase order or other commitment.
“Data Security Requirements” means, collectively, all of the following to the extent relating to the processing of Sensitive Data or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company and its Subsidiaries: (i) the Company’s and its Subsidiaries’ own external facing policies; (ii) all applicable Laws; (iii) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)) to the extent binding on the Company; and (iv) obligations under Contracts to which the Company and its Subsidiaries have entered or by which they are otherwise bound.
“Dividend Waiver” means that certain Waiver, dated as of November 22, 2022, made by Searchlight III CVL, L.P., as the holder of all issued and outstanding shares of Series A Preferred Stock.
“DPA” means Section 721 of title VII of the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder.
“Environmental Law” means all applicable Laws that regulate (a) pollution or the protection of the environment or natural resources, (b) public or worker health or safety (to the extent relating to exposure to or management of hazardous or toxic substances), or (c) the production, distribution, use, storage, treatment, transportation, recycling, Release or other handling of, or exposure to, hazardous or toxic substances.
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FCC” means the Federal Communications Commission, any bureau or division thereof acting on delegated authority, or any successor agency.
“FCC Approval” means the consents, approvals and authorizations from the FCC, including any applicable clearance by the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, required in connection with the Transactions.

“FCC Licenses” means the FCC licenses, permits and other authorizations, together with any renewals, extensions or modifications thereof, issued with respect to the business of the Company or any of its Subsidiaries, or otherwise granted to or held by the Company or any of its Subsidiaries.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Governance Agreement” means the Governance Agreement, dated as of September 13, 2020, by and between the Company and Searchlight III CVL, L.P.
“Government Official” means any official, officer, employee or representative of a Governmental Entity or any department, agency or instrumentality thereof, including government-owned or -controlled entities, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public international organization.
“Governmental Entity” means any government, agency, bureau, board, commission, court, department, political subdivision, judicial body or tribunal, committee or other instrumentality of any government, whether domestic or foreign, federal, state, provincial or local, any self-regulatory organization (including any securities exchange), or any arbitrational tribunal.
“Hazardous Substances” means any material, substance or waste defined or regulated as hazardous or toxic (or for which liability may be imposed due to its hazardous or toxic properties or characteristics), or as a pollutant or contaminant, under any Environmental Laws, including asbestos or asbestos-containing materials, pesticides, petroleum, petroleum products or byproducts, polychlorinated biphenyls, lead, natural gas, natural gas liquids, radon, radioactive materials, per- or polyfluoroalkyl substances, urea formaldehyde and toxic mold.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Incidental License” means any (i) permitted use or right of access to confidential information pursuant to a nondisclosure agreement, (ii) license, assignment or waiver of rights entered into by any current or former employee or independent contractor of the Company or any of its Subsidiaries for the benefit of the Company or its Subsidiaries entered into in the ordinary course of business, (iii) right granted under any standard form terms of use for any Internet website or social media account of the Company or any of its Subsidiaries, (iv) license to use the trademarks of the Company or any of its Subsidiaries for the purposes of promoting any Company products or services pursuant to a sales, marketing or other similar Contract, (v) permission pursuant to a vendor Contract for the vendor to identify the Company or any of its Subsidiaries as a customer, (vi) license to Intellectual Property pursuant to a Contract to purchase or lease hardware, such as a photocopier, computer or mobile phone, or (vii) non-exclusive license to Intellectual Property granted pursuant to a services agreement to the extent necessary or useful for the provision or receipt of services thereunder or are otherwise incidental to the primary purpose of such services agreement.
“Insurance Policies” means all insurance policies and arrangements held by or for the benefit of the Company, any of its Subsidiaries, or the business, assets or properties owned, leased or operated by the Company or any of its Subsidiaries, as the case may be.
“Intellectual Property” means any and all intellectual property rights (whether statutory or under common law) in any jurisdiction throughout the world, arising under or associated with: (i) registered and unregistered trademarks and service marks, trade dress and trade names, corporate names, Internet domain names, social media identifications, logos, slogans, trade dress, design rights, and other similar designations of source or origin, (ii) patents, patent applications, invention disclosures, statutory invention registrations, registered designs and similar or equivalent rights in inventions, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (iii) copyrights, copyrightable works (and any other equivalent rights in works of authorship including software as a work of authorship), mask works and industrial designs, (iv) trade secrets and industrial secrets and any other intellectual property rights in proprietary, confidential or technical information, databases, data collections, algorithms, formulae, processes, techniques, technical data and know-how (collectively, “Trade Secrets”),

(v) all registrations, and applications for the registration or issuance of any of the foregoing, and (vi) any other similar or equivalent intellectual property rights anywhere in the world.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.1(b) of the Company Disclosure Schedule; and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub, in the case of each of clauses (a) and (b), after reasonable inquiry of their direct reports.
“Law” means any law, statute, constitution, ordinance, rule, regulation, stock exchange listing requirement, treaty, regulation, decree, or other Order issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including common law and any Communications Law.
“Liabilities” shall mean any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.
“Lien” means any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer or option to purchase.
“Local Franchise Authority Approvals” means, with respect to the Company or its Subsidiaries, any approvals required by each franchise, as such term is defined in the Communications Laws or under applicable state Laws, granted by a Governmental Entity authorizing the construction, upgrade, maintenance or operation of any part of the Cable Systems (as defined in the Communications Laws) that are part of or maintained or operated by the Company or its Subsidiaries, or any franchise, ordinance, license, permit, certificate or agreement with a Governmental Entity authorizing access to the public right-of-way, in each case as set forth in Section 8.1(c) of the Company Disclosure Schedule.
“Nasdaq” means the Nasdaq Global Select Market.
“OFAC” means the Office of Foreign Assets Control.
“Order” means any judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of any Governmental Entity of competent jurisdiction.
“Parent Material Adverse Effect” means any change, effect, event, development, circumstance, condition or occurrence that would prevent or materially impair or materially delay Parent’s or Merger Sub’s ability to consummate the Merger.
“Permits” means any license, permit, consent, qualification, franchise, registration, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Entity under applicable Law (including the FCC Licenses and the State PUC Licenses).
“Permitted Liens” means (i) Liens for Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries and, in each case, for which adequate reserves have been established in accordance with GAAP; (ii) mechanics’, carriers’, workers’, warehouseman’s, repairers’, materialmen’s and similar Liens arising or incurred in the ordinary course of business for amounts which are not delinquent, are being contested in good faith, or are not, individually or in the aggregate, material; (iii) municipal Laws, including zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which are not violated by the current use or occupancy of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used; (iv) covenants, conditions, restrictions, easements and title defects encumbering or otherwise affecting the Company Leased Real Property or the Company Owned Real Property and matters of public record, in each case that do not materially impair the occupancy or use of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used; (v) Liens on goods in transit incurred pursuant to documentary letters of credit; (vi) Liens securing rental payments under capital lease or finance lease arrangements; (vii) Liens in favor of customs and revenue authorities arising as a matter of Law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (viii) Liens resulting from securities Laws; (ix) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar ordinary course financing arrangements that are not overdue; (x) matters that would be disclosed by an accurate survey or a visual inspection of the Company Leased Real Property and the Company Owned Real Property; (xi) Liens securing the Company Notes Indentures and Company Credit Facility; (xii) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and (xiii) Liens set forth on Section 8.1(d) of the Company Disclosure Schedule.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.
“Proceeding” means any civil, criminal or administrative action, claim, suit, petition, proceeding (including arbitration proceeding), charge, complaint, subpoena, demand, directive, audit, notice of inquiry, liability, noncompliance or violation, investigation or proceeding by or before any Governmental Entity or other Person.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 2, 2020, by and between the Company and Searchlight III CVL, L.P.
“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air or any other environmental media.
“Representative” means, with respect to any Person, any affiliate of such Person, or any director, officer, manager, partner, employee, financial advisor, accountant, legal counsel, consultant, debt or equity financing source or other authorized agent or representative retained by such Person or any of its affiliates.
“Requisite Company Stockholder Approval” means the adoption of this Agreement by the holders of (a) a majority of the voting power represented by the outstanding Shares that are entitled to vote thereon in accordance with the DGCL and (b) a majority of the voting power represented by the outstanding Shares that are entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders (the approval described in this clause (b), the “Company Unaffiliated Stockholder Approval”).
“Sanctioned Country” means any country or region that is the target of a comprehensive embargo under Sanctions Laws (currently the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws, including: (i) any Person listed on any Sanctions Laws-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any Person organized or resident in a Sanctioned Country.
“Sanctions Laws” means all Laws relating to economic or trade sanctions administered or enforced by the United States (including OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, and the United Kingdom.
“SCP Persons” means (in each case other than Parent or Merger Sub) (a) Searchlight Capital Partners, L.P. (“Searchlight”); (b) each of Searchlight’s affiliates from time to time; (c) each investment fund which is, directly or indirectly, controlled, managed or advised by Searchlight or one of its affiliates; (d) any portfolio company, fund or other vehicle invested in by the Persons described in clauses (a), (b) and (c); and (e) any direct or indirect equity holder, partner, member or manager of any of the foregoing.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sensitive Data” means any information that identifies (alone or in combination with other information), relates to, describes or can reasonably identify (directly or indirectly) an individual or household (whether of employees, contractors, consultants, customers, consumers or other natural persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by or on behalf of the Company or any of its Subsidiaries or any of the Systems.
“Series A Certificate of Designations” means the Certificate of Designations for the Series A Perpetual Preferred Stock.
“Specified Claim” means any Proceeding against or involving the Company or any of its Subsidiaries, in each case in respect of or arising out of the subject matter set forth on Section 8.1(e) of the Company Disclosure Schedule.
“State PUC” means a state public utility commission or other similar state or local regulatory authority with jurisdiction over the operations of the Company or any of its Subsidiaries, including, without limitation, a Governmental Entity authorizing the construction, upgrade, maintenance or operation of any part of the Cable Systems (as defined in the Communications Laws) that are part of or maintained or operated by the Company or its Subsidiaries.
“State PUC Approvals” means, collectively, the consents, approvals and authorizations (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) from State PUCs having jurisdiction over the assets, business and operations of the Company and its Subsidiaries (other than the Local Franchise Authority Approvals), in each case as set forth in Section 8.1(f) of the Company Disclosure Schedule.
“State PUC License” means any permit, license, authorization, franchise, certification, plan, directive, consent order or consent decree of or from any State PUC, in each case, in connection with the operation of the business of the Company or any of its Subsidiaries, all renewals and extensions thereof, and all applications filed with such State PUC for which the Company or any of its Subsidiaries is an applicant.
“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls (or is entitled to control, by virtue of such Person’s ownership of voting interests, by contract, or otherwise) the board, managing director, general partner or similar governing body of such partnership, association or other business entity.
“Superior Proposal” means any bona fide, written Acquisition Proposal made after the date of this Agreement (except that the references in the definition thereof to 25% shall be replaced with 50%), and that is on terms that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account the timing, conditionality and likelihood of consummating, legal, financial, tax, regulatory and other aspects of such proposal or offer and the Person or group of Persons making such proposal or offer, including the financing terms thereof and any break-up fees or reimbursement provisions, and such other factors as the Company Board or the Company Special Committee considers to be appropriate, to be (a) more favorable to the Company or the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (taking into account any revisions pursuant to Section 5.3(d)) and (b) reasonably capable of being completed on the terms proposed.
“Target Capital Expenditures” means the capital expenditures budgeted for in the Management Standalone Long-Range Plan approved by the Company Special Committee on September 6, 2023.

“Tax Return” means any report, return (including information return), claim for refund, estimated filing or declaration filed or required to be filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and including any amendments thereof.
“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any Governmental Entity, including, without limitation, income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added and gains tax, and any interest, penalties, or additional amounts imposed in respect of any of the foregoing.
“Third Party” shall mean any Person other than Parent, Merger Sub and their respective affiliates.
“Treasury Regulations” means the final and temporary U.S. Department of the Treasury regulations promulgated under the Code.
“Unaffiliated Stockholder” means any Person who holds Shares, directly or indirectly, other than Searchlight III CVL, L.P., Searchlight, Parent, Merger Sub, the SCP Persons that are investment fund affiliates of Searchlight, the BCI Persons that are investment fund affiliates of BCI, any officers or directors of the Company, or any other Person that agrees with the Guarantors or their affiliates to co-invest in the Transactions through the acquisition of any Equity Interest in, or of any right to acquire any Equity Interest in, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary.
“Willful and Material Breach” means a material breach of this Agreement that is the consequence of a deliberate act or a deliberate failure to act, taken or not taken by a party to this Agreement with actual knowledge that such act or failure to act would constitute a material breach of this Agreement.
8.2   Terms Defined Elsewhere.   The following terms are defined elsewhere in this Agreement, as indicated below:
Term	Section
Affiliate Contract	3.20
Agreement	Preamble
Alternative Acquisition Agreement	5.3(c)(ii)
At-Will Independent Contractor Agreement	3.11(a)
Book-Entry Shares	2.2(b)(ii)
Capitalization Date	3.2(a)
Certificate of Merger	1.2
Certificates	2.2(b)(i)
Closing	1.2
Closing Date	1.2
Closing Legal Impediment	6.1(b)
Collective Bargaining Agreements	3.12(a)
Company	Preamble
Company Awards	2.4(c)
Company Benefit Plan	3.11(a)
Company Board	Recitals
Company Board Recommendation	3.3(c)
Company Board Recommendation Change	5.3(c)(i)
Company Bylaws	3.1

Term	Section
Company Charter	3.1
Company Disclosure Schedule	Article III
Company Leased Real Property	3.14(b)
Company Material Contracts	3.16(b)
Company Meeting	5.4(a)(i)
Company Owned Real Property	3.14(a)
Company Real Property	3.14(c)
Company Registered IP	3.19(a)
Company Related Parties	7.2(d)
Company SEC Documents	3.5(a)
Company SEC Financial Statements	3.5(c)
Company Special Committee	Recitals
Continuation Period	5.6(a)
Continuing Employee	5.6(a)
D&O Insurance	5.7(c)
DGCL	Recitals
Director Company RSA	2.4(a)
Director Company RSA Cashout Amount	2.4(a)
Disclosure Schedules	Article IV
Dissenting Shares	2.2(b)(ii)
Effective Time	1.2
Equity Commitment Letter	4.5(a)
Equity Financing	4.5(a)
Event Notice Period	5.3(d)(i)(1)
Excluded Shares	2.1(a)
Guarantors	Recitals
Guaranty	Recitals
Indemnitee	5.7(a)
Indemnitees	5.7(a)
Intervening Event	5.3(d)(i)
Leased Real Property Lease	3.14(b)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Non-Recourse Party	9.16
Outside Date	7.1(b)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Liability Limitation	7.2(d)
Parent Related Parties	7.2(d)
Parent Subsidiaries	4.3(a)
Parent Subsidiary	4.3(a)
Paying Agent	2.2(a)

Term	Section
PBGC	3.11(i)
Proposal Notice Period	5.3(d)(ii)(2)
Proxy Statement	5.4(a)(ii)
PSA Replacement Award	2.4(b)
Remedy Actions	5.5(b)
Rothschild	3.3(b)
RSA Replacement Award	2.4(a)
Sarbanes-Oxley Act	3.5(a)
Schedule 13E-3	3.4(b)
Searchlight-Owned Shares	4.7
Series A Preferred Stock	3.2(a)
Share	Recitals
Shares	Recitals
Solvent	4.8
Surviving Corporation	1.1(a)
Systems	3.19(e)
Tax Sharing Agreement	3.15(a)(vii)
Termination Fee Collection Costs	7.2(c)
Transactions	1.1(a)
ARTICLE IX
GENERAL PROVISIONS
9.1   Fees and Expenses.   Except as otherwise expressly provided herein (including in Section 2.2(a) (Paying Agent), Section 5.2 (Access to Information, Employees and Facilities; Confidentiality), Section 5.7 (Indemnification); Section 5.14 (Cooperation as to Certain Indebtedness); Section 7.2(c) (Termination Fees and Expenses) and the last sentence of this Section 9.1), (a) the Company shall pay or cause to be paid all of its and its Subsidiaries’ fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives and consultants) and (b) Parent and Merger Sub shall each pay or cause to be paid all of its fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives and consultants), in each case, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the Transactions. Parent shall pay for and be responsible for any and all filing fees incurred by the parties and payable to any Governmental Entity (i) in connection with any filings or other submissions with respect to Antitrust Laws or (ii) with respect to the FCC Approval, the CFIUS Clearance, the State PUC Approvals and the Local Franchise Authority Approvals.
9.2   Notices.   All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail to the applicable e-mail address set out below, in each case before 5:00 p.m., Eastern Time, on a Business Day (so long as no notice of failure of delivery is received by the sender), (c) the next Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties hereto, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by the applicable party:
Notices to the Parent:
c/o Searchlight Capital Partners, L.P.
745 Fifth Avenue, 27th Floor
New York, New York 10151
Attention:
Nadir Nurmohamed
Timothy Austin

Facsimile:
212-207-3837

Email:
nnurmohamed@searchlightcap.com
taustin@searchlightcap.com

with copies (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:
Steven A. Cohen
Victor Goldfeld

Email:
SACohen@wlrk.com
VGoldfeld@wlrk.com

and
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:
Douglas Warner
Timothy Burns

Email:
doug.warner@weil.com
timothy.burns@weil.com

Notices to the Company:
Consolidated Communications Holdings, Inc.
350 S. Loop 336 W
Conroe, Texas 77304
Attention:
Garrett Van Osdell

Email:
Garrett.VanOsdell@consolidated.com

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:
David Miller
Ryan Maierson
Ryan Lynch

Email:
David.Miller@lw.com
Ryan.Maierson@lw.com
Ryan.Lynch@lw.com

Notices to the Company Special Committee:
Company Special Committee
Consolidated Communications Holdings, Inc.
350 S. Loop 336 W
Conroe, Texas 77304
Attention:
Garrett Van Osdell (for the benefit of the Company Special Committee)

Email:
Garrett.VanOsdell@consolidated.com

with a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention:
Robert I. Townsend III
O. Keith Hallam, III
Sanjay Murti

Email:
rtownsend@cravath.com
khallam@cravath.com
smurti@cravath.com

9.3   Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part (whether by operation of law or otherwise), or delegated by (a) Parent or Merger Sub, without the prior written consent of the Company; provided that Parent or Merger Sub may, without the prior written consent of the Company, assign in whole or in part its rights, interests and obligations pursuant to this Agreement to a wholly owned direct or indirect Subsidiary of Parent so long as such assignment is not prohibited by Section 5.5(b) and would not result in a Parent Material Adverse Effect; provided, further, that such assignment contemplated by the immediately preceding clause shall not relieve Parent or Merger Sub of any of their obligations hereunder, or (b) the Company (upon approval of the Company Special Committee), without the prior written consent of Parent.
9.4   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
9.5   References.   Capitalized terms used herein shall have the respective meanings assigned thereto herein (such definitions to be equally applicable to both the singular and plural forms and to the masculine as well as to the feminine and neuter genders of the terms defined). A term defined as one part of speech (such as a noun) shall have a corresponding meaning when used as another part of speech (such as a verb). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and the headings and subheadings contained in this Agreement and the exhibits hereto (including in headings in any parentheticals following section references) are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement of the parties to this Agreement. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to an “Article,” “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to an article or section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. English shall be the governing language of this Agreement. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form. The words “made available to Parent” and words of similar import refer to documents (i) posted to the Datasite virtual data room maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement, (ii) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives, or (iii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, as of 5:00 p.m. on October 15, 2023. References herein to this Agreement mean this Agreement as from time to time amended, modified or supplemented, including by waiver or consent. Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. References herein to any Law includes all rules and regulations promulgated thereunder.
9.6   Construction.
(a)   Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.
(b)   The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party hereto shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in the Disclosure Schedules is or is not material or threatened or is within or outside of the ordinary of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any Third Party of any matter whatsoever (including any violation of Law or breach of contract).
9.7   Amendment and Waiver.   This Agreement may be amended, and any provision of this Agreement may be waived; provided, however, that, after receipt of the Requisite Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval; provided, further, that any such amendment or waiver shall be binding upon the Company only if such amendment or waiver is set forth in a writing executed by the Company (upon approval by the Company Special Committee), and any such amendment or waiver shall be binding upon Parent or Merger Sub only if such amendment or waiver is set forth in a writing executed by Parent or Merger Sub, as applicable; provided, further, that the requirement that the Requisite Company Stockholder Approval include the Company Unaffiliated Stockholder Approval shall not be amended or waived.
9.8   Complete Agreement.   This Agreement, the Equity Commitment Letters, the Guaranties and each of the other documents, instruments and agreements delivered in connection with the Transactions, including the Company Disclosure Schedule and the Parent Disclosure Schedule, contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
9.9   Third Party Beneficiaries.   Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except that (a) the Parent Related Parties shall be express third party beneficiaries of and have the right to enforce Section7.2(d), (b) the Company Related Parties shall be express third party beneficiaries of and have the right to enforce Section 7.2(e), (c) the Non-Recourse Parties shall be express third party beneficiaries of and have the right to enforce Section 9.16, and (d) following the Effective Time, the holders of Shares and Company Awards shall be express third party beneficiaries of, and have the right to enforce the right to receive the consideration set forth in, Article II.
9.10   Waiver of Trial by Jury.   THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, TO A TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING UNDER, OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.10.
9.11   Specific Performance.
(a)   The parties hereto each acknowledge and agree that the other parties hereto would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that monetary relief (including the fees payable pursuant to Section 7.2), even if available, would not be an adequate remedy therefor. Accordingly, except as otherwise provided in this Section 9.11, each of the Company, Parent and Merger Sub agrees that the other parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled pursuant hereto or at law or equity (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy). The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.11 shall not be required to provide any bond or other security in connection with any such order or injunction. Each of the parties hereto further acknowledges and agrees that it shall not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law, or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
(b)   Notwithstanding anything in this Agreement to the contrary, if, and only if, (i) all of the conditions set forth in Sections 6.1 and 6.3 of this Agreement have been and continue to be satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided that those conditions would be satisfied if the Closing were to occur), (ii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 6.2 have been satisfied (other than those that, by their nature, are to be satisfied at the Closing; provided that it would be willing to waive any such conditions if the Closing were to occur), and (y) it is ready, willing and able to consummate the Closing if the Equity Financing were funded, and (iii) the Merger has not been consummated within three (3) Business Days of the occurrence of the foregoing, each of Parent, Merger Sub and the Company expressly acknowledges and agrees that the Company shall be entitled to enforce specifically Parent’s and Merger Sub’s obligation to consummate the Merger pursuant to the terms of this Agreement and the Equity Financing pursuant to the terms of the Equity Commitment Letters (and specifically that the Company is entitled to enforce the Guarantors’ obligations to provide the Equity Financing under the Equity Commitment Letters).
9.12   Counterparts.   This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.13   Governing Law.   This Agreement, together with all Proceedings, issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Proceeding or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction), that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
9.14   Consent to Jurisdiction.   THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT SUCH COURT DECLINES JURISDICTION OR DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY OTHER FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION, OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.
9.15   Payments under this Agreement.   Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate, reduction or withholding and not subject counterclaim or offset, on the dates required hereby (with time being of the essence).
9.16   Non-Recourse.   Notwithstanding anything to the contrary in this Agreement, the Company, on behalf of itself and the Company Related Parties, agree that this Agreement, the Equity Commitment Letters and the Guaranties may only be enforced against, and any claim, action, suit or other Proceeding based upon, arising out of, or related to this Agreement or any other agreement referenced herein or the Transactions, or the negotiation, execution or performance of this Agreement, the Equity Commitment Letters, the Guaranties or the Transactions (including any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure (whether in contract or in tort, in Law or in equity or otherwise), may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, and solely in accordance with, and subject to the terms and conditions of, this Agreement, except for claims that a party may assert against the entities that are expressly named as parties to the Guaranties or the Equity Commitment Letters and then only with respect to the specific obligations set forth therein with respect to such party, and solely in accordance with, and subject to the terms and conditions of, the applicable Guaranty or Equity Commitment Letter. Notwithstanding anything to the contrary in this Agreement, no affiliate of any party hereto or of any party to the Guaranties or the Equity Commitment Letters or any former, current or future officers, employees, directors, partners, shareholders, equity holders, managers, members, clients, attorneys, agents, advisors or other Representatives of any party hereto or of any party to the Guaranties or the Equity Commitment

Letters or of any such affiliate (each, a “Non-Recourse Party”) shall have any Liability for any Liabilities of any party hereto under this Agreement or for any claim or Proceeding (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) based on, in respect of or by reason of the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Merger or the other Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Transactions shall be sought or had against any party to this Agreement, the Guaranties or the Equity Commitment Letters or any Non-Recourse Party, except for claims that any party may assert (A) against another party to this Agreement solely in accordance with, and subject to the terms and conditions of, this Agreement or (B) against a party to the Guaranties or the Equity Commitment Letters solely in accordance with, and subject to the terms and conditions of, the applicable Guaranty or Equity Commitment Letter. Notwithstanding anything to the contrary in this Agreement or any other agreement referenced herein, no party hereto will be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages that may be alleged as a result of this Agreement, any other agreement referenced herein or the Transactions, or the termination or abandonment of any of the foregoing.
9.17   Disclosure Schedules.   The parties hereto agree that any reference in a particular subsection of Section 3 of the Company Disclosure Schedule or Section 4 of the Parent Disclosure Schedule shall be deemed to be a disclosure for purposes of the representations and warranties of the relevant party that are contained in the correspondingly numbered Section or Subsection of Article III or Article IV of this Agreement, as applicable, and any other Section or Subsection of Article III or Article IV of this Agreement to the extent there is an explicit cross-reference to such information, item or matter or the applicability of such item thereto is reasonably apparent on its face (other than any matters required to be disclosed for purposes of Section 3.1 (Corporate Organization), Section 3.2(a) (Capitalization), Section 3.6(b) (Absence of Certain Changes or Events), which matters shall only be disclosed by specific disclosure in the correspondingly numbered Section or Subsection of the Disclosure Schedules). Capitalized terms used and not otherwise defined in the Disclosure Schedules shall have the meanings given to them in this Agreement.
9.18   Survival.   The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall not survive the Closing except that this Section 9.18 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.
9.19   Waiver.   At any time prior to the Effective Time, Parent (on behalf of itself and Merger Sub), on the one hand, and the Company (only if such action has been recommended by the Company Special Committee, it being agreed that Parent shall be entitled to assume, by the Company taking any action referred to in clauses (a), (b) or (c), that the Company Special Committee shall has recommended such action), on the other hand, may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
9.20   Obligations of Parent, Merger Sub and the Company.   Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.
[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.
CONDOR HOLDINGS LLC
By: Searchlight III CVL L.P., its sole member
By: Searchlight III CVL GP, LLC, its general partner
By:
/s/ Andrew Frey

Name: Andrew Frey
Title: Authorized Person
CONDOR MERGER SUB INC.
By:
/s/ Andrew Frey

Name: Andrew Frey
Title: Authorized Person
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
By:
/s/ C. Robert Udell, Jr.

Name: C. Robert Udell, Jr.
Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
Searchlight III CVL, L.P.
745 Fifth Avenue, 27th Floor
New York, NY 10151
October 15, 2023
Consolidated Communications Holdings, Inc.
350 S. Loop 336 W
Conroe, Texas 77304
Ladies and Gentleman:
This letter agreement (this “Agreement”) is entered into as of October 15, 2023 by and between Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), and Searchlight III CVL, L.P., a Delaware limited partnership (the “Stockholder”). Reference is made to that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), entered into concurrently herewith, by and among the Company, Condor Holdings LLC, a Delaware limited liability company (“Parent”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Merger Agreement.
In connection with the Merger Agreement, and in consideration of the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
Other than with the consent of the Company Special Committee, and for the avoidance of doubt without limiting the rights of Parent and Merger Sub under the Merger Agreement, at the Company Meeting (and at every adjournment or postponement thereof) the Stockholder shall vote, or shall cause to be voted, all of the Shares held by the Stockholder or by Searchlight Capital Partners, L.P. at that time (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and (ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there is not a quorum or sufficient affirmative votes (in person or by proxy) to obtain the Requisite Company Stockholder Approval on the date on which such meeting is held. The Stockholder shall be permitted to transfer any Shares held by the Stockholder from time to time; provided that, prior to and as a condition to the effectiveness of any such transfer, the transferee executes and delivers to the Company a joinder to this Agreement (in form and substance reasonably acceptable to the Company). If the Merger Agreement is terminated for any reason in accordance with the terms thereof, then this Agreement shall automatically terminate concurrently therewith.
The provisions of Section 9.1 through Section 9.14 and Section 9.16 of the Merger Agreement shall apply to this Agreement, mutatis mutandis; provided that notices, demands and communications to the Stockholder shall be sent to the address set forth below, unless another address has been previously specified in writing by the Stockholder:
If to the Stockholder:
Searchlight III CVL, L.P.
c/o Searchlight Capital Partners, L.P.
745 5th Avenue – 27th Floor
New York, NY 10151
Attention:
Nadir Nurmohamed
Timothy Austin

Email:
nnurmohamed@searchlightcap.com
taustin@searchlightcap.com

with a copy (which will not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:
Steven A. Cohen
Victor Goldfeld

Email:
SACohen@wlrk.com
VGoldfeld@wlrk.com

[The remainder of this page is intentionally left blank.]

Sincerely,
Searchlight III CVL, L.P.
By Searchlight III CVL GP, LLC, its general partner
/s/ Andrew Frey

Name:
Andrew Frey

Title:
Authorized Person

[Signature Page to Voting Letter Agreement]

ACKNOWLEDGED AND AGREED:
Consolidated Communications Holdings, Inc.
/s/ C. Robert Udell, Jr.

Name:
C. Robert Udell, Jr.

Title:
President and Chief Executive Officer

[Signature Page to Voting Letter Agreement]

Annex C
October 15, 2023
The Special Committee of the Board of Directors Consolidated Communications Holdings, Inc. 2116 South 17th Street Mattoon, Illinois 61938
Members of the Special Committee:
We understand that Condor Holdings LLC (the “Parent”), Condor Merger Sub Inc., a wholly owned subsidiary of the Parent (“Merger Sub”), and Consolidated Communications Holdings, Inc. (the “Company”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company with the Company surviving the merger (the “Surviving Corporation”) as a wholly owned subsidiary of the Parent (the “Transaction”), and that, in connection with the Transaction, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Shares”) ( other than (i) shares held by the Company as treasury stock, (ii) shares held by Merger Sub, (iii) shares held by any direct or indirect wholly owned subsidiary of the Company or Parent (other than Merger Sub), (iv) shares subject to Company Awards (as defined in the Agreement), (v) shares held directly by Parent, which shares shall be automatically converted into validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation (the “Rollover Shares”) and (vi) Dissenting Shares (as defined in the Agreement) ((i) through (vi), collectively, the “Excluded Shares”)) will be cancelled and converted into the right to receive $4.70 in cash (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
The special committee of the board of directors (the “Board”) of the Company (such committee, the “Special Committee”) has requested our opinion as to whether the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Unaffiliated Stockholders (as defined in the Agreement).
In arriving at our opinion set forth below, we have, among other things: (i) reviewed a draft of the Agreement dated October 15, 2023; (ii) reviewed certain publicly available business and financial information that we deemed to be generally relevant concerning the Company and the industry in which it operates, including certain publicly available research analyst reports and the reported price and historical trading activity for the Company Shares; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed generally relevant and the consideration received in such transactions; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other public companies we deemed generally relevant, including data related to public market trading levels and implied trading multiples; (v) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company and approved for our use by the Special Committee (the “Forecasts”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. In addition, we have held discussions with certain members of the management of the Company regarding the Transaction, the past and current business operations and financial condition and prospects of the Company, the Forecasts and certain other matters we believed necessary or appropriate to our inquiry.
In arriving at our opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to us by the Company and its associates, affiliates and advisors, or otherwise reviewed by or for us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities of the Company (including, without limitation, real property owned by the Company or to which the Company holds a leasehold interest), nor have any such valuations or appraisals been provided to us, and we do not express any opinion as to the value of such assets or liabilities. We have not evaluated the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or the facilities of the Company or Parent. At your direction , we have used and relied upon the Forecasts for purposes of our opinion. In relying on the Forecasts, we have assumed, at your direction and at the direction of the Company, that they have been reasonably prepared by the management of the Company based on assumptions reflecting the best currently available estimates and judgments by the Company’s management and by the Special Committee as to the expected future results of operations and financial condition of the Company. We express no view as to the reasonableness of the Forecasts and the assumptions on which they are based.
We have assumed that the transactions contemplated by the Agreement will be consummated as contemplated in the Agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties will comply with all material terms of the Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transaction, no material delays, limitations, conditions or restrictions will be imposed. For purposes of rendering this opinion, we have assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We do not express any opinion as to any tax or other consequences that may result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters. We have relied as to all legal, tax and regulatory matters relevant to rendering our opinion upon the assessments made by the Company and its other advisors with respect to such issues. In arriving at our opinion, we have not taken into account any litigation, regulatory or other proceeding that is pending or may be brought against the Company or any of its affiliates. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement reviewed by us.
Our opinion is necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof and the conditions and prospects, financial and otherwise, of the Company as they were reflected in the information provided to us and as they were represented to us in discussions with the management of the Company. We are expressing no opinion herein as to the price at which the Company Shares will trade at any future time. Our opinion is limited to the fairness, from a financial point of view, to the Unaffiliated Stockholders of the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares) in the Transaction pursuant to the Agreement. We do not express any opinion as to the Company’s, the Board’s or the Special Committee’s underlying business decisions to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transaction. We were not requested to solicit, and did not solicit, interest from other parties with respect to a Transaction. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly set forth herein, of the Transaction, the Agreement or any other agreement entered into in connection with the Transaction.
We and our affiliates are engaged in a wide range of financial advisory and investment banking activities. In addition, in the ordinary course of their asset management, merchant banking and other business activities, our affiliates may trade in the securities of the Company, Parent, Searchlight Capital Partners, L.P., an affiliate of Parent (“Searchlight”), British Columbia Investment Management Corporation, an affiliate of Parent (“BCI”), and any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and may at any time hold a long or short position in such securities. We are acting as financial advisor to the Special Committee with respect to the Transaction and will receive a fee from the Company for our services, a portion of which is payable upon delivery of this opinion and the remaining portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us against certain liabilities that may arise out of our engagement. We and/or our affiliates are currently providing certain financial advisory services to affiliates and/ or portfolio companies of Searchlight in connection with matters unrelated to the Transaction for which we and/ or our affiliates may receive fees for our services, including representing an affiliate of Searchlight in connection with an acquisition of Gresham House plc. We and our affiliates may in the future provide financial services to the Company, Parent, Searchlight, BCI and/ or their respective affiliates in the ordinary course of our businesses from time to time and may receive fees for the rendering of such services.
This opinion is provided for the benefit of the Special Committee in connection with and for the purpose of its evaluation of the Transaction. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion does not constitute a recommendation to the Special Committee as to whether to approve the Transaction or a recommendation as to whether or not any holder of Company Shares should vote or otherwise act with respect to the Transaction or any other matter. In addition, the Special Committee has not asked us to address, and this opinion does not address, (i) the fairness to, or any other consideration of, the holders of any class of securities (other than the Unaffiliated Stockholders and then only to the extent expressly set forth herein) or creditors or other constituencies of the Company, (ii) the fairness to, or any other consideration of, (x) the holders of Series A Perpetual Preferred Stock, par value $0.01 per share, of the Company or (y) the holders of the Rollover Shares or (iii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Parent, the Company, or any class of such persons, whether relative to the Merger Consideration pursuant to the Agreement or otherwise.
This opinion is given and speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion has been approved by the Global Advisory Commitment Committee of Rothschild & Co US Inc.
On the basis of and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Unaffiliated Stockholders.
Very truly yours,
/s/ Rothschild & Co US Inc.

ROTHSCHILD & CO US INC.

Annex D
Section 262 of the General Corporation Law of the State of Delaware
§ 262.   Appraisal rights.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j)of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 2116 SOUTH 17TH STREET MATTOON, IL 61938 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/CNSL2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V26221-TBD CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To approve and adopt the Agreement and Plan of Merger, dated October 15, 2023 (the “merger agreement”), by and among Consolidated Communications Holdings, Inc. (the “Company”), Condor Holdings LLC (“Parent”) and Condor Merger Sub Inc. (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent, and the other transactions contemplated thereby. 2. To approve, by a non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger. 3. To approve one or more adjournments of the Special Meeting if there are insufficient votes at the time of the Special Meeting to approve and adopt the merger agreement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 2116 South 17th Street, Mattoon, IL 61938 Special Meeting of Stockholders [TBD], 2023, [TBD] Central Time www.virtualshareholdermeeting.com/CNSL2023 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS J. Garrett Van Osdell and Fred A. Graffam III, or either of them, each with the power of substitution are hereby appointed as Proxies and authorized to represent and to vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Consolidated Communications Holdings, Inc. to be held on [TBD], Central Time on [TBD], 2023 or at any postponement or adjournment thereof. Such Proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or adjournment, continuation or postponement thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side